As filed with the U.S. Securities and Exchange Commission on March 3, 2025
Registration No. 333-284654
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GEN DIGITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	77-0181864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ 85281
(650) 527-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bryan Ko
Gen Digital Inc.
350 Ellis Street
Mountain View, CA 94043
(408) 517-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:

Sophia Hudson, P.C. Jennifer L. Lee, P.C. Leia Pearl Andrew Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Richard Correia MoneyLion Inc. 249-245 West 17th Street, 4th Floor New York, NY 10011 (212) 300-9865	Lee Hochbaum Darren Schweiger Davis Polk & Wardwell LLP 650 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act, the offer described herein will commence as soon as practicable after the date of this registration statement. The offer cannot, however, be completed prior to the time that this registration statement is declared effective and all conditions to the offer have been satisfied or waived.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permissible.
PRELIMINARY—SUBJECT TO COMPLETION-DATED MARCH 3, 2025

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT
March   , 2025
Dear MoneyLion Inc. Stockholders:
On behalf of the board of directors of MoneyLion Inc., which is referred to in this notice as MoneyLion, we are pleased to enclose the proxy statement/prospectus relating to the merger of MoneyLion with a wholly-owned subsidiary of Gen Digital Inc., which is referred to in this notice as Gen Digital, pursuant to the terms of a merger agreement entered into by Gen Digital and MoneyLion on December 10, 2024, which is referred to in this notice as the merger agreement.
If the merger is completed, MoneyLion stockholders immediately prior to the completion of the merger will be entitled to receive (i) $82.00 in cash and (ii) one contingent value right, which is referred to in this notice as a CVR that, if ultimately realized, will be settled in the form of a one-time payment of $23.00, payable in shares of Gen Digital common stock based on an assumed share price of $30.48 per share, in exchange for each share of MoneyLion common stock held by them, as described in more detail in the accompanying proxy statement/prospectus under the heading “The Merger Agreement—Merger Consideration.” Shares of Gen Digital common stock are traded on the Nasdaq Stock Market LLC under the symbol “GEN,” and shares of MoneyLion common stock are traded on the New York Stock Exchange under the symbol “ML.” The CVRs are a new security for which there is currently no public trading market. In connection with the merger, MoneyLion stockholders are cordially invited to attend a special meeting of the stockholders of MoneyLion, which will be held virtually by live webcast on April 10, 2025, at 10:00 a.m., Eastern Time, at https://www.virtualshareholdermeeting.com/ML2025SM.
Your vote is very important, regardless of the number of shares you own. We cannot complete the merger and the merger consideration will not be paid unless MoneyLion stockholders adopt the merger agreement. Adoption of the merger agreement by MoneyLion stockholders requires the affirmative vote of holders of at least a majority of the outstanding shares of MoneyLion common stock entitled to vote thereon.
At the special meeting of the stockholders of MoneyLion, MoneyLion stockholders will be asked to vote on (i) a proposal to adopt the merger agreement and (ii) a proposal to approve the adjournment from time to time of the MoneyLion special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof.
MoneyLion’s board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of MoneyLion and its stockholders and unanimously recommends that MoneyLion stockholders vote (i) “FOR” the adoption of the merger agreement and (ii) “FOR” the approval of the adjournment from time to time of the MoneyLion special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof. Certain stockholders of MoneyLion have entered into a voting agreement with Gen Digital pursuant to which they have agreed, among other things, to vote certain shares of MoneyLion common stock beneficially owned by them (constituting approximately 19% of the issued and outstanding shares of MoneyLion common stock as of December 10, 2024) in favor of the approval and adoption of the merger agreement, on the terms and subject to the conditions set forth in the voting agreement.
Gen Digital expects to issue up to approximately 12,817,301 CVRs to MoneyLion stockholders in the merger. In addition, in connection with the merger, CVRs will be issued to holders of MoneyLion equity awards on the terms set forth in the merger agreement. See “The Merger Agreement—Treatment of MoneyLion Equity Awards” for a more detailed explanation.
The accompanying proxy statement/prospectus provides important information regarding the MoneyLion special meeting and a detailed description of the merger agreement, the merger, the issuance of CVRs in the merger and the adjournment proposal. We urge you to read carefully and in its entirety the accompanying proxy statement/prospectus (including the annexes and any documents incorporated by reference into the accompanying proxy statement/prospectus). Please pay particular attention to the section entitled “Risk Factors” beginning on page 23 of the accompanying proxy statement/prospectus. You can also obtain information about Gen Digital and MoneyLion from documents that Gen Digital and MoneyLion previously have filed with the U.S. Securities and Exchange Commission.
For a discussion of the material U.S. federal income tax consequences of the merger, see “MoneyLion Proposal I: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences” in the accompanying proxy statement/prospectus.
Whether or not you expect to attend MoneyLion’s special meeting, the details of which are described in the accompanying proxy statement/prospectus, please immediately submit your proxy by telephone, by the Internet or by completing, signing, dating and returning your signed proxy card(s) in the enclosed prepaid return envelope so that your shares may be represented at the applicable special meeting.
If MoneyLion stockholders have any questions or require assistance in voting their shares of MoneyLion common stock, they should call Sodali & Co., MoneyLion’s proxy solicitor for its special meeting, toll-free at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400.
On behalf of the board of directors of MoneyLion, thank you for your consideration and continued support.

Sincerely,

John Chrystal Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated     , 2025 and is first being mailed to MoneyLion stockholders on or about March    , 2025.

MoneyLion Inc.
249-245 West 17th Street, 4th Floor
New York, NY 10011
(212) 300-9865
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
MONEYLION INC.
TO BE HELD ON APRIL 10, 2025
10:00 A.M., EASTERN TIME
To the Stockholders of MoneyLion Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MoneyLion Inc., a Delaware corporation, which is referred to in this notice as MoneyLion, which will be held virtually by live webcast at https://www.virtualshareholdermeeting.com/ML2025SM, on April 10, 2025, at 10:00 a.m., Eastern Time, for the following purposes:
(1)
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 10, 2024, as it may be amended from time to time, which is referred to in this notice as the merger agreement, by and among Gen Digital Inc., a Delaware corporation, which is referred to in this notice as Gen Digital, Maverick Group Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Gen Digital, and MoneyLion, pursuant to which Maverick Group Holdings, Inc. will be merged with and into MoneyLion, which is referred to in this notice as the merger, with MoneyLion surviving the merger as a wholly-owned subsidiary of Gen Digital (a copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus); and

(2)
to consider and vote on a proposal to approve the adjournment from time to time of the special meeting of stockholders of MoneyLion, which is referred to in this notice as the MoneyLion special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof.

The holders of record of shares of MoneyLion common stock, par value $0.0001 per share, which are referred to in this notice as shares of MoneyLion common stock, at the close of business on February 11, 2025, which is referred to in this notice as the record date, are entitled to notice of and to vote at the MoneyLion special meeting or any adjournment or postponement thereof. MoneyLion anticipates commencing its solicitation of proxies on or about March   , 2025. MoneyLion will continue to solicit proxies until the date of the MoneyLion special meeting.
Adoption of the merger agreement requires the affirmative vote, at the special meeting or by proxy, of the holders of a majority of the shares of MoneyLion common stock outstanding and entitled to vote thereon. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes present at the MoneyLion special meeting (whether or not a quorum, as defined under MoneyLion’s bylaws, is present).
MoneyLion’s board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of MoneyLion and its stockholders and unanimously recommends that MoneyLion stockholders vote (i) “FOR” the adoption of the merger agreement and (ii) “FOR” the approval of the adjournment from time to time of the MoneyLion special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

John Chrystal Chairman of the Board of Directors New York, New York March , 2025

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MONEYLION SPECIAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED MONEYLION PROXY CARD. IF YOU VIRTUALLY ATTEND THE MONEYLION SPECIAL MEETING AND WISH TO VOTE YOUR SHARES AT THE MONEYLION SPECIAL MEETING, YOU MAY DO SO AT ANY TIME PRIOR TO THE CLOSING OF THE POLLS AT THE MONEYLION SPECIAL MEETING. MoneyLion stockholders of record as of the record date will be able to participate in the MoneyLion special meeting by visiting www.virtualshareholdermeeting.com/ML2025SM and entering the 16-digit control number included on your proxy card that accompanies the enclosed proxy statement/prospectus. You may revoke your proxy or change your vote for shares of MoneyLion common stock you hold directly in your name by (i) signing another proxy card with a later date and delivering it to MoneyLion at 249-245 West 17th Street, 4th Floor, New York, NY 10011 before the MoneyLion special meeting, (ii) submitting revised votes over the Internet or by telephone before 11:59 p.m., Eastern Time, on March 31, 2025, or (iii) virtually attending the MoneyLion special meeting and voting your shares of MoneyLion common stock at the MoneyLion special meeting. If your shares of MoneyLion common stock are held in the name of a bank, broker or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.
MoneyLion cannot complete the merger and the merger consideration will not be paid unless its stockholders adopt the merger agreement and the other closing conditions specified in the merger agreement are met. Because adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of shares of MoneyLion common stock outstanding and entitled to vote thereon, a MoneyLion stockholder’s abstention from voting, the failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
We urge you to read carefully the accompanying proxy statement/prospectus, including all documents incorporated by reference into the accompanying proxy statement/prospectus, and its annexes, in their entirety. If you have any questions concerning the merger agreement, the merger, the vote on the merger agreement, the adjournment proposal, the MoneyLion special meeting or the accompanying proxy statement/prospectus (or any other information contained therein), would like additional copies of the accompanying proxy statement/prospectus or need help voting your shares of MoneyLion common stock, please contact:
Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Telephone (Toll-Free): (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
ML.info@investor.morrowsodali.com

or

MoneyLion Inc.
249-245 West 17th Street, 4th Floor
New York, NY 10011
Attention: Chief Legal Officer
Telephone: (212) 300-9865

REFERENCES TO ADDITIONAL INFORMATION
The accompanying document is the proxy statement of MoneyLion for its special meeting of stockholders and the prospectus of Gen Digital for CVRs (and the shares of Gen Digital common stock issuable thereunder) to be issued in the merger. The accompanying proxy statement/prospectus incorporates by reference important business and financial information about Gen Digital and MoneyLion from documents that are not included in or delivered with the accompanying proxy statement/prospectus. You can obtain the documents that are incorporated by reference into the accompanying proxy statement/prospectus (other than certain exhibits or schedules to those documents), without charge, by requesting them in writing or by telephone from Gen Digital or MoneyLion, respectively, at the following addresses and telephone numbers, or through the U.S. Securities and Exchange Commission website at www.sec.gov:

Gen Digital Inc. 60 E. Rio Salado Parkway, Suite 1000 Tempe, AZ 85281 Attention: General Counsel Telephone: (650) 527-8000	MoneyLion Inc. 249-245 West 17th Street, 4th Floor New York, NY 10011 Attention: Chief Legal Officer Telephone: (212) 300-9865

In addition, if you have questions about the merger or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Sodali & Co., the proxy solicitor for MoneyLion, toll-free at (800) 662-5200, if you are a MoneyLion stockholder, or banks and brokers may call collect at (203) 658-9400. You will not be charged for any of these documents that you request.
To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable special meeting. Therefore, if you are a MoneyLion stockholder and would like to request documents from MoneyLion, please contact Chief Legal Officer by March 25, 2025 in order to receive them before the MoneyLion special meeting.
See “Where You Can Find More Information” in the accompanying proxy statement/prospectus for further information.

i

ANNEXES
ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following are some questions that you, as a stockholder of MoneyLion Inc., which is referred to in this proxy statement/prospectus as MoneyLion, may have regarding the merger agreement, the merger, the CVR issuance, the MoneyLion adjournment proposal and the special meeting as well as brief answers to those questions. You are urged to read carefully this proxy statement/prospectus, including all documents incorporated by reference into this proxy statement/prospectus, and its annexes, in their entirety because this section may not provide all of the information that is important to you with respect to the merger agreement, the merger, the CVR issuance, the MoneyLion adjournment proposal and the special meeting. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. See “Where You Can Find More Information” in this proxy statement/prospectus.
Q:	Why am I receiving this document and why am I being asked to vote on the merger agreement?
A:
Gen Digital and MoneyLion have agreed to a merger, which is referred to in this proxy statement/prospectus as the merger, pursuant to which MoneyLion will become a wholly-owned subsidiary of Gen Digital and will no longer be a publicly traded corporation. Following the merger, MoneyLion common stock will be delisted from the New York Stock Exchange, which is referred to in this proxy statement/prospectus as the NYSE, and deregistered under the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement/prospectus as the Exchange Act, and MoneyLion will no longer be required to file periodic reports with the U.S. Securities and Exchange Commission, which is referred to in this proxy statement/prospectus as the SEC, in respect of MoneyLion common stock. In order to complete the merger, MoneyLion stockholders must vote to adopt the Agreement and Plan of Merger, dated as of December 10, 2024, among Gen Digital, MoneyLion and Maverick Group Holdings, Inc., a wholly-owned subsidiary of Gen Digital, which is referred to in this proxy statement/prospectus as Merger Sub. The merger agreement, as it may be amended from time to time, is referred to in this proxy statement/prospectus as the merger agreement.

MoneyLion is holding a special meeting of stockholders, which is referred to in this proxy statement/prospectus as the MoneyLion special meeting, in order to obtain the stockholder approval necessary to adopt the merger agreement. Adoption of the merger agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of MoneyLion common stock entitled to vote thereon. MoneyLion stockholders will also be asked to approve the adjournment from time to time of the MoneyLion special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof, which is referred to in this proxy statement/prospectus as the MoneyLion adjournment proposal. It is important that MoneyLion’s stockholders vote their shares of MoneyLion common stock on each of these matters, regardless of the number of shares owned.
This document is being delivered to you as both a proxy statement of MoneyLion and a prospectus of Gen Digital in connection with the merger and the issuance of contingent value rights, which issuance is referred to in this proxy statement/prospectus as the CVR issuance. This document is the prospectus of Gen Digital pursuant to which Gen Digital will issue the contingent value rights, which are referred to in this proxy statement/prospectus as the CVRs, to MoneyLion stockholders as part of the merger consideration, as described under “The Merger Agreement—Merger Consideration” in this proxy statement/prospectus, and the shares of Gen Digital common stock issuable thereunder.
Q:	Is my vote important?
A:
Yes, your vote is very important. If you do not submit a proxy or vote at the meeting, it will be more difficult for us to obtain the necessary quorum to hold the meeting. In addition, for MoneyLion stockholders, an abstention from voting or a failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement. If you hold your shares of MoneyLion common stock in “street name” through a broker, bank or other nominee holder of record and you do not give voting instructions to that broker, bank or other nominee holder of record, that broker, bank or other nominee holder of record will not be able to vote your shares on the adoption of the merger agreement, and your failure to give those instructions will have the same effect as a vote “AGAINST” the adoption of the merger agreement. A MoneyLion stockholder’s abstention from voting on the MoneyLion adjournment proposal will have the same effect as a vote “AGAINST” the approval of the MoneyLion adjournment proposal. The failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have no effect on the approval of the MoneyLion adjournment proposal because these failures to vote are not considered “votes present.”
MoneyLion’s board of directors unanimously recommends that MoneyLion stockholders vote “FOR” the adoption of the merger agreement and “FOR” the MoneyLion adjournment proposal.
Q:	What will happen in the merger?
A:
In the merger, Merger Sub will be merged with and into MoneyLion. MoneyLion will be the surviving corporation in the merger, which is referred to in this proxy statement/prospectus as the surviving corporation or MoneyLion and will be a wholly-owned subsidiary of Gen Digital following completion of the merger. MoneyLion will no longer be a publicly traded corporation, its shares will be delisted from the NYSE and deregistered under the Exchange Act, and MoneyLion will cease to be publicly traded.

Q:	What will MoneyLion stockholders receive in the merger?
A:
If the merger is completed, each share of MoneyLion common stock, other than owned stock, frozen shares and dissenting stock (each as defined below), will automatically be cancelled and converted into the right to receive $82.00 in cash without interest thereon, which is referred to in this proxy statement/prospectus as the cash consideration, and one CVR, which is referred to in this proxy statement/prospectus as the CVR consideration. The cash consideration and the CVR consideration are collectively referred to in this proxy statement/prospectus as the merger consideration. Shares of MoneyLion common stock (i) held in the treasury of MoneyLion or owned by Gen Digital will each be cancelled and cease to exist, and no consideration will be delivered in exchange for such shares (the shares described in (i) are referred to in this proxy statement/prospectus as owned stock) and (ii) held by MoneyLion stockholders who have properly exercised appraisal rights with respect thereto in accordance with, and who have (or, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the Delaware General Corporation Law, which is referred to in this proxy statement/prospectus as the DGCL, with respect to any MoneyLion common stock held by any such holder or beneficial owner, will become entitled to the payment of the fair value of such shares determined in accordance with Delaware law as described under “Appraisal or Dissenters’ Rights for MoneyLion Stockholders” in this proxy statement/prospectus (the shares described in (ii) are referred to in this proxy statement/prospectus as dissenting stock). Any frozen share will not be entitled to receive the merger consideration in respect of any such shares unless and until the applicable no transfer order with respect to such frozen share has been released by MoneyLion, the surviving corporation or Gen Digital, as applicable, either voluntarily or pursuant to a permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction. If, after the effective time, the no transfer order with respect to any frozen share is so released to a holder other than the surviving corporation, each such frozen share will thereupon be treated as if it had been converted into, at the effective time, the right to receive the merger consideration and the surviving corporation will remain liable for payment of the merger consideration (without any interest thereon) for such frozen share.

Q: What will happen to MoneyLion warrants in the merger?
A:
At the effective time (as defined below), each outstanding warrant to purchase MoneyLion common stock will automatically be converted into a warrant to receive the merger consideration (without any action required by the warrant holder) that the holder would have received if they had exercised the warrant immediately before the merger closed.

If a registered warrant holder exercises their warrant within 30 days after MoneyLion announces the completion of the merger in a Form 8-K filing, they may be entitled to a reduction in the warrant price. This reduction would be calculated as the difference (if positive) between:
•	the warrant price in effect prior to such reduction, and
•
the Per Share Consideration minus the Black-Scholes Warrant Value (each as defined in that certain Warrant Agreement, dated June 25, 2020, by and between MoneyLion and Continental Stock Transfer & Trust Company, which is referred to in this proxy statement/prospectus as the warrant agreement).

Q:	What is the value of the merger consideration?
A:
In the merger, each MoneyLion stockholder will receive, for each share of MoneyLion common stock they own as of immediately prior to the completion of the merger, other than owned stock, frozen shares and dissenting stock, (i) the cash consideration and (ii) the CVR consideration, each as described under “The Merger Agreement—Merger Consideration” in this proxy statement/prospectus.

The upfront merger consideration is $82.00 in cash per share of MoneyLion common stock. There is uncertainty regarding the fair market value of the CVR and whether any payment will ultimately be realized on the CVRs. Because of the uncertainty of the fair market value of, and the ultimate realization on, the CVRs, MoneyLion stockholders cannot be sure of the value of the merger consideration they will receive in the merger. See “Risk Factors—Risks Related to the Merger.”
Q:	What are the CVRs?
A:
The CVRs are contingent value rights to be issued by Gen Digital as part of the merger consideration to MoneyLion stockholders and certain holders of MoneyLion equity awards. Each CVR represents the right to receive a one-time payment of $23.00, payable in shares of Gen Digital common stock based on an assumed share price of $30.48 per share, if, on any date from December 10, 2024 and prior to the second anniversary of the closing of the merger, the average volume weighted average price of Gen Digital common stock for the prior 30 consecutive trading day period is equal to or greater than $37.50 (subject to certain adjustments) or Gen Digital undergoes a change of control.

See a more detailed description of the CVRs under the heading “Description of the CVRs” in this proxy statement/prospectus.
Q:	Is interest payable with respect to the CVRs?
A:	No interest will accrue on the CVRs.
Q:	Is the CVR payment secured or guaranteed?
A:
No. The CVR payment (as defined under the heading “Description of the CVRs” in this proxy statement/prospectus) is neither secured nor guaranteed. The CVR is an equity instrument of Gen Digital and is not secured or guaranteed by Gen Digital or any of its affiliates.

Q:	Can I sell the CVRs?
A:
Yes, so long as there is market demand for the CVRs. The CVRs are transferable (subject to applicable restrictions under securities laws) and are being registered with the SEC in connection with the merger pursuant to the registration statement of which this proxy statement/prospectus forms a part. Gen Digital has agreed to use its reasonable best efforts to cause the CVRs to be approved for listing (subject to notice of issuance) on the Nasdaq Stock Market LLC, which is referred to in this proxy statement/prospectus as Nasdaq, and thereafter to use commercially reasonable efforts to cause such listing on Nasdaq to be maintained for so long as any CVRs remain outstanding, to the extent the CVRs meet all of the exchange’s listing requirements. There can be no guarantee, however, that the CVRs will be listed on Nasdaq or another national securities exchange and, if listed, there is no assurance that they will continue to satisfy the listing requirements of Nasdaq or such other national securities exchange. Furthermore, no prediction can be made regarding the liquidity of any such market or the prices at which the CVRs may trade at any point in time, if at all. A sale or exchange of a CVR would be a taxable transaction. See a more detailed description under the heading “Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus for additional information.

Q:	If the CVR payment is made, what will be the respective ownership percentages of former MoneyLion stockholders in Gen Digital?
A:
Based on the number of shares of MoneyLion common stock outstanding as of February 11, 2025, and the number of shares of Gen Digital common stock outstanding as of February 11, 2025, it is anticipated that, immediately after the CVR payment, former MoneyLion stockholders will own approximately 1.6% of the Gen Digital common stock.

Q:	Will the merger consideration I receive in the merger increase if the results of operations of MoneyLion improve or if the market price of MoneyLion common stock increases?
A:
No. The merger consideration payable for each share of MoneyLion common stock at closing is fixed at (i) $82.00 in cash, without interest and (ii) one CVR, and the payment received at closing will not change regardless of the results of operations of MoneyLion or the price of publicly traded common stock of MoneyLion.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by MoneyLion stockholders or if the merger is not completed for any other reason, MoneyLion stockholders will not receive any payment for their shares of MoneyLion common stock in connection with the merger. Instead, MoneyLion will remain an independent public company, shares of its common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and MoneyLion will continue to file periodic reports with the SEC. If the merger agreement is terminated under certain specified circumstances, MoneyLion may be required to pay Gen Digital a termination fee of $41,023,051, which is referred to in this proxy statement/prospectus as the MoneyLion termination fee. See “The Merger Agreement—Termination Fees” in this proxy statement/prospectus for a more detailed discussion of the termination fees.

Q:	What risks should I consider in deciding whether to vote in favor of the merger proposal and/or the share issuance proposal?
A:
You should carefully review the risks and uncertainties discussed under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus and Part I, Item 1A, “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2024, with respect to MoneyLion, and March 29, 2024, with respect to Gen Digital, as updated by their respective Quarterly Reports on Form 10-Q, as applicable, and future filings with the SEC, each of which is on file or will be filed with the SEC, which maintains a website located at www.sec.gov with this information, and all of which are incorporated by reference into this proxy statement/prospectus, as well as the section of this proxy statement/prospectus entitled “Risk Factors,” which sets forth certain risks and uncertainties related to the merger, risks and uncertainties to which the combined company’s business will be subject, and risks and uncertainties to which each of Gen Digital and MoneyLion, as an independent company, is subject.

Q:	What are MoneyLion stockholders being asked to vote on?
A:	MoneyLion stockholders are being asked to vote on the following two proposals:
•	to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus; and
•	to approve the MoneyLion adjournment proposal.
The adoption of the merger agreement by MoneyLion stockholders is a condition to the obligations of Gen Digital and MoneyLion to complete the merger. The approval of the MoneyLion adjournment proposal is not a condition to the obligations of MoneyLion or Gen Digital to complete the merger.
Q:	Does MoneyLion’s board of directors recommend that MoneyLion stockholders adopt the merger agreement?
A:
Yes. MoneyLion’s board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of MoneyLion and its stockholders and unanimously recommends that MoneyLion stockholders vote “FOR” the adoption of the merger agreement at the MoneyLion special meeting. See “MoneyLion Proposal I: Adoption of the Merger Agreement—MoneyLion’s Reasons for the Merger; Recommendation of MoneyLion’s board of directors that MoneyLion Stockholders Adopt the Merger Agreement” in this proxy statement/prospectus.

Q:	Does MoneyLion’s board of directors recommend that MoneyLion stockholders approve the MoneyLion adjournment proposal?
A:	Yes. MoneyLion’s board of directors unanimously recommends that MoneyLion stockholders vote

“FOR” the MoneyLion adjournment proposal. See “MoneyLion Proposal II: Adjournment of the MoneyLion Special Meeting” in this proxy statement/prospectus.
Q:	Do any of MoneyLion’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A:
In considering the recommendation of MoneyLion’s board of directors with respect to the merger agreement proposal, you should be aware that MoneyLion’s directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of MoneyLion stockholders generally. MoneyLion’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending that the merger agreement be approved by the MoneyLion stockholders. See “Interests of MoneyLion’s Directors and Executive Officers in the Merger” in this proxy statement/prospectus.

Q:	What MoneyLion stockholder vote is required for the approval of each proposal?
A:	The following are the vote requirements for the proposals at the MoneyLion special meeting:
•
Adoption of the Merger Agreement: The affirmative vote of holders of at least a majority of the outstanding shares of MoneyLion common stock entitled to vote on this proposal. Accordingly, a MoneyLion stockholder’s abstention from voting, the failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have the same effect as a vote “AGAINST” this proposal.

•
Approval of MoneyLion Adjournment Proposal: The affirmative vote of the holders of a majority of the votes present at the MoneyLion special meeting (whether or not a quorum, as defined under MoneyLion’s bylaws, is present). For purposes of the MoneyLion adjournment proposal, “votes present” on the proposal consist of votes “for” or “against” as well as elections to abstain from voting on the proposal. Accordingly, a MoneyLion stockholder’s abstention from voting on the MoneyLion adjournment proposal will have the same effect as a vote “AGAINST” the approval of the proposal. The failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have no effect on the approval of this proposal because these failures to vote are not considered “votes present.”

At the close of business on February 11, 2025, MoneyLion’s directors and executive officers and their affiliates beneficially owned and had the right to vote in the aggregate 813,651 shares of MoneyLion common stock at the MoneyLion special meeting, which represents approximately 7.2% of the shares of MoneyLion common stock outstanding. Each of MoneyLion’s directors and executive officers is expected, as of the date of this proxy statement/prospectus, to vote his or her shares of MoneyLion common stock “FOR” the adoption of the merger agreement and “FOR” the MoneyLion adjournment proposal.
Certain stockholders of MoneyLion, including some of the above-mentioned executive officers, have entered into a voting agreement with Gen Digital pursuant to which they have agreed, among other things, to vote certain shares of MoneyLion common stock beneficially owned by them (constituting approximately  % of the issued and outstanding shares of MoneyLion common stock as of March   , 2025) in favor of the approval and adoption of the merger agreement, on the terms and subject to the conditions set forth in the voting agreement.
Q:	What constitutes a quorum for the MoneyLion special meeting?
A:
The holders of a majority of the outstanding shares of MoneyLion common stock entitled to vote being present or represented by proxy constitutes a quorum for the MoneyLion special meeting. Shares of MoneyLion common stock whose holders elect to abstain from voting will be deemed present at the MoneyLion special meeting for the purpose of determining the presence of a quorum. Shares of MoneyLion common stock held in “street name” with respect to which the beneficial owner fails to give voting instructions to the broker, bank or other nominee holder of record will not be deemed present at the MoneyLion special meeting for the purpose of determining the presence of a quorum.

Q:	Who is entitled to vote at the MoneyLion special meeting?
A:
All holders of shares of MoneyLion common stock who held shares at the record date for the MoneyLion special meeting (the close of business on February 11, 2025) are entitled to receive notice of, and to vote at, the MoneyLion special meeting. As February 11, 2025, there were 11,305,744 shares of MoneyLion Class A common stock (excluding treasury shares). Each holder of shares of MoneyLion common stock is entitled to one vote for each share of MoneyLion common stock owned at the record date.

Q:	When and where is the MoneyLion special meeting?
A:	The MoneyLion special meeting will be held virtually by live webcast at https://www.virtualshareholdermeeting.com/ML2025SM, on April 10, 2025, at 10:00 a.m., Eastern Time.
Q:	How do I vote my shares at the MoneyLion special meeting?
A:	Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the close of business on the record date, you may vote online during the virtual MoneyLion special meeting. Alternatively, you may vote by proxy by submitting the accompanying proxy card or over the Internet or by telephone. Whether or not you plan to attend online the virtual MoneyLion special meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the MoneyLion special meeting, you may still attend the MoneyLion special meeting and vote. In such case, your previously submitted proxy will be disregarded.
•
To vote at the virtual MoneyLion special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The MoneyLion special meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual MoneyLion special meeting website on the meeting date.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the MoneyLion special meeting, we will vote your shares in accordance with the proxy card. If you return your signed proxy card to us without giving instructions for voting on any proposal, the shares of MoneyLion common stock represented by your proxy card will be voted as MoneyLion’s board of directors recommends.

•
To vote by proxy over the Internet before the MoneyLion special meeting, follow the instructions as directed on the enclosed proxy card and submitting a valid proxy before 11:59 p.m. (Eastern Time) on March 31, 2025.

•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the enclosed proxy card and submitting a valid proxy before 11:59 p.m. (Eastern Time) on March 31, 2025.
We provide Internet proxy voting to allow you to vote your shares online before the MoneyLion special meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the MoneyLion special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner as described above, you should have received a voting instruction form from the brokerage firm, bank, dealer or other similar organization that holds your shares. Follow the instructions they provide to ensure that your vote is counted.

Q:	If my shares of MoneyLion common stock are held in “street name,” will my broker, bank or other nominee holder of record automatically vote my shares for me?
A:
No. Your broker, bank or other nominee holder of record will only be permitted to vote your shares of MoneyLion common stock if you instruct your broker, bank or other nominee holder of record how to vote. You should follow the procedures provided by your broker, bank or other nominee holder of record regarding the voting of your shares of MoneyLion common stock.

Under stock exchange rules, brokers, banks and other nominee holders of record are precluded from exercising their voting discretion with respect to non-routine or “significant” matters, such as the adoption of the merger agreement and the approval of the MoneyLion adjournment proposal. As a result, absent specific instructions from the beneficial owner of shares of MoneyLion common stock, brokers, banks and other nominees holders of record are not empowered to vote such shares.
Broker non-votes are shares held by a broker, bank or other nominee holder of record with respect to which the broker, bank or other nominee holder of record is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker, bank or other nominee holder of record does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the proposals to be considered at the MoneyLion special meeting as described in this proxy statement/prospectus, if a beneficial owner of shares of MoneyLion common stock held in “street name” does not give voting instructions to the broker, bank or other nominee holder of record, then those shares will not be present or represented by proxy at the MoneyLion special meeting.
A beneficial owner’s failure to instruct the broker, bank or other nominee holder of record how to vote shares of MoneyLion common stock held in “street name” will therefore have the same effect as a vote “AGAINST” the adoption of the merger agreement. A beneficial owner’s failure to instruct the broker, bank or other nominee holder of record how to vote shares of MoneyLion common stock held in “street name” will have no effect on the proposal to approve the MoneyLion adjournment proposal.
Q:	If I submit a proxy, how will my shares covered by the proxy be voted at the MoneyLion special meeting?
A:	If you correctly register your vote via the Internet, by telephone or by mail, the directors of MoneyLion named in your proxy card will vote your shares in the manner you requested.
Q:	If I return a blank proxy, how will my shares be voted at the MoneyLion special meeting?
A:	If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as MoneyLion’s board of directors recommends.
However, if you indicate that you wish to vote against the adoption of the merger agreement and leave the other proposals blank, your shares will not be voted in favor of the MoneyLion adjournment proposal.
Q:	Who may attend the MoneyLion special meeting?
A:	MoneyLion stockholders at the record date for the MoneyLion special meeting (the close of business on February 11, 2025), or their proxy holders, may attend the MoneyLion special meeting.
Q:	Can I revoke my proxy or change my voting instructions for MoneyLion common stock?
A:	Yes. You can revoke your proxy at any time before the final vote at the MoneyLion special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.
•
You may send a signed notice stating that you revoke your proxy to MoneyLion at 249-245 West 17th Street, 4th Floor, New York, NY 10011 that bears a date later than the date of the proxy you want to revoke and is received prior to the polls closing at the MoneyLion special meeting (or any adjournment or postponement thereof)

•	You may attend the virtual MoneyLion special meeting through online presence and vote online. Simply attending the MoneyLion special meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
Q:	What happens if I sell my shares of MoneyLion common stock after the record date but before the MoneyLion special meeting?
A:
The record date for the MoneyLion special meeting (the close of business on February 11, 2025) is earlier than the date of the MoneyLion special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of MoneyLion common stock after the record date but before the date of the MoneyLion special meeting, you will, unless the transferee obtains a proxy from you, retain your right to vote at the MoneyLion special meeting. However, you will not have the right to receive the merger consideration to be received by MoneyLion stockholders in the merger. In order to receive the merger consideration, you must hold your shares immediately prior to completion of the merger.

Q:	What happens if I sell my shares of MoneyLion common stock after the MoneyLion special meeting but before the closing of the merger?
A:
If you transfer your shares after the MoneyLion special meeting but before the closing, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of MoneyLion common stock through completion of the merger.

Q:	Are MoneyLion stockholders entitled to appraisal rights?
A:
Yes. MoneyLion stockholders may exercise appraisal rights in connection with the merger under Delaware law. For more information, please see the description under the heading “Appraisal or Dissenters’ Rights for MoneyLion Stockholders” in this proxy statement/prospectus and the text of Section 262 of the DGCL.

Q:	Who is the inspector of the election for the MoneyLion special meeting?
A:	A representative of Sodali & Co. (referred to as Sodali) will serve as the inspector of election for the MoneyLion special meeting.
Q:	Where can I find the voting results of the MoneyLion special meeting?
A:
The preliminary voting results will be announced at the MoneyLion special meeting. In addition, within four business days following certification of the final voting results, MoneyLion intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Is completion of the merger subject to any conditions?
A:
Yes. Gen Digital and MoneyLion are not required to complete the merger unless a number of conditions are satisfied (or, to the extent permitted by applicable law, waived by the party entitled to waive such condition). These conditions include the adoption of the merger agreement by MoneyLion stockholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement/prospectus as the HSR Act (the waiting period under the HSR Act expired on January 21, 2025), and the receipt of certain other regulatory approvals or expirations of other applicable waiting periods. For a more complete summary of the conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the merger, see “The Merger Agreement––Conditions to Completion of the Merger” in this proxy statement/prospectus.

Q:	When do you expect to complete the merger?
A:
As of the date of this proxy statement/prospectus, Gen Digital and MoneyLion expect to complete the merger in the second quarter of 2025, subject to the adoption of the merger agreement by MoneyLion stockholders and the satisfaction (or, to the extent permitted by applicable law, waiver) of the other conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the merger. However, no assurance can be given as to when, or if, the merger will be completed.

Q:	Is the transaction expected to be taxable to MoneyLion stockholders?
A:
The exchange of shares of MoneyLion common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a MoneyLion stockholder that is a U.S. holder, as defined in “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance—Material U.S. Federal Income Tax Consequences” in proxy statement/prospectus, will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash, including cash in lieu of fractional shares, received by such U.S. holder in the merger, and (B) the fair market value of the CVRs received by such U.S. holder in the merger, each determined on the date of the consummation of the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of MoneyLion common stock exchanged therefor. With respect to a MoneyLion stockholder that is a non-U.S. holder, as defined in “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance—Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus, the exchange of shares of MoneyLion common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States.

Each MoneyLion stockholder is urged to read the discussion in the section entitled “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance—Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus and to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.
Q:	Who will solicit and pay the cost of soliciting proxies for the MoneyLion special meeting?
A:
MoneyLion will bear all costs and expenses in connection with the solicitation of proxies, including the costs of preparing, printing and mailing this proxy statement/prospectus for the MoneyLion special meeting. MoneyLion has engaged Sodali to assist in the solicitation of proxies for the MoneyLion special meeting and will pay Sodali a fee of $30,000 (subject to additional charges in the event of public opposition or counter-solicitation and for certain other services) plus (i) an additional $2,500 for administrative, technology and research and data services, (ii) a discretionary fee and (iii) reasonable out-of-pocket expenses. MoneyLion has agreed to indemnify Sodali for certain losses relating to or arising out of Sodali’s services.

In addition to solicitation by mail, directors, officers and employees of MoneyLion or its subsidiaries may solicit proxies from stockholders by telephone, telegram, email, personal interview or other means. MoneyLion currently expects not to incur any costs beyond those customarily expended for a solicitation of proxies in connection with the adoption of a merger agreement. Directors, officers and employees of MoneyLion will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees have been requested to forward proxy solicitation materials to their customers, and such nominees will be reimbursed for their reasonable out-of-pocket expenses.
Q:	What do I do if I receive more than one set of MoneyLion voting materials?
A:
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.

Q:	What do I need to do now?
A:
Even if you plan to attend the MoneyLion special meeting virtually, after carefully reading and considering the information contained in this proxy statement/prospectus, including the annexes attached hereto and other information incorporated herein by reference, please vote promptly to ensure that your shares are represented at the MoneyLion special meeting. Each MoneyLion stockholder as of the record date may vote his, her or its shares of MoneyLion common stock as described above under the heading “How do I vote my shares at the MoneyLion special meeting?”

Q:	If I am a MoneyLion stockholder, whom should I call with questions?
A:
If you have any questions about the merger agreement, the merger, the proposal to adopt the merger agreement, the MoneyLion adjournment proposal or the MoneyLion special meeting, or this proxy statement/prospectus, desire additional copies of this proxy statement/prospectus, proxy cards or voting instruction forms or need help voting your shares of MoneyLion common stock, you should contact:

Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Telephone (Toll-Free): (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
ML.info@investor.morrowsodali.com

or

MoneyLion Inc.
249-245 West 17th Street, 4th Floor
New York, NY 10011
Attention: Investor Relations Department
Telephone: (212) 300-9865
ir@moneylion.com

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement/prospectus and the other documents attached to or referred to in this proxy statement/prospectus in order to fully understand the merger agreement, the proposed merger and the other transactions contemplated by the merger agreement. See “Where You Can Find More Information” in this proxy statement/prospectus. Each item in this summary refers to the page of this proxy statement/prospectus on which the more detailed discussion of that subject begins.
The Companies
Gen Digital
Gen Digital, a Delaware corporation, is a global company powering Digital Freedom with a family of trusted brands including Norton, Avast, LifeLock, Avira, AVG, ReputationDefender and CCleaner. Gen Digital brings award-winning products and services in cyber safety, covering security, privacy and identity protection to approximately 500 million users in more than 150 countries so they can live their digital lives safely, privately, and confidently today and for generations to come.
The principal trading market for shares of Gen Digital common stock (NASD: GEN) is Nasdaq. The principal executive offices of Gen Digital are located at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281; its telephone number is (650) 527-8000; and its website is www.gendigital.com. Information on Gen Digital’s Internet website is not incorporated by reference into or otherwise part of this proxy statement/prospectus.
This proxy statement/prospectus incorporates important business and financial information about Gen Digital from other documents that are not included in or delivered with this proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information” in this proxy statement/prospectus.
MoneyLion
MoneyLion was founded in 2013 and is headquartered in New York, New York. On September 22, 2021, MoneyLion Inc., formerly known as Fusion Acquisition Corp., consummated a business combination with MoneyLion Technologies Inc., following which MoneyLion Inc. became a publicly traded company, with MoneyLion Technologies Inc., a subsidiary of MoneyLion Inc., continuing the existing business operations.
MoneyLion is a leader in financial technology, powering the next generation of personalized products and financial content for American consumers. MoneyLion was founded in 2013 with a vision to rewire the financial system. MoneyLion’s mission is to give everyone the power to make their best financial decisions. MoneyLion believes that the financial wellness gap in America can be addressed by bridging the financial literacy and the financial access gaps, shortening the distance between education and action.
The principal trading market for shares of MoneyLion common stock, par value $0.0001 per share, (NYSE: ML) is the NYSE. The principal executive offices of MoneyLion are located at 249-245 West 17th Street, 4th Floor, New York, NY 10011; its telephone number is (212) 300-9865; and its website is www.MoneyLion.com. Information on MoneyLion’s Internet website is not incorporated by reference into or otherwise part of this proxy statement/prospectus.
This proxy statement/prospectus incorporates important business and financial information about MoneyLion from other documents that are not included in or delivered with this proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information” in this proxy statement/prospectus.
Maverick Group Holdings, Inc.
Merger Sub was incorporated under the laws of the State of Delaware on October 30, 2024, and is a wholly-owned subsidiary of Gen Digital. Merger Sub was formed solely for the purpose of completing the merger. Merger Sub has not carried on any activities or operations to date, except for activities incidental to its formation and activities undertaken in connection with the merger. By operation of the merger, Merger Sub will be merged with and into MoneyLion, with MoneyLion surviving the merger as a wholly-owned subsidiary of Gen Digital.
The principal executive offices of Merger Sub are located at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281; its telephone number is (650) 527-8000.
The Merger (see page 81)
Gen Digital, Merger Sub and MoneyLion have entered into the merger agreement. Subject to the terms and conditions of the merger agreement and in accordance with applicable law, Merger Sub will be merged with and into MoneyLion, with MoneyLion continuing as the surviving corporation and a wholly-owned subsidiary of Gen Digital in the merger. Upon completion of the merger, shares of MoneyLion common stock will no longer be publicly traded, will be delisted from the NYSE and deregistered under the Exchange Act.
A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. You should read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Voting Agreement
On December 10, 2024 certain stockholders of MoneyLion entered into a voting agreement, which is referred to in the proxy statement/prospectus as the voting agreement, with Gen Digital. The shares beneficially owned by the parties to the voting agreement represent, in the aggregate, approximately 19% of the outstanding shares of MoneyLion common stock as of December 10, 2024. The parties to the voting agreement have agreed, on the terms and subject to the conditions set forth in their respective voting agreement, to vote certain of their shares of MoneyLion common stock in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and other related matters, and to vote against, among other things, any proposal relating to a competing transaction involving MoneyLion. The voting agreement will terminate on the earliest to occur of (i) the valid termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger, or (iii) any modification, waiver or amendment to any provision of the merger agreement that is effected without the stockholders’ prior written consent and that reduces the merger consideration or changes the form of consideration being offered to MoneyLion stockholders under the merger agreement, or imposes any non-immaterial conditions, requirements or restrictions on any stockholder’s right to receive the merger consideration payable to such stockholder with respect to shares of MoneyLion common stock owned by such stockholder pursuant to the merger agreement.
The form of the voting agreement is attached as Annex C to this proxy statement/prospectus.
Special Meeting of Stockholders of MoneyLion (see page 39)
Meeting. The MoneyLion special meeting will be held virtually by live webcast at https://www.virtualshareholdermeeting.com/ML2025SM, on April 10, 2025, at 10:00 a.m., Eastern Time. At the MoneyLion special meeting, MoneyLion stockholders will be asked to consider and vote on the following proposals:
•	to adopt the merger agreement; and
•	to approve the MoneyLion adjournment proposal.
Record Date. The close of business on February 11, 2025, is the record date for the determination of the MoneyLion stockholders entitled to notice of and to vote at the MoneyLion special meeting or any adjournment or postponement of the MoneyLion special meeting. Only MoneyLion stockholders of record at the record date are entitled to receive notice of, and to vote at, the MoneyLion special meeting or any adjournment or postponement of the MoneyLion special meeting. As of the close of business on February 11, 2025, there were 11,305,744 shares of MoneyLion common stock outstanding and entitled to vote at the MoneyLion special meeting. Each holder of shares of MoneyLion common stock is entitled to one vote for each share of MoneyLion common stock owned at the record date.
Quorum. The presence at the MoneyLion special meeting or by proxy, of the holders of a majority of the outstanding shares of MoneyLion common stock at the record date (the close of business on February 11, 2025) and entitled to vote will constitute a quorum. Shares of MoneyLion common stock whose holders elect to abstain from voting will be deemed present at the MoneyLion special meeting for the purpose of determining the presence of a quorum. Shares of MoneyLion common stock held in “street name” with respect to which the beneficial owner fails to give voting instructions to the broker, bank or other nominee holder of record, and shares of MoneyLion common stock with respect to which the beneficial owner otherwise fails to vote, will not be deemed present at the MoneyLion special meeting for the purpose of determining the presence of a quorum. There must be a quorum for the vote on the adoption of the merger agreement. Failure of a quorum to be present at the MoneyLion special meeting will necessitate an adjournment of the meeting and will subject MoneyLion to additional expense.
Required Vote. Pursuant to Delaware law, to adopt the merger agreement, the affirmative vote of the holders of a majority of shares of MoneyLion common stock outstanding and entitled to vote thereon is required. MoneyLion cannot complete the merger and the merger consideration will not be paid unless its stockholders adopt the merger agreement and the other closing conditions specified in the merger agreement are met. Because adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of shares of MoneyLion common stock outstanding and entitled to vote thereon, a MoneyLion stockholder’s abstention from voting, the failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
To approve the MoneyLion adjournment proposal (whether or not a quorum, as defined under MoneyLion’s bylaws, is present), the affirmative vote of a majority of the votes present at the MoneyLion special meeting by holders of shares of MoneyLion common stock is required. For purposes of the MoneyLion adjournment proposal, “votes present” consist of votes “for” or “against” as well as elections to abstain from voting on the proposal. As a result, a MoneyLion stockholder’s abstention from voting on the MoneyLion adjournment proposal will have the same effect as a vote “AGAINST” the approval of the proposal. The failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have no effect on the approval of this proposal because these failures to vote are not considered “votes present.”
Stock Ownership of and Voting by MoneyLion Directors and Executive Officers (see page 126). As of the close of business on February 11, 2025), MoneyLion’s directors and executive officers and their affiliates beneficially owned and had the right to vote in the aggregate 813,651 shares of MoneyLion common stock at the MoneyLion special meeting, which represents approximately 7.2% of the shares of MoneyLion common stock entitled to vote at the MoneyLion special meeting.
Each of MoneyLion’s directors and executive officers is expected, as of the date of this proxy statement/prospectus, to vote his or her shares of MoneyLion common stock “FOR” the proposal to adopt the merger agreement and “FOR” the MoneyLion adjournment proposal, though, except for the executive officers party to the voting agreement, none are obligated to do so.
What MoneyLion Stockholders Will Receive in the Merger (see page 45)
If the merger is completed, MoneyLion stockholders, other than holders of owned stock, frozen shares or dissenting stock, will be entitled to receive, in exchange for each share of MoneyLion common stock that they own immediately prior to the completion of the merger, $82.00 in cash without interest thereon and one CVR that, if ultimately realized, will be settled in the form of shares of Gen Digital common stock. See “MoneyLion Proposal I: Adoption of the Merger Agreement––General” in this proxy statement/prospectus.
Treatment of MoneyLion Equity Awards (see page 107)
At the effective time of the merger, each outstanding MoneyLion equity awards will be treated as described below.
Each option to purchase shares of MoneyLion common stock (referred to as a “MoneyLion Option”) that is outstanding as of immediately prior to the effective time of the merger (whether vested or unvested) with an exercise price that is less than the MoneyLion Common Stock Closing Price will be cancelled and converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying

(a) the number of shares of MoneyLion common stock subject to such MoneyLion Option as of immediately prior to the effective time of the merger by (b) the excess, if any, of the cash consideration over the exercise price per share of such MoneyLion Option and (ii) one CVR consideration in respect of each share of MoneyLion common stock subject to such MoneyLion Option as of immediately prior to the effective time of the merger, in each case, subject to applicable withholding taxes.
Each MoneyLion Option that is outstanding as of immediately prior to the effective time of the merger (whether vested or unvested) with an exercise price in excess of the MoneyLion Common Stock Closing Price will be cancelled for no consideration.
Each award of restricted stock units covering shares of MoneyLion common stock (referred to as the “MoneyLion RSUs”) that is outstanding and vested as of immediately prior to the effective time of the merger or that vests in accordance with its terms as in effect as of the date of the merger agreement (the “Vested MoneyLion RSUs”) will be cancelled and converted into the right to receive the merger consideration in respect of each share of MoneyLion common stock subject to such Vested MoneyLion RSUs as of immediately prior to the effective time of the merger, subject to applicable withholding taxes.
Each award of MoneyLion RSUs that is outstanding and unvested as of immediately prior to the effective time of the merger (referred to as the “Unvested MoneyLion RSUs”) will be assumed by Gen Digital and converted into a restricted stock unit award (referred to as the “Converted RSUs”) with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of MoneyLion common stock subject to such Unvested MoneyLion RSU as of immediately prior to the effective time of the merger by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested MoneyLion RSUs as of immediately prior to the effective time of the merger.
Each award of performance restricted stock units covering shares of MoneyLion common stock that vest based on the achievement of specific target annual key performance conditions and service-based vesting conditions outstanding as of immediately prior to the effective time of the merger (referred to as the “MoneyLion Annual PSUs”) will be assumed by Gen Digital and converted into an award of Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of MoneyLion common stock subject to the MoneyLion Annual PSUs immediately prior to the effective time of the merger (with the performance-based vesting condition that applied to the MoneyLion Annual PSUs immediately prior to the effective time of the merger deemed attained based on actual performance through the effective time of the merger in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding MoneyLion Annual PSUs immediately prior to the effective time of the merger; provided that each award of Converted RSUs held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, other than any award of Converted RSUs received in respect of any Company RSUs granted on or after the date of the Merger Agreement, will be amended to provide for accelerated vesting terms in accordance with the terms of the employment transition agreement entered into between Mr. Choubey and Merger Sub and employment offer letters entered into between each of Messrs. Correia, VanWagner and Hong, and Merger Sub.
Each award of performance restricted stock units covering shares of MoneyLion common stock that vest based on the achievement of specified share price performance conditions and service-based vesting conditions outstanding as of immediately prior to the effective time of the merger (the “MoneyLion Share Price PSUs”) will vest to the extent set forth in the applicable award agreement relating to such MoneyLion Share Price PSUs and be cancelled and converted into the right to receive the merger consideration in respect of each vested share of MoneyLion common stock subject to such MoneyLion Share Price PSUs (with the applicable performance conditions deemed achieved based on the MoneyLion Common Stock Closing Price in accordance with the applicable award agreement), subject to applicable withholding taxes. Each MoneyLion Share Price PSU that does not vest in accordance with its terms based on the MoneyLion Common Stock Closing Price will be forfeited and cancelled for no consideration as of the effective time of the merger.
The capitalized terms used within this section are subsequently defined in “The Merger Agreement––Treatment of MoneyLion Equity Awards” in this proxy statement/prospectus.

Recommendation of MoneyLion’s Board of Directors (see page 39)
MoneyLion’s board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of MoneyLion and its stockholders. MoneyLion’s board of directors unanimously recommends that MoneyLion stockholders vote “FOR” the adoption of the merger agreement. For the factors considered by MoneyLion’s board of directors in reaching this decision, see “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance––MoneyLion’s Reasons for the Merger; Recommendation of MoneyLion’s board of directors that MoneyLion Stockholders Adopt the Merger Agreement” in this proxy statement/prospectus.
MoneyLion’s board of directors unanimously recommends that MoneyLion stockholders vote “FOR” the MoneyLion adjournment proposal. See “MoneyLion Proposal II: Adjournment of the MoneyLion Special Meeting” in this proxy statement/prospectus.
Opinion of MoneyLion’s Financial Advisor (see page 56)
In connection with the merger, MoneyLion’s financial advisor, Keefe, Bruyette & Woods, Inc. (referred to in this proxy statement/prospectus as KBW), delivered a written opinion, dated December 9, 2024, to MoneyLion’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to holders of MoneyLion common stock of the merger consideration to be received by such holders of MoneyLion common stock in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex D to this proxy statement/prospectus. The opinion was for the information of, and was directed to, MoneyLion’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of MoneyLion to engage in the merger or enter into the merger agreement or constitute a recommendation to MoneyLion’s board of directors in connection with the merger, and it does not constitute a recommendation to any holder of MoneyLion common stock or any stockholder of any other entity as to how to vote or act in connection with the merger or any other matter.
Interests of MoneyLion’s Directors and Executive Officers in the Merger (see page 107)
In considering the recommendation of MoneyLion’s board of directors to adopt the merger agreement, MoneyLion stockholders should be aware that MoneyLion’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of MoneyLion stockholders generally, including potential severance benefits, treatment of outstanding MoneyLion equity awards pursuant to the merger agreement and potential vesting of such awards in connection with a qualifying termination of employment on or following the merger (or, in certain circumstances, a termination of employment that otherwise occurs in connection with the merger), and rights to ongoing indemnification and insurance coverage. MoneyLion’s board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger), and in recommending to MoneyLion stockholders that the merger agreement be adopted.
These interests are described in further detail under “Interests of MoneyLion’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Indemnification and Insurance” in this proxy statement/prospectus.
Listing of Gen Digital CVRs; Delisting and Deregistration of Shares of MoneyLion Common Stock (see page 80)
The merger agreement obligates Gen Digital to use its reasonable best efforts to cause the CVRs to be issued in the merger to be listed on Nasdaq, subject to official notice of issuance, no later than the completion of the merger. There can be no guarantee, however, that the CVRs will be listed on Nasdaq or another national securities exchange and, if listed, there is no assurance that they will continue to satisfy the listing requirements of Nasdaq or such other national securities exchange. If the merger is completed, shares of MoneyLion common stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act, and MoneyLion will no longer be required to file periodic reports with the SEC.

Appraisal or Dissenters’ Rights Available to MoneyLion Stockholders (see page 68)
If the merger is completed, MoneyLion stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with the applicable provisions of Section 262 of the DGCL will be entitled to exercise appraisal rights thereunder and obtain payment in cash for the fair value of their shares of MoneyLion, subject to certain limitations under the DGCL. Any shares of MoneyLion common stock held by a MoneyLion stockholder on the date of making an appraisal demand, who continues to own such shares through the effective date of the merger, who has not voted in favor of the adoption of the merger agreement and who has demanded appraisal for such shares in accordance with the DGCL will have the right to obtain payment in cash for the fair value of their shares of MoneyLion in lieu of the merger consideration, unless such MoneyLion stockholder fails to perfect, effectively withdraws, waives or otherwise loses such stockholder’s appraisal rights under the DGCL. If, after the completion of the merger, such holder of MoneyLion common stock fails to perfect, effectively withdraws, waives or otherwise loses his, her or its appraisal rights, each such share will be treated as if it had been converted as of the completion of the merger into a right to receive the merger consideration.
Due to the complexity of the procedures for exercising your appraisal rights, MoneyLion stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of appraisal rights. See the description under the heading “Appraisal or Dissenters’ Rights for MoneyLion Stockholders” in this proxy statement/prospectus for additional information and the text of Section 262 of the DGCL, which you are encouraged to read carefully and in their entirety.
Common Stock Warrants (see page 82)
At the effective time, each outstanding warrant to purchase MoneyLion common stock (which is referred to in this proxy statement/prospectus as common stock warrant) shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other person, cease to represent a common stock warrant exercisable for MoneyLion common stock and shall become a warrant exercisable (in accordance with the terms of the warrant agreement), for the merger consideration (with respect to each fraction of a share of MoneyLion common stock underlying such common stock warrant) that such holder would have received if such common stock warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the effective time. If a registered holder (as defined in the warrant agreement) properly exercises a warrant to purchase MoneyLion common stock within 30 days following the public disclosure of the consummation of the merger by MoneyLion pursuant to a Current Report on Form 8-K filed with the SEC, the warrant price (as defined in the warrant agreement) shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the warrant agreement) minus (B) the Black-Scholes Warrant Value (as defined in the warrant agreement).
Certain Shares Subject to a No Transfer Order (see page 82)
Shares of MoneyLion common stock that are subject to a no transfer order placed with MoneyLion’s transfer agent as of the date of the merger agreement and that remains in place immediately prior to the effective time (which are referred to in this proxy statement/prospectus as frozen shares) will not be converted into the right to receive the merger consideration unless and until the transfer restriction is lifted either voluntarily or by court order. If the restriction is lifted after the merger’s completion, the frozen shares will then be treated as if they had been converted at the effective time and will receive the merger consideration (without interest). Any frozen shares that remain restricted will not receive the merger consideration.
Conditions to Completion of the Merger (see page 85)
As more fully described in this proxy statement/prospectus and in the merger agreement, the obligation of each of Gen Digital and Merger Sub, on the one hand, and MoneyLion, on the other hand, to complete the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of a number of conditions.
Mutual Conditions to Completion. The obligation of each of MoneyLion, Gen Digital and Merger Sub to complete the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:

•	adoption of the merger agreement by the affirmative vote of the holders of at least a majority of the MoneyLion common stock entitled to vote at the MoneyLion special meeting;
•
any applicable expiration or termination of the waiting period under the HSR Act shall have expired or been terminated and the receipt of certain other regulatory approvals or expiration of any applicable waiting periods shall have been obtained or expired (the waiting period under the HSR Act expired on January 21, 2025);

•	the absence of any law, injunction or order issued by any court or other governmental authority of competent jurisdiction that prohibits, enjoins or otherwise makes illegal completion of the merger;
•
effectiveness of the registration statement for the CVRs (and the underlying Gen Digital common stock) to be issued in the merger (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before the SEC; and

•	no Gen Digital material adverse effect shall have occurred since the date of the merger agreement.
Additional Conditions to Completion for the Benefit of Gen Digital and Merger Sub. In addition, the obligation of Gen Digital and Merger Sub to complete the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•
the accuracy of the representations and warranties of MoneyLion in the merger agreement as of the date of the merger agreement and as of the closing date (or, in the case of the representations and warranties given as of another specified date, as of that date), subject to applicable materiality standards set forth in the merger agreement;

•	performance in all material respects by MoneyLion of the covenants and agreements required to be performed by it at or prior to completion of the merger;
•	no MoneyLion material adverse effect shall have occurred since the date of the merger agreement; and
•	receipt of a certificate from an executive officer of MoneyLion confirming the satisfaction of the conditions described in the preceding three bullets.
Additional Conditions to Completion for the Benefit of MoneyLion. In addition, the obligation of MoneyLion to complete the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•
the accuracy of the representations and warranties of Gen Digital and Merger Sub in the merger agreement as of the date of the merger agreement and as of the closing date (or, in the case of the representations and warranties given as of another specified date, as of that date), subject to the applicable materiality standards set forth in the merger agreement;

•	performance in all material respects by each of Gen Digital and Merger Sub of the covenants and agreements required to be performed by it at or prior to completion of the merger; and
•	receipt of a certificate from an executive officer of Gen Digital confirming the satisfaction of the conditions described in the preceding two bullets.
Neither Gen Digital nor MoneyLion can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
The Merger May Not Be Completed Without the Required Regulatory Approvals (see page 67)
Completion of the merger is conditioned upon the expiration or early termination of the waiting period relating to the merger under the HSR Act (the waiting period under the HSR Act expired on January 21, 2025).
Under the HSR Act, certain transactions, including the merger, may not be completed unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the Federal Trade Commission, which is referred to in this proxy statement/prospectus as the FTC, and the Antitrust Division of the U.S. Department of Justice, which is referred to in this proxy statement/prospectus as the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. The parties may also choose to voluntarily re-start the initial 30-calendar-day waiting period by following certain prescribed procedures. After the expiration of the initial waiting period (or the re-started initial waiting period), the DOJ or the FTC may issue a Request for Additional Information and Documentary Material, which is referred to in this proxy statement/prospectus as a Second Request. If a Second Request is issued, the parties may not complete the merger until they substantially comply with the Second Request and observe a second 30-calendar-day waiting period, unless the waiting period is terminated earlier.
Each of Gen Digital and MoneyLion filed its respective HSR Act notification and report with respect to the merger on December 20, 2024, and the waiting period under the HSR Act expired on January 21, 2025.
Completion of the merger is also conditioned upon certain other regulatory approvals, including certain state licensing approvals.
In connection with the merger, Gen Digital has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, that must be declared effective by the SEC and pursuant to which the issuance of the CVRs (and the underlying Gen Digital common stock) issuable upon the effective time will be registered with the SEC.
There can be no assurance that the FTC, the DOJ or any other governmental authority or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result.
Go-Shop; No Solicitation by MoneyLion (see page 93)
As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the terms and conditions set forth in the merger agreement, during the period beginning on the date of the merger agreement and ending at 11:59 p.m., New York City time on January 24, 2025 (such time, the “No-Shop Period Start Date”), MoneyLion is permitted to (i) solicit, initiate and facilitate the making of acquisition proposals (as defined in “The Merger Agreement—Go-Shop; No Solicitation by MoneyLion,” in this proxy statement/prospectus) from third parties, (ii) provide non-public information to third parties in connection with alternative acquisition proposals, (iii) participate in discussions and negotiations with third parties regarding alternative acquisition proposals and (iv) cooperate with or assist or participate in or facilitate any alternative acquisition proposals, including the granting of a limited waiver under any “standstill provision” with respect to MoneyLion. After the No-Shop Period Start Date, MoneyLion has agreed not to, and to cause its subsidiaries and their directors, officers and employees not to, and to use its reasonable best efforts to cause its and its subsidiaries’ other representatives, not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage the submission of any acquisition proposal, (ii) furnish any non-public information relating to MoneyLion or any of its subsidiaries or afford access to the business, properties, assets, books or records of MoneyLion or any of its subsidiaries, in any such case in connection with any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal; (iii) participate or engage in or continue discussions or negotiations relating to an acquisition proposal, in each case other than informing such persons of the existence of the provisions contained in the no solicitation provisions and contacting the person who has made any acquisition proposal solely in order to clarify the terms of the acquisition proposal in connection with determining whether the acquisition proposal constitutes or would be reasonably expected to lead to a superior proposal (as defined in “The Merger Agreement—Go-Shop; No Solicitation by MoneyLion,” in this proxy statement/prospectus); (iv) approve, endorse or recommend an acquisition proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement.
However, if at any time prior to the adoption of the merger agreement by MoneyLion stockholders, MoneyLion receives a bona fide written acquisition proposal made after the date of the merger agreement, which has not resulted from a violation of the solicitation restrictions described in “The Merger Agreement—Go-Shop; No Solicitation by MoneyLion,” in this proxy statement/prospectus, MoneyLion’s board of directors is permitted to, directly or indirectly through its representatives, and subject to certain exceptions and qualifications described in the merger agreement:
•
participate and engage in discussions and negotiations with, furnish any non-public information relating to MoneyLion or any of its subsidiaries to, and afford access to the business, properties, assets, books, records or personnel, of MoneyLion and any of its subsidiaries pursuant to an acceptable confidentiality agreement to any person and such person’s representatives, prospective financing sources and/or their respective representatives that has made, renewed or delivered to MoneyLion an acquisition proposal (that did not result from a breach of the no-solicitation provisions of the merger agreement) after the no-shop period start date, and otherwise facilitate such acquisition proposal and assist such person with such acquisition proposal, in each case with respect to an acquisition proposal that MoneyLion’s board of directors has determined in good faith (after consultation with and outside legal counsel and, with respect to financial matters, its financial advisors) (i) either constitutes a superior proposal or would reasonably be expected to lead to a superior proposal, and that the failure to take such action would reasonably be expected to be inconsistent with the board of directors’ fiduciary duties under applicable law and (ii) did not result from a breach of the no-solicitation provisions of the merger agreement; provided, that MoneyLion shall provide to Gen Digital and Merger Sub any non-public information, data and/or access that is provided to any person given such information, data and/or access that was not previously made available to Gen Digital or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person.
At 11:59 p.m., New York City time on January 24, 2025, the go-shop period ended with MoneyLion not having received a superior proposal.
For more information on the solicitation restrictions binding on MoneyLion, see “The Merger Agreement—Go-Shop; No Solicitation by MoneyLion” in this proxy statement/prospectus.
Termination of the Merger Agreement (see page 103)
As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the terms and conditions set forth in the merger agreement, the merger agreement may be terminated at any time before completion of the merger in any of the following ways:
•	by mutual written agreement of Gen Digital and MoneyLion;
•	by either Gen Digital or MoneyLion, if
•
the merger is not consummated on or before 11:59 p.m., New York City time, on September 10, 2025, subject to an extension until December 10, 2025, under certain circumstances for the purpose of obtaining certain regulatory approvals (referred to in this proxy statement/prospectus as the termination date);

•
any governmental authority has issued a permanent injunction or other final and non-appealable judgment or order, preventing the consummation of the Merger that prohibits, makes illegal or enjoins the consummation of the merger; or

•
the holders of a majority of the outstanding shares of MoneyLion common stock entitled to vote at the MoneyLion special meeting fail to adopt the merger agreement at the MoneyLion special meeting at which a vote is taken on the Merger;

•	by Gen Digital, if
•
MoneyLion breaches or fails to perform any representation, warranty, covenant or other agreement contained in the merger agreement that would result in a condition to the closing of the merger not being satisfied and, solely if such breach is capable of being cured, such breach has not been timely cured; or

•
prior to adoption of the merger agreement by MoneyLion’s stockholders, MoneyLion’s board of directors (or a committee thereof) has effected a recommendation change or MoneyLion or its board of directors, as applicable, willfully and materially breached its obligations under the no solicitation provisions of the merger agreement;

•	by MoneyLion, if
•
Gen Digital or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the merger agreement that would result in a condition to the closing of the merger not being satisfied and, solely if such breach is capable of being cured, such breach has not been timely cured; or

•	prior to the adoption of the merger agreement by MoneyLion’s stockholders, MoneyLion terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal.
Termination Fees (see page 104)
As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the terms and conditions set forth in the merger agreement, MoneyLion has agreed to pay the MoneyLion termination fee in cash equal to $41,023,051, if (i) the merger agreement is validly terminated by (x) Gen Digital or MoneyLion, if the merger has not occurred by the termination date (provided that, at the termination date, the requisite stockholder approval has not been obtained), (y) Gen Digital or MoneyLion, if the requisite stockholder approval is not obtained at a company stockholder meeting at which a vote is taken on the merger or (z) Gen Digital, due to the MoneyLion’s breach of its representations, warranties and covenants set forth in the merger agreement, (ii) following the execution of the merger agreement and prior to such termination, a third party publicly announces (or an acquisition proposal otherwise becomes publicly known) and does not withdraw without qualification an acquisition proposal prior to the earlier of (a) such termination of the merger agreement and (b) five days prior to MoneyLion’s stockholder meeting (as such meeting may have been adjourned or postponed in accordance with the merger agreement), and (iii) within 12 months of such termination, either (1) an acquisition transaction is consummated, (2) MoneyLion enters into a definitive agreement providing for consummation of an alternative acquisition transaction or (3) in the case of an acquisition proposal that is a tender or exchange offer, MoneyLion’s board of directors (x) approves or recommends to MoneyLion’s stockholders such acquisition proposal or (y) otherwise does not oppose such acquisition proposal and in the case of this clause (y) such proposal for such acquisition proposal is subsequently consummated.
MoneyLion is also required to pay the MoneyLion termination fee if (i) prior to the receipt of the requisite stockholder approval, Gen Digital terminates the merger agreement because MoneyLion’s board of directors has effected a recommendation change or MoneyLion or its board of directors has willfully and materially breached the “no-shop” provisions or (ii) MoneyLion’s board of directors makes a recommendation change and the merger agreement is terminated (x) by MoneyLion or Gen Digital (1) as a result of the occurrence of the termination date at a time when the requisite stockholder approval has not been obtained or when Gen Digital has a right to terminate the merger agreement due to MoneyLion’s breach of its representations, warranties and covenants set forth in the merger agreement or (2) if the requisite stockholder approval is not obtained at MoneyLion’s stockholder meeting at which a vote is taken on the merger or (y) by Gen Digital due to the MoneyLion’s breach of its representations, warranties and covenants set forth in the merger agreement.
MoneyLion is also required to pay the MoneyLion termination fee prior to or substantially concurrently with the entry into an agreement providing for a superior proposal. Notwithstanding the foregoing, the MoneyLion termination fee would have been $20,511,525 if MoneyLion terminated the merger agreement to enter into an agreement providing for a superior proposal either on or prior to the end of the go-shop period. At 11:59 p.m., New York City time on January 24, 2025, the go-shop period ended with MoneyLion not having received a superior proposal.
Except in the case of fraud or willful breach of any covenant or agreement in the merger agreement, if Gen Digital receives the applicable termination fee in accordance with the provisions of the merger agreement, the receipt of such termination fee will be Gen Digital’s sole and exclusive remedy against the MoneyLion.
See “The Merger Agreement––Termination Fees” in this proxy statement/prospectus for a more complete description of the circumstances under which MoneyLion or Gen Digital will be required to pay a termination fee.

Specific Performance; Remedies (see page 105)
Under the merger agreement, each of Gen Digital and MoneyLion is entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement.
Material U.S. Federal Income Tax Consequences (see page 72)
The exchange of shares of MoneyLion common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a MoneyLion stockholder that is a U.S. holder (as defined in “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance—Material U.S. Federal Income Tax Consequences”) will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash, including cash in lieu of fractional shares, received by such U.S. holder in the merger, and (B) the fair market value of the CVRs received by such U.S. holder in the merger, each determined on the date of the completion of the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of MoneyLion common stock exchanged therefor. With respect to a MoneyLion stockholder that is a non-U.S. holder (as defined in “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance—Material U.S. Federal Income Tax Consequences”), the exchange of shares of MoneyLion common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States.
Each MoneyLion stockholder is urged to read the discussion in the section entitled “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance—Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus and to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.
Accounting Treatment (see page 79)
The merger will be accounted for as an acquisition of a business. Gen Digital will record assets acquired and liabilities assumed from MoneyLion primarily at their respective fair values at the date of completion of the merger. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill.
Financing of the Merger and Indebtedness Following the Merger (see page 79)
Gen Digital intends to fund the cash portion of the merger consideration and pay related fees and expenses in connection with the merger using a combination of cash on hand and a portion of the proceeds from an anticipated incremental $750 million term loan B facility, which is expected to be a separate tranche of term loans pursuant to an amendment to Gen Digital's existing credit agreement.
Rights of MoneyLion Stockholders Will Change as a Result of the Merger (see page 128)
If the CVR payment is realized, MoneyLion stockholders will receive shares of Gen Digital common stock. To the extent the CVR payment occurs, once they become Gen Digital stockholders, MoneyLion stockholders will have different rights due to differences between the organizational documents of Gen Digital and MoneyLion. These differences are described in more detail under “Comparison of Stockholder Rights” in this proxy statement/prospectus.
Litigation Relating to the Merger (see page 80)
As of March 3, 2025, no complaints had been filed by purported MoneyLion stockholders challenging the merger, and no complaints had been filed by purported Gen Digital stockholders challenging the merger.
Beginning on February 9, 2025, certain purported stockholders of MoneyLion sent demand letters alleging deficiencies and/or omissions in the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part (the “demand letters”). The demand letters seek additional disclosures to remedy these purported deficiencies.
Additional demand letters may be sent and lawsuits arising out of or relating to the merger agreement and the transactions contemplated thereby, including the merger, may be filed in the future. If additional similar demand letters are sent, or if complaints are filed, absent new or different allegations that are material, neither MoneyLion nor Gen Digital will necessarily announce such additional demand letters or such filings. See the section entitled “Risk Factors” for additional information regarding any such potential litigation.
No assurance can be made as to the outcome of any lawsuit that is filed on the basis of the allegations in the demand letters, including the amount of costs associated with defending claims or any other liabilities that may be incurred in connection with the litigation of any claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger on the agreed-upon terms, such an injunction may delay the completion of the merger or may prevent the merger from being completed altogether.
Risk Factors (see page 23)
You should also carefully consider the risks that are described under the heading “Risk Factors” in this proxy statement/prospectus.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus, you should carefully consider the following risk factors in determining whether to vote for the adoption of the merger agreement or approval of the stock issuance. You also should read and consider the risk factors associated with each of the businesses of Gen Digital and MoneyLion because these risk factors may affect the operations and financial results of Gen Digital. These risk factors may be found under Part I, Item 1A, “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2024, with respect to MoneyLion, and March 29, 2024, with respect to Gen Digital, as updated by their respective Quarterly Reports on Form 10-Q, as applicable, and future filings with the SEC, each of which is on file or will be filed with the SEC and all of which are incorporated by reference into this proxy statement/prospectus.
Risks Related to the Merger
Because of the uncertainty of the fair market value of, and the ultimate realization on, the CVRs, MoneyLion stockholders cannot be sure of the value of the merger consideration they will receive in the merger.
Upon completion of the merger, each share of MoneyLion common stock outstanding immediately prior to the completion of the merger (other than owned stock, frozen shares and dissenting stock) will be converted into the right to receive cash in an amount equal $82.00, without interest thereon, and one CVR issued by Gen Digital that, if ultimately realized, will be settled in the form of shares of Gen Digital common stock, subject to and in accordance with a contingent value rights agreement to be entered into between Gen Digital and Computershare and Computershare Trust Inc. (with Computershare and Computershare Trust Inc. acting together as the rights agent), which is referred to in this proxy statement/prospectus as the CVR agreement. There is uncertainty regarding the fair market value of the CVRs and whether any payment will ultimately be realized on the CVRs. Accordingly, at the time of the MoneyLion special meeting, MoneyLion stockholders may not know or be able to determine the market value of the merger consideration they would be entitled to receive upon completion of the merger. Stock price changes, which will likely impact the fair market value of the CVRs, may result from a variety of factors, including general market and economic conditions, changes in Gen Digital’s and MoneyLion’s respective businesses, operations and prospects, risks inherent in their respective businesses, changes in market assessments of the likelihood that the merger will be completed and the value that may be generated by the merger and changes with respect to expectations regarding the timing of the merger and regulatory considerations. Many of these factors are beyond Gen Digital’s and MoneyLion’s control.
The underlying value of the CVR is tied to the market price of Gen Digital common stock.
Upon completion of the merger, holders of shares of MoneyLion common stock will become holders of CVRs that will be paid out only if the CVR milestone is reached. The CVR milestone will be met on the earlier of (i) the first date that the average VWAP (as defined under the heading “Description of the CVRs” in this proxy statement/prospectus) of Gen Digital common stock for any 30 consecutive trading days beginning on December 10, 2024 is equal to or greater than $37.50 (subject to certain adjustments) and (ii) immediately prior to the occurrence of a change of control of Gen Digital. However, if the CVR milestone is not achieved for any reason prior to the second anniversary of the closing of the merger, no payment will be made under the CVRs, and the CVRs will expire valueless. As such, the occurrence or non-occurrence of the CVR milestone will be determined by the share price of Gen Digital common stock and any risks related to the market price of Gen Digital common stock may impact the likelihood of the CVR payment occurring and the value of such CVR being realized. If the CVR milestone is not achieved, MoneyLion stockholders will not receive Gen Digital common stock as a result of the merger and therefore will not participate in the growth and upside, if any, of Gen Digital. See “—The market price of shares of Gen Digital common stock after the merger will continue to fluctuate and may be affected by factors different from those that are currently affecting or historically have affected the market price of shares of MoneyLion common stock or Gen Digital common stock,” “If the merger is completed, Gen Digital may fail to realize the anticipated benefits and cost savings of the merger, which could adversely affect the value of shares of Gen Digital common stock” and “Gen Digital will incur significant transaction and integration -related costs in connection with the merger. In addition, the merger may not be accretive, and may be dilutive, to Gen Digital’s earnings per share, which may negatively affect the market price of shares of Gen Digital common stock” in this proxy statement/prospectus.

The market price of shares of Gen Digital common stock after the merger will continue to fluctuate and may be affected by factors different from those that are currently affecting or historically have affected the market price of shares of MoneyLion common stock or Gen Digital common stock.
The market price of Gen Digital common stock may fluctuate significantly following completion of the merger, and holders of shares of MoneyLion common stock could lose the value of their investment in the CVRs. The issuance of the CVRs could on its own have the effect of depressing the market price for Gen Digital common stock.
In addition, in the future Gen Digital may issue additional securities to raise capital. Gen Digital may also acquire interests in other companies by issuing Gen Digital common stock to finance the acquisition, in whole or in part. Gen Digital may also issue additional securities convertible into Gen Digital common stock.
Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, the Gen Digital common stock, regardless of Gen Digital’s actual operating performance.
The CVR milestone will not be adjusted for certain dividends paid by Gen Digital not in excess of $0.125 per share of Gen Digital common stock per quarter.
The businesses of Gen Digital differ from those of MoneyLion in important respects and, accordingly, the results of operations of Gen Digital after the merger, as well as the market price of shares of Gen Digital common stock, may be affected by factors different from those that are currently affecting, historically have affected or would in the future affect the results of operations of MoneyLion and Gen Digital as stand-alone public companies, as well as the market price of shares of MoneyLion common stock and Gen Digital common stock prior to completion of the merger. For further information on the respective businesses of Gen Digital and MoneyLion and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” in this proxy statement/prospectus.
Gen Digital and MoneyLion may have difficulty attracting, motivating and retaining executives and other key employees in light of the merger.
Gen Digital’s success after the transaction will depend in part on the ability of Gen Digital to retain key executives and other employees of MoneyLion. Uncertainty about the effect of the merger on Gen Digital and MoneyLion employees may have an adverse effect on each of Gen Digital and MoneyLion and consequently the merger. This uncertainty may impair Gen Digital’s and MoneyLion’s ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the merger, as employees of Gen Digital and MoneyLion may experience uncertainty about their future roles.
Additionally, MoneyLion’s officers and employees may hold shares of MoneyLion common stock and MoneyLion equity awards, and, if the merger is completed, these officers and employees may be entitled to the merger consideration in respect of such shares of MoneyLion common stock and MoneyLion equity awards. These payments, individually or in the aggregate, could make retention of MoneyLion officers and employees more difficult.
Furthermore, if key employees of Gen Digital or MoneyLion depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to be employees of Gen Digital, Gen Digital may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent, and Gen Digital’s ability to realize the anticipated benefits of the merger may be materially and adversely affected. No assurance can be given that Gen Digital will be able to attract or retain key employees to the same extent that MoneyLion has been able to attract or retain employees in the past.
The pendency of the transaction could adversely affect MoneyLion’s businesses, results of operations, and financial condition.
The pendency of the merger could cause disruptions in and create uncertainty surrounding MoneyLion’s businesses, including by affecting MoneyLion’s relationships with its existing and future customers, suppliers, vendors and partners and MoneyLion’s standing with regulators and other government officials. Such disruptions and uncertainty could have an adverse effect on MoneyLion’s business, results of operations and financial condition, as well as the market prices of the MoneyLion’s securities, regardless of whether the merger is completed. In particular, any adverse effect could be exacerbated by a prolonged delay in completing the merger. MoneyLion could also potentially lose customers, suppliers or vendors, existing customers, suppliers or vendors may seek to change their existing business relationships or renegotiate their contracts with MoneyLion or defer decisions concerning MoneyLion, and potential customers, suppliers, or vendors could defer entering into contracts with MoneyLion, each as a result of uncertainty relating to the merger.
In order to complete the merger, Gen Digital and MoneyLion must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the merger may be jeopardized or prevented or the anticipated benefits of the merger could be reduced.
Completion of the merger is conditioned upon the expiration or early termination of the waiting period relating to the merger under the HSR Act and the receipt of approvals from certain specified government authorities (the waiting period under the HSR Act expired on January 21, 2025). There can be no assurance when or if the relevant waiting periods will expire or terminate or the required approvals will be obtained and there can be no assurance that the merger will be completed in the near term or at all.
In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the merger, including other potential transactions in the consumer cybersecurity industry, the financial services industry and other industries. These governmental authorities may be affected by government shutdowns, which could result in delays regarding any potential approvals or other actions. These governmental authorities may initiate proceedings seeking to prevent, or otherwise seek to prevent, the merger. As a condition to the approval of the merger or related transactions, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of Gen Digital’s business or MoneyLion’s business after completion of the merger.
In addition to receipt of certain governmental approvals, completion of the merger is subject to a number of other conditions, and if these conditions are not satisfied or waived, the merger will not be completed.
The obligations of Gen Digital and MoneyLion to complete the merger are subject to satisfaction or waiver of a number of conditions in addition to receipt of certain specified governmental approvals, including: (i) adoption of the merger agreement by MoneyLion stockholders at the MoneyLion special meeting; (ii) absence of any injunction or order that prohibits completion of the merger; (iii) the effectiveness of the registration statement on Form S-4 relating to the merger and no stop order suspending the effectiveness of the registration statement and no proceedings for such purpose are pending before the SEC; (iv) no material adverse effect of Gen Digital or MoneyLion and (v) other customary conditions. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see “The Merger Agreement––Conditions to Completion of the Merger” in this proxy statement/prospectus. There can be no assurance that the conditions to completion of the merger will be satisfied or waived or that the merger will be completed within the expected time frame, or at all.
In addition, the MoneyLion special meeting may take place before certain governmental approvals have been obtained and, therefore, before the terms on which such governmental approvals may be obtained, or the conditions to obtaining such governmental approvals that may be imposed, are known. As a result, if MoneyLion stockholders adopt the merger agreement at the MoneyLion special meeting, MoneyLion may make a decision after its meeting to waive a condition as to the receipt of certain specified governmental approvals or to take certain actions required to obtain such governmental approvals without seeking further stockholder approval, and such actions could have an adverse effect on Gen Digital.
Failure to complete the merger could negatively impact the stock price and the future business and financial results of MoneyLion.
If the merger is not completed for any reason, including as a result of MoneyLion stockholders failing to adopt the merger agreement, the ongoing businesses of MoneyLion may be materially and adversely affected and, without realizing any of the benefits of having completed the merger, MoneyLion would be subject to a number of risks, including the following:
•
MoneyLion may experience negative reactions from the financial markets, including negative impacts on trading prices of shares of MoneyLion common stock and its other securities, and from its customers, vendors, regulators and employees;

•
MoneyLion may be required to pay Gen Digital the MoneyLion Termination Fee if the merger agreement is terminated under certain circumstances (see “The Merger Agreement––Termination Fees” in this proxy statement/prospectus);

•	MoneyLion will be required to pay certain transaction expenses and other costs incurred in connection with the merger, whether or not the merger is completed;
•
the merger agreement places certain restrictions on the conduct of MoneyLion’s business prior to completion of the merger, and such restrictions, the waiver of which is subject to the consent of Gen Digital, may prevent MoneyLion from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the merger that MoneyLion would have made, taken or pursued if these restrictions were not in place (see “The Merger Agreement––Conduct of Business Pending the Merger” in this proxy statement/prospectus for a description of the restrictive covenants applicable to MoneyLion); and

•
matters relating to the merger will require substantial commitments of time and resources by MoneyLion management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to MoneyLion as an independent company.

In addition, MoneyLion could be subject to litigation related to any failure to complete the merger or related to any proceeding to specifically enforce MoneyLion’s obligation to perform their respective obligations under the merger agreement.
If any of these risks materialize, they may materially and adversely affect MoneyLion’s businesses, financial condition, financial results, ratings, stock prices and/or bond prices.
If the merger is completed, Gen Digital may fail to realize the anticipated benefits of the merger, which could adversely affect the value of shares of Gen Digital common stock.
The success of the merger will depend, in part, on Gen Digital’s ability to realize the anticipated benefits and cost savings from the acquisition of MoneyLion. Gen Digital’s ability to realize these anticipated benefits and cost savings is subject to certain risks, including:
•	Gen Digital’s ability to successfully integrate the business of MoneyLion;
•	the risk that following the merger Gen Digital will not perform as expected;
•	the extent to which Gen Digital will be able to realize the expected benefits and synergies of the merger;
•	the possibility that Gen Digital will pay more for MoneyLion than the value it will derive from the merger;
•	the reduction of Gen Digital’s cash available for operations and other uses;
•
the assumption of known and unknown liabilities of MoneyLion, including liabilities that Gen Digital may not have discovered, or may have been unable to properly quantify, in the course of its due diligence review that may have a material adverse effect on the business, results of operations, financial condition and cash flows of Gen Digital after the consummation of the merger;

•	the possibility of a decline of the credit ratings of Gen Digital following the completion of the merger; and
•	the possibility of costly litigation challenging or otherwise in connection with the merger.
The anticipated cost savings and other benefits of the merger may not be realized fully or may take longer to realize than expected. Gen Digital may not perform as expected and the value of the shares of Gen Digital common stock may be adversely affected.
Gen Digital and MoneyLion have operated and, until completion of the merger will continue to operate, independently, and there can be no assurances that their businesses can be operated successfully after the completion of the merger. There could be loss of key Gen Digital and MoneyLion employees, the disruption of either company’s or both companies’ ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-completion combination process that takes longer than originally anticipated. Specifically, certain issues that must be addressed in order to realize the anticipated benefits of the merger so Gen Digital performs as expected include, among others:
•	combining the companies’ separate operational, financial, reporting and corporate functions;
•	harmonizing and leveraging the companies’ technologies, products and services;
•	identifying and eliminating redundant and underperforming operations and assets;
•	harmonizing the companies’ operating practices, employee development, compensation and benefit programs, internal controls and other policies, procedures and processes;
•	addressing possible differences in business background, corporate cultures and management philosophies;
•	maintaining employee morale and retaining key management and other employees;
•	attracting and recruiting prospective employees;
•	coordinating sales, distribution and marketing efforts;
•	maintaining existing agreements with customers and vendors and avoiding delays in entering into new agreements with prospective customers and vendors;
•	coordinating geographically dispersed organizations;
•	optimizing facilities of MoneyLion and Gen Digital that are currently in or near the same location; and
•	effecting potential actions that may be required in connection with obtaining regulatory approvals.
In addition, at times, the attention of certain members of each company’s management and each company’s resources may be focused on completion of the merger and the harmonization and optimization of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of Gen Digital.
MoneyLion’s executive officers and directors have interests in the merger that may be different from your interests as a stockholder of MoneyLion.
When considering the recommendation of MoneyLion’s board of directors that MoneyLion stockholders vote in favor of the adoption of the merger agreement, MoneyLion stockholders should be aware that MoneyLion’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of MoneyLion stockholders generally, including potential severance benefits, treatment of outstanding MoneyLion equity awards pursuant to the merger agreement and potential vesting of such awards in connection with a qualifying termination of employment on or following the merger (or, in certain circumstances, a termination of employment that otherwise occurs in connection with the merger), and rights to ongoing indemnification and insurance coverage. See “Interests of MoneyLion’s Directors and Executive Officers in the Merger” in this proxy statement/prospectus for a more detailed description of these interests. Gen Digital’s board of directors and MoneyLion’s board of directors were aware of these interests and considered them, in addition to other matters, in evaluating and negotiating the merger agreement and in recommending that MoneyLion stockholders adopt the merger agreement and that the Gen Digital stockholders approve the stock issuance, respectively.
The merger agreement contains provisions that make it more difficult for MoneyLion to pursue alternatives to the merger and may discourage other companies from trying to acquire MoneyLion for greater consideration than what Gen Digital has agreed to pay.
The merger agreement contains provisions that make it more difficult for MoneyLion to sell its business to a party other than Gen Digital. While the merger agreement contains a “go-shop” provision that allows MoneyLion to solicit, initiate, propose, induce the making, submission or announcement of, and encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal, the “go-shop” provision will expire on January 24, 2025. Following the expiration of the go-shop period, the merger agreement will be subject to a general prohibition on

MoneyLion soliciting any acquisition proposal. Further, there are only limited exceptions to MoneyLion’s agreement that its board of directors will not withdraw or modify in a manner adverse to the other party its recommendation in favor of the adoption of the merger agreement, and Gen Digital generally has a right to match any acquisition proposal that may be made. However, at any time prior to the adoption of the merger agreement by MoneyLion stockholders, MoneyLion’s board of directors is permitted to make an adverse recommendation change if it determines in good faith that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In the event that MoneyLion’s board of directors makes an adverse recommendation change, then MoneyLion may be required to pay the appliable MoneyLion termination fee. MoneyLion also will be required to pay certain transaction expenses and other costs incurred in connection with the merger, whether or not the merger is completed. See “The Merger Agreement––Go-Shop; No Solicitation by MoneyLion” and “The Merger Agreement––Termination Fees” in this proxy statement/prospectus.
The parties believe these provisions are reasonable and not preclusive of other offers, but these restrictions might discourage a third party that has an interest in acquiring all or a significant part of MoneyLion from considering or proposing an acquisition proposal, even if that party were prepared to pay consideration with a higher per-share value than the currently proposed merger consideration. Furthermore, the termination fees described above may result in a potential competing acquirer proposing to pay a lower per-share price to acquire the applicable party than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable by such party in certain circumstances.
Gen Digital and MoneyLion may be targets of transaction related lawsuits, which could result in substantial costs and may delay or prevent the merger from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. For example, purported stockholders of MoneyLion sent demand letters alleging deficiencies and/or omissions in the registration statement on Form S-4 filed by Gen Digital, of which this joint proxy statement/prospectus forms a part. Neither Gen Digital or MoneyLion can provide assurance that lawsuits will not be filed on the basis of the allegations in the demand letters or that any other litigation or legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against Gen Digital or MoneyLion, they will defend against it, but might not be successful in doing so. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Gen Digital’s and MoneyLion’s respective liquidity and financial condition. See “Litigation Relating to the Merger” in this proxy statement/prospectus for more information about litigation related to the merger that has been commenced prior to the date of this proxy statement/prospectus. Currently, with regard to the merger, Gen Digital and MoneyLion are not aware of any securities class action lawsuits or derivative lawsuits being filed.
One of the conditions to completion of the merger is the absence of any injunction or order being in effect that prohibits completion of the merger. Accordingly, if a plaintiff is successful in obtaining any injunction or order prohibiting the completion of the merger, then such injunction or order may prevent the merger from being completed, or from being completed within the expected timeframe, which may adversely affect Gen Digital’s and MoneyLion’s respective business, financial position and results of operation.
If the merger is completed, Gen Digital will assume MoneyLion’s risks arising from various regulatory matters.
If Gen Digital completes the merger, it will assume MoneyLion’s risks arising from various regulatory matters. The financial services industry is subject to extensive regulation under federal, state and applicable international laws. From time to time, MoneyLion has been, and continues to be, subject to inquiries, subpoenas, pending investigations and enforcement matters by state and federal regulators and has been threatened with or named as a defendant in lawsuits, arbitrations and administrative claims involving securities, consumer financial services and other matters. MoneyLion is also subject to periodic regulatory examinations and inspections. Additionally, MoneyLion has in the past received and responded to, and continues to receive and respond to, civil investigative demands, subpoenas and other similar information and investigatory requests from federal and state regulators and attorneys general relating to its provision of consumer financial services, including its lending activity, membership program, earned wage access product and other products and services. Any of these matters could result in adverse judgments, settlements, fines, penalties, restitution, disgorgement, injunctions or other relief. For example, in November 2023, MoneyLion settled an ongoing investigation with the Colorado Department of Law relating to its historical lending activities in Colorado and the fees charged under its membership model.
In addition, compliance issues and complaints that are reported to and investigated by regulators, such as the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau and state regulators may, if pursued, result in formal claims being filed against MoneyLion by customers or disciplinary action being taken against MoneyLion or its employees by regulators or enforcement agencies. To resolve issues raised in examinations or other governmental actions, Gen Digital may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to Gen Digital. As such, Gen Digital will continue to incur costs to comply with governmental regulations. Any such claims or disciplinary actions that are decided against MoneyLion or Gen Digital could have a material impact on Gen Digital’s financial results and may prompt litigation or additional investigations or proceedings as other litigants or other government agencies begin independent reviews of the same activities.
If the merger is completed, Gen Digital will assume MoneyLion’s risk arising from various legal proceedings.
MoneyLion is, and may in the future become, subject to litigation, claims, examinations, investigations, legal and administrative cases and proceedings, whether civil or criminal, or lawsuits by governmental agencies or private parties, which may affect Gen Digital’s business, financial condition, results of operations and cash flows. These claims, lawsuits and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common law fraud, government regulation, compliance, alleged federal and state securities and “blue sky” law violations or other investor claims and other matters.
Due to the consumer-oriented nature of a significant portion of MoneyLion’s business and the application of certain laws and regulations, participants in its industry are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these legal proceedings involve alleged violations of consumer protection laws. In addition, MoneyLion has in the past and may in the future be subject to litigation, claims, examinations, investigations, legal and administrative cases and proceedings related to its loan products and other financial services it provides. For instance, MoneyLion’s membership model and some of the products and services it offers, including its earned wage access product, Instacash, are relatively novel and have been and may in the future continue to be subject to regulatory scrutiny or interest and litigation. Gen Digital cannot predict with certainty the eventual outcome of MoneyLion’s pending or future legal proceedings and regulatory actions, and the ultimate outcome of such matters could be material to Gen Digital’s results of operations, cash flows and financial condition.
Gen Digital may not be able to service all of its indebtedness and may be forced to take other actions to satisfy Gen Digital’s obligations under Gen Digital’s indebtedness, which may not be successful. Gen Digital’s failure to meet its debt service obligations could have a material adverse effect on Gen Digital’s business, financial condition and results of operations.
The indebtedness of Gen Digital following completion of the merger will be greater than Gen Digital’s indebtedness on a pre-merger stand-alone basis. Further, Gen Digital depends on cash on hand and cash flows from operations to make scheduled debt payments. Gen Digital expects to be able to meet the estimated cash interest payments on Gen Digital’s indebtedness following the merger through a combination of the expected cash flows from operations of Gen Digital. However, Gen Digital’s ability to generate sufficient cash flow from operations of Gen Digital and to utilize other methods to make scheduled payments will depend on a range of economic, competitive and business factors, many of which are outside of Gen Digital’s control. There can be no assurance that these sources will be adequate. If Gen Digital is unable to service Gen Digital’s indebtedness and fund its operations, Gen Digital will be forced to reduce or delay capital expenditures, seek additional capital, sell assets or refinance Gen Digital’s indebtedness. Any such action may not be successful and Gen Digital may be unable to service Gen Digital’s indebtedness and fund its operations, which could have a material adverse effect on Gen Digital’s business, financial condition or results of operations.

Gen Digital will incur significant transaction and integration-related costs in connection with the merger. In addition, the merger may not be accretive, and may be dilutive, to Gen Digital’s earnings per share, which may negatively affect the market price of shares of Gen Digital common stock.
Gen Digital expects to incur a number of non-recurring costs associated with the merger and harmonizing and optimizing MoneyLion’s business with Gen Digital’s business. Gen Digital will incur significant transaction costs related to the merger. Gen Digital also will incur significant fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Gen Digital continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the harmonization and optimization of MoneyLion’s business. While Gen Digital has assumed that a certain level of transaction expenses will be incurred, factors beyond Gen Digital’s control, such as certain of MoneyLion’s expenses, could affect the total amount or the timing of these expenses Although Gen Digital expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the harmonization and optimization of the businesses, should allow Gen Digital to offset integration -related costs over time, this net benefit may not be achieved in the near term or at all.
In addition, future events and conditions could decrease or delay the accretion that is currently projected or could result in dilution, including adverse changes in market conditions, additional transaction and integration -related costs and other factors such as the failure to realize some or all of the anticipated benefits of the merger. Any dilution of, decrease in or delay of any accretion to, Gen Digital’s earnings per share could cause the price of shares of Gen Digital common stock to decline or grow at a reduced rate.
Following the closing of the merger, certain of Gen Digital’s total assets will be related to acquired intangible assets and goodwill of MoneyLion, which are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate that the carrying value may not be recoverable. Any charges for impairment as well as amortization of intangible assets could have a material adverse effect on Gen Digital’s results of operations and financial condition.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the section “MoneyLion Proposal I: Adoption of the Merger Agreement—Certain Unaudited Prospective Financial Information” were based on assumptions of, and information available to, MoneyLion’s management, when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond MoneyLion’s control and may not be realized. Many factors mentioned in this proxy statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining Gen Digital’s future results. As a result of these contingencies, actual future results may vary materially from MoneyLion’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
MoneyLion’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and MoneyLion does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.
The financial estimates of MoneyLion included in this proxy statement/prospectus have been prepared by, and are the responsibility of, MoneyLion. Moreover, neither MoneyLion’s independent accountants nor any other independent accountants, have compiled, examined or performed any procedures with respect to MoneyLion’s prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, MoneyLion’s prospective financial information. The reports of such independent accountants incorporated by reference herein relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this proxy statement/prospectus and should not be read to do so.

MoneyLion may waive one or more of the closing conditions without re-soliciting stockholder approval.
Subject to applicable law, MoneyLion may determine to waive, in whole or part, one or more of the conditions to closing prior to MoneyLion being obligated to consummate the merger. Any determination whether to waive any conditions to closing, or to re-solicit stockholder approval to amend or supplement this proxy statement/prospectus as a result of such a waiver, will be made by MoneyLion at the time of such waiver based on the facts and circumstances as they exist at that time.
Certain MoneyLion agreements may contain change of control provisions that may have been triggered by the merger that, if acted upon or not waived, could cause Gen Digital to lose the benefit of such agreement and incur liabilities or replacement costs, which could have a material adverse effect on Gen Digital.
MoneyLion is party to, or may become party to after the date hereof, various agreements with third parties, including certain license agreements, business development-related agreements, distribution related agreements, financing facilities, leases and subleases and contracts for the performance of services material to the operations of MoneyLion and/or its affiliates and employment agreements that may contain change of control provisions that may be triggered upon the completion of the merger. Agreements with change of control provisions typically provide for or permit the termination of the agreement upon the occurrence of a change of control of one of the parties, which can be waived by the relevant counterparties. In the event that there is such a contract or arrangement requiring a consent or waiver in relation to the merger or the merger agreement, for which such consent or waiver is not obtained, Gen Digital could lose the benefit of the underlying agreement and incur liabilities or replacement costs, which could have an adverse effect on the operations of Gen Digital.
Risks Related to the CVRs
You may not receive any payment on the CVRs.
Your right to receive any future payment in the form of shares of Gen Digital common stock, will be contingent upon the achievement of the earlier of (i) the first date that the average VWAP of Gen Digital common stock for any 30 consecutive trading days beginning on December 10, 2024 is equal to or greater than $37.50 (subject to certain adjustments) and (ii) immediately prior to the occurrence of a change of control, in each case. If the CVR milestone is not achieved for any reason prior to the second anniversary of the closing of the merger, no payment will be made under the CVRs, and the CVRs will expire valueless. Accordingly, the value, if any, of the CVRs is speculative, and the CVRs may ultimately have no value. See “Description of the CVRs” in this proxy statement/prospectus.
The U.S. federal income tax treatment of the CVRs is unclear.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt, ownership, disposition, expiration or abandonment of CVRs and receipt of Gen Digital common stock in respect of the CVRs.
Receipt of the merger consideration. Pursuant to the CVR agreement, the parties to the CVR agreement have agreed to treat and report the receipt of the CVRs for all U.S. federal and applicable state and local tax purposes as additional consideration for the sale of MoneyLion common stock in the merger, except as required by applicable law. Accordingly, a U.S. holder of MoneyLion common stock will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash, including cash in lieu of fractional shares, received by such U.S. holder in the merger and (B) the fair market value of the CVRs received in the merger, each determined on the date of the consummation of the merger and (ii) such U.S. holder’s adjusted tax basis in its shares of MoneyLion common stock exchanged therefor. The receipt of the merger consideration by a non-U.S. holder generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections with the United States. A holder’s initial aggregate tax basis in the CVRs received in the merger will equal the fair market value of the CVRs as of the date of the merger. The holding period of the CVRs received in the merger will begin on the day after the merger.
The tax consequences of the ownership, disposition, expiration or abandonment of CVRs and receipt of Gen Digital common stock in respect of the CVRs are not clear. The CVRs could be treated as options, warrants or other derivative instruments with respect to the Gen Digital common stock. If treated as such, upon settlement of the CVRs in exchange for Gen Digital common stock, the holder would not recognize gain or loss, and the holder would take a basis in such common stock equal to its basis in the CVRs, and a holding period in such

Gen Digital common stock that likely begins the day after receipt of such stock. Under the terms of the CVR agreement, the number of shares of Gen Digital common stock that can be received upon settlement of the CVRs may be equitably adjusted to account for certain cash dividend on shares of Gen Digital common stock or certain changes in the outstanding shares of capital stock or the capital structure of Gen Digital. These adjustments may implicate Treasury regulations regarding “deemed dividends,” which could result in inclusion of dividend income for holders. A non-U.S. holder would generally be subject to U.S. withholding tax in respect of such a deemed dividend.
Alternatively, it is possible that the CVRs could be treated as deferred payment obligations of Gen Digital. In such case, a later receipt of Gen Digital common stock with respect to the CVRs could be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVR to the extent of the value thereof. The amount of Gen Digital common stock with a value in excess of such amount will likely be treated as a payment with respect to a sale of a capital asset or, possibly, as income taxed at ordinary rates. In such case, a portion of a payment with respect to the CVRs may constitute imputed interest under Section 483 of the Code. In accordance with the CVR agreement, Gen Digital has agreed to report imputed interest on the CVRs pursuant to Section 483 of the Code, except as otherwise required by applicable law. In addition, the holder of the CVRs would have a basis in the Gen Digital common stock received equal to its fair market value on the date of receipt. The holding period of such stock would likely begin on the day after receipt.
If the CVRs are treated as deferred payment obligations of Gen Digital, a later receipt of Gen Digital common stock with respect to the CVRs with a value in excess of a non-U.S. holder’s adjusted tax basis in the CVRs generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections with the United States.
The expiration of the CVRs would likely result in a holder recognizing a capital loss, the use of which would be subject to limitations.
A U.S. holder should recognize capital gain or loss on the sale or exchange of the CVRs equal to the difference between (i) the sum of the amount of any cash and the fair market value of any property received upon such sale or exchange (less imputed interest) and (ii) the U.S. holder’s adjusted tax basis in the CVRs. A non-U.S. holder generally would not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections with the United States.
Holders are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences to them of the receipt, ownership, disposition, expiration or abandonment of CVRs and receipt of Gen Digital common stock in respect of the CVRs. For further detail, see “MoneyLion Proposal I: Adoption of the Merger Agreement and Gen Digital Proposal I: Approval of the Stock Issuance––Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus.
The shares of Gen Digital common stock to be received by MoneyLion stockholders upon the achievement of the CVR milestone, which may not occur, will have different rights from shares of MoneyLion common stock.
Upon completion of the merger, MoneyLion stockholders will no longer be stockholders of MoneyLion. If the CVR milestone is achieved, former MoneyLion stockholders that hold CVRs at the time of achievement of the CVR milestone will become stockholders of Gen Digital. Their rights as Gen Digital stockholders will be governed by the terms of Gen Digital’s certificate of incorporation, as it may be amended from time to time, which is referred to in this proxy statement/prospectus as Gen Digital’s certificate of incorporation, and Gen Digital’s bylaws, as they may be amended from time to time, which are referred to in this proxy statement/prospectus as Gen Digital’s bylaws. The terms of Gen Digital’s certificate of incorporation and Gen Digital’s bylaws are in some respects materially different than the terms of MoneyLion’s certificate of incorporation, as they may be amended from time to time, which is referred to in this proxy statement/prospectus as MoneyLion’s certificate of incorporation, and MoneyLion’s bylaws, as they may be amended from time to time, which are referred to in this proxy statement/prospectus as MoneyLion’s bylaws, which currently govern the rights of MoneyLion stockholders. See “Comparison of Stockholder Rights” in this proxy statement/prospectus for a discussion of the different rights associated with shares of MoneyLion common stock and shares of Gen Digital common stock.

Even if the CVR milestone is achieved, former MoneyLion stockholders, as a group, will have a significantly lower ownership and voting interest in Gen Digital than they currently have in MoneyLion, and will exercise materially less influence over the management and policies of Gen Digital than they currently have over the management and policies of MoneyLion.
The shares of Gen Digital common stock to be received by MoneyLion stockholders upon the achievement of the CVR milestone, which may not occur, will be subject to fluctuations in Gen Digital’s quarterly financial results, which have affected the trading price of Gen Digital common stock in the past and could affect the trading price of Gen Digital common stock in the future.
Gen Digital’s quarterly financial results have fluctuated in the past and are likely to vary in the future due to a number of factors, many of which are outside of Gen Digital’s control. If Gen Digital’s quarterly financial results or its predictions of future financial results fail to meet its expectations or the expectations of securities analysts and investors, the trading price of Gen Digital common stock could be negatively affected. Volatility in Gen Digital’s quarterly financial results may make it more difficult to raise capital in the future or pursue acquisitions.
Factors associated with the consumer cybersecurity industry, the operation of Gen Digital’s business and the markets for its solutions may cause Gen Digital’s quarterly financial results to fluctuate, including:
•	fluctuations in demand for Gen Digital’s solutions;
•
disruptions in Gen Digital’s business operations or target markets caused by, among other things, terrorism or other intentional acts, outbreaks of disease, or earthquakes, floods or other natural disasters;

•	entry of new competition into Gen Digital’s markets;
•	technological changes in Gen Digital’s markets;
•	Gen Digital’s ability to achieve targeted operating income and margins and revenues;
•	competitive pricing pressure or free offerings that compete with one or more of Gen Digital’s solutions;
•	Gen Digital’s ability to timely complete the release of new or enhanced versions of its solutions;
•	the amount and timing of commencement and termination of major marketing campaigns;
•	the number, severity and timing of threat outbreaks and cyber security incidents;
•	loss of customers or strategic partners or the inability to acquire new customers or cross-sell Gen Digital’s solutions;
•	changes in the mix or type of solutions and subscriptions sold and changes in consumer retention rates;
•	the rate of adoption of new technologies and new releases of operating systems, and new business processes;
•	consumer confidence and spending changes;
•	the outcome or impact of litigation, claims, disputes, regulatory inquiries or investigations;
•
the impact of acquisitions (and Gen Digital’s ability to achieve expected synergies or attendant cost savings), divestitures, restructurings, share repurchase, financings, debt repayments, equity investments and other investment activities;

•
changes in U.S. and worldwide economic conditions, such as economic recessions, the impact of inflation, fluctuations in foreign currency exchange rates including the weakening of foreign currencies relative to the U.S. dollar, which has and may in the future negatively affect Gen Digital’s revenue expressed in U.S. dollars, changes in interest rates, geopolitical conflicts, and other global macroeconomic factors on Gen Digital’s operations and financial performance;

•	the publication of unfavorable or inaccurate research reports about Gen Digital’s business by cybersecurity industry analysts;
•	the success of Gen Digital’s environmental, social and governance initiatives;

•	changes in tax laws, rules and regulations;
•	changes in tax rates, benefits and expenses; and
•	changes in consumer protection laws and regulations.
Any of the foregoing factors could cause the trading price of Gen Digital common stock to fluctuate significantly.
An active public market for the CVRs may not develop or the CVRs may trade at low volumes, both of which could have an adverse effect on the resale price, if any, of the CVRs.
The CVRs are a new security for which there is currently no public trading market. An active public trading market for the securities may not develop or be sustained. Gen Digital has agreed to use commercially reasonable efforts to maintain a listing for trading on Nasdaq for so long as any CVRs remain outstanding, to the extent the CVRs meet all of Nasdaq’s listing requirements. Notwithstanding its efforts, Gen Digital may be unable to cause the CVRs to be listed for trading.
Even if an active public trading market develops, there may be little or no market demand for the CVRs, making it difficult or impossible to resell the CVRs, which would have an adverse effect on the resale price, if any, of the CVRs. In addition, holders of CVRs may incur brokerage charges in connection with the resale of the CVRs, which in some cases could exceed the proceeds that could ultimately be realized by the holder from the resale of its CVRs. Neither Gen Digital nor MoneyLion can predict the price, if any, at which the CVRs will trade following the completion of the merger.
In addition, sales of a substantial number of CVRs in the public market, or the perception that these sales might occur, could depress the market price of the CVRs.
Because there has not been any public market for the CVRs, the market price and trading volume of the CVRs may be volatile.
Neither Gen Digital nor MoneyLion can predict the extent to which investor interest will lead to a liquid trading market in the CVRs or whether the market price of the CVRs will be volatile following the merger. The market price of the CVRs could fluctuate significantly for many reasons, including:
•	as a result of the risk factors listed in this proxy statement/prospectus;
•	as a result of the average VWAP of Gen Digital common stock for any number of trading days;
•	as a result of an actual or speculated change of control of Gen Digital, or lack thereof;
•	changes in Nasdaq’s listing requirements and the likelihood the CVRs will meet such listing requirements;
•	Gen Digital’s actual or expected financial performance;
•	the amount of dividends Gen Digital declares or pays;
•	future issuances of Gen Digital common stock or other securities;
•
for reasons unrelated to operating performance, such as reports by industry analysts, investor perceptions or negative announcements by Gen Digital’s or MoneyLion’s customers or competitors regarding their own performance;

•	regulatory changes that could have an impact on Gen Digital’s or MoneyLion’s business; and
•	general economic, securities markets and industry conditions.
Risks Related to Gen Digital and MoneyLion
Gen Digital and MoneyLion are, and following completion of the merger Gen Digital will continue to be, subject to the risks described in Part I, Item 1A in Gen Digital’s Annual Report on Form 10-K for the year ended March 29, 2024, filed with the SEC on May 16, 2024, and Part I, Item 1A in MoneyLion’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025, as updated by their respective Quarterly Reports on Form 10-Q, as applicable, and future filings with the SEC, in each case, incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” in this proxy statement/prospectus.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
The following table sets forth the closing sale price per share of Gen Digital common stock as reported on Nasdaq and price per share of MoneyLion common stock as reported on the NYSE on December 9, 2024, the last trading day prior to the public announcement of the transaction, and on March   , 2025, the most recent trading day prior to the date of this proxy statement/prospectus for which this information was available.

	Shares of Gen Digital Common Stock	Shares of MoneyLion Common Stock
December 9, 2024	$30.48	$77.01
March , 2025	$	$

The market prices of shares of Gen Digital common stock and shares of MoneyLion common stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the MoneyLion special meeting and the date the merger is completed. No assurance can be given concerning the market prices of shares of Gen Digital common stock or shares of MoneyLion common stock before completion of the merger or shares of Gen Digital common stock after completion of the merger.
This information should be read together with the consolidated financial statements and related notes of Gen Digital and MoneyLion that are incorporated by reference in this document.
Dividends
Gen Digital currently pays a quarterly dividend on shares of Gen Digital common stock and last paid a dividend on November 18, 2024 of $0.125 per share.
MoneyLion has never declared or paid any cash dividends on shares of MoneyLion common stock. Under the terms of the merger agreement, during the period before completion of the merger, MoneyLion is not permitted to declare, set aside or pay any dividend or other distribution, subject to certain exceptions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Gen Digital and MoneyLion, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully harmonize and optimize the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgments of MoneyLion, Gen Digital or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;
•
the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approval, the approval by MoneyLion’s stockholders, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all;

•	the possibility that the CVR milestone may not be met and that payment may not be made with respect to the CVRs;
•	the possibility that the CVRs may not meet the applicable listing requirements of, or be accepted for listing on, Nasdaq;
•	the outcome of any legal proceedings that may be instituted against MoneyLion, Gen Digital or the combined company;
•
the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MoneyLion or Gen Digital operate;

•	the possibility that the harmonization and optimization of the two companies may be more difficult, time-consuming or costly than expected;
•	the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;
•	the diversion of management’s attention from ongoing business operations and opportunities;
•
potential adverse reactions of MoneyLion’s or Gen Digital’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

•	changes in MoneyLion’s or Gen Digital’s share price before closing;

•	risks relating to the potential dilutive effect of shares of Gen Digital’s common stock that may be issued pursuant to the CVRs issued in connection with the proposed transaction; and
•	other factors that may affect future results of MoneyLion, Gen Digital or the combined company.
These factors are not necessarily all of the factors that could cause MoneyLion’s, Gen Digital’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm MoneyLion’s, Gen Digital’s or the combined company’s results. A further list and description of these and other factors can be found under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus.
Although each of Gen Digital and MoneyLion believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of MoneyLion or Gen Digital will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in MoneyLion’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, and any other documents subsequently filed by MoneyLion with the SEC and Gen Digital’s most recent annual report on Form 10-K for the fiscal year ended March 29, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by Gen Digital with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on MoneyLion, Gen Digital or their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and neither Gen Digital nor MoneyLion undertake, any obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements included in this proxy statement/prospectus or elsewhere, whether written or oral, that may be made from time to time relating to any of the matters discussed in this proxy statement/prospectus, whether as a result of new information, future events or otherwise, as of any future date, except to the extent required by applicable law.

THE COMPANIES
Gen Digital
Gen Digital, a Delaware corporation, is a global company powering Digital Freedom with a family of trusted brands including Norton, Avast, LifeLock, Avira, AVG, ReputationDefender and CCleaner. Gen Digital brings award-winning products and services in cyber safety, covering security, privacy and identity protection to approximately 500 million users in more than 150 countries so they can live their digital lives safely, privately, and confidently today and for generations to come.
The principal trading market for shares of Gen Digital common stock (NASD: GEN) is Nasdaq. The principal executive offices of Gen Digital are located at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281; its telephone number is (650) 527-8000; and its website is www.gendigital.com. Information on Gen Digital’s Internet website is not incorporated by reference into or otherwise part of this proxy statement/prospectus.
This proxy statement/prospectus incorporates important business and financial information about Gen Digital from other documents that are not included in or delivered with this proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information” in this proxy statement/prospectus.
MoneyLion
MoneyLion was founded in 2013 and is headquartered in New York, New York. On September 22, 2021, MoneyLion Inc., formerly known as Fusion Acquisition Corp., consummated a business combination with MoneyLion Technologies Inc., following which MoneyLion Inc. became a publicly traded company, with MoneyLion Technologies Inc., a subsidiary of MoneyLion Inc., continuing the existing business operations.
MoneyLion is a leader in financial technology, powering the next generation of personalized products and financial content for American consumers. MoneyLion was founded in 2013 with a vision to rewire the financial system. MoneyLion’s mission is to give everyone the power to make their best financial decisions. MoneyLion believes that the financial wellness gap in America can be addressed by bridging the financial literacy and the financial access gaps, shortening the distance between education and action.
The principal trading market for shares of MoneyLion common stock, par value $0.0001 per share, (NYSE: ML) is the NYSE. The principal executive offices of MoneyLion are located at 249-245 West 17th Street, 4th Floor, New York, NY 10011; its telephone number is (212) 300-9865; and its website is www.MoneyLion.com. Information on MoneyLion’s Internet website is not incorporated by reference into or otherwise part of this proxy statement/prospectus.
This proxy statement/prospectus incorporates important business and financial information about MoneyLion from other documents that are not included in or delivered with this proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information” in this proxy statement/prospectus.
Maverick Group Holdings, Inc.
Merger Sub was incorporated under the laws of the State of Delaware on October 30, 2024, and is a wholly-owned subsidiary of Gen Digital. Merger Sub was formed solely for the purpose of completing the merger. Merger Sub has not carried on any activities or operations to date, except for activities incidental to its formation and activities undertaken in connection with the merger. By operation of the merger, Merger Sub will be merged with and into MoneyLion, with MoneyLion surviving the merger as a wholly-owned subsidiary of Gen Digital.
The principal executive offices of Merger Sub are located at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281; its telephone number is (650) 527-8000.

SPECIAL MEETING OF STOCKHOLDERS OF MONEYLION
MoneyLion is providing this proxy statement/prospectus to its stockholders in connection with the solicitation of proxies to be voted at the MoneyLion special meeting (or any adjournment or postponement thereof) that MoneyLion has called to consider and vote on (i) a proposal to adopt the merger agreement and (ii) a proposal to approve the adjournment from time to time of the MoneyLion special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof.
Date, Time and Location
The MoneyLion special meeting will be held virtually by live audio webcast at https://www.virtualshareholdermeeting.com/ML2025SM, on April 10, 2025, at 10:00 a.m., Eastern Time, unless postponed to a later date. To virtually participate in the MoneyLion special meeting, visit such website and enter the 16-digit control number provided on your proxy card or voting instruction card.
Purpose
At the MoneyLion special meeting, MoneyLion stockholders will be asked to consider and vote on the following proposals:
•	to adopt the merger agreement; and
•	to approve the MoneyLion adjournment proposal.
Recommendation of MoneyLion’s Board of Directors
At a special meeting held on December 9, 2024, MoneyLion’s board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of MoneyLion and its stockholders. MoneyLion’s board of directors unanimously recommends that MoneyLion stockholders vote “FOR” the proposal to adopt the merger agreement. For the factors considered by MoneyLion’s board of directors in reaching this decision, see “MoneyLion Proposal I: Adoption of the Merger Agreement––MoneyLion’s Reasons for the Merger; Recommendation of MoneyLion’s Board of Directors that MoneyLion Stockholders Adopt the Merger Agreement” in this proxy statement/prospectus.
MoneyLion’s board of directors unanimously recommends that MoneyLion stockholders vote “FOR” the MoneyLion adjournment proposal. See “MoneyLion Proposal II: Adjournment of the MoneyLion Special Meeting” in this proxy statement/prospectus.
MoneyLion Record Date; Outstanding Shares; Stockholders Entitled to Vote
The record date for the determination of MoneyLion stockholders entitled to notice of and to vote at the MoneyLion special meeting is February 11, 2025. Only MoneyLion stockholders of record at the record date are entitled to receive notice of, and to vote at, the MoneyLion special meeting or any adjournment or postponement of the MoneyLion special meeting. MoneyLion’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the record date. As of the close of business on February 11, 2025, there were 11,305,744 shares of MoneyLion common stock outstanding and entitled to vote at the MoneyLion special meeting. Each holder of shares of MoneyLion common stock is entitled to one vote for each share of MoneyLion common stock owned at the record date.
Quorum
The presence at the MoneyLion special meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of MoneyLion common stock at the record date (the close of business on February 11, 2025) and entitled to vote will constitute a quorum. Shares of MoneyLion common stock whose holders elect to abstain from voting will be deemed present at the MoneyLion special meeting for the purpose of determining the presence of a quorum. Shares of MoneyLion common stock held in “street name” with respect to which the beneficial owner fails to give voting instructions to the broker, bank or other nominee holder of record, and shares of MoneyLion common stock with respect to which the beneficial owner otherwise fails to vote, will not be deemed present at the MoneyLion special meeting for the purpose of determining the presence of a quorum. There must be a quorum for the vote on the adoption of the merger agreement proposal to be taken at the MoneyLion special meeting. Failure of a quorum to be present at the MoneyLion special meeting will necessitate an adjournment of the meeting and will subject MoneyLion to additional expense.
Required Vote
Pursuant to Delaware law, to adopt the merger agreement, the affirmative vote of the holders of a majority of shares of MoneyLion common stock outstanding and entitled to vote thereon is required. MoneyLion cannot complete the merger and the merger consideration will not be paid unless its stockholders adopt the merger agreement and the other closing conditions specified in the merger agreement are met. Because adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of shares of MoneyLion common stock outstanding and entitled to vote thereon, a MoneyLion stockholder’s abstention from voting, the failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote “FOR” the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
To approve the MoneyLion adjournment proposal (whether or not a quorum, as defined under MoneyLion’s by-laws, is present), the affirmative vote of a majority of the votes present at the MoneyLion special meeting by holders of shares of MoneyLion common stock is required. For purposes of the MoneyLion adjournment proposal, “votes present” consist of votes “for” or “against” as well as elections to abstain from voting on the proposal. As a result, a MoneyLion stockholder’s abstention from voting on the MoneyLion adjournment proposal will have the same effect as a vote “AGAINST” the approval of the proposal. The failure of a MoneyLion stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a MoneyLion stockholder to vote will have no effect on the approval of this proposal because these failures to vote are not considered “votes present.”
Stock Ownership of and Voting by MoneyLion Directors and Executive Officers
At the close of business on February 11, 2025, MoneyLion’s directors and executive officers and their affiliates beneficially owned and had the right to vote in the aggregate 813,651 shares of MoneyLion common stock at the MoneyLion special meeting, which represents approximately 7.2% of the shares of MoneyLion common stock entitled to vote at the MoneyLion special meeting.
Each of MoneyLion’s directors and executive officers is expected, as of the date of this proxy statement/prospectus, to vote his or her shares of MoneyLion common stock “FOR” the proposal to adopt the merger agreement and “FOR” the MoneyLion adjournment proposal, though, except for the executive officers party to the voting agreement, none are obligated to do so.
Voting of Shares
Via the Internet or by Telephone
If you hold shares of MoneyLion common stock directly in your name as a stockholder of record, you may vote via the Internet or by telephone by following the instructions on the enclosed proxy card. In order to vote your shares via the Internet or by telephone, you will need the control number on your proxy card (which is unique to each MoneyLion stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). Internet and telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on March 31, 2025.
If you hold shares of MoneyLion common stock in “street name” through a broker, bank or other nominee holder of record, you may provide voting instructions via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank or other nominee holder of record. Please follow the voting instructions provided by your broker, bank or other nominee holder of record with these materials.
By Mail
If you hold shares of MoneyLion common stock directly in your name as a stockholder of record, in order to vote by mail, you may submit a proxy card. You will need to complete, sign and date your proxy card and return it using the postage-paid return envelope provided. MoneyLion stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the MoneyLion special meeting.
If you hold shares of MoneyLion common stock in “street name” through a broker, bank or other nominee holder of record, in order to provide voting instructions by mail you will need to complete, sign and date the voting instruction form provided by your broker, bank or other nominee holder of record with these materials and return it in the postage-paid return envelope provided. Your broker, bank or other nominee holder of record must receive your voting instruction form in sufficient time to vote your shares.
Virtually
If you hold shares of MoneyLion common stock directly in your name as a stockholder of record, you may vote virtually at the MoneyLion special meeting by visiting www.virtualshareholdermeeting.com/ML2025SM and entering the 16-digit control number provided on your proxy card. Stockholders of record also may be represented by another person at the MoneyLion special meeting by executing a proper proxy designating that person.
If you hold shares of MoneyLion common stock in “street name,” meaning through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the judge of election with your ballot to be able to vote virtually at the MoneyLion special meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.
When a stockholder of record submits a proxy via the Internet or by telephone, his or her proxy is recorded immediately. You are encouraged to register your vote via the Internet or telephone whenever possible. If you submit a proxy via the Internet or by telephone, please do not return your proxy card by mail. If you attend the MoneyLion special meeting, you may also vote virtually, in which case any votes that you previously submitted, whether via the Internet, by telephone or by mail, and any proxies previously granted, will be revoked and superseded by any vote that you cast at the MoneyLion special meeting. Your attendance at the MoneyLion special meeting alone will not revoke any proxy previously given.
Generally
If you hold shares of MoneyLion common stock in “street name” through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the judge of election with your ballot to be able to vote virtually at the MoneyLion special meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.
If your shares of MoneyLion common stock are held in an account at a broker, bank or other nominee holder of record (i.e., in “street name”), you must instruct the broker, bank or other nominee holder of record on how to vote your shares. Your broker, bank or other nominee holder of record will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or other nominee holder of record with this proxy statement/prospectus. Under stock exchange rules, brokers, banks and other nominee holders of record are precluded from exercising their voting discretion with respect to non-routine or “significant” matters, such as the adoption of the merger agreement and the approval of the MoneyLion adjournment proposal. As a result, absent specific instructions from the beneficial owner of shares of MoneyLion common stock, broker, banks and other nominees holders of record are not empowered to vote such shares.
Broker non-votes are shares held by a broker, bank or other nominee holder of record with respect to which the broker, bank or other nominee holder of record is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker, bank or other nominee holder of record does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the proposals to be considered at the MoneyLion special meeting as described in this proxy statement/prospectus, if a beneficial owner of shares of MoneyLion common stock held in “street name” does not give voting instructions to the broker, bank or other nominee holder of record, then those shares will not be present virtually or represented by proxy at the MoneyLion special meeting.
A beneficial owner’s failure to instruct the broker, bank or other nominee holder of record how to vote shares of MoneyLion common stock held in “street name” will therefore have the same effect as a vote

“AGAINST” the proposal to adopt the merger agreement. A beneficial owner’s failure to instruct the broker, bank or other nominee holder of record how to vote shares of MoneyLion common stock held in “street name” will have no effect on the proposal to approve the MoneyLion adjournment proposal.
MoneyLion’s board of directors has appointed certain persons as proxy holders to vote proxies in accordance with the instructions of MoneyLion stockholders. If you are a stockholder of record and you authorize these proxy holders to vote your shares of MoneyLion common stock with respect to any matter to be acted upon, your shares will be voted in accordance with your instructions in your proxy. If a MoneyLion stockholder signs a proxy card and returns it without giving instructions for voting on any proposal, the shares of MoneyLion common stock represented by that proxy card will be voted as MoneyLion’s board of directors recommends, and if any other matter properly comes before the special meeting, these proxy holders will vote on that matter in their discretion.
Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the MoneyLion special meeting, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the MoneyLion special meeting. If your shares of MoneyLion common stock are held in the name of a bank, broker or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.
Revocability of Proxies; Changing Your Vote
You may revoke your proxy or change your vote at any time before the closing of the polls at the MoneyLion special meeting. If you are a MoneyLion stockholder of record at the record date (the close of business on February 11, 2025), you can revoke your proxy or change your vote by:
•
sending a signed notice stating that you revoke your proxy to MoneyLion at 249-245 West 17th Street, 4th Floor, New York, NY 10011 that bears a date later than the date of the proxy you want to revoke and is received prior to the polls closing at the special meeting (or any adjournment or postponement thereof);

•
submitting a valid, later-dated proxy via the Internet or telephone before 11:59 p.m. (Eastern Time) on March 31, 2025, or by mail that is received prior to the MoneyLion special meeting (or any adjournment or postponement thereof); or

•
attending the virtual MoneyLion special meeting (or, if the MoneyLion special meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting, which automatically will cancel any proxy previously given, or revoking your proxy virtually, but your attendance at the MoneyLion special meeting alone will not revoke any proxy previously given.

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you must contact your broker, bank or other nominee holder of record to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote virtually at the MoneyLion special meeting.
Tabulation of Votes
A representative from Sodali will serve as the inspector of election and tabulate and certify voting results.
Solicitation of Proxies; Expenses of Solicitation
This proxy statement/prospectus is being provided to holders of shares of MoneyLion common stock in connection with the solicitation of proxies by MoneyLion’s board of directors to be voted at the MoneyLion special meeting and at any adjournments or postponements thereof. MoneyLion will bear all costs and expenses in connection with the solicitation of proxies, including the costs of filing, printing and mailing this proxy statement/prospectus for the MoneyLion special meeting. MoneyLion has engaged Sodali to assist in the solicitation of proxies for the MoneyLion special meeting and will pay Sodali a fee of $30,000 (subject to additional charges in the event of public opposition or counter-solicitation and for certain other services) plus (i) an additional $2,500 for administrative, technology and research and data services, (ii) a discretionary fee and (iii) reasonable out-of-pocket expenses. MoneyLion has agreed to indemnify Sodali for certain losses relating to or arising out of Sodali’s services. In addition to solicitation by mail, directors, officers and employees of

MoneyLion or its subsidiaries may solicit proxies from stockholders by telephone, telegram, email, personal interview or other means. MoneyLion currently expects not to incur any costs beyond those customarily expended for a solicitation of proxies in connection with the adoption of a merger agreement. Directors, officers and employees of MoneyLion will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees have been requested to forward proxy solicitation materials to their customers, and such nominees will be reimbursed for their reasonable out-of-pocket expenses. MoneyLion will pay the costs associated with the MoneyLion special meeting and solicitation of proxies, including the costs of mailing the proxy materials.
Householding
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits MoneyLion to send a single notice of meeting and, to the extent requested, a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if they appear to be members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials. If you are a registered stockholder, please check the appropriate box on your proxy card or select the householding option when you vote by Internet or phone if you would like to participate in MoneyLion’s householding program. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way.
A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding shares of MoneyLion common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.
Adjournment
MoneyLion stockholders are being asked to approve a proposal that will give MoneyLion’s board of directors authority to adjourn the MoneyLion special meeting one or more times for the purpose of soliciting additional proxies in favor of the adoption of the merger agreement if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof. If the MoneyLion adjournment proposal is approved, the MoneyLion special meeting could be adjourned to any date, subject to the provisions of the merger agreement. In addition, MoneyLion’s board of directors, with or without stockholder approval, could postpone the MoneyLion special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the MoneyLion special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the adoption of the merger agreement but do not indicate a choice on the MoneyLion adjournment proposal, your shares will be voted in favor of the MoneyLion adjournment proposal. But if you indicate that you wish to vote against the adoption of the merger agreement, your shares will only be voted in favor of the MoneyLion adjournment proposal if you indicate that you wish to vote in favor of that proposal.
Other Information
The matters to be considered at the MoneyLion special meeting are of great importance to the stockholders of MoneyLion. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement/prospectus and submit your proxy via the Internet or by telephone or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy via the Internet or by telephone, you do not need to return the enclosed proxy card.

Assistance
If you need assistance in completing your proxy card or have questions regarding the MoneyLion special meeting, please contact:
Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Telephone (Toll-Free): (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
ML.info@investor.morrowsodali.com

or

MoneyLion Inc.
249-245 West 17th Street, Floor 4
New York, NY 10017
Attention: Investor Relations Department
Telephone: (212) 300-9865
ir@moneylion.com

MONEYLION PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT
General
This proxy statement/prospectus is being provided to holders of shares of MoneyLion common stock in connection with the solicitation of proxies by MoneyLion’s board of directors to be voted at the MoneyLion special meeting and at any adjournments or postponements of the MoneyLion special meeting. At the MoneyLion special meeting, MoneyLion will ask its stockholders to vote on (i) a proposal to adopt the merger agreement and (ii) the MoneyLion adjournment proposal.
The merger agreement provides for the merger of Merger Sub with and into MoneyLion, with MoneyLion continuing as the surviving corporation and a wholly-owned subsidiary of Gen Digital. The merger will not be completed and the merger consideration will not be paid unless MoneyLion stockholders adopt the merger agreement and the other closing conditions specified in the merger agreement are met. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger. For additional information about the merger, see “The Merger Agreement—Structure of the Merger” and “The Merger Agreement—Merger Consideration” in this proxy statement/prospectus.
Upon completion of the merger, each share of MoneyLion common stock will be converted into the right to receive $82.00 in cash without interest thereon and one CVR that, if ultimately realized, will be settled in the form of shares of Gen Digital common stock. Based on the number of shares of MoneyLion common stock outstanding as of February 11, 2025, Gen Digital expects to issue approximately 11,305,744 CVRs to MoneyLion stockholders in the merger. The actual number of CVRs to be issued pursuant to the merger will be determined at completion of the merger based on the number of shares of MoneyLion common stock outstanding at such time. In addition, in connection with the merger, CVRs will be issued to holders of MoneyLion equity awards on the terms set forth in the merger agreement. See “The Merger Agreement—Treatment of MoneyLion Equity Awards” for a more detailed explanation.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among MoneyLion, Gen Digital, MoneyLion’s representatives, Gen Digital’s representatives and other parties.
MoneyLion’s board of directors and senior management regularly review and assess MoneyLion’s operations, performance, opportunities, prospects and strategic direction. In connection with this review and assessment, and with the assistance of legal and financial advisors, MoneyLion’s board of directors and management have considered potential strategic alternatives for MoneyLion, including potential business combinations or other transactions, to strengthen MoneyLion’s business and enhance stockholder value. In addition, MoneyLion has from time to time received unsolicited inquiries from third parties seeking to determine MoneyLion’s interest in potential M&A transactions.
On September 7, 2023, MoneyLion received a nonbinding offer letter from a financial sponsor, which is referred to in this proxy statement/prospectus as “Sponsor A,” for a take-private of MoneyLion at a price of $27.50 per MoneyLion share in an all-cash transaction. MoneyLion had previously entered into a mutual NDA with Sponsor A on August 1, 2023, which did not include a standstill. On September 11, 2023, MoneyLion’s board of directors held a meeting to discuss the nonbinding offer letter. At the meeting, representatives of Davis Polk, outside counsel to MoneyLion, advised MoneyLion’s board of directors on their fiduciary duties in considering the proposal from Sponsor A. At the meeting, MoneyLion’s board of directors determined that the indicative price offered by Sponsor A was inadequate and did not reflect MoneyLion’s value but that MoneyLion should continue to engage with Sponsor A and provide additional diligence information in order to see whether Sponsor A would improve its price.
On September 30, 2023, Sponsor A sent a revised nonbinding offer letter for a take-private of MoneyLion, proposing a purchase price of $30.00 per MoneyLion share. The offer letter also requested that MoneyLion enter into exclusive discussions with Sponsor A and that MoneyLion agree to reimburse certain of Sponsor A’s expenses if a definitive agreement was not ultimately reached. On October 4, 2023, MoneyLion’s board of directors met to discuss the revised offer letter. At the meeting, MoneyLion’s board of directors also discussed potential financial advisors to advise MoneyLion on a potential business combination transaction and directed MoneyLion to engage KBW as financial advisor. MoneyLion subsequently engaged KBW as financial advisor.
On October 25, 2023, MoneyLion’s board of directors held a meeting at which representatives of Davis Polk and KBW were present. At the meeting, MoneyLion’s board of directors reviewed the discussions with Sponsor A, including the request for exclusivity, and discussed a potential amendment of the NDA to add a standstill. After discussion, MoneyLion’s board of directors authorized MoneyLion to agree to 28-day exclusivity, but without expense reimbursement and conditioned on entry into an amendment to the NDA to include a standstill. The exclusivity agreement and NDA amendment were signed on October 30, 2023. Over the following weeks, MoneyLion and Sponsor A engaged in due diligence discussions regarding the potential transaction. On November 14, 2023, Sponsor A indicated that they were not prepared to increase their offer price above $30 per MoneyLion share. Given Sponsor A’s unwillingness to increase their offer price, MoneyLion’s board of directors directed MoneyLion management to terminate discussions with Sponsor A.
On June 14, 2024, a representative of Gen Digital asked Mr. Choubey to set up a call between the MoneyLion and Gen Digital teams to discuss potential business opportunities. On July 1, 2024, members of MoneyLion’s and Gen Digital’s respective management teams held a preliminary call to explore business development opportunities.
On July 9, 2024, MoneyLion and Gen Digital executed a non-disclosure agreement in order to facilitate further conversations on potential partnership opportunities.
On August 8, 2024, Mr. Choubey and Vincent Pilette, the chief executive officer of Gen Digital, held a call to discuss MoneyLion and Gen Digital’s respective business models.
On September 23, 2024, Mr. Choubey and Mr. Pilette held a call discussing potential partnership opportunities, including a potential acquisition of MoneyLion by Gen Digital.
On September 26, 2024, members of MoneyLion’s and Gen Digital’s respective management teams held a discussion regarding embedding MoneyLion’s Engine by MoneyLion enterprise business within Gen Digital’s platform.
On September 27, 2024, Mr. Choubey and Mr. Pilette met in person to continue the discussion of potential partnership opportunities. During the meeting, Mr. Pilette suggested a potential acquisition of MoneyLion by Gen Digital, noting possible strategic benefits and synergies. Mr. Choubey noted considerations for MoneyLion, including the volatility of MoneyLion’s common stock.
On October 4, 2024, Mr. Choubey and Mr. Pilette held a call to discuss a potential acquisition. On October 5, 2024, Mr. Choubey and Mr. Pilette held another call, during which Mr. Pilette proposed a value range for the potential acquisition initially in the range of $51 to $52 in cash per share of MoneyLion common stock. Mr. Choubey expressed his opinion that MoneyLion’s current share price was undervalued and that the proposed range was inadequate. Mr. Choubey indicated that, particularly given where MoneyLion’s stock had recently traded, he expected that an amount closer to $80 in cash per share of MoneyLion common stock would be needed for consideration in order to merit serious consideration from the MoneyLion board of directors. Mr. Choubey informed John Chrystal, the chair of MoneyLion’s board of directors, about the proposed range and Mr. Chrystal and Mr. Choubey both agreed that it undervalued MoneyLion. Throughout October 2024, Mr. Choubey and Mr. Pilette exchanged communications and held further conversations regarding a potential acquisition transaction, though, except as noted below, no particular proposal as to value was made. On October 11, Mr. Choubey and Mr. Pilette held a call, on which Mr. Pilette reiterated an offer in the range of $51 to $52 in cash per share of MoneyLion common stock. Mr. Choubey expressed that he continued to believe that Gen Digital’s offer price undervalued MoneyLion.
On October 14, 2024, Mr. Choubey informed other board members about the potential acquisition and his discussions with Mr. Pilette.
On October 15, 2024, Mr. Choubey communicated to Mr. Pilette that a price of $63 in cash per share and an additional $12 in Gen Digital’s common stock would be needed to get the MoneyLion’s board of director to start full discussions on the potential acquisition.
On October 17, 2024, MoneyLion received an unsolicited nonbinding offer letter from Sponsor A, which indicated that Sponsor A had continued to follow MoneyLion’s performance and was proposing an acquisition of the Enterprise business of MoneyLion at a purchase price of $300 million on a cash-free, debt-free basis. On the same day, Mr. Pilette proposed to Mr. Choubey a price of $62 in cash per share and an additional $10 per share in the form of a contingent equity instrument. Mr. Choubey proposed that the additional $10 per share should be paid in Gen Digital’s common stock, noting timing risks and MoneyLion’s board of director’s expectations. Mr. Pilette proposed to Mr. Choubey in response to his counter-proposal a price of $68 in cash per share.
On October 18, 2024, MoneyLion’s senior management and representatives of KBW discussed a potential combination with Gen Digital in advance of conversations between Mr. Choubey and Mr. Pilette. Mr. Choubey proposed to Mr. Pilette a price of $68 in cash per share and an additional $7 per share in the form of a contingent equity instrument.
On October 19, 2024, following conversations that day between Mr. Choubey and Mr. Pilette, Gen Digital sent a nonbinding offer letter addressed to Mr. Choubey, offering to acquire MoneyLion for $68 to $72 in cash per MoneyLion share in an all-cash transaction. In the offer letter, Gen Digital requested a four-week exclusivity period. Gen Digital also sent draft confidentiality and exclusivity agreements. The draft confidentiality agreement included a twelve-month standstill. The standstill included in the draft confidentiality agreement did not restrict Gen Digital from (i) acquiring up to 4.9% of any class of voting securities of MoneyLion or (ii) making a nonpublic (a) proposal to MoneyLion’s board of directors or with respect to a potential transaction between MoneyLion and Gen Digital or (b) request to MoneyLion’s board of directors to waive the standstill, subject to certain limitations (clauses (a) and (b), together, are referred to in this proxy statement/prospectus as the standstill permitted communications).
On October 20, 2024, the MoneyLion board of directors met to discuss the non-binding offer from Gen Digital. At the meeting, the MoneyLion board of directors formed a transaction committee (referred to in this proxy statement/prospectus as the transaction committee), comprised of John Chrystal, Matt Derella, Lisa Gersh and Chris Sugden in order to oversee the transaction process. The MoneyLion board of directors authorized MoneyLion to enter into a confidentiality agreement with Gen Digital, but did not authorize entering into exclusivity.
Subsequently on October 20, 2024, MoneyLion and Gen Digital executed a confidentiality agreement with a twelve-month standstill. The standstill prohibited Gen Digital from acquiring any securities of MoneyLion during the standstill period, but allowed Gen Digital to make the standstill permitted communications.
On October 22, 2024, MoneyLion granted Gen Digital and its advisors access to a virtual data room to conduct due diligence in connection with the proposed acquisition.
On October 22, 2024, MoneyLion’s management, at Gen Digital’s request and with the authorization of MoneyLion’s board of directors, provided Gen Digital with certain financial projections of MoneyLion prepared by MoneyLion’s management that reflected the potential financial performance of MoneyLion in a scenario where MoneyLion was acquired by Gen Digital and integrated with Gen Digital’s existing operations, as described in “—Certain Unaudited Prospective Financial Information—MoneyLion Management Financial Projections.”
On October 23, 2024, Kirkland & Ellis LLP, which is referred to in this proxy statement/prospectus as K&E, counsel to Gen Digital, sent to Davis Polk a draft merger agreement and voting agreement to be signed by certain MoneyLion stockholders. The draft merger agreement provided for a non-solicitation provision prohibiting MoneyLion from soliciting alternative acquisition proposals and a termination fee payable by MoneyLion of 4.25% of MoneyLion’s equity value if the merger agreement were terminated under certain circumstances.
On October 24, 2024, MoneyLion’s board of directors convened a meeting by videoconference, with members of MoneyLion’s management and representatives of KBW and Davis Polk in attendance, to discuss Gen Digital’s offer. MoneyLion’s management provided an update on the discussions with Gen Digital and initial due diligence process, including Gen Digital’s high level of engagement and desire to sign the merger agreement on an accelerated timeline. Davis Polk advised MoneyLion’s board of directors on their fiduciary duties in considering the proposal from Gen Digital. MoneyLion’s board of directors discussed the Gen Digital proposal and determined that the proposal undervalued MoneyLion and was not in the interests of MoneyLion’s stockholders but that it would be in the interests of MoneyLion’s stockholders for MoneyLion’s management to continue to engage with Gen Digital and provide additional information in order to see whether Gen Digital would increase its offer price. MoneyLion’s board of directors also discussed (i) whether to solicit indications of interest from other potential acquirers of MoneyLion as well as the risks of doing so, including the risks (x) of creating opportunities for public speculation that MoneyLion was pursuing a sale and that such speculation could be harmful to MoneyLion and its employees and business partners, as well as MoneyLion’s stock price if the market interpreted the fact that MoneyLion was considering a sale as reflecting a lack of confidence in MoneyLion’s standalone operating plan, (y) of creating a strain on MoneyLion’s internal resources and diverting management’s attention from the operation of MoneyLion’s business and (z) that outreach would delay the ability to reach a deal with Gen Digital and could result in Gen Digital withdrawing its offer and (ii) the possibility of conducting a post-signing market check, commonly referred to as a “go-shop process.” MoneyLion’s board of directors directed MoneyLion’s management, with assistance from KBW, to identify potential outreach parties, but not to initiate any outreach at that time and also directed MoneyLion’s advisors to inform Gen Digital that MoneyLion would not agree to the exclusivity requested by Gen Digital. MoneyLion’s board of directors also discussed the indication of interest received from Sponsor A in an acquisition of MoneyLion’s Enterprise business and determined that the proposed offer price undervalued MoneyLion’s Enterprise business and, moreover, that a break-up of the company was not in MoneyLion’s strategic interests, nor would it be practically feasible. At the meeting, MoneyLion’s management also presented the MoneyLion projections provided to Gen Digital, which the MoneyLion board of directors discussed in relation to Gen Digital’s proposal. MoneyLion’s board of directors also formally ratified the formation of the transaction committee.
On October 28, 2024, Mr. Choubey and Rick Correia, MoneyLion’s Chief Financial Officer, met with Mr. Pilette and Bryan Ko, Gen Digital’s Chief Legal Officer, over lunch to discuss the potential transaction during the Money20/20 conference in Las Vegas, NV.
On October 29, 2024, the transaction committee convened a meeting by videoconference, with members of MoneyLion’s management and representatives of Davis Polk and KBW in attendance, to discuss Gen Digital’s offer. At the meeting, the transaction committee reviewed MoneyLion’s preliminary third quarter results, which showed revenue in line with guidance and consensus estimates and adjusted EBITDA in excess of guidance and consensus estimates, but also showed that revenue for MoneyLion’s Consumer business remained flat. MoneyLion’s management advised MoneyLion’s board of directors that while third quarter results were reasonably strong, management was uncertain how the market would react to the announcement of those results¸ particularly in light of recent volatility in MoneyLion’s stock price and flat revenue in the Consumer business during the third quarter. The transaction committee also discussed the regulatory uncertainty relating to MoneyLion’s Consumer business, including in light of the upcoming presidential election and uncertainties regarding the enforcement priorities of the potential incoming administration. The transaction committee also reviewed MoneyLion’s Standalone Case projections for the remainder of 2024 and for 2025 and 2026, as discussed in “—Certain Unaudited Prospective Financial Information—MoneyLion Management Financial Projections.” Also at the meeting, KBW discussed preliminary financial perspectives on a potential transaction with Gen Digital that were based on the Standalone Case projections. The transaction committee then engaged in an extensive discussion regarding the proposed transaction with Gen Digital and directed MoneyLion’s management and advisors to continue engaging with Gen Digital and its advisors in order to determine whether Gen Digital would improve its terms. In light of the risks of a pre-signing market check, the transaction committee directed MoneyLion’s management and KBW to not initiate any outreach to other potential buyers at that time but also directed MoneyLion’s management and Davis Polk to ensure that any transaction agreement with Gen Digital permitted MoneyLion to solicit alternative proposals post-signing.
On October 29, 2024, Mr. Choubey and Mr. Pilette held a call to discuss the potential transaction. Mr. Choubey, with the authorization of MoneyLion’s transaction committee, provided Mr. Pilette with a counteroffer proposing a purchase price of $87.50, comprised of $77.50 in cash and $10 in Gen Digital common stock. Mr. Choubey also expressed the transaction committee’s position that MoneyLion’s board of directors would need a post-signing go-shop provision in the merger agreement.
On October 30, 2024, Davis Polk, on behalf of MoneyLion, sent K&E a revised draft of the merger agreement. The draft merger agreement included a (i) 60-day go-shop period during which MoneyLion would be permitted to solicit, propose and encourage acquisition proposals from third parties and (ii) termination fee payable by MoneyLion of 3% of MoneyLion’s implied equity, which termination fee would be reduced to 1% of MoneyLion’s implied equity value in certain circumstances, including if MoneyLion entered into a superior proposal during the go-shop period.

On October 30, 2024, Mr. Choubey and Mr. Pilette held a call to discuss the potential transaction, with Mr. Pilette submitting a counter-proposal of $71 in cash and a contingent value right for $7 in Gen Digital common stock, with $5 earned when Gen Digital’s share price appreciated approximately 20% to $35, and $2 earned when the share price appreciated to $40, in each case, within two years following closing of the proposed acquisition. Mr. Pilette and Mr. Choubey discussed the go-shop provision, with Mr. Pilette stating that Gen Digital’s board of directors needed certainty in the transaction and did not believe the go-shop provision was required and Mr. Choubey reiterating that MoneyLion’s board of directors believed the go-shop provision to be necessary.
Between October 31, 2024 and November 5, 2024, Davis Polk and K&E, on behalf of MoneyLion and Gen Digital, respectively, exchanged drafts of the voting agreement.
On November 1, 2024, K&E, on behalf of Gen Digital, sent Davis Polk a revised draft of the merger agreement. The draft merger agreement removed the go-shop and provided for a termination fee payable by MoneyLion of 3.75% of MoneyLion’s equity value.
Also on November 1, 2024, the transaction committee convened a meeting by videoconference, with representatives of Davis Polk in attendance, to discuss the status of negotiations, Gen Digital’s most recent offer, including the CVR component, and the merger agreement. The transaction committee discussed the increased value of Gen Digital’s latest offer, including the value potential of the CVRs, as well as the fact that settlement of the CVR would depend on the performance of Gen Digital’s stock price, which would be subject to a number of variables, and the risk that the value represented by the CVR might not be realized. The transaction committee directed MoneyLion’s management and advisors to go back to representatives of Gen Digital to seek to increase the value of the offer from Gen Digital, whether by additional cash, Gen Digital common equity, an adjustment to the terms of the CVR or a combination of the foregoing. The transaction committee also directed MoneyLion and its advisors to re-insert the go-shop into the merger agreement and to advise Gen Digital that MoneyLion would not enter into a transaction without a go-shop.
On November 2, 2024, K&E, on behalf of Gen Digital, sent Davis Polk a revised draft of the merger agreement, which included mechanics regarding the CVRs (which had not been included in the draft merger agreement circulated by K&E the previous day).
On November 3, 2024, the transaction committee convened a meeting by videoconference, with members of MoneyLion’s management and representatives of Davis Polk in attendance, to discuss updates regarding management’s discussions with Gen Digital and the timing of the proposed transaction. At the meeting, Davis Polk provided an overview of the merger agreement.
On November 3, 2024, Davis Polk, on behalf of MoneyLion, sent a revised draft of the merger agreement to K&E. The revised draft merger agreement included a (i) go-shop of a duration to be determined and (ii) termination fee construct in which the termination fee would be lower in certain circumstances, including if MoneyLion entered into a superior proposal during the go-shop period, with the amount of the termination fee to be determined.
On November 3, 2024, K&E, on behalf of Gen Digital, sent Davis Polk a draft of the CVR agreement. The draft CVR agreement provided for (i) an initial milestone that would be achieved if, for a period of 90 consecutive calendar days, Gen Digital’s common stock achieved an average reported closing sale price of the greater of (i) $35 and (ii) a price 20% above the last closing price of Gen Digital common stock before announcement of the proposed transaction and (ii) a second milestone that would be achieved if, for a period of 90 consecutive calendar days, Gen Digital’s common stock achieved an average reported closing sale price of the greater of (i) $40 and (ii) a price 40% above the last closing price of Gen Digital common stock before announcement of the proposed transaction. Holders of the CVRs would be entitled to $5 of Gen Digital common stock if the first milestone was achieved and an additional $2 of Gen Digital common stock if the second milestone was achieved, in each case, prior to the 18-month anniversary of the closing date of the merger, at which time, the CVRs would expire. Under and for purposes of the draft CVR agreement, Gen Digital common stock would be valued at its last closing price prior to the announcement of the merger agreement. Under the draft CVR agreement, the CVRs would not be transferable, subject to certain exceptions.
On November 3, 2024, Mr. Choubey and Mr. Pilette held a call to discuss the transaction price and the go-shop. Mr. Choubey, with the authorization of MoneyLion’s transaction committee, provided Mr. Pilette with a counteroffer proposing a purchase price of $72 in cash, $4 in Gen Digital common stock, and $4 in CVR earned if the average volume-weighted average price of Gen Digital common stock for any period of 20 consecutive trading days beginning on the date the merger closed reached $35.
On November 4, 2024, MoneyLion’s board of directors and management met for dinner and informally discussed the proposed transaction with Gen Digital.
Also on November 4, 2024, Davis Polk, on behalf of MoneyLion, sent a revised draft of the CVR agreement to K&E. The revised draft of the CVR agreement (i) reduced the period during which Gen Digital’s common stock price had to achieve the various milestones to 30 consecutive calendar days and (ii) provided that the CVR milestone would be achieved if Gen Digital underwent a change of control prior to the expiration of the CVRs.
Later on November 4, 2024, K&E, on behalf of Gen Digital, sent a revised draft of the merger agreement to Davis Polk, again removing the go-shop and providing for a termination fee payable by MoneyLion of 3.75% of MoneyLion’s implied equity value.
On November 5, 2024, the transaction committee convened a meeting by videoconference, with members of MoneyLion’s management and representatives of Davis Polk in attendance, to discuss the status of, and planned process for, the proposed transaction with Gen Digital. The transaction committee determined that Gen Digital’s current offer provided inadequate value to MoneyLion’s stockholders and was not acceptable to MoneyLion. The transaction committee noted that, after extensive negotiations with Gen Digital, Gen Digital had not made an offer that provided acceptable value to MoneyLion’s stockholders and that the transaction committee did not believe that such an offer would be forthcoming from Gen Digital. Accordingly, the transaction committee directed MoneyLion’s management and advisors to cease discussions with Gen Digital at the current time in order to allow MoneyLion to focus on other strategic priorities, while allowing that the transaction committee would potentially be willing to engage with Gen Digital at a later time if Gen Digital were to meaningfully increase its offer price. MoneyLion’s management delivered this message to Gen Digital.
On November 6, 2024, the day after the U.S. presidential election, MoneyLion’s stock price closed at $55.46, up 18.5% from the prior day’s close. Some companies in the same industry and segment as MoneyLion also experienced increases in their stock prices after the U.S. presidential election.
On the morning of November 7, 2024, MoneyLion held its quarterly earnings call. MoneyLion’s stock price closed that day at $69.24, up 24.8% from the prior day’s close. The next day, MoneyLion’s stock price closed at $80.92, an increase of another 16.9% from the prior day’s close.
On December 5, 2024, Mr. Pilette emailed Mr. Choubey regarding Gen Digital’s recent analyst coverage and MoneyLion’s quarterly earnings results and they agreed to speak the next day.
On December 6, 2024, Mr. Pilette made a revised offer to Mr. Choubey for Gen Digital to acquire MoneyLion for $82 in cash plus a CVR contingently convertible into $23 of Gen Digital common stock in the event Gen Digital’s average last reported sale price for 30 consecutive trading days was $37.50 or greater. Mr. Pilette indicated that Gen Digital wanted to announce the transaction expeditiously. On that same day, MoneyLion’s management updated the transaction committee on the revised proposal.
On the morning of December 7, 2024, the transaction committee convened a meeting by videoconference to discuss the revised proposal. The transaction committee discussed the significantly increased consideration offered by Gen Digital as compared to its most recent proposal before discussions had ceased in November. The transaction committee also discussed the significant value potential of the CVR, as well as the risk that the value might not be realized. The transaction committee also discussed whether to solicit other indications of interest in an acquisition of MoneyLion pre-signing or to rely on a post-signing go-shop. The transaction committee determined that contacting other parties entailed the risks that MoneyLion’s board of directors had previously considered. The transaction committee also recognized that Gen Digital wanted to announce the transaction quickly, which was inconsistent with the timeline necessary to conduct a meaningful pre-signing market check. In light of these considerations, the transaction committee determined not to solicit alternative indications of interest in an acquisition of MoneyLion at that time, but to insist that any definitive agreement with Gen Digital include a go-shop that would permit MoneyLion to conduct a market check post-signing.

On December 7, 2024, K&E, on behalf of Gen Digital, sent Davis Polk a draft CVR agreement. The draft CVR agreement provided for one milestone that would be achieved if, for a period of 30 consecutive trading days beginning on the date the merger agreement was announced, Gen Digital’s common stock achieved an average reported closing sale price of $37.50. Holders of CVRs would be entitled to $23 of Gen Digital’s common stock (based on the last closing price of Gen Digital common stock prior to the announcement of the merger agreement) if the milestone was achieved prior to the two-year anniversary of the closing date of the merger, at which time the CVRs would expire. Under the draft CVR agreement, the milestone would not automatically be achieved if Gen Digital underwent a change of control, and the CVRs would be transferable.
Between December 7, 2024 and December 10, 2024, Davis Polk and K&E, on behalf of MoneyLion and Gen Digital, respectively, exchanged drafts of the voting agreement.
Throughout the day on December 8, 2024, MoneyLion’s management held discussions with Gen Digital’s management regarding key provisions in the draft merger agreement and draft CVR agreement. MoneyLion’s management and Gen Digital’s management also held a call, which included representatives of KBW, for MoneyLion to conduct its financial diligence on Gen Digital, including a discussion of Gen Digital’s strategic plan and then-current quarterly financial results.
On December 8, 2024, Davis Polk, on behalf of MoneyLion, sent a draft of the merger agreement to K&E. The draft merger agreement provided for a (i) 45-day go-shop period and (ii) a termination fee payable by MoneyLion of 3.25% of MoneyLion’s implied equity value, which termination fee would be reduced to 1.25% of MoneyLion’s implied equity value in certain circumstances, including if MoneyLion entered into a superior proposal during the go-shop period. The draft merger agreement also included as closing conditions that the CVRs be approved for listing on Nasdaq, subject to official notice of issuance, and that no material adverse effect with respect to Gen Digital have occurred since the date of the merger agreement.
Later on December 8, 2024, Davis Polk, on behalf of MoneyLion, sent a revised draft of the CVR agreement to K&E. The draft CVR agreement provided that the milestone would be achieved if the average volume-weighted average price of Gen Digital common stock for any period of 20 consecutive trading days, beginning on the earlier of 30 calendar days before the closing date of the merger and April 10, 2025, was $37.50 or greater or if Gen Digital underwent a change of control, in each case, prior to the two-year anniversary of the closing date of the merger, at which time the CVRs would expire.
Also on December 8, 2024, the transaction committee convened a meeting by videoconference to discuss the revised offer from Gen Digital, and immediately after such meeting, MoneyLion’s board of directors convened a meeting by videoconference to discuss such revised offer.
Later on December 8, 2024, K&E, on behalf of Gen Digital, sent a draft merger agreement to Davis Polk, which accepted the go-shop provision and included a termination fee of $41,023,051 (3.5% of MoneyLion’s implied equity value), which termination fee would be reduced to $20,511,525 (1.75% of MoneyLion’s implied equity value) in certain circumstances, including if MoneyLion entered into a superior proposal during the go-shop period. The draft merger agreement removed the closing condition regarding the listing of the CVRs.
Subsequently on December 8, 2024, K&E, on behalf of Gen Digital, also sent Davis Polk a revised draft of the CVR agreement, which provided that the milestone would be achieved if the average reported closing sale price of Gen Digital common stock for any period of 30 consecutive trading days, beginning on the earlier of 30 trading days before the closing date of the merger and April 15, 2025, was $37.50 or greater or if Gen Digital underwent a change of control, in each case, prior to the two-year anniversary of the closing date of the merger, at which time the CVRs would expire. Also on December 8, 2024, on the basis of the latest proposal made by Gen Digital, MoneyLion’s board of directors authorized MoneyLion management to engage in discussions with Gen Digital regarding their individual employment arrangements with Gen Digital following completion of the merger. Prior to such time, there had been no discussions between MoneyLion’s management and Gen Digital regarding individual employment arrangements.
On December 9, 2024, Mr. Choubey and Mr. Pilette held a call to discuss updates with regards to discussions of each of MoneyLion’s and Gen Digital’s respective board of directors.

On December 9, 2024, members of MoneyLion’s and Gen Digital’s management, with representatives of Davis Polk and K&E in attendance, held meetings by videoconference to discuss the remaining unresolved matters in the draft merger agreement and draft CVR agreement, including the measurement period for the CVRs.
On December 9, 2024, Davis Polk and K&E, on behalf of MoneyLion and Gen Digital, respectively, exchanged drafts of the merger agreement and CVR agreement.
On December 9, 2024, MoneyLion’s board of directors convened a meeting by videoconference, with members of MoneyLion’s management and representatives of KBW and Davis Polk in attendance, to discuss the proposed transaction with Gen Digital. Representatives of Davis Polk reviewed with MoneyLion’s board of directors their fiduciary duties and summarized the terms of the draft merger agreement, draft CVR agreement and draft voting agreements. KBW then reviewed with MoneyLion’s board of directors the financial aspects of the proposed merger and delivered to MoneyLion’s board of directors KBW’s opinion (which was rendered verbally at the meeting and confirmed in a written opinion, dated December 9, 2024) to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by holders of MoneyLion common stock in the merger was fair, from a financial point of view, to such holders. MoneyLion’s board of directors then reviewed and discussed the final terms of the proposed transaction, including the inclusion of a CVR as part of the merger consideration. Following such discussion, MoneyLion’s board of directors unanimously approved the transaction with Gen Digital, for the reasons described in the section titled “—MoneyLion’s Reasons for the Merger; Recommendation of MoneyLion’s board of directors that MoneyLion Stockholders Adopt the Merger Agreement” and resolved to recommend the merger to MoneyLion’s stockholders.
On December 9, 2024, Gen Digital’s board of directors convened a meeting by videoconference, with members of Gen Digital’s management and representatives of K&E in attendance, to discuss the proposed transaction with MoneyLion.
On the morning of December 10, 2024, prior to the opening of the NYSE, MoneyLion, Gen Digital and Merger Sub executed the merger agreement and issued a press release announcing the entry into the merger agreement.
On December 11, 2024, KBW, on behalf of MoneyLion and in accordance with MoneyLion’s directives, began to contact companies approved by MoneyLion management that might be interested in acquiring MoneyLion, to solicit their interest in a potential transaction with MoneyLion. Over the course of the next several weeks, KBW contacted 36 parties. Four of the contacted parties entered into confidentiality agreements with MoneyLion, and two of the contacted parties held meetings with MoneyLion’s management.
On December 30, 2024, KBW asked that the companies that had entered into confidentiality agreements with MoneyLion submit non-binding indications of interest no later than the week of January 6, 2025.
One of the contacted parties remained engaged until the end of the week of January 6, 2025, but as of the go-shop period expiration on January 24, 2025 and as of the date of this joint proxy statement/prospectus, ultimately no alternative proposals were received.
Certain Relationships between Gen Digital and MoneyLion
Gen Digital, MoneyLion and their respective affiliates engage in transactions and enter into agreements with each other in the ordinary course of business. Gen Digital believes that no such transaction occurring in the fiscal year ended March 29, 2024, or the four prior fiscal years had an aggregate value in excess of 1% of Gen Digital’s consolidated revenues for the fiscal year in which the transaction occurred. Except as described in this proxy statement/prospectus, there are and have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the five immediately preceding calendar years between Gen Digital or its affiliates, on the one hand, and MoneyLion or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer for or other acquisition of securities, the election of directors, or the sale or other transfer of a material amount of assets.

MoneyLion’s Reasons for the Merger; Recommendation of MoneyLion’s Board of Directors that MoneyLion Stockholders Adopt the Merger Agreement
In reaching its decision to approve, and declare advisable, the merger agreement and to recommend that MoneyLion’s stockholders adopt the merger agreement, the MoneyLion Board, as described above in the section entitled “MoneyLion Proposal I: Adoption of the Merger Agreement—Background of the Merger” in this proxy statement/prospectus, held a number of meetings, evaluated the merger in consultation with MoneyLion’s management and MoneyLion’s legal and financial advisors and considered a number of factors, including its knowledge of the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of MoneyLion, Gen Digital and the combined company following the merger (taking into account the results of MoneyLion’s due diligence of Gen Digital), as well as the risks in achieving those prospects and the anticipated effects of the merger. The MoneyLion Board considered a variety of factors that weighed positively in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement. These factors included the following, which are not necessarily in order of importance:
Value of Merger Consideration
•
the value of the upfront merger consideration (i.e., the cash component of the merger consideration) represented a premium of approximately 6.5% to the closing price of the MoneyLion common stock on December 9, 2024 (the trading day immediately preceding the parties’ entry into the merger agreement) and a premium of approximately 33.6% to the 60-day volume weighted average closing price of the MoneyLion common stock as of December 9, 2024;

•
the fact that a significant majority of the merger consideration will be paid in cash, giving MoneyLion stockholders the opportunity to realize near-term value certainty, particularly in light of the fact of MoneyLion’s relatively small public float;

•
in addition to the upfront merger consideration, each share of MoneyLion common stock will receive one transferable and tradeable CVR, which provides MoneyLion stockholders with an opportunity to receive $23.00 in Gen Digital common stock per CVR (based on an assumed share price of $30.48 per share of Gen Digital common stock) if, prior to the second anniversary of the closing date of the merger, (i) the average VWAP of Gen Digital common stock for any 30 consecutive trading days beginning on December 10, 2024 is equal to or greater than $37.50 (subject to certain adjustments) or (ii) a change of control of Gen Digital occurs, as described under “Description of the CVRs” in this proxy statement/prospectus;

•
the fact that the CVR would provide MoneyLion stockholders with additional upside if Gen Digital’s stock price were to meet the CVR milestone and the potential that, if MoneyLion were to outperform expectations, including regarding customer acquisition and originations, that would increase the likelihood that the CVR milestone would be achieved, which would enable MoneyLion’s stockholders to participate in the ongoing growth of the MoneyLion business following the merger;

•
the amount of cash and the one CVR (and, if the CVR milestone is achieved, the number of shares of Gen Digital common stock) to be received for each outstanding share of MoneyLion common stock are fixed and will not be reduced if the share price of MoneyLion common stock declines prior to the effective time of the merger or if the share price of Gen Digital common stock increases;

•
the fact that, under the merger agreement, Gen Digital is required to use its reasonable best efforts to take all actions necessary to enable the listing of the CVRs on the Nasdaq no later than the effective time, subject to official notice of issuance;

•	the terms of the merger agreement do not include termination rights based on an increase in the market price of Gen Digital common stock relative to the market price of MoneyLion common stock;
•
the uncertainty of MoneyLion’s future stock market price if MoneyLion remained independent, especially given the historical volatility in MoneyLion’s stock price, and the attendant risk that if MoneyLion remained independent, MoneyLion common stock might not trade at levels equal to or greater than the value of the merger consideration in the near term, over an extended period of time or at all; in evaluating such uncertainty, MoneyLion’s board of directors considered (i) MoneyLion’s business, assets, financial condition, results of operations, management, competitive position and prospects, (ii) current industry, economic and stock and credit market conditions and (iii) the potential execution risks associated with MoneyLion’s long range plan and initiatives;
•
the fact that appraisal rights would be available to holders of MoneyLion common stock under Delaware law and that there was no condition in the merger agreement relating to the maximum number of shares of MoneyLion common stock that could exercise appraisal rights;

•	the merger consideration was the result of a series of arm’s length negotiations between the parties; and
•
the opinion, dated December 9, 2024, of KBW to MoneyLion’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to holders of MoneyLion common stock of the merger consideration to be received by such holders of MoneyLion common stock in the merger, as more fully described in the section entitled “MoneyLion Proposal I: Adoption of the Merger Agreement—Opinion of MoneyLion’s Financial Advisor” in this proxy statement/prospectus.

Likelihood of Completion
•
the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the fact that Gen Digital has committed in the merger agreement to use its reasonable best efforts to complete the merger, including taking all actions, doing all things and assisting and cooperating to do all things necessary, proper or advisable to consummate the merger, including to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities and to make all registrations, declarations, notices and filings with governmental authorities, in each case necessary or advisable to consummate the merger and the belief of MoneyLion’s board of directors, based upon the advice of its regulatory and legal advisors and MoneyLion’s management, that the regulatory conditions to the merger were likely to be satisfied; and

•
Gen Digital’s obligations pursuant to the merger agreement are not subject to any financing condition or similar contingency based on Gen Digital’s ability to obtain financing, and the belief of MoneyLion’s board of directors, based on MoneyLion’s due diligence of Gen Digital, that Gen Digital would be able to fund its obligations under the merger agreement.

Terms of Merger Agreement
•	the merger is subject to the approval of the MoneyLion stockholders, which will be free to approve or reject the merger;
•
the merger agreement permits MoneyLion and its affiliates, for 45-days following the date of the merger agreement, to solicit, initiate, propose, induce the making, submission or announcement of, and encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an acquisition proposal;

•
after such 45-day period, the merger agreement permits MoneyLion, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals prior to the time that MoneyLion’s stockholders approve the merger and to terminate the merger agreement to accept an unsolicited acquisition proposal that the MoneyLion Board determines is superior to the merger;

•
the merger agreement permits the MoneyLion Board, subject to certain conditions, to make an adverse recommendation change to MoneyLion stockholders, in response to a superior proposal or an intervening event, that they adopt the merger agreement if it would be reasonably be expected to be inconsistent with the MoneyLion Board’s fiduciary duties to fail to do so, subject to MoneyLion’s compliance with certain procedural requirements;

•
the belief of the MoneyLion board of directors that the payment of the MoneyLion termination fee was not likely to unduly discourage additional competing third-party proposals or reduce the price of such proposals (particularly in light of the fact that a lower termination fee would have applied if MoneyLion terminated the merger agreement to accept a superior proposal during the initial 45-day “go-shop” period), that such termination fee and provisions are customary for transactions of this size and type, and that the size of the termination fee was reasonable in the context of comparable transactions; and

•	the ability of MoneyLion to specifically enforce the terms of the merger agreement under certain circumstances.
The MoneyLion Board also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following, which are not necessarily listed in order of importance:
•
the CVR milestone may not be achieved for a significant time after the closing of the merger or at all (including due to a decline in the share price of Gen Digital common stock based on factors outside of MoneyLion’s and Gen Digital’s control), and if the CVR milestone is not achieved prior to the second anniversary of the closing of the merger, the CVRs would expire valueless;

•	risks to Gen Digital’s business that could affect the likelihood that the CVR milestone will be achieved;
•	MoneyLion stockholders would lose the opportunity to realize the potential long-term value of the successful execution of MoneyLion’s current strategy as an independent public company;
•
there would be risks and costs to MoneyLion during the pendency of the merger and if the merger is not completed, including uncertainty about the effect of the proposed merger on MoneyLion’s employees, customers, potential customers, distributors, suppliers and other parties, which may impair MoneyLion’s ability to attract, retain and motivate key personnel and could cause customers, potential customers, suppliers, distributors and others to seek to change or not enter into business relationships with MoneyLion, and the risk that the trading price of MoneyLion common stock could be materially adversely affected if the merger is not completed;

•
the fact that completion of the merger would require approval, expiration or termination of the applicable waiting periods under the HSR Act, as well as the receipt of numerous other governmental approvals;

•	if the transaction is not completed as a result of regulatory impediments or other reasons, Gen Digital will not be obligated to pay any “reverse termination fee”;
•
the merger agreement contains provisions that restrict the conduct of MoneyLion’s business prior to the completion of the merger, generally requiring MoneyLion not to take certain actions with respect to the conduct of its business without the prior consent of Gen Digital;

•
the merger agreement contains provisions that could have the effect of discouraging third party offers for MoneyLion, including the restriction on MoneyLion’s ability to solicit third-party proposals for alternative transactions;

•
under certain circumstances under the merger agreement, MoneyLion may be required to pay to Gen Digital the MoneyLion termination fee, as more fully described in the section entitled “The Merger Agreement—Termination Fees”;

•	MoneyLion could incur substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger;
•
the possible disruption to MoneyLion’s business that may result from the merger and the risk that management focus on completion of the merger could divert attention and resources from the operation of MoneyLion’s business; and

•	there are other various risks associated with the merger and the business of MoneyLion, Gen Digital and the combined company, as described in the section entitled “Risk Factors.”
In addition to considering the factors described above, the MoneyLion Board was aware of and considered the following additional factors:
•
some of MoneyLion’s directors and executive officers have other interests in the merger that are in addition to their interests as MoneyLion stockholders, as more fully described in the section entitled “Interests of MoneyLion’s Directors and Executive Officers in the Merger”;

•
the prospects for a hypothetical merger or sale transaction with a company other than Gen Digital, including (i) the risks associated with an auction process, including, among other things, the risk of significant harm to MoneyLion’s business if it became known to MoneyLion’s customers, suppliers or employees that MoneyLion was seeking to be sold (without assurance that a financially superior proposal would be made or consummated); (ii) the risk of losing the Gen Digital proposal or that Gen Digital would lower its proposed consideration if MoneyLion elected to solicit other offers and little or no competitive bidding emerged; and (iii) the risk of breaches of confidentiality by prospective participants in an auction process and their advisors;
•	the receipt of the merger consideration in exchange for shares of MoneyLion common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes.
The MoneyLion board of directors concluded that the potentially negative factors associated with the merger were significantly outweighed by the potential benefits that it expected MoneyLion stockholders would achieve as a result of the merger.
The foregoing discussion of the information and factors considered by the MoneyLion Board is not meant to be exhaustive but includes the material factors considered by the MoneyLion Board. In view of the variety of factors considered in connection with its evaluation of the merger, the MoneyLion Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The MoneyLion Board recommended the merger agreement and the merger based upon the totality of the information it considered.
The foregoing description of the MoneyLion Board’s consideration of the factors supporting the merger agreement, the merger and the other transactions contemplated by the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus.
THE MONEYLION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MONEYLION STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE MONEYLION ADJOURNMENT PROPOSAL.
Gen Digital’s Reasons for the Merger
Gen Digital believes that the merger with MoneyLion presents Gen Digital with the opportunity to:
•	strategically accelerate Gen Digital’s presence in financial wellness and expand its consumer portfolio;
•	expand into full lifecycle of credit and financial wellness offerings for consumers;
•	bring an AI recommendation engine, enhanced by Gen Digital’s user base, that powers a scaled financial marketplace platform;
•	diversify Gen Digital’s customer base with consumers in earlier stages of their financial lives, expanding top of funnel;
•	combine security, identity and financial data to enhance personalization, improving user digital and financial health; and
•	more than double Gen Digital’s addressable market to $50B+ and reinforce its long-term financial model.
Opinion of MoneyLion’s Financial Advisor
MoneyLion engaged KBW to render financial advisory and investment banking services to MoneyLion, including an opinion to MoneyLion’s board of directors as to the fairness, from a financial point of view, to holders of MoneyLion common stock of the merger consideration to be received by such holders in the merger. MoneyLion selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is regularly engaged in the valuation of securities of financial technology companies in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes.
As part of its engagement, representatives of KBW attended the meeting of MoneyLion’s board of directors held on December 9, 2024, at which MoneyLion’s board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to MoneyLion’s board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by holders of MoneyLion common stock in the merger was fair, from a financial point of view, to such holders. MoneyLion’s board of directors approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex D to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, MoneyLion’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, to holders of MoneyLion common stock of the merger consideration to be received by such holders in the merger. It did not address the underlying business decision to engage in the merger or enter into the merger agreement or constitute a recommendation to MoneyLion’s board of directors in connection with the merger, and it does not constitute a recommendation to any holder of MoneyLion common stock or any stockholder of any other entity as to how to vote or act in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ or similar agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of MoneyLion and Gen Digital and bearing upon the merger, including among other things:
•	a draft of the merger agreement dated December 9, 2024 and a draft of the CVR agreement dated December 9, 2024 (the most recent drafts made available to KBW);
•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2023 of MoneyLion;
•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 of MoneyLion;
•	the audited financial statements and the Annual Reports on Form 10-K for the fiscal year ended March 29, 2024 of Gen Digital;
•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 28, 2024 and September 27, 2024 of Gen Digital;
•	certain other interim reports and other communications of MoneyLion to its stockholders; and
•	other financial information concerning the business and operations of MoneyLion furnished to KBW by MoneyLion or which KBW was otherwise directed to use for purposes of KBW’s analyses.
KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
•	the historical and current financial position and results of operations of MoneyLion;
•	the assets and liabilities of MoneyLion;
•	a comparison of certain financial and stock market information for MoneyLion and Gen Digital with similar information for certain other companies the securities of which were publicly traded; and

•
financial and operating forecasts and projections of MoneyLion that were prepared by MoneyLion management, provided to and discussed with KBW by such management and used and relied upon by KBW at the direction of such management and with the consent of MoneyLion’s board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the financial technology industry generally. KBW also participated in discussions that were held with the management of MoneyLion regarding the past and current business operations, regulatory relations, financial condition and future prospects of MoneyLion and such other matters as KBW deemed relevant to its inquiry. In connection with its opinion, KBW performed and relied upon a Monte Carlo simulation model-based analysis of the CVR forming part of the merger consideration, without giving effect to any potential discount at which the CVR might trade in the future and assuming, at the direction of MoneyLion management, that the closing of the merger would occur on March 31, 2025. KBW did not perform any discounted cash flow analysis of Gen Digital to estimate the value of Gen Digital common stock.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied, upon the management of MoneyLion as to the reasonableness and achievability of the financial and operating forecasts and projections of MoneyLion referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management.
It is understood that the forecasts and projections of MoneyLion provided to KBW and used and relied upon by it were not prepared with the expectation of public disclosure and that such information was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates and the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. KBW assumed, based on discussions with MoneyLion management and with the consent of MoneyLion’s board of directors, that the forecasts and projections of MoneyLion that were prepared and provided to KBW by MoneyLion management provided a reasonable basis upon which KBW could form its opinion, and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of MoneyLion or Gen Digital since the date of the last financial statements that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for credit losses, and KBW assumed, without independent verification and with MoneyLion’s consent, that the aggregate allowances for credit losses for MoneyLion were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of MoneyLion or Gen Digital, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did KBW evaluate the solvency, financial capability or fair value of MoneyLion or Gen Digital under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.

KBW assumed that, in all respects material to its analyses:
•
the merger and any related transactions would be completed substantially in accordance with the terms set forth in the merger agreement and the CVR agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the drafts reviewed by KBW referred to above), with no adjustments to the merger consideration and with no other payments in respect of MoneyLion common stock;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;
•	each party to the merger agreement, the CVR agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;
•
there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement, the CVR agreement or any of the related documents; and

•
in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the merger, MoneyLion or Gen Digital.

KBW assumed that the merger would be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. KBW was further advised by MoneyLion that MoneyLion relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to MoneyLion, Gen Digital, Merger Sub, the merger and any related transaction, the merger agreement and the CVR agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the merger consideration to be received by holders of MoneyLion common stock (other than owned stock, frozen shares and dissenting stock) in the merger to such holders. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction, including without limitation, the form or structure of the merger (including the form of merger consideration, the allocation thereof between the cash consideration and the CVR or the terms of the CVR) or any such related transaction, the treatment in the merger of frozen shares, any consequences of the merger or any such related transaction to MoneyLion, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. There has been significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates and the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
•	the underlying business decision of MoneyLion to engage in the merger or enter into the merger agreement;
•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by MoneyLion, or MoneyLion’s board of directors;
•
the fairness of the amount or nature of the compensation to any of MoneyLion’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of MoneyLion common stock;

•
the effect of the merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of MoneyLion (other than holders of MoneyLion common stock that will be entitled to receive the merger consideration (solely with respect to the merger consideration, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the merger agreement;

•
whether Gen Digital would have sufficient cash, available lines of credit or other sources of funds to enable the aggregate cash consideration to be paid to the holders of MoneyLion common stock at the closing of the merger;

•	the actual value of the CVRs to be issued in connection with the merger or the actual value of Gen Digital common stock if and when issued to holders of the CVRs;
•
the prices, trading range or volume at which MoneyLion common stock or Gen Digital common stock would trade following the public announcement of the merger or the prices, trading range or volume at which the CVRs or Gen Digital common stock would trade following the consummation of the merger (including whether the milestone for triggering the issuance of Gen Digital common stock to holders of the CVRs would actually be achieved);

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or
•	any legal, regulatory, accounting, tax or similar matters relating to MoneyLion or its stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction.
In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW and MoneyLion. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by MoneyLion’s board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of MoneyLion’s board of directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between MoneyLion and Gen Digital, and the decision of MoneyLion to enter into the merger agreement was solely that of MoneyLion’s board of directors.
The following is a summary of the material financial analyses presented by KBW to MoneyLion’s board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to MoneyLion’s board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses of MoneyLion described below, KBW utilized an implied merger consideration range of $95.82 to $98.16 per share, or approximately $1,169 million to $1,198 million in the aggregate (inclusive of the implied value of in-the-money options to purchase shares of MoneyLion common stock, but excluding frozen shares), based on the cash consideration of $82.00 and an implied value range for one CVR of $13.82 to $16.16, indicated by the CVR analysis described below.
CVR Analysis. KBW utilized a Monte Carlo simulation stochastic model-based analysis to estimate a range for the implied value of the CVR forming part of the merger consideration assuming, at the direction of MoneyLion management, that the closing of the merger would occur on March 31, 2025. In this analysis, KBW applied an assumed risk-free rate of 4.0%, an assumed annual Gen Digital dividend yield of 1.6% and assumed annual volatility of Gen Digital common stock ranging from 25% to 35%. Additional simulation parameters included CVR milestone achievement based on a 30 trading day average price greater than $37.50 and a term beginning at public announcement of the merger and ending two years following the assumed closing date of the merger of March 31, 2025. This analysis did not take into account intraday volume or give effect to any potential discount at which the CVR might trade in the future. Based on the average of approximately one million simulations of potential closing price paths for Gen Digital common stock, this analysis resulted in a range of implied values for one CVR on a present value basis of $13.82 to $16.16.
The results of a Monte Carlo simulation stochastic model are highly dependent on the assumptions, including risk-free rate, dividend yield, term and volatility.
MoneyLion Selected Companies Analysis. Using publicly available information, KBW compared the market performance of MoneyLion to six selected publicly-traded consumer lenders and three selected publicly-traded financial technology platforms.
The selected consumer lender companies were as follows (shown in descending order of enterprise value):

Enova International, Inc.
Sezzle Inc.
Dave Inc.
Pagaya Technologies Ltd.
OppFi Inc.
Oportun Financial Corporation

The selected financial technology platform companies were as follows (shown in descending order of enterprise value):

NerdWallet, Inc.
LendingTree, Inc.
EverQuote, Inc.

To perform this analysis, KBW used market price information as of December 9, 2024 and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the latest 12 months (“LTM”) available. In addition, KBW used calendar year (“CY”) 2025 revenue, adjusted EBITDA and earnings per share (“EPS”) estimates of MoneyLion taken from financial forecasts and projections of MoneyLion provided by MoneyLion management and CY 2025 revenue, adjusted EBITDA and EPS estimates taken from publicly available consensus “street estimates” of the selected companies.
KBW’s analysis showed the following concerning the market performance of MoneyLion and the selected companies:

Selected Companies
	MoneyLion	Consumer Lender Median	Financial Technology Platform Median
Enterprise Value / LTM Adjusted EBITDA	10.8x	6.4x	10.6x
Enterprise Value / CY 2025E Adjusted EBITDA	7.9x	5.9x	8.6x
Enterprise Value / CY 2025E Revenue	1.3x	1.1x	1.0x
Price / CY 2025E EPS	20x	13x	27x

KBW then applied a range of enterprise value to CY 2025 adjusted EBITDA multiples of 6.0x to 9.0x to MoneyLion’s CY 2025 estimated adjusted EBITDA. This analysis resulted in a range of implied values per share of MoneyLion common stock of $59.90 to $87.90, as compared to the implied merger consideration range of $95.82 to $98.16 per share.
No company used as a comparison in the above selected companies analysis is identical to MoneyLion. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate ranges for the implied equity value of MoneyLion. In this analysis, KBW used financial and operating forecasts and projections of MoneyLion provided by MoneyLion management, and assumed discount rates ranging from 17.0% to 19.0%. The ranges of values were determined by adding (i) the present value of the estimated unlevered, after-tax free cash flows that MoneyLion could generate over the period from March 31, 2025 to December 31, 2029 as a standalone company and (ii) the present value of implied terminal values of MoneyLion at the end of such period. KBW derived implied terminal values using two methodologies, one based on perpetuity growth rates and the other based on adjusted LTM EBITDA terminal value multiples. Using implied terminal values for MoneyLion calculated by applying a perpetuity growth rate range of 2.0% to 3.0% to MoneyLion’s estimated calendar year 2029 unlevered, after-tax free cash flows, this analysis resulted in a range of implied values per share of MoneyLion common stock of $61.04 to $71.15, as compared to the implied merger consideration range of $95.82 to $98.16 per share. Using implied terminal values for MoneyLion calculated by applying an adjusted LTM EBITDA terminal value multiple range of 7.0x to 9.0x to MoneyLion’s estimated calendar year 2029 adjusted EBITDA, this analysis resulted in a range of implied values per share of MoneyLion common stock of $87.23 to $109.52, as compared to the implied merger consideration range of $95.82 to $98.16 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions, including terminal values and discount rates. The discounted cash flow analysis did not purport to be indicative of the actual values or expected values of MoneyLion.
Selected Market Performance Data for Gen Digital and Selected Companies. Using publicly available information, KBW compared the market performance of Gen Digital to five selected publicly-traded consumer subscription companies, three selected publicly-traded credit bureaus and three selected publicly-traded mature software companies.
The selected consumer subscription companies were as follows (shown in descending order of enterprise value):

Netflix, Inc.
Spotify Technology S.A.
Snap Inc.
Sirius XM Holdings Inc.
Match Group, Inc.

The selected credit bureau companies were as follows (shown in descending order of enterprise value):

Experian plc
Equifax Inc.
TransUnion

The selected mature software companies were as follows (shown in descending order of enterprise value):

Apple Inc.
Microsoft Corporation
Alphabet Inc.

To perform this analysis, KBW used market price information as of December 9, 2024 and calendar CY 2025 revenue, adjusted EBITDA and EPS estimates taken from publicly available consensus “street estimates” of Gen Digital and the selected companies.

KBW’s analysis showed the following concerning the market performance of Gen Digital and the selected companies (excluding the estimated CY 2025 adjusted EBITDA multiples of three selected consumer subscription companies, which multiples were considered to be not meaningful because they were greater than 30.0x, and excluding the estimated CY 2025 EPS multiple for one selected consumer subscription company, which multiple was considered to be not meaningful because it was negative):

Selected Companies
	Gen Digital	Consumer Subscription Median	Credit Bureau Median	Mature Software Median
Enterprise Value / CY 2025E Revenue	6.8x	4.1x	6.0x	9.1x
Enterprise Value / CY 2025E Adjusted EBITDA	11.8x	8.7x	16.9x	20.6x
Price / CY 2025E EPS	13x	26x	27x	32x

No company used as a comparison in the above is identical to Gen Digital. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Other Information. In addition to the financial analyses described above, KBW reviewed with MoneyLion’s board of directors for informational purposes, among other things:
•
the price per common share paid for the acquired company as a premium/(discount) to the closing price of the acquired company one day prior to transaction announcement observed in mergers and acquisitions transactions announced since December 9, 2019 involving acquired companies that were headquartered in the U.S. and traded on a major exchange, with approximate implied transaction values of greater than $500 million and in which cash consideration was 75% or more of the aggregate consideration;

•
implied transaction value to LTM EBITDA multiples in two selected mergers and acquisitions transactions in which the acquired company was a consumer lender and seven selected mergers and acquisitions transactions in which the acquired company was a business-to-consumer marketplace;

•	historical closing prices of MoneyLion common stock during the 52-week period ended on December 9, 2024; and
•	publicly available Wall Street research analysts’ price targets for MoneyLion common stock and Gen Digital common stock.
Miscellaneous. KBW acted as financial advisor to MoneyLion and not as an advisor to or agent of any other person. In the ordinary course of its and their broker-dealer businesses, KBW and its affiliates may from time to time purchase securities from, and sell securities to, MoneyLion, Gen Digital and their respective affiliates. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of MoneyLion and Gen Digital. KBW currently acts as broker for MoneyLion’s share repurchase program.
Pursuant to the KBW engagement agreement, MoneyLion agreed to pay KBW a total cash fee equal to 1.0% of the aggregate merger consideration in the case of the proposed merger with Gen Digital (or 1.5% of the aggregate merger consideration in the case of an acquiror other than Gen Digital), $500,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the closing of the merger. MoneyLion also agreed to reimburse KBW for certain reasonable and documented out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to the present engagement, during the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to MoneyLion and received compensation for such services. KBW acted as a financial advisor to MoneyLion in connection with a loan facility obtained by MoneyLion which closed in November 2024. In connection with the loan facility obtained by MoneyLion, KBW received an aggregate fee of $1,050,000. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Gen Digital. KBW may in the future provide investment banking and financial advisory services to MoneyLion or Gen Digital and receive compensation for such services.

Certain Unaudited Prospective Financial Information
While MoneyLion has from time to time provided limited financial guidance to investors, MoneyLion’s management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods. In connection with the merger, MoneyLion provided certain unaudited non-public financial projections regarding MoneyLion to Gen Digital and to MoneyLion’s board of directors (collectively referred to in this proxy statement/prospectus as the financial projections). At the direction of MoneyLion’s board of directors, certain of the financial projections were also provided to, and approved for use by, KBW for purposes of performing its financial analysis in connection with rendering its opinion to MoneyLion’s board of directors (as more fully described above under “—Opinion of MoneyLion’s Financial Advisor”). A summary of the financial projections is included below to give MoneyLion stockholders access to certain information that was provided to Gen Digital and KBW and was considered by MoneyLion’s board of directors for purposes of evaluating the merger. These projections are not, and should not be viewed as, public guidance or even targets. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or generally accepted accounting principles in the United States (referred to in this proxy statement/prospectus as GAAP).
The financial projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance, that are inherently uncertain and many of which are beyond MoneyLion’s control. The financial projections reflect numerous estimates, assumptions and judgments made by MoneyLion management, based on information available at the time the financial projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to MoneyLion’s business, all of which are difficult to predict and many of which are beyond MoneyLion’s control. The financial projections do not constitute financial guidance, and there can be no assurances that the financial projections accurately estimate MoneyLion’s future financial and operating performance. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to MoneyLion’s business (including the ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions and other factors described in or referenced under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and those risks and uncertainties detailed in MoneyLion’s public filings with the SEC. Further, the financial projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may vary materially from those shown. Modeling and forecasting the future performance of a financial technology company is a highly speculative endeavor. Since the financial projections cover a long period of time, the financial projections by their nature may not anticipate every circumstance that will have an effect on the commercial value of MoneyLion’s products and services.
The financial projections included in this document, including the financial projections set forth below under “—MoneyLion Management Financial Projections,” are the responsibility of MoneyLion’s management. RSM US LLP (referred to in this proxy statement/prospectus as RSM), MoneyLion’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial projections and, accordingly, RSM has not expressed an opinion or any other form of assurance with respect thereto. The RSM report on MoneyLion’s consolidated financial statements incorporated by reference from MoneyLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, relates to MoneyLion’s previously issued financial statements. It does not extend to the financial projections and should not be read to do so.
The financial projections are not being included in this proxy statement/prospectus in order to influence any MoneyLion stockholder’s decision as to whether or not to approve the merger or whether or not to seek appraisal rights with respect to shares of MoneyLion common stock held by such stockholder. The summary of the financial projections is being included in this proxy statement/prospectus solely because these financial projections were made available to Gen Digital, MoneyLion’s board of directors and KBW.

The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger and merger-related expenses. The financial projections also do not take into account the effect of any failure of the merger to close and should not be viewed as accurate or continuing in that context.
The inclusion of the financial projections in this proxy statement/prospectus should not be regarded as an indication that MoneyLion, KBW or any of their respective affiliates, advisors, officers, directors or representatives considered or consider the financial projections to be necessarily predictive of actual future results, and the financial projections should not be relied on as such. None of MoneyLion, KBW or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error or no longer appropriate. MoneyLion does not intend to make publicly available any update or other revisions to the financial projections, except as required by law. None of MoneyLion, KBW or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of MoneyLion compared to the information contained in the financial projections or that the projected results will be achieved.
MoneyLion stockholders are cautioned not to place undue, if any, reliance on the financial projections included in this proxy statement/prospectus.
The financial projections incorporate certain financial measures which are not GAAP measures. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. MoneyLion’s calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC’s definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures to a GAAP financial measure were not relied upon by KBW for purposes of performing its financial analyses in connection with rendering its opinion to MoneyLion’s board of directors (as described in the section entitled “MoneyLion Proposal I: Adoption of the Merger Agreement—Opinion of MoneyLion’s Financial Advisor”) or by MoneyLion’s board of directors. Accordingly, a reconciliation of the financial measures included in the financial projections is not provided.
Subject to the foregoing qualifications, the financial projections are set forth below.
MoneyLion Management Financial Projections
In connection with the strategic process as described in this proxy statement/prospectus, MoneyLion’s management prepared certain non-public financial projections as to the potential future performance of MoneyLion on a standalone basis. These projections (referred to in this proxy statement/prospectus as the Standalone Case) assumed MoneyLion would not be acquired and would continue to operate as an independent, public company. The Standalone Case covered the calendar months of September through December 2024 and the calendar years 2025 and 2026, was prepared for use by MoneyLion’s board of directors in connection with its consideration of the merger and other strategic alternatives available to MoneyLion and was used by KBW, with the approval of MoneyLion’s board of directors, for purposes of performing its financial analysis in connection with rendering its opinion to MoneyLion’s board of directors.
In addition to the Standalone Case, MoneyLion’s management also prepared certain non-public financial projections as to the future performance of MoneyLion in a scenario where MoneyLion was acquired by Gen Digital and integrated with Gen Digital’s existing operations. These projections (referred to in this proxy statement/prospectus as the Acquisition Case) covered the calendar months of September through December 2024 and the calendar years 2025 and 2026, and were developed by MoneyLion’s management at Gen Digital’s request to demonstrate the financial performance that might result from MoneyLion operating as part of an integrated business, assuming the merger were completed, including certain benefits that might accrue to MoneyLion from Gen Digital’s brand equity and the avoidance of certain standalone costs.

MoneyLion’s management presented the Acquisition Case to Gen Digital on October 22, 2024. MoneyLion did not provide the Standalone Case to Gen Digital, except that MoneyLion provided certain figures derived from the Standalone Case to Gen Digital as part of discussions regarding valuation. The Acquisition Case was the only set of financial projections provided to Gen Digital to assist with its due diligence review of MoneyLion. On December 8, 2024, at Gen Digital’s request, MoneyLion provided Gen Digital with an updated version of the Acquisition Case, which reflected substantially similar assumptions as the October 22, 2024 Acquisition Case, but used MoneyLion’s actual September and October 2024 results.
Both the Standalone Case and the Acquisition Case were presented to MoneyLion’s board of directors. MoneyLion’s board of directors viewed the Standalone Case as reflecting the best available estimates of MoneyLion’s future performance as a standalone company, and MoneyLion’s board of directors did not believe that the Acquisition Case was reflective of MoneyLion’s likely performance as a standalone company. Accordingly, for the purposes of KBW’s financial analyses and opinion, MoneyLion’s board of directors directed KBW to base its financial analysis on the Standalone Case. KBW did not use or rely on the Acquisition Case for purposes of its opinion.
The following tables present the Standalone Case and the Acquisition Case.
Standalone Case
MoneyLion ($ in millions)

Period	2024P	2025P	2026P
Revenue	539	710	901
Adjusted EBITDA(1)	89	113	143

For use in the discounted cash flow analysis performed by KBW in connection with rendering its opinion to MoneyLion’s board of directors (as described in the section entitled “MoneyLion Proposal I: Adoption of the Merger Agreement––Opinion of MoneyLion’s Financial Advisor”), the Standalone Case was used to derive the following projections of unlevered free cash flow that would be generated by MoneyLion for the period from 2Q2025 through the end of calendar year 2029:
MoneyLion ($ in millions)

Period	2Q2025 – 4Q2025P	2026P	2027P	2028P	2029P
Unlevered FCF(2)	66	92	109	135	159

(1)
For purposes of the financial projections, Adjusted EBITDA is defined as net (loss) income plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrant liability, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation expense and certain other expenses that management does not consider in measuring performance.

(2)
Unlevered free cash flow is defined as Adjusted EBITDA minus stock-based compensation, taxes, capital expenditures and increases in net working capital plus cash tax benefits from net operating losses.

The projections of unlevered free cash flow were calculated solely for purposes of the discounted cash flow analysis performed by KBW in connection with rendering its opinion, and neither MoneyLion nor KBW assumes any responsibility for any use of such projections, or reliance on such projections, for any other purpose.
The Standalone Case projections reflected the following assumptions: (i) a compounded annual growth rate in Total Customers (as defined below) and Total Products (as defined below) from fiscal year 2024 through fiscal year 2026 of 39%, (ii) a compounded annual growth rate in Total Originations (as defined below) from fiscal year 2024 through fiscal year 2026 of 20%, (iii) a compounded annual growth rate in marketing expense from fiscal year 2024 through fiscal year 2026 of 43% and (iv) a compounded annual growth rate in compensation and benefits expenses from fiscal year 2024 through fiscal year 2026 of 22%.

Acquisition Case (December 8, 2024)
MoneyLion ($ in millions)

Period	2024P	2025P	2026P
Revenue	541	737	926
Adjusted EBITDA(1)	90	145	221

Acquisition Case (October 22, 2024)
MoneyLion ($ in millions)

Period	2024P	2025P	2026P
Revenue	540	736	940
Adjusted EBITDA(1)	90	149	232

(1)
For purposes of the financial projections, Adjusted EBITDA is defined as net (loss) income plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrant liability, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation expense and certain other expenses that management does not consider in measuring performance.

The Acquisition Case reflected certain assumptions regarding MoneyLion’s financial results as a result of being integrated into Gen Digital, including (i) a compounded annual growth rate in Total Customers (as defined below) and Total Products (as defined below) from fiscal year 2024 through fiscal year 2026 of 42%, (ii) a compounded annual growth rate in Total Originations (as defined below) from fiscal year 2024 through fiscal year 2026 of 23%, (iii) a compounded annual growth rate in marketing expense from fiscal year 2024 through fiscal year 2026 of 16% and (iv) a compounded annual growth rate in compensation and benefits expenses from fiscal year 2024 through fiscal year 2026 of 9%. In particular, the Acquisition Case assumed that MoneyLion would have lower aggregate marketing expenditures as compared to the Standalone Case as a result of benefiting from Gen Digital’s existing brand equity, while achieving greater customer penetration and a larger aggregate number of originations. The Acquisition Case also assumed that MoneyLion would have lower compensation and benefits expenditures as compared to the Standalone Case. The Acquisition Case did not include any material revenue or EBITDA synergies (other than to the extent reflected in increased customer penetration and originations, as described above).
For purposes of the financial projections, Total Customers is defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and customers that are monetized through MoneyLion’s marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace credit offer.
For purposes of the financial projections, Total Products is defined as the total number of products that MoneyLion’s Total Customers have opened, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for MoneyLion’s financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace credit offers that MoneyLion’s Total Customers have submitted for, received or clicked on through MoneyLion’s marketplace. If a customer has funded multiple secured personal loans or Instacash advances or opened multiple products through MoneyLion’s marketplace, it is only counted once for each product type.
For purposes of the financial projections, Total Originations is defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period.
For additional information on MoneyLion’s actual results and historical financial information, see the section entitled “Where You Can Find More Information.”
Regulatory Approvals Required for the Merger
Completion of the merger is conditioned upon the expiration or early termination of the waiting period relating to the merger under the HSR Act and the receipt of approvals from certain specified regulatory authorities; the waiting period under the HSR Act expired on January 21, 2025.

Under the HSR Act, certain transactions, including the merger, may not be completed unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the Federal Trade Commission, which is referred to in this proxy statement/prospectus as the FTC, and the Antitrust Division of the U.S. Department of Justice, which is referred to in this proxy statement/prospectus as the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. The parties may also choose to voluntarily re-start the initial 30-calendar-day waiting period by following certain prescribed procedures. After the expiration of the initial waiting period (or the re-started initial waiting period), the DOJ or the FTC may issue a Request for Additional Information and Documentary Material, which is referred to in this proxy statement/prospectus as a Second Request. If a Second Request is issued, the parties may not complete the merger until they substantially comply with the Second Request and observe a second 30-calendar-day waiting period, unless the waiting period is terminated earlier.
Each of Gen Digital and MoneyLion filed its respective HSR Act notification and report with respect to the merger on December 20, 2024, and the waiting period under the HSR Act expired on January 21, 2025.
At any time before or after the merger is completed, the FTC or DOJ could take action under U.S. antitrust laws in opposition to the merger, including seeking to enjoin completion of the merger, condition approval of the merger upon the divestiture of assets of Gen Digital, MoneyLion or their respective subsidiaries or impose restrictions on Gen Digital’s post-merger operations. In addition, U.S. state attorneys general could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin completion of the merger or permitting completion subject to regulatory concessions or conditions. Private parties also may seek to take legal action under the antitrust laws under some circumstances.
Completion of the merger is also conditioned upon certain other regulatory approvals, including certain state licensing approvals.
In connection with the merger, Gen Digital has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, that must be declared effective by the SEC and pursuant to which the issuance of the CVRs (and the underlying Gen Digital common stock) issuable upon the effective time will be registered with the SEC.
Timing; Challenges by Governmental and Other Entities
There can be no assurance that any of the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that any of the governmental or other entities described above, including the DOJ, FTC, U.S. state attorneys general, state regulators and private parties, will not challenge the merger on antitrust or competition grounds and, if such a challenge is made, there can be no assurance as to its result.
Subject to certain conditions, if the merger is not completed on or before the termination date (as may be extended in accordance with the merger agreement), either Gen Digital or MoneyLion may terminate the merger agreement. See “The Merger Agreement––Termination of the Merger Agreement” in this proxy statement/prospectus.
Appraisal or Dissenters’ Rights for MoneyLion Stockholders General
If you hold one or more shares of MoneyLion common stock, you may be entitled to appraisal rights under Delaware law and have the right to dissent from the merger, have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger in place of the merger consideration, as determined by such court, if you strictly comply with the procedures specified in Section 262 of the DGCL, subject to certain limitations under the DGCL. Any such MoneyLion stockholder awarded “fair value” for their shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration.
The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is accessible, without subscription or cost, at the following publicly available website, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the holder of record of shares of MoneyLion common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.
Under Section 262 of the DGCL, MoneyLion, not less than 20 days prior to the MoneyLion special meeting, must notify each stockholder who was a MoneyLion stockholder on the record date for notice of the MoneyLion special meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice to MoneyLion stockholders that appraisal rights are available in connection with the merger. A holder of MoneyLion common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion carefully. Failure to comply timely and properly with the requirements of Section 262 of the DGCL may result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration.
How to Exercise and Perfect Your Appraisal Rights. If you are a MoneyLion stockholder wishing to exercise the rights to seek an appraisal of your shares, you must do ALL of the following:
•
you must not vote in favor of the adoption of the merger agreement (but failure to vote against the adoption of the merger agreement, alone, will not constitute a waiver of appraisal rights). Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights, you must vote against the adoption of the merger agreement or abstain from voting your shares;

•
you must deliver to MoneyLion a written demand for appraisal of your shares before the vote on the adoption of the merger agreement at the MoneyLion special meeting and such demand must reasonably inform MoneyLion of your identity and your intention to demand appraisal of your shares of MoneyLion common stock;

•
you must continuously hold the shares from the date of making the demand through the completion of the merger. You will lose your appraisal rights if you transfer such shares before the completion of the merger; and

•
you or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of such shares within 120 days after the completion of the merger. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the MoneyLion stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of MoneyLion common stock within the time prescribed in Section 262 of the DGCL.

Voting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.
Who May Exercise Appraisal Rights. Only a holder of record of shares of MoneyLion common stock issued and outstanding at the time a demand for appraisal is made and that continue to be issued and outstanding and held of record by such holder immediately prior to the completion of the merger may assert appraisal rights for the shares of MoneyLion common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears in the stock ledger. The demand for appraisal must reasonably inform MoneyLion of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to MoneyLion. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock of record. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of MoneyLion common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of MoneyLion common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of MoneyLion common stock as to which appraisal is sought. Where no number of shares of MoneyLion common stock is expressly mentioned, the demand will be presumed to cover all shares of MoneyLion common stock held in the name of the record owner.
IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.
If you own shares of MoneyLion common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If you hold shares of MoneyLion common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
MoneyLion Inc.
249-245 West 17th Street, 4th Floor
New York, NY 10011
Attention: Chief Legal Officer
Gen Digital’s Actions After the Completion of the Merger. If the merger is completed, the surviving corporation will give written notice of the completion of the merger within 10 days after the completion of the merger to you if you did not vote in favor of adoption of the merger agreement and you made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the completion of the merger, if you have not commenced an appraisal proceeding or joined such a proceeding as a named party, you have the right to withdraw the demand and to accept the merger consideration in accordance with the merger agreement for your shares of MoneyLion common stock. Within 120 days after the completion of the merger, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by you, demanding a determination of the fair value of the shares of MoneyLion common stock held by all dissenting stockholders who are entitled to appraisal rights. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the completion of the merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving corporation, upon your written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which MoneyLion has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of MoneyLion common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph. As noted above, however, a demand for appraisal may only be made by or on behalf of a holder of record of shares of MoneyLion common stock.

If a petition for appraisal is duly filed by you or another record holder of MoneyLion common stock who has properly exercised his or her appraisal rights in accordance with the provisions of Section 262 of the DGCL, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the office of the Delaware Register in Chancery in which the petition was filed with a duly verified list containing the names and addresses of all persons who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order the Delaware Register in Chancery to give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving corporation and to the persons shown on such duly verified list at the addresses therein stated. The costs of these notices are borne by the surviving corporation. The Delaware Court of Chancery will then determine which persons are entitled to appraisal rights. If immediately before a merger the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (3) the merger was approved pursuant to Section 253 or 267 of the DGCL.
After determination of the persons entitled to appraisal of their shares of MoneyLion common stock, the appraisal proceeding will be conducted as to the shares of MoneyLion common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of MoneyLion common stock at the completion of the merger held by dissenting stockholders who have properly exercised his, her or its appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the completion of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the completion of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such person), in which case interest shall accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. When the fair value is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. Gen Digital does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of MoneyLion common stock is less than the merger consideration. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Upon application by the surviving corporation or by any holder of MoneyLion common stock entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any MoneyLion stockholder whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights.
If no petition for appraisal is filed within 120 days after the completion of the merger, or if you otherwise fail to perfect, successfully withdraw or lose your right to appraisal, then your right to appraisal will cease and you will be entitled to receive the merger consideration described in the merger agreement, without interest thereon, less any withholding taxes, if any.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL, you may not, after the completion of the merger, vote the MoneyLion shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to MoneyLion stockholders as of a record date prior to the completion of the merger.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party, you may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the merger consideration to the surviving corporation, except that any attempt to withdraw made more than 60 days after the completion of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days after the completion of the merger. If you fail to perfect, effectively withdraw, waive or otherwise lose the appraisal right, your shares will be converted into the right to receive the merger consideration.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a MoneyLion stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.
Material U.S. Federal Income Tax Consequences
General
The following summary discusses the material U.S. federal income tax consequences of the merger, as well as the consequences of holding and disposing of the CVRs and the Gen Digital common stock that may be received in respect thereof, to holders of shares of MoneyLion common stock. This discussion is based on the

Code, applicable Treasury regulations promulgated under the Code, administrative interpretations, and judicial decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect.
This discussion addresses only the consequences of the exchange of shares of MoneyLion common stock and CVRs and/or shares of Gen Digital common stock received in respect thereof held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a MoneyLion stockholder in light of the MoneyLion stockholder’s particular circumstances, or to a MoneyLion stockholder that is subject to special rules, such as:
1)	a financial institution or insurance company;
2)	a mutual fund;
3)	a pass-through entity or investors in such entity;
4)	a tax-exempt organization;
5)	a dealer or broker in securities;
6)	a person whose functional currency is not the U.S. dollar;
7)	a former citizen or former long-term resident of the United States;
8)	a regulated investment company or real estate investment trust;
9)
a MoneyLion stockholder that holds its shares of MoneyLion common stock (or will hold its CVRs and/or shares of Gen Digital common stock received in respect thereof) through individual retirement or other tax-deferred accounts;

10)	a trader in securities who elects to apply a mark-to-market method of accounting;
11)
a MoneyLion stockholder that holds shares of MoneyLion common stock (or will hold its CVRs and/or shares of Gen Digital common stock received in respect thereof) as part of a hedge, appreciated financial position, straddle, wash sale, or conversion or integrated transaction;

12)	a MoneyLion stockholder that acquired shares of MoneyLion common stock or CVRs through the exercise of compensatory options or stock purchase plans or otherwise as compensation;
13)	a U.S. expatriate or entity covered by the anti-inversion rules under the Code;
14)	a person who actually or constructively owns more than 5% of MoneyLion common stock;
15)	a person who holds both shares of MoneyLion common stock and Gen Digital common stock;
16)	a person subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement); and
17)	a person subject to the base erosion and anti-abuse tax.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of MoneyLion common stock, CVRs, or Gen Digital common stock that is for U.S. federal income tax purposes:
18)	an individual who is a citizen or resident of the United States;
19)
a corporation, or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state therein or the District of Columbia;

20)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
21)
a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of shares of MoneyLion common stock, CVRs, or Gen Digital common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of MoneyLion common stock, CVRs, or Gen Digital common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of MoneyLion common stock, CVRs, or Gen Digital common stock should consult its tax advisors regarding the tax consequences to it of the merger.
This discussion of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the merger and of holding and disposing of the CVRs or the receipt of shares of Gen Digital common stock in respect thereof. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any alternative minimum tax, any non-income tax or any non-U.S., state or local tax consequences of the merger or the potential application of the Medicare contribution tax on net investment income. Accordingly, each MoneyLion stockholder should consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger, including the application and effect of any U.S. federal, state, local and foreign income, estate, gift and other tax laws to, the receipt of cash and CVRs in exchange for MoneyLion common stock pursuant to the merger, and receipt of any Gen Digital common stock in respect of the CVRs.
U.S. Federal Income Tax Consequences to U.S. Holders
Consequences of Receipt of the Merger Consideration
The receipt of the merger consideration by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash, including cash received in lieu of fractional shares, received in the merger and (B) the fair market value of the CVRs received in the merger, each determined on the date of the consummation of the merger and (ii) such U.S. holder’s adjusted tax basis in its shares of MoneyLion common stock exchanged therefor. Although there is no legal authority directly addressing the U.S federal income tax treatment of the receipt of the CVRs in connection with the Merger, pursuant to U.S. Treasury regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. These Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. Because the CVRs are traded, Gen Digital intends to treat a holder’s receipt of the CVRs as the receipt of additional consideration paid in the Merger for U.S. federal income tax purposes as part of a closed transaction.
If a U.S. holder’s holding period in the shares of MoneyLion common stock surrendered in the merger is greater than one year as of the date of the merger, the capital gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of shares of MoneyLion common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of MoneyLion common stock that it holds.
A U.S. holder’s initial aggregate tax basis in the CVRs received in the merger will equal the fair market value of the CVRs as of the date of the merger. The holding period of the CVRs received in the merger will begin on the day after the merger.
Consequences of the Ownership, Disposition, Expiration or Abandonment of CVRs and Receipt of Gen Digital Common Stock in respect of the CVR
There is no legal authority directly addressing the U.S. federal income tax treatment of instruments like the CVRs, and the U.S. federal income tax treatment of the ownership, disposition, expiration or abandonment of the CVRs and receipt of Gen Digital common stock in respect of the CVRs is not clear. One alternative is that the CVRs are treated as options, warrants or other derivative instruments with respect to the Gen Digital common stock. In that case, upon settlement of the CVRs in exchange for Gen Digital common stock, the holder would not recognize gain or loss, and the holder would take a basis in such common stock equal to its basis in the CVRs, and a holding period in such Gen Digital common stock that likely begins the day after receipt of such stock.
Under the terms of the CVR agreement, the number of shares of Gen Digital common stock that can be received upon settlement of the CVRs may be equitably adjusted to account for any cash dividend on shares of Gen Digital common stock (in excess of $0.125 per share) per quarter paid after the date of the Merger Agreement or any change in the outstanding shares of capital stock or the capital structure of Gen Digital by reason of any stock dividend, stock split or reverse stock split, exchange of shares, recapitalization or reclassification of its capital stock, or any similar change. These adjustments may implicate Treasury regulations regarding “deemed dividends.” Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a derivative instrument or to such instrument’s exercise price, a U.S. holder may be deemed to have received a constructive distribution with respect to the instrument, which could result in adverse tax consequences for the U.S. holder, including the inclusion of dividend income. Any such constructive dividend would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on common stock paid in cash or other property, regardless of whether an actual distribution of cash or other property occurs. See the section of this proxy statement/prospectus entitled “U.S. Federal Income Tax Consequences to non-U.S. Holders—Consequences of Ownership and Disposition of Gen Digital Common Stock” below.
Alternatively, it is possible that the CVRs could be treated as deferred payment obligations of Gen Digital. In such case, a later receipt of Gen Digital common stock with respect to the CVRs could be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVR to the extent of the value thereof. The amount of Gen Digital common stock with a value in excess of such amount will likely be treated as a payment with respect to a sale of a capital asset or, possibly, as income taxed at ordinary rates. In such case, a portion of a payment with respect to the CVRs may constitute imputed interest under Section 483 of the Code. In accordance with the CVR agreement, Gen Digital has agreed to report imputed interest on the CVRs pursuant to Section 483 of the Code, except as otherwise required by applicable law. In addition, the holder of the CVRs would have a basis in the Gen Digital common stock received equal to its fair market value on the date of receipt. The holding period of such stock would likely begin on the day after receipt.
Holders are urged to consult their own tax advisors regarding the tax consequences to them of the receipt of Gen Digital common stock upon a milestone payment.
If the CVRs expire without any payment with respect thereto, or if the holder thereof abandons the CVRs in accordance with their terms, although it is not free from doubt, the U.S. holder generally will recognize a loss, which loss likely would be a capital loss, in an amount equal to the U.S. holder’s adjusted tax basis in the CVRs. The use of capital losses is subject to limitations. Each U.S. holder is urged to consult with its tax advisor regarding the treatment in its particular circumstances of the expiration without any payment or abandonment of the CVRs.
Upon a sale or exchange of the CVRs prior to the expiration or payment thereof, a U.S. holder should recognize capital gain or loss equal to the difference between (i) the sum of the amount of any cash and the fair market value of any property received upon such sale or exchange (less imputed interest, as described above) and (ii) the U.S. holder’s adjusted tax basis in the CVRs. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the CVRs for more than one year. A portion of the amount received by a U.S. holder upon the sale or exchange of the CVRs may be treated as imputed interest income, determined as described above.
Due to the legal and factual uncertainty regarding the tax treatment of the CVRs, you are urged to consult your tax advisor concerning the tax consequences to you resulting from the receipt of CVRs in the merger.
Consequences of Ownership and Disposition of Gen Digital Common Stock
The gross amount of any distribution on shares of Gen Digital common stock that is made out of Gen Digital’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. holder. Any such dividends paid to corporate U.S. holders generally will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.
To the extent that the amount of any distribution made by Gen Digital on the Gen Digital common stock exceeds Gen Digital’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. holder’s shares of Gen Digital common stock, and to the extent the amount of the distribution exceeds the U.S. holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange.
A U.S. holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Gen Digital common stock, including on a redemption that is treated as a sale or exchange under Section 302 of the Code, in an amount equal to the difference between the amount realized on the disposition and such U.S. holder’s adjusted tax basis in such Gen Digital common stock. Any gain or loss recognized by a U.S. holder on a taxable disposition of Gen Digital common stock will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the Gen Digital common stock exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains recognized by non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of Gen Digital common stock will generally be treated as U.S. source gain or loss.
U.S. Federal Income Tax Consequences to non-U.S. Holders
Consequences of Receipt of the Merger Consideration
The receipt of the merger consideration pursuant to the merger, by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or
•
the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the shares of MoneyLion common stock at any time during the five-year period preceding the merger, and MoneyLion is or has been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held the shares of MoneyLion common stock.

Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or lower rate provided by an applicable income tax treaty).
A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year.
If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. MoneyLion believes that it has not been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Consequences of the Ownership, Disposition, Expiration or Abandonment of CVRs and Receipt of Gen Digital Common Stock in respect of the CVR
As discussed above, the U.S. federal income tax treatment of instruments like the CVRs, and the U.S. federal income tax treatment of the ownership, disposition, settlement or expiration of the CVRs, is not clear.
If the CVRs are treated as options, warrants or other derivative instruments with respect to the Gen Digital common stock, upon settlement of the CVRs in exchange for Gen Digital common stock, the non-U.S. holder would not recognize gain or loss, and the holder would take a basis in such common stock equal to its basis in the CVRs, and a holding period in such Gen Digital common stock that likely begins the day after such settlement.
However, treatment of the CVRs as options could result in a holder of the CVRs being deemed to have received a constructive distribution with respect to Gen Digital common stock. As described above, under the terms of the CVRs, the number of shares of Gen Digital common stock that can be received upon settlement of the CVRs may be equitably adjusted to account for any cash dividend on shares of Gen Digital common stock (in excess of $0.125 per share) per quarter paid after the date of the Merger Agreement or any change in the outstanding shares of capital stock or the capital structure of Gen Digital by reason of any stock dividend, stock split or reverse stock split, exchange of shares, recapitalization or reclassification of its capital stock, or any similar change. These adjustments may implicate Treasury regulations regarding “deemed dividends.” Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares of shares to be issued upon the exercise of a derivative instrument or to the such instrument’s exercise price, a non-U.S. holder may be deemed to have received a constructive distribution with respect to the instrument, which, for a non-U.S. holder, would generally be subject to U.S. withholding tax, generally at a 30% rate unless reduced or eliminated by an applicable treaty.
If the CVRs are treated as deferred payment obligations of Gen Digital, a later receipt of Gen Digital common stock with respect to the CVRs could be treated as a non-taxable return of a non-U.S. holder’s adjusted tax basis in the CVRs to the extent of the value thereof. The amount of Gen Digital common stock with a value in excess of such amount generally will not be subject to U.S. federal income tax except as described in the bullet points above in the section entitled “U.S. Federal Income Tax Consequences to non-U.S. Holders—Consequences of Receipt of the Merger Consideration”. A portion of such value in excess of basis, however, may constitute imputed interest under Section 483 of the Code.
The U.S. federal income tax treatment of a non-U.S. holder’s expiration or abandonment of the CVRs generally will correspond to the U.S. federal income tax treatment of a U.S. holder’s expiration or abandonment of the CVRs described above in the section entitled “U.S. Federal Income Tax Consequences to U.S. Holders—Consequences of the Ownership, Disposition, Settlement, Expiration or Abandonment of CVRs”.
Upon a sale or exchange of the CVRs, or a receipt of payment of Gen Digital common stock with respect to such CVRs, a non-U.S. holder should not be subject to U.S. federal income tax except as described in the bullet points above in the section entitled “U.S. Federal Income Tax Consequences to non-U.S. Holders—Consequences of Receipt of the Merger Consideration”.
In addition, a payment to a non-U.S. holder with respect to the CVRs may be subject to U.S. backup withholding and FATCA withholding, each as discussed below.
Non-U.S. holders are encouraged to consult their tax advisors regarding the potential application of U.S. withholding tax with respect to payments with respect to the CVRs and amounts received upon the sale or exchange of the CVRs.
Consequences of Ownership and Disposition of Gen Digital Common Stock
Distributions of cash or property to a non-U.S. holder in respect of Gen Digital common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from Gen Digital’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Gen Digital’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the Gen Digital common stock. Any remaining excess will be treated as capital gain and will not be subject to U.S. federal income tax unless the bullet points discussed above in the section entitled “U.S. Federal Income Tax Consequences to non-U.S. Holders—Consequences of Receipt of the Merger Consideration” are applicable to such non-U.S. holder.
Dividends paid to a non-U.S. holder of Gen Digital common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an Internal Revenue Service (referred to in this proxy statement/prospectus as the IRS) Form W-8ECI). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder of Gen Digital common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if the shares of Gen Digital common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. A non-U.S. holder of Gen Digital common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the taxable disposition of Gen Digital common stock (including on a redemption that is treated as a sale or exchange under Section 302 of the Code) generally will not be subject to U.S. federal income tax except as described in the bullet points above in the section entitled “U.S. Federal Income Tax Consequences to non-U.S. Holders—Consequences of Receipt of the Merger Consideration”.
If gain on receipt of consideration on the taxable disposition of Gen Digital common stock recognized by a non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States) it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, if such non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.
If a non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the shares of Gen Digital common stock at any time during the five-year period preceding a disposition of Gen Digital common stock, and, at the time of such disposition, Gen Digital is or has been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding such disposition or the period that the non-U.S. holder held the shares of Gen Digital common stock, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of Gen Digital common stock generally will be subject to tax at generally applicable U.S. federal income tax rates. Although there can be no assurances, Gen Digital believes it is not, and it does not currently anticipate becoming in the future, a “U.S. real property holding corporation”. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether Gen Digital is or will be a U.S. real property holding corporation with respect to a non-U.S. holder following any disposition of the Gen Digital common stock or at any future time.
Backup Withholding and Information Reporting
Payments made in exchange for shares of MoneyLion common stock (including cash paid in lieu of fractional shares) pursuant to the merger and payments made with respect to the CVRs and Gen Digital common stock may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a non-corporate U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.
A non-U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on the merger consideration (including cash paid in lieu of fractional shares) received in exchange for shares of MoneyLion common stock and payments made with respect to the CVRs and Gen Digital common stock unless the non-U.S. Holder establishes an exemption, for example, by completing the appropriate IRS Form W-8 for the non-U.S. holder, in accordance with the instructions thereto.
Any amount withheld under the backup withholding rules is not an additional tax and generally will be allowed as a refund or credit against the U.S. federal income tax liability of a MoneyLion stockholder, provided the required information is timely furnished to the IRS. The IRS may impose a penalty upon a MoneyLion stockholder that fails to provide the correct taxpayer identification number.
Foreign Account Tax Compliance Act
In certain circumstances, legislation commonly known as the Foreign Account Tax Compliance Act, which is referred to in this proxy statement/prospectus as FATCA, imposes a withholding tax of 30% on U.S.-source interest and dividend income received by certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Similarly, U.S.-source interest and dividends received by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a tax rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will generally be required to provide to the IRS. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which MoneyLion common stock, CVRs or Gen Digital common stock are held may affect the determination of whether such withholding is required. Holders should consult their tax advisors regarding the possible implications of the FATCA rules in their particular situations.
Accounting Treatment
The merger will be accounted for as an acquisition of a business. Gen Digital will record assets acquired and liabilities assumed from MoneyLion primarily at their respective fair values at the date of completion of the merger. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Gen Digital after completion of the merger will reflect MoneyLion’s balances and results after completion of the merger but will not be restated retroactively to reflect the historical financial condition or results of operations of MoneyLion. The earnings of Gen Digital following completion of the merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on interest expense and amortization expense. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually, and all assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Gen Digital determines that tangible or intangible assets (including goodwill) are impaired, Gen Digital will record an impairment charge at that time.
Financing of the Merger and Indebtedness Following the Merger
Gen Digital intends to fund the cash portion of the merger consideration and pay related fees and expenses in connection with the merger using a combination of cash on hand and a portion of the proceeds from an anticipated incremental $750 million term loan B facility, which is expected to be a separate tranche of term loans pursuant to an amendment to Gen Digital's existing credit agreement.
Listing of Gen Digital CVRs; Delisting and Deregistration of Shares of MoneyLion Common Stock
The merger agreement obligates Gen Digital to use its reasonable best efforts to cause the CVRs to be issued in the merger to be listed on Nasdaq, subject to official notice of issuance, no later than the completion of the merger. There can be no guarantee, however, that the CVRs will be listed on Nasdaq or another national securities exchange and, if listed, there is no assurance that they will continue to satisfy the listing requirements of Nasdaq or such other national securities exchange. If the merger is completed, shares of MoneyLion common stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act, and MoneyLion will no longer be required to file periodic reports with the SEC.
Litigation Relating to the Merger
As of March 3, no complaints had been filed by purported MoneyLion stockholders challenging the merger, and no complaints had been filed by purported Gen Digital stockholders challenging the merger.
Beginning on February 9, 2025, certain purported stockholders of MoneyLion sent demand letters alleging deficiencies and/or omissions in this registration statement, of which this joint proxy statement/prospectus forms a part. The demand letters seek additional disclosures to remedy these purported deficiencies.
Additional demand letters may be sent and lawsuits arising out of or relating to the merger agreement and the transactions contemplated thereby, including the merger, may be filed in the future. If additional similar demand letters are sent, or if complaints are filed, absent new or different allegations that are material, neither MoneyLion nor Gen Digital will necessarily announce such additional demand letters or such filings. See the section entitled “Risk Factors” for additional information regarding any such potential litigation.
No assurance can be made as to the outcome of any lawsuit that is filed on the basis of the allegations in the demand letters, including the amount of costs associated with defending claims or any other liabilities that may be incurred in connection with the litigation of any claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger on the agreed-upon terms, such an injunction may delay the completion of the merger or may prevent the merger from being completed altogether.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the merger agreement. This summary may not contain all the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement attached as Annex A to, and incorporated by reference into, this proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger and the other transactions described in this proxy statement/prospectus (including the CVR issuance).
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures
The merger agreement and the summary of its terms in this proxy statement/prospectus have been included to provide information about the terms and conditions of the merger agreement. The terms and information in the merger agreement are not intended to provide any other public disclosure of factual information about MoneyLion, Gen Digital or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the merger agreement are made by MoneyLion, Gen Digital and Merger Sub only for the purposes of the merger agreement and are qualified and subject to certain limitations and exceptions agreed to by MoneyLion, Gen Digital and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated for the purpose of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases may be qualified by confidential disclosures made by one party to the other, which are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in MoneyLion’s or Gen Digital’s public disclosures. The representations and warranties in the merger agreement will not survive the completion of the merger. Investors are not third-party beneficiaries under the merger agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.
For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Gen Digital and MoneyLion or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus.
Structure of the Merger
The merger agreement provides, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, for Merger Sub to merge with and into MoneyLion, with MoneyLion continuing as the surviving corporation and a direct, wholly-owned subsidiary of Gen Digital. As used herein, the term “surviving corporation” means MoneyLion following the completion of the merger.
Closing and Effectiveness of the Merger; Certificate of Incorporation and Bylaws; Directors and Officers
The closing of the merger will take place at 9:00 a.m., New York City time, within three business days after the satisfaction or waiver (to the extent permitted by the merger agreement) of the last to be satisfied or waived of the conditions described in the section of this proxy statement/prospectus entitled “The Merger Agreement—Conditions to Completion of the Merger” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of such conditions) or such other time as Gen Digital, Merger Sub and MoneyLion mutually agree.

The merger will become effective at the time a certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time specified in the certificate of merger and agreed to by the parties (which is referred to in this proxy statement/prospectus as the effective time).
At the effective time of the merger, (a) the certificate of incorporation of MoneyLion will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the merger agreement and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation, and (b) the bylaws of Merger Sub as in effect immediately prior to the effective time will become the bylaws of the surviving corporation, except that all references to Merger Sub will be automatically amended and become references to the surviving corporation.
Under the merger agreement, the directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time. The officers of MoneyLion immediately prior to the effective time will be the officers of the surviving corporation immediately following the effective time.
Merger Consideration
At the effective time of the merger, each share of MoneyLion common stock issued and outstanding immediately prior to the completion of the merger, other than owned stock, frozen shares and dissenting stock, will be converted into the right to receive (i) $82.00 in cash, without interest and (ii) one CVR issued by Gen Digital subject to and in accordance with the CVR agreement as described under “Description of the CVRs” in this proxy statement/prospectus.
No Fractional Shares of Gen Digital or CVRs
MoneyLion stockholders will not receive any fractional CVRs in the merger.
Shares Subject to Properly Exercised Appraisal Rights
The shares of MoneyLion common stock held by MoneyLion common stockholders who do not vote for adoption of the merger agreement and who otherwise properly exercise and perfect appraisal rights for their shares in accordance with the DGCL will not be converted into the right to receive the merger consideration to which they would otherwise be entitled pursuant to the merger agreement, but will instead be cancelled and converted into the right to receive judicially determined “fair value” of such shares at the effective time. If any MoneyLion stockholder fails to make an effective demand for appraisal or otherwise waives, withdraws or loses his, her or its appraisal rights, such stockholder’s shares of MoneyLion common stock will be deemed to have been converted as of the effective time into the right to receive the merger consideration. See “––Appraisal or Dissenters’ Rights for MoneyLion Stockholders” in this proxy statement/prospectus for additional information.
Common Stock Warrants
At the effective time of the merger, each outstanding warrant to purchase MoneyLion common stock (which is referred to in this proxy statement/prospectus as common stock warrant) shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other person, cease to represent a common stock warrant exercisable for MoneyLion common stock and shall become a warrant exercisable (in accordance with the terms of the warrant agreement), for the merger consideration (with respect to each fraction of a share of Company Stock underlying such common stock warrant) that such holder would have received if such common stock warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the effective time. If a Registered Holder (as defined in the warrant agreement) properly exercises a common stock warrant to purchase MoneyLion common stock within 30 days following the public disclosure of the consummation of the Merger by MoneyLion pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the warrant agreement) shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the warrant agreement) minus (B) the Black-Scholes Warrant Value (as defined in the warrant agreement). MoneyLion stockholders will not receive any fractional CVRs in the merger.
Certain Shares Subject to a No Transfer Order
Each share of MoneyLion common stock with respect to which a no transfer order has been placed with MoneyLion’s transfer agent as of the date of the merger agreement that remains in place immediately prior to the effective time (which is referred to in this proxy statement/prospectus as frozen shares) will not be converted into the right to receive the merger consideration, and holders (or, to the extent applicable, beneficial owners) of such frozen shares will not be entitled to receive payment in respect of any such frozen shares unless and until the no transfer order with respect to such frozen shares has been released by MoneyLion, the surviving corporation or Gen Digital, as applicable, either voluntarily or pursuant to a permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction. If, after the effective time of the merger, the no transfer order with respect to any frozen share is so released to a holder other than the surviving corporation, each such frozen share will thereupon be treated as if it had been converted into, at the effective time of the merger, the right to receive the merger consideration and the surviving corporation shall remain liable for payment of the merger consideration (without any interest thereon) for such frozen share in accordance with the merger agreement. At the effective time of the merger, any holder or beneficial owner of any frozen share will cease to have any rights with respect thereto, except as provided in the immediately preceding sentence. Any frozen share that is not so released shall be treated as an “Owned Company Share” and not be entitled to receive the merger consideration.
Payment Procedures
The conversion of MoneyLion common stock, other than owned stock, frozen shares and dissenting stock, into the right to receive the merger consideration will occur automatically at the effective time. Prior to the closing of the merger, Gen Digital will appoint a payment agent reasonably acceptable to MoneyLion and enter into a payment agent agreement with such payment agent that is reasonably acceptable to MoneyLion that provides for the payment agent to handle the exchange of certificates or book-entry shares representing shares of MoneyLion common stock for the merger consideration. At or prior to the closing of the merger, Gen Digital will deposit or cause to be deposited with the paying agent the cash consideration. Promptly following the effective time of the merger, each holder of MoneyLion common stock, other than owned stock, frozen shares and dissenting stock, upon receipt of an “agent’s message” by the payment agent (or such other evidence, if any, of transfer as the payment agent may reasonably request), will be entitled to receive in exchange for such holder’s shares of MoneyLion common stock the merger consideration in respect of the shares of MoneyLion common stock held of record by such holder, and the transferred shares of MoneyLion common stock will be cancelled.
Prior to the effective time, Gen Digital and MoneyLion will cooperate to establish procedures with the CVR rights agent with the objective that the CVR rights agent will (i) record an aggregate number of CVRs equal to the aggregate number of CVRs to be issued in the merger and (ii) when required pursuant to the CVR agreement, deliver to the MoneyLion stockholders the CVRs, via book-entry positions.
If payment of the merger consideration is to be made to a person other than the person in whose name the transferred shares of MoneyLion common stock is registered, it shall be a condition of payment that (i) the person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such shares of MoneyLion common stock transferred or shall have established to the reasonable satisfaction of the surviving corporation that such tax either has been paid or is not applicable.
Equity Awards and MoneyLion ESPP
MoneyLion Options
At the effective time of the merger, each MoneyLion Option that is outstanding as of immediately prior to the effective time of the merger (whether vested or unvested) with an exercise price that is less than the MoneyLion Common Stock Closing Price will be cancelled and converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying (a) the number of shares of MoneyLion common stock subject to such MoneyLion Option as of immediately prior to the effective time of the merger by (b) the excess, if any, of the cash consideration over the exercise price per share of such MoneyLion Option and (ii) one CVR consideration in respect of each share of MoneyLion common stock subject to such MoneyLion Option as of immediately prior to the effective time of the merger, in each case, subject to applicable withholding taxes.

At the effective time of the merger, each MoneyLion Option that is outstanding as of immediately prior to the effective time of the merger (whether vested or unvested) with an exercise price in excess of the MoneyLion Common Stock Closing Price will be cancelled for no consideration.
MoneyLion RSUs
At the effective time of the merger, each Vested MoneyLion RSU will be cancelled and converted into the right to receive the merger consideration in respect of each share of MoneyLion common stock subject to such Vested MoneyLion RSUs as of immediately prior to the effective time of the merger, subject to applicable withholding taxes.
At the effective time of the merger, MoneyLion RSUs that are outstanding and unvested as of immediately prior to the effective time of the merger (referred to as the “Unvested MoneyLion RSUs”) will be assumed by Gen Digital and converted into Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of MoneyLion common stock subject to such Unvested MoneyLion RSU as of immediately prior to the effective time of the merger by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested MoneyLion RSUs as of immediately prior to the effective time of the merger.
MoneyLion Annual PSUs
At the effective time of the merger, each MoneyLion Annual PSU will be assumed by Gen Digital and converted into an award of Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of MoneyLion common stock subject to the MoneyLion Annual PSUs immediately prior to the effective time of the merger (with the performance-based vesting condition that applied to the MoneyLion Annual PSUs immediately prior to the effective time of the merger deemed attained based on actual performance through the effective time of the merger in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding MoneyLion Annual PSUs immediately prior to the effective time of the merger; provided that each award of Converted RSUs held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, other than any award of Converted RSUs received in respect of any Company RSUs granted on or after the date of the Merger Agreement, will be amended to provide for accelerated vesting terms in accordance with the terms of the employment transition agreement entered into between Mr. Choubey and Merger Sub and employment offer letters entered into between each of Messrs. Correia, VanWagner and Hong, and Merger Sub.
MoneyLion Share Price PSUs
At the effective time of the merger, each award of performance restricted stock units covering shares of MoneyLion common stock that vest based on the achievement of specified share price performance conditions and service-based vesting conditions outstanding as of immediately prior to the effective time of the merger (the “MoneyLion Share Price PSUs”) will vest to the extent set forth in the applicable award agreement and be cancelled and converted into the right to receive the merger consideration in respect of each vested share of MoneyLion common stock subject to such MoneyLion Share Price PSUs (with the applicable performance conditions deemed achieved based on the MoneyLion Common Stock Closing Price in accordance with the applicable award agreement), subject to applicable withholding taxes. Each MoneyLion Share Price PSU that does not vest in accordance with its terms based on the MoneyLion Common Stock Closing Price will be forfeited and cancelled for no consideration as of the effective time of the merger.
MoneyLion ESPP
As soon as practicable following the date of the Merger Agreement, MoneyLion will take all actions necessary or required under the MoneyLion 2021 Employee Stock Purchase Plan (referred to as the “MoneyLion ESPP”) to provide that (i) no new offering or purchase period under the MoneyLion ESPP will be authorized or commenced on or after the date of the Merger Agreement and (ii) the MoneyLion ESPP will terminate as of (and subject to the occurrence of) the effective time of the merger.

Certain Defined Terms
For purposes of descriptions of the treatment of MoneyLion equity awards in this proxy statement/prospectus, the MoneyLion Common Stock Closing Price means the closing price, rounded down to the nearest whole cent, of a share of MoneyLion common stock on the last trading day prior to the effective time of the merger, as reported by Bloomberg L.P. (or, if not reported therein, then in another authorized source selected by Gen Digital, subject to MoneyLion’s approval, which shall not be unreasonably withheld, conditioned or delayed).
For purposes of descriptions of the treatment of MoneyLion equity awards in this proxy statement/prospectus, the Equity Award Conversion Ratio means the quotient obtained by dividing (i) the MoneyLion Common Stock Closing Price by (ii) the volume weighted average trading price, rounded to the nearest cent, of a share of Gen Digital common stock for a 10 day trading period, starting with the opening on the 11th day prior to the effective time of the merger to the closing of trading on the second to the last trading day prior to the effective time of the merger, as reported by Bloomberg L.P. (or, if not reported therein, then in another authoritative source selected by Gen Digital in good faith).
Listing of Gen Digital CVRs; Delisting and Deregistration of Shares of MoneyLion Common Stock
The merger agreement obligates Gen Digital to use its reasonable best efforts to cause the CVRs to be issued in the merger to be listed on Nasdaq, subject to official notice of issuance, no later than the completion of the merger. There can be no guarantee, however, that the CVRs will be listed on Nasdaq or another national securities exchange and, if listed, there is no assurance that they will continue to satisfy the listing requirements of Nasdaq or such other national securities exchange. If the merger is completed, shares of MoneyLion common stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act, and MoneyLion will no longer be required to file periodic reports with the SEC.
Conditions to Completion of the Merger
The obligations of the MoneyLion, Gen Digital and Merger Sub to consummate the merger are subject to the satisfaction or waiver of various conditions on or prior to the effective time of the merger, including the following:
•	adoption of the merger agreement by the affirmative vote of the holders of at least a majority of the MoneyLion common stock entitled to vote at the MoneyLion special meeting;
•
any applicable waiting period under the HSR Act shall have expired or been terminated and the receipt of certain other approvals shall have been obtained or any applicable waiting periods shall have expired (the waiting period under the HSR Act expired on January 21, 2025);

•	the absence of any injunction or order issued by any court or other governmental authority of competent jurisdiction that prohibits, enjoins or otherwise makes illegal the consummation of the merger;
•
effectiveness of the registration statement for the CVRs (and the underlying Gen Digital common stock) to be issued in the merger (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending that effectiveness and any proceedings for that purpose pending before the SEC; and

•	no Gen Digital Material Adverse Effect shall have occurred since the date of the merger agreement.
Gen Digital and Merger Sub’s obligations to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties made by MoneyLion being true and correct as of the date of the merger agreement and the closing date, subject to certain standards of materiality as set forth in the merger agreement;

•
MoneyLion having complied in all in material respects with the covenants and obligations of the merger agreement required to be performed and complied with by MoneyLion at or prior to the closing (subject to certain exceptions);

•	no Company Material Adverse Effect having occurred since December 10, 2024; and
•
receipt by Gen Digital and Merger Sub of a certificate of MoneyLion, validly executed for and on behalf of MoneyLion by a duly authorized executive officer of MoneyLion, certifying to the satisfaction of the conditions described immediately above.

MoneyLion’s obligations to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties made by Gen Digital and merger Sub being true and correct as of the date of the merger agreement and the closing date, subject to certain standards of materiality as set forth in the merger agreement;

•
Gen Digital and Merger Sub having performed in all material respects the covenants and obligations of the merger agreement required to be performed and complied with by Gen Digital and Merger Sub at or prior to the closing; and

•
receipt by MoneyLion of a certificate of Gen Digital and Merger Sub, executed for and on behalf of Gen Digital and Merger Sub by a duly authorized officer thereof, certifying to the satisfaction of the conditions described immediately above.

The merger agreement does not contain any financing-related closing condition.
Representations and Warranties
The merger agreement contains customary representations and warranties of Gen Digital, Merger Sub and MoneyLion, including representations and warranties related to, among other things:
•	organization, good standing and similar corporate matters;
•	due authorization, execution, delivery and enforceability of the merger agreement;
•	absence of conflicts with the parties’ governing documents, applicable laws and contracts;
•	capitalization; and
•	filings with the SEC, financial statements and internal controls.
In addition, the merger agreement contains customary representations and warranties of MoneyLion relating to, among other things:
•	ownership of MoneyLion’s subsidiaries;
•	the approval of MoneyLion’s board of directors of the adoption of the merger agreement;
•	inapplicability of certain takeover laws;
•	antitrust matters and other governmental approvals;
•	the required approval of MoneyLion’s stockholders of the adoption of the merger agreement;
•	preparation of MoneyLion financial statements in accordance with the United States generally accepted accounting principles;
•	the ordinary conduct of business of MoneyLion since December 31, 2023 and the absence of a Company Material Adverse Effect (as defined below) since that date;
•	material contracts, including top sources of revenue and material financing contracts;
•	real property;
•	environmental matters;
•	filing of tax returns, payment of taxes and other tax matters;
•	ownership and use of intellectual property;
•	employee benefits matters;
•	labor matters;
•	compliance with laws and possession of governmental authorizations;
•	data privacy and cybersecurity matters;
•	the absence of pending or threatened litigation;

•	insurance;
•	sanctions and anti-corruption matters;
•	related party transactions;
•	MoneyLion’s loan portfolio; and
•	certain matters related to MoneyLion’s compliance with and registration under laws applicable to MoneyLion’s broker-dealer and registered investment advisor subsidiaries.
In addition, the merger agreement contains customary representations and warranties of Gen Digital and Merger Sub relating to, among other things:
•	ownership of MoneyLion common stock;
•	legal proceedings, including in respect of certain financial regulatory laws;
•	brokers;
•	operations of Merger Sub and the lack of a required vote by Gen Digital stockholders;
•	sufficiency of funds; and
•	arrangements between Gen Digital, on the one hand, and stockholders and management of MoneyLion, on the other hand.
The representations and warranties of Gen Digital and MoneyLion are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letters delivered by Gen Digital and MoneyLion, respectively, in connection with the execution of the merger agreement.
The representations and warranties of Gen Digital, Merger Sub and MoneyLion will terminate at the effective time.
Definition of “Material Adverse Effect”
Certain representations and warranties in the Merger Agreement are qualified as to “materiality”, “Company Material Adverse Effect” (with respect to representations and warranties made by MoneyLion) or “Gen Digital Material Adverse Effect” (with respect to representations and warranties made by Gen Digital and Merger Sub).
A “Company Material Adverse Effect” means any change, circumstance, event, effect or development that (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of MoneyLion and its subsidiaries, taken as a whole or (B) would reasonably be expected to prevent the consummation by MoneyLion of the merger prior to the termination date; provided, that, for the purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of or resulting from the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (in each case, subject to the limitations set forth below):
1.
general economic conditions, or conditions in the global, international, United States or regional economy generally or general political, regulatory or legislative conditions globally, internationally, in the United States or regionally;

2.
conditions in the equity, credit, debt, securities, financial, currency or capital markets, including (A) changes in interest rates; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

3.	general conditions in the industries in which MoneyLion and its subsidiaries conduct business;

4.
any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, cyberterrorism (including by means of cyberattack by or sponsored by a Governmental Authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

5.
earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs and other comparable force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

6.
the negotiation, execution, delivery or performance of the merger agreement or the announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of MoneyLion and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, governmental authorities, vendors or any other third person (other than for purposes of the representations and warranties relating to non-contravention or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of the merger agreement, the performance of a party’s obligations hereunder or the consummation of the transactions contemplated thereby);

7.	any action taken or refrained from being taken, in each case pursuant to the express written request of Gen Digital;
8.	changes or proposed changes in GAAP or other applicable accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);
9.
any epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable Governmental Authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

10.
any changes in the price or trading volume of the MoneyLion common stock or any other publicly traded securities of MoneyLion or to the MoneyLion’s credit ratings, in each case in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

11.
any failure by MoneyLion and its subsidiaries to meet (A) any public estimates or expectations of the MoneyLion’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

12.	any transaction related litigation or any demand or legal proceeding for appraisal of the fair value of any shares of MoneyLion common stock pursuant to the DGCL in connection herewith; and
13.
the identity of, or any facts or circumstances specifically relating to, Gen Digital or Merger Sub or the respective plans or intentions of Gen Digital or Merger Sub with respect to MoneyLion and its business;

except, in each case of clauses (1), (2), (3), (4) (5), (8) and (9), to the extent that such conditions, changes, events, effects or developments have had a disproportionate adverse effect on MoneyLion relative to other companies operating in the industries in which MoneyLion and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.
A “Gen Digital Material Adverse Effect” means any change, circumstance, event, effect or development that (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Gen Digital and its subsidiaries, taken as a whole or (B) would reasonably be expected to prevent the consummation by Gen Digital or Merger Sub of the merger prior to the Termination Date; provided that, for the purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of or resulting from the following will be deemed to be or constitute a Gen Digital Material Adverse Effect or will be taken into account when determining whether a Gen Digital Material Adverse Effect has occurred (in each case, subject to the limitations set forth below):
1.
general economic conditions, or conditions in the global, international, United States or regional economy generally or general political, regulatory or legislative conditions globally, internationally, in the United States or regionally;

2.
conditions in the equity, credit, debt, securities, financial, currency or capital markets, including (A) changes in interest rates; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

3.	general conditions in the industries in which Gen Digital and its subsidiaries conduct business;
4.
any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, cyberterrorism (including by means of cyberattack by or sponsored by a Governmental Authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

5.
earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs and other comparable force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

6.
the negotiation, execution, delivery or performance of the merger agreement or the announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of Gen Digital and its subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of the representations and warranties relating to non-contravention or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of the merger agreement, the performance of a party’s obligations hereunder or the consummation of the transactions contemplated thereby);

7.	any action taken or refrained from being taken, in each case pursuant to the express written request of MoneyLion;
8.	changes or proposed changes in GAAP or other applicable accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);
9.
any epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable Governmental Authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

10.
any changes in the price or trading volume of Gen Digital common stock or any other publicly traded securities of Gen Digital or to Gen Digital’s credit ratings, in each case in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Gen Digital Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

11.
any failure by Gen Digital and its subsidiaries to meet (A) any public estimates or expectations of Gen Digital’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Gen Digital Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
12.	any transaction related litigation or any demand or legal proceeding for appraisal of the fair value of any shares of MoneyLion’s common stock pursuant to the DGCL in connection herewith; and
13.	the identity of, or any facts or circumstances specifically relating to, MoneyLion;
except, in each case of clauses (1), (2), (3), (4), (5), (8) and (9), to the extent that such conditions, changes, events, effects or developments have had a disproportionate adverse effect on Gen Digital relative to other companies operating in the industries in which Gen Digital and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Gen Digital Material Adverse Effect has occurred or would reasonably be expected to occur.
Conduct of Business Pending the Merger
Affirmative Obligations
Except (a) as expressly permitted or required by the merger agreement, (b) as expressly set forth in the applicable section of the confidential disclosure letter delivered by MoneyLion, (c) as required by applicable law, or (d) as approved by Gen Digital in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MoneyLion shall, and shall cause each of its subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) preserve substantially intact its business organization and to maintain existing relations in all material respects with Governmental Authorities, Bank Partners and other relationship partners and other persons with whom MoneyLion and its subsidiaries have material relationships; provided that no action by MoneyLion or its subsidiaries to the extent specifically addressed by any forbearance covenant provision shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of the forbearance covenants; provided, further, that MoneyLion and its subsidiaries may make any necessary or advisable changes in their respective business practices, based on advice of outside legal counsel, in response to an emergency or exigent circumstance involving endangerment to human life or in response to any pandemic; including to protect the health and safety of MoneyLion’s and its subsidiaries’ employees, suppliers, partners and other individuals having business dealings with MoneyLion and its subsidiaries; provided, further, that MoneyLion as promptly as practicable shall give Gen Digital prior written notice of any such action to the extent reasonably practicable, which notice shall describe in reasonable detail the action and the reason(s) that such action should be taken pursuant to the immediately preceding proviso and, to the extent reasonably practicable, take into account in good faith the reasonable suggestions of Gen Digital with respect to such action to be taken by MoneyLion, and, in the event that it is not reasonably practicable for MoneyLion to give the prior written notice described in this proviso, MoneyLion shall instead give such written notice to Gen Digital promptly after taking such action.
Forbearance Covenants
Except (a) as expressly permitted or required by the merger agreement, (b) as set forth in the applicable section of the confidential disclosure letter delivered by MoneyLion, (c) as required by applicable law, (d) pursuant to and in accordance with certain affirmative obligations or (e) as approved by Gen Digital in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MoneyLion shall not, and shall not permit any of its subsidiaries, to:
•
amend, modify, waive, rescind, change or otherwise restate (i) the organizational documents of MoneyLion or any subsidiaries of MoneyLion, (ii) the warrant agreement, or (iii) modify the terms of any shares of capital stock or other equity or voting interest of MoneyLion or any subsidiary of MoneyLion;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
issue, sell, deliver or agree or commit to issue, sell or deliver any MoneyLion securities or any equivalent securities or interests in subsidiaries of the MoneyLion, except (i) upon the exercise of any MoneyLion Options or the settlement of any MoneyLion RSUs, MoneyLion Annual PSUs or MoneyLion Share Price PSUs, in each case, in accordance with their respective terms and conditions or (ii) in accordance with the warrant agreement;

•
except for transactions solely among the MoneyLion and its wholly owned subsidiaries or solely among the wholly owned subsidiaries of MoneyLion, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of MoneyLion common stock in connection with the surrender of shares of MoneyLion common stock by holders of MoneyLion Options to pay the exercise price of such MoneyLion Options, (ii) the withholding of shares of MoneyLion common stock to satisfy tax obligations incurred in connection with the exercise of MoneyLion Options and the vesting or settlement of MoneyLion RSUs, MoneyLion Annual PSUs or MoneyLion Share Price PSUs, and (iii) the acquisition by MoneyLion of MoneyLion Options, MoneyLion RSUs, MoneyLion Annual PSUs and MoneyLion Share Price PSUs in connection with the forfeiture of such awards, in each case in accordance with their respective terms and conditions;

•
(i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned subsidiary of MoneyLion to MoneyLion or one of its other wholly-owned subsidiaries or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;

•
incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire any debt security of MoneyLion or any of its subsidiaries, except (i) under (x) a specified existing MoneyLion credit facility in a maximum outstanding principal amount not to exceed the amount permitted to be incurred thereunder as of the date of the merger agreement and (y) certain existing MoneyLion financing facilities, in the case of clauses (x) and (y) in the ordinary course of business and (ii) any such indebtedness solely among MoneyLion and its wholly owned subsidiaries or solely among MoneyLion’s wholly owned subsidiaries;

•
other than as required by the terms of any employee plan or as expressly set forth in the merger agreement, (i) enter into, adopt, establish, amend or modify (including accelerating the vesting or payment), or terminate any employee plan or any benefit or compensation plan, program, policy, arrangement or agreement that would be an employee plan if in effect on the date hereof, other than in connection with (x) routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs or (y) the entry into offer letter agreements that do not provide for any severance, retention or change of control benefits (other than the right to participate in MoneyLion’s severance policy as in effect on the date hereof) to those individuals hired on or following the date hereof and not in contravention of the merger agreement, (ii) make or grant any award under any Employee Plan (including any equity, bonus or incentive compensation), (iii) increase or decrease the compensation, severance or benefits payable to any director, officer, employee or other individual service provider of MoneyLion or any of its subsidiaries, (iv) take any action to accelerate any payment, vesting, or funding of any compensation or benefits (including any equity-based awards), payable, or to become payable, to any current or former director, officer, employee, or individual service provider of MoneyLion or any of its subsidiaries or (v) hire, promote, engage, furlough, temporarily lay off, or terminate (other than for “cause”) any employee or individual service provider, in each case, with the title of Senior Director or above;

•
settle, release, waive, or compromise any pending or threatened legal proceeding (x) for an amount equal to or in excess of $150,000 individually or $1,000,000 in the aggregate for all legal proceedings or (y) on a basis that would result in the imposition of any writ, judgment, decree, settlement, agreement, award, injunction or similar order of any governmental authority that would restrict the future activity or conduct of Gen Digital, MoneyLion or any of their respective subsidiaries in any non de minimis respect or a finding or admission of a violation of law or violation of the rights of any person;

•
change in any material respect MoneyLion’s or its subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof) or applicable law;

•
make, change or revoke any entity classification or other material tax election; settle, compromise or abandon any material tax claim, contest or assessment; waive or extend the statute of limitations in respect of any material amount of taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business); file a material amended tax return; enter into a closing agreement with any governmental authority regarding any material tax matter; change any material method of accounting or annual accounting period for tax purposes; or fail to timely pay any material amount of tax;

•
except in the ordinary course of business, (i) enter into, modify in any material respect, amend in any material respect or terminate (other than any material contract that has expired in accordance with its terms in the ordinary course of business) any material contract or (ii) otherwise waive, release or assign any material rights, claims or benefits of MoneyLion or any of its subsidiaries thereunder (subject to separate treatment for certain categories of material contracts set forth in the merger agreement);

•
(i) merge or consolidate with any person or (ii) acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any person (including by acquisition of stock or assets), other than (A) among any wholly owned subsidiaries of MoneyLion, (B) acquisitions of products and services in the ordinary course of business, (C) repurchases of Loans, non-recourse cash advances or receivables pursuant to certain existing MoneyLion financing facilities in the ordinary course of business or as otherwise required by the agreements governing such existing financing facilities or (D) for consideration that does not exceed $1 million in the aggregate;

•
sell, assign, transfer, lease, pledge, cancel or otherwise dispose of, or permit or suffer to exist the creation of any lien upon, any of the MoneyLion’s or its subsidiaries’ assets, other than such sales, assignments, leases, pledges, transfers, cancellations or other dispositions that (A) are sales of products or services or dispositions of expired or obsolete assets, or (b) (1) are sales or pledges of receivables pursuant to certain existing MoneyLion financing facilities or related to, or economic participations in, loans or other non-recourse cash advances originated by MoneyLion or any of its subsidiaries and (2) recoveries collected in respect of certain charged-off loans and other non-recourse cash advances originated by MoneyLion or any of its subsidiaries, in the case of each of clauses (A) and (B) of this clause (m), solely to the extent in the ordinary course of business;

•
sell, assign, transfer, license, sublicense, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber (other than a permitted lien) or otherwise dispose of any material MoneyLion owned intellectual property or otherwise disclose any material trade secrets therein to any third party, other than (i) the grant of non-exclusive licenses, non-exclusive options or other non-exclusive contractual obligations with respect to intellectual property entered into in the ordinary course of business, (ii) disclosure of trade secrets pursuant to written confidentiality agreements or to recipients who are bound by professional or fiduciary obligations of non-disclosure, in each case, in the ordinary course of business, or (iii) the expiration of registered intellectual property at the end of their statutory term;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of MoneyLion or other person covered by Item 404 of Regulation S-K promulgated by the SEC;
•	effectuate or announce any plant closing, employee layoff, employee furlough, reduction in force, reduction in compensation or other employment action that would implicate the WARN Act;
•
negotiate, extend, enter into, amend in any material respect, or terminate any labor agreement, or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of MoneyLion or its subsidiaries;

•
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former executive officers or employees with the title of Senior Director or above;

•
voluntarily modify any material MoneyLion permit in a manner adverse to MoneyLion or its subsidiaries, as applicable (excluding, for the avoidance of doubt, extensions or renewals on substantially the same terms);

•
make or commit to make capital expenditures, other than an amount not in excess of $50,000 in the aggregate, except for capital expenditures (i) to maintain, replace or repair damaged assets or (ii) otherwise provided for in the MoneyLion’s capital expenditure budget set forth in the applicable section of MoneyLion’s confidential disclosure letter; or

•	agree, resolve or commit to take any of the actions prohibited by the forbearance covenants.
Go Shop; No Solicitation of MoneyLion
Notwithstanding anything to the contrary set forth in the merger agreement, during the period, which is referred to in this proxy statement/prospectus as the go-shop period, beginning on the date of the merger agreement and ending on 11:59 p.m., New York City time on January 24, 2025, which is referred to in this proxy statement/prospectus as the no-shop period start date, MoneyLion and its affiliates and their respective representatives had the right to:
•
solicit, initiate, propose, induce the making, submission or announcement of, and encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal;

•
subject to the entry into, and solely in accordance with, an acceptable confidentiality agreement, furnish to any person (and its representatives, prospective debt and equity financing sources and/or their representatives subject to the terms and obligations of such acceptable confidentiality agreement applicable to such person) any non-public information relating to MoneyLion or any of its subsidiaries or afford to any person (and its representatives, prospective debt and equity financing sources and/or their representatives) access to the business, properties, assets, books, records or personnel, of MoneyLion or any of its subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal; provided, that MoneyLion shall provide to Gen Digital and Merger Sub any non-public information, data and/or access that is provided to any person given such information, data and/or access that was not previously made available to Gen Digital or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person;

•
participate, engage in and continue discussions and negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal); and

•
cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that MoneyLion may grant a limited waiver under any “standstill provision” or similar obligation of any person with respect to MoneyLion or any of its subsidiaries to allow such person to submit or amend an Acquisition Proposal on a confidential basis to MoneyLion’s board of directors (or any committee thereof). From the date hereof until the no-shop period start date, MoneyLion shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Gen Digital in writing if any Acquisition Proposal is received by MoneyLion or any of its representatives. Such notice must include (i) the identity of the person or group making such Acquisition Proposal; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal, including, if applicable, complete copies of any relevant written documentation or materials received by MoneyLion or any of its representatives in connection therewith. In addition to such initial notifications, MoneyLion must keep Gen Digital reasonably informed, on a weekly basis, of changes to the status and terms of all such Acquisition Proposals (including any amendments thereto) and any non-de minimis changes to the status of any related discussions or negotiations.

No Solicitation or Negotiation
Except as expressly permitted by the no-solicitation provisions, from the no-shop period start date until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MoneyLion and its subsidiaries shall not, and shall cause the directors, officers and employees of it and its subsidiaries not to, and shall instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives (in each case, in their capacities as representatives of MoneyLion) not to, directly or indirectly, (i) solicit, initiate, propose, knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any person (other than Gen Digital, Merger Sub or any designees of Gen Digital or Merger Sub) any non-public information relating to MoneyLion or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel, of MoneyLion or any of its subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in or continue discussions or negotiations with any person relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal), in each case other than informing such persons of the existence of the provisions contained in the no solicitation provisions and contacting the person who has made any Acquisition Proposal solely in order to clarify the terms of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes or would be reasonably expected to lead to a Superior Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an acceptable confidentiality agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, which is referred to in this proxy statement/prospectus as an alternative acquisition agreement). Promptly (and in any event within 24 hours) following the no-shop period start date MoneyLion shall request the return or destruction of all non-public information concerning MoneyLion or its subsidiaries theretofore furnished to any such person (other than Gen Digital and its affiliates) with whom a confidentiality agreement was entered into at any time within the 12-month period immediately preceding the no-shop period start date with respect to a potential Acquisition Transaction, and shall immediately upon the no-shop period start date, cease and shall cause each of its subsidiaries and each of its and its subsidiaries’ directors, officers and employees to and shall instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives to immediately (x) cease and cause to be terminated any discussions, communications or negotiations with any person (other than the parties and their respective representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal), in each case that exists as of the no-shop period start date, and (y) terminate all access of any person (other than the parties and their respective representatives) to any electronic data room maintained by MoneyLion with respect to the transactions or any Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal). From the no-shop period start date until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MoneyLion shall enforce, to the fullest extent permitted under applicable law, and will not waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to MoneyLion or its board of directors (or any committee thereof) unless MoneyLion’s board of directors has determined in good faith, after consultation with outside legal counsel, and, with respect to financial matters, its financial advisors, that failure to take such action for the purpose of permitting a person to make a private Acquisition Proposal to MoneyLion’s board of directors would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
Superior Proposals
Notwithstanding anything to the contrary set forth in the no-solicitation provisions, from the no-shop period start date until the earlier to occur of the termination of the merger agreement and MoneyLion’s receipt of stockholder approval, subject to compliance with the no-solicitation provisions of the merger agreement, MoneyLion and its board of directors (or a committee thereof) may, directly or indirectly through one or more of their representatives, participate and engage in discussions and negotiations with, furnish any non-public information relating to MoneyLion or any of its subsidiaries to, and afford access to the business, properties, assets, books, records or personnel, of MoneyLion and any of its subsidiaries pursuant to an acceptable confidentiality agreement to any person and such person’s representatives, prospective debt and equity financing sources and/or their respective representatives that has made, renewed or delivered to MoneyLion an Acquisition Proposal (that did not result from a breach of the no-solicitation provisions of the merger agreement) after the no-shop period start date, and otherwise facilitate such Acquisition Proposal and assist such person (and such person’s representatives and prospective debt and equity financing sources and/or their respective representatives) with such Acquisition Proposal, in each case with respect to an Acquisition Proposal that MoneyLion’s board of directors has determined in good faith (after consultation with and outside legal counsel and, with respect to financial matters, its financial advisors) (i) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and that the failure to take such action would reasonably be expected to be inconsistent with such board of directors’ fiduciary duties under applicable law and (ii) did not result from a breach of the no-solicitation provisions of the merger agreement; provided, that MoneyLion shall provide to Gen Digital and Merger Sub any non-public information, data and/or access that is provided to any person given such information, data and/or access that was not previously made available to Gen Digital or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person.
No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement
Except as expressly permitted by the relevant provisions of the merger agreement, MoneyLion’s board of directors shall not, at any time after December 10, 2024:
•
(A) withhold, withdraw, amend, or fail to make when required by the merger agreement, or resolve or publicly propose to withhold, withdraw, amend, or fail to make when required by the merger agreement, MoneyLion’s board of directors’ recommendation to adopt the merger agreement; (B) qualify or modify (or resolve or publicly propose to qualify or modify) MoneyLion’s board of directors’ recommendation in a manner adverse to Gen Digital; (C) adopt, approve, recommend or publicly declare advisable an Acquisition Proposal; (D) fail to include MoneyLion’s board of directors’ recommendation in this proxy statement; (E) if an Acquisition Proposal structured as a tender or exchange offer is commenced (or a material modification thereto is publicly disclosed), fail to publicly recommend against acceptance of such tender or exchange offer by MoneyLion’s stockholders prior to the earlier of (I) three business days prior to the date of MoneyLion’s stockholder meeting and (II) the tenth business day following the commencement thereof pursuant to Rule 14d-2 of the Exchange Act (or the fifth business day following public disclosure of such material modification, as applicable); or (F) other than in connection with an Acquisition Proposal structured as a tender or exchange offer, which is covered by clause (E) above, fail to publicly reaffirm MoneyLion’s board of directors’ recommendation within five business days after Gen Digital so requests in writing (it being understood that MoneyLion will have no obligation to make such reaffirmation on more than two occasions per Acquisition Proposal and one occasion per material modification thereto) (any action described in clauses (A) through (F), which is referred to in this proxy statement/prospectus as a MoneyLion board of directors recommendation change); provided that neither the confidential, non-public determination by MoneyLion’s board of directors that an Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal nor the delivery by MoneyLion of any prior notice expressly contemplated by the applicable provisions of the merger agreement will, in and of itself, constitute a MoneyLion board of directors recommendation change; or

•	cause or permit MoneyLion or any of its subsidiaries to enter into an alternative acquisition agreement.
Company Board Recommendation Change; Entry into Alternative Acquisition Agreement
Notwithstanding anything to the contrary set forth in the merger agreement, until the earlier to occur of the termination of the merger agreement and MoneyLion’s receipt of stockholder approval:
•
MoneyLion’s board of directors may effect a MoneyLion board of directors recommendation change in response to an Intervening Event if MoneyLion’s board of directors determines in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; provided that MoneyLion’s board of directors shall not effect such a MoneyLion board of directors recommendation change unless: (a) MoneyLion has provided prior written notice to Gen Digital at least four Business Days in advance to the effect that MoneyLion’s board of directors intends to effect a MoneyLion board of directors recommendation change, which notice shall specify the basis for such MoneyLion board of directors recommendation change; (b) after giving such notice and prior to effecting such MoneyLion board of directors recommendation change, MoneyLion and its representatives, during such four business day period, have been reasonably available to negotiate with

Gen Digital and its representatives in good faith (to the extent that Gen Digital requests to so negotiate) so as to enable Gen Digital to propose adjustments to the terms and conditions of the merger agreement, such that the failure to effect a MoneyLion board of directors recommendation change would no longer be inconsistent with the board of directors’ fiduciary duties under applicable law; and (c) at the end of the four business day period and prior to taking any such action, MoneyLion’s board of directors has considered in good faith any such proposals by Gen Digital to make revisions to the terms of the merger agreement, and has determined in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors), that the failure to effect a MoneyLion board of directors recommendation change would continue to reasonably be expected to be inconsistent with the board of directors’ fiduciary duties under applicable law if such changes proposed by Gen Digital in writing that, if accepted by MoneyLion, would be binding on Gen Digital, were to be given effect; or (d) if MoneyLion has received an Acquisition Proposal (that did not result from a breach of the no-solicitation provisions of the merger agreement), that MoneyLion’s board of directors has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then MoneyLion’s board of directors may (x) effect certain MoneyLion board of directors recommendation changes with respect to such Acquisition Proposal; or (y) cause MoneyLion to effect a superior proposal termination (as defined below) in order to enter into a definitive alternative acquisition agreement with respect to such Acquisition Proposal; provided, that MoneyLion’s board of directors shall not take any action described in the foregoing clauses (x) and (y) unless: MoneyLion’s board of directors determines in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; (I) MoneyLion has provided prior written notice to Gen Digital four business days in advance (such notice period, including any extension thereto in accordance with the applicable terms of the merger agreement, is referred to in this proxy statement/prospectus as the notice period) to the effect that MoneyLion’s board of directors intends to take the actions described in clauses (x) or (y), as applicable, including the identity of the Person or Group making such Acquisition Proposal, the material terms and conditions thereof and copies of all relevant agreements, term sheets, financing commitments and any other documents or written communications relating to such Acquisition Proposal; and (II) prior to effecting such MoneyLion board of directors recommendation change or termination, MoneyLion and its representatives, during the notice period, have been available to negotiate with Gen Digital and its representatives in good faith (to the extent that Gen Digital requests to so negotiate) to enable Gen Digital to propose adjustments to the terms and conditions of the merger agreement such that the failure to effect a MoneyLion board of directors recommendation change or termination, as applicable, would no longer reasonably be expected to be inconsistent with MoneyLion’s board of directors’ fiduciary duties under applicable law; provided that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), MoneyLion will be required to deliver a new written notice to Gen Digital and to comply with the applicable notice requirements of the no-solicitation provision with respect to such new written notice, it being understood that the “notice period” in respect of such new written notice will be two business days; and at the end of the notice period and prior to taking any such action, MoneyLion’s board of directors has considered in good faith any such proposals by Gen Digital in writing to make revisions to the terms of the merger agreement that, if accepted by MoneyLion, would be binding on Gen Digital, and has determined in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors), that (x) such Acquisition Proposal continues to constitute a Superior Proposal and (y) the failure to take such action would continue to be inconsistent with the board of directors’ fiduciary duties under applicable law if such changes proposed by Gen Digital were to be given effect.
Notice
From the no-shop period start date until the earlier to occur of the termination of the merger agreement and the effective time of the merger, MoneyLion shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Gen Digital in writing if any Acquisition Proposal or any inquiries, offers, proposals or requests for information that would reasonably be expected to lead to an Acquisition Proposal are received by MoneyLion or any of its representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or such inquiry, offer, proposal or request; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal or inquiry, offer, proposal or request, including, if applicable, complete copies of any relevant written documentation or materials received or sent by MoneyLion or any of its representatives in connection therewith. Thereafter, MoneyLion must keep Gen Digital reasonably informed, on a prompt basis (and, in any event, within 48 hours), of changes to the status and terms of any such Acquisition Proposal or proposals or offers (including any amendments thereto) and any non-de-minimis changes to the status of any related discussions or negotiations.
Certain Disclosures
Nothing contained in the merger agreement will prohibit MoneyLion or its board of directors (or a committee thereof) from, prior to receipt by MoneyLion of stockholder approval, (i) taking and disclosing to MoneyLion stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to MoneyLion stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any person of the existence of the no-solicitation provisions of the merger agreement; (iv) making any factually accurate public statement that (A) describes MoneyLion’s receipt of an Acquisition Proposal, (B) identifies the person making such Acquisition Proposal, (C) provides the material terms of such Acquisition Proposal, or (D) describes the operation of the merger agreement with respect to such Acquisition Proposal, or (v) making any other disclosures to MoneyLion stockholders with regard to the transactions contemplated by the merger agreement or an Acquisition Proposal if MoneyLion’s board of directors determines in good faith that such disclosures are required by applicable securities laws; provided that any such statement or disclosure described in this paragraph that has the effect of withholding, withdrawing, modifying or qualifying in any manner adverse to, or failing to make when required by the merger agreement, MoneyLion’s board of directors recommendation change shall be deemed for all purposes of the merger agreement to be a MoneyLion board of directors recommendation change.
Breach by Representatives
MoneyLion has agreed that any breach of the no-solicitation provisions by any of its representatives (acting on MoneyLion’s behalf) shall be deemed to be a breach of the merger agreement by MoneyLion.
Certain Definitions
For purposes of this proxy statement/prospectus, the below terms have the following meanings:
•	“Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub), relating to an Acquisition Transaction.
•
“Acquisition Transaction” means any single transaction or series of related transactions (other than the merger) involving: any direct or indirect purchase or other acquisition by any Person or Group, whether from MoneyLion or any other Person(s), of shares of MoneyLion common stock representing more than 20% of the MoneyLion common stock outstanding or more than 20% of the voting power of MoneyLion after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of MoneyLion common stock outstanding or more than 20% of the voting power of MoneyLion after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets, net revenue or net income of MoneyLion and its subsidiaries taken as a whole (measured by the fair market value thereof); (iii) any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving MoneyLion or any of its subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, shares of MoneyLion common stock representing more than 20% of the equity interests in or more than 20% of the voting power of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or (iv) any combination of the foregoing.

•
“Intervening Event” means any material change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) occurring or becoming known after December 10, 2024 that (i) was not known or reasonably foreseeable to MoneyLion’s board of directors on December 10, 2024 (or, if known by MoneyLion’s board of directors, the consequences of which were not known or reasonably foreseeable by MoneyLion’s board of directors as of December 10, 2024) and (ii) does not relate to (A) any Acquisition Proposal or any matter relating thereto, (B) the announcement, pendency or consummation of the transactions contemplated by the merger agreement, (C) changes in the stock price of MoneyLion (it being understood that the underlying cause of such change may be taken into consideration when determining whether an Intervening Event has occurred to the extent not otherwise excluded hereunder), (D) any breach by MoneyLion of the merger agreement, (E) the mere fact, in and of itself, that MoneyLion meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof (it being understood that the underlying cause of MoneyLion meeting or exceeding such projections or forecasts may be taken into consideration when determining whether an Intervening Event has occurred to the extent not otherwise excluded hereunder) or (F) changes in general economic, market or geopolitical conditions, or changes in conditions in the global, international or U.S. economy or markets generally.

•
“Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal for an Acquisition Transaction first made after the date of the merger agreement that did not result from a breach of the no-solicitation provisions of the merger agreement on terms that MoneyLion’s board of directors has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to MoneyLion’s stockholders than the merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that MoneyLion’s board of directors considers relevant and any revisions to the merger agreement made or proposed in writing by Gen Digital prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.

Regulatory Efforts
Regulatory Filings
Each of Gen Digital and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and MoneyLion (and its Affiliates, if applicable), on the other hand, shall, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to the merger agreement and the merger as required by the HSR Act within 10 business days following the date of the merger agreement (or such later time as may be agreed in writing by Gen Digital and MoneyLion) and (ii) as promptly as reasonably practicable, make all required filings with any governmental authority in connection with certain financial regulatory approvals, including (in the case of MoneyLion and its Affiliates) updating any pending (as of prior to December 10, 2024) applications for governmental authorizations to reflect the change in control to be effectuated by the merger agreement. As promptly as reasonably practicable, each of Gen Digital and MoneyLion shall, in relation to filings contemplated by clauses (i) and (ii) of the immediately preceding sentence, (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be reasonably required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be reasonably required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction; (D) with respect to the filings under the HSR Act or any other Antitrust law or foreign direct investment or similar applicable law of any jurisdiction, use their respective reasonable best efforts to take all action reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act or applicable law applicable to the merger agreement or the merger, as promptly as reasonably practicable and in any event prior to the termination date (the waiting period under the HSR Act expired on January 21, 2025); and (E) with respect to the filings made with any governmental authority in connection with certain financial regulatory approvals, use their respective reasonable best efforts to take all action reasonably necessary, proper or advisable to obtain all such financial regulatory approvals as promptly as reasonably practicable and in any event prior to the termination date. Each of Gen Digital and merger sub shall (and shall cause their respective affiliates to, if applicable), on the one hand, and MoneyLion (and its affiliates), on the other hand, shall promptly inform the other of any substantive communication from any governmental authority regarding the merger in connection with such filings. If a party to the merger agreement or any of its affiliates receives any comments or a request for additional information or documentary material with respect to the transactions contemplated by the merger agreement from any governmental authority in connection with (i) the HSR Act or any other Antitrust law or foreign direct investment or similar applicable law of any jurisdiction or (ii) certain financial regulatory approvals, then, in each case of the foregoing clauses (i) and (ii), such party shall make (or, cause to be made), as promptly as practicable and after consultation with the other parties, an appropriate response to such request; provided that no party may extend, or request the extension of, any waiting period or decision period, or enter into any agreement or understanding with any governmental authority to delay or otherwise not to consummate the merger or the other transactions contemplated by the merger agreement without the consent of the other parties, which shall not be unreasonably withheld, conditioned or delayed.
Cooperation
In furtherance and not in limitation of the foregoing, MoneyLion, Gen Digital and Merger Sub shall and shall cause their respective affiliates to, use their respective reasonable best efforts to, subject to any restrictions under applicable laws, (i) promptly notify the other parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such person from a governmental authority in connection with the transactions contemplated by the merger agreement and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the transactions contemplated by the merger agreement to a governmental authority; (ii) keep the other parties informed with respect to the status of any such submissions and filings to any governmental authority in connection with the transactions contemplated by the merge agreement and any developments, meetings or discussions with any governmental authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any governmental authority with respect to the transactions contemplated by the merger agreement; and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any governmental authority in respect of the transactions contemplated by the merger agreement without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate. However, each of MoneyLion, Gen Digital and Merger Sub may designate any non-public information provided to any governmental authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided that each of MoneyLion, Gen Digital and Merger Sub may redact any valuation and related information, before sharing any information provided to any governmental authority with another party on an “outside counsel only” basis, and that MoneyLion, Gen Digital and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other parties, even on an “outside counsel only” basis, where this would or may reasonably cause such information to cease to benefit from legal privilege.
Certain Acquisitions
From the December 10, 2024 until the earlier of (i) the valid termination of the merger agreement in accordance with its terms and (ii) the expiration or termination of the waiting period under the HSR Act applicable to the merger (the waiting period under the HSR Act expired on January 21, 2025), Gen Digital and Merger Sub shall not, and shall cause their respective subsidiaries and controlled affiliates not to, enter into a definitive agreement with respect to, otherwise agree to effect or effect any acquisition of a business or of assets or equity of any person (whether by merger, consolidation, acquisition of equity, acquisition of assets or otherwise), if such acquisition would reasonably be expected to prevent, materially delay or materially impede the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the merger.

Regulatory Fees
Gen Digital shall be responsible for all filings fees payable to any governmental authority under the HSR Act or any other Antitrust law or in connection with certain financial regulatory approvals, in each case, in connection with the transactions contemplated by the merger agreement.
CVR Agreement
At or prior to the effective time of the merger, Gen Digital is required to execute, deliver, and is required to cause the CVR rights agent to execute and deliver, the CVR agreement, subject to any changes to the CVR agreement that are requested by the CVR rights agent and approved prior to the completion of the merger by Gen Digital and MoneyLion (which approval may not be unreasonably withheld, conditioned or delayed).
Obligations to Call Stockholders’ Meetings
MoneyLion shall, in consultation with Gen Digital, establish a record date for, and as promptly as reasonably practicable following the effectiveness of the registration statement, duly call, give notice of (including the mailing of the proxy statement to MoneyLion stockholders), convene and hold a meeting of its stockholders for the purpose of obtaining stockholder approval, and MoneyLion shall, in consultation with Gen Digital, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date hereof to enable such record date to be set for MoneyLion’s stockholder meeting. Subject to the no-solicitation provisions of the merger agreement and unless there has been a MoneyLion board recommendation change, MoneyLion shall use its reasonable best efforts to solicit proxies to obtain the stockholder approval.
Notwithstanding anything to the contrary in the merger agreement, nothing will prevent MoneyLion from postponing or adjourning MoneyLion’s stockholder meeting, and at the request of Gen Digital, MoneyLion shall postpone or adjourn, as applicable, MoneyLion’s stockholder meeting, (i) to allow additional solicitation of votes in order to obtain stockholder approval; (ii) if there are holders of an insufficient number of shares of the MoneyLion common stock present or represented by proxy at MoneyLion’s stockholder meeting to constitute a quorum at MoneyLion’s stockholder meeting; provided that, in the case of the foregoing clauses (i) or (ii), each postponement or adjournment shall not occur more than two times or be for more than 10 business days each without Gen Digital’s written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, further, that notwithstanding anything to the contrary in the merger agreement unless required by applicable law or the organizational documents of MoneyLion, in no event shall the record date of MoneyLion’s stockholder meeting be changed without Gen Digital’s written consent (which shall not be unreasonably withheld, conditioned or delayed); (iii) if MoneyLion is required to postpone or adjourn MoneyLion’s stockholder meeting by applicable law or a request from the SEC or its staff or (iv) to the extent necessary to ensure that any supplement or amendment to this proxy statement/prospectus that is required by applicable law is provided to MoneyLion’s stockholders for the amount of time required by law in advance of MoneyLion’s stockholder meeting; provided, that, in the case of the foregoing clause (iv), such postponement or adjournment shall not be for more than 10 business days. Without the prior written consent of Gen Digital, the matters contemplated by the stockholder approval shall be the only matters (other than matters of procedure and matters required by law to be voted on by MoneyLion’s stockholders in connection with the matters contemplated by the receipt of stockholder approval) that MoneyLion shall propose to be acted on by MoneyLion’s stockholders at MoneyLion’s stockholder meeting.
Proxy Statement and Registration Statement Covenant
As promptly as practicable following the date of the merger agreement, (i) Gen Digital has agreed to prepare and file with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and (ii) MoneyLion has agreed to prepare and file with the SEC this proxy statement/prospectus. Gen Digital has agreed to use its reasonable best efforts to have the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, declared effective under the Securities Act as promptly as practicable after its filing and keep the registration statement effective for so long as is necessary to complete the merger and, if required by law, to have the CVR agreement become qualified under the Trust Indenture Act of 1939; provided that Gen Digital will ensure that the registration on Form S-4, of which this proxy statement/prospectus forms a part, is not declared effective prior to the no-shop period start date. Each of Gen Digital and MoneyLion will, promptly after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to this proxy statement/prospectus or the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, received by such party from the SEC, and provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Prior to filing the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, mailing this proxy statement/prospectus or responding to any comments of the SEC with respect thereto, each of Gen Digital and MoneyLion will provide the other party a reasonable opportunity to review such document or response and give due consideration to all reasonable additions, deletions or changes suggested thereto by the other party or its counsel.
Gen Digital and MoneyLion will, each acting reasonably and in good faith, use their reasonable best efforts to implement and effect any changes to the merger agreement to implement a reverse split (as such term is commonly understood) (or other equitable and appropriate restructuring) of the CVRs if the same is required in order to effectuate the listing of the CVRs as of the effective date of the merger; provided that neither party shall be required to take any action that would change the economic value of merger consideration.
If at any time prior to the adoption of the merger agreement by MoneyLion’s stockholders or filing of any other required MoneyLion filing, any information relating to MoneyLion, Gen Digital, Merger Sub or any of their respective affiliates, officers or directors, is discovered by MoneyLion, Gen Digital or Merger Sub that should be set forth in an amendment or supplement to either this proxy statement/prospectus or the registration statement on Form S-4, of which it forms a part, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, the party that discovers such information has agreed to promptly notify the other parties to the merger agreement and the parties have agreed that an appropriate amendment or supplement describing such information will be promptly prepared and filed with the SEC and, to the extent required by applicable law, disseminated to the MoneyLion stockholders.
Indemnification and Insurance
The merger agreement contains customary indemnification provisions with respect to MoneyLion’s directors and officers, and include, among other things:
Indemnified Persons. For six years after the effective time of the merger, Gen Digital shall (and Gen Digital shall cause the surviving corporation and its subsidiaries to) indemnify and hold harmless the current or former directors and officers of MoneyLion or any of its subsidiaries (and any person who becomes a director or officer of MoneyLion or any of its subsidiaries prior to the effective time) (each such person, together with such person’s heirs, executors and administrators, is referred to in this proxy statement/prospectus as an indemnified person and, collectively, the indemnified persons) to the fullest extent permitted by Delaware law or any other applicable law or provided under the organizational documents of MoneyLion and its subsidiaries in effect as of December 10, 2024 from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an indemnified person is or was a director or officer of MoneyLion or such subsidiary; (ii) any action or omission, or alleged action or omission, taken in such indemnified person’s capacity as a director or officer of the MoneyLion or any of its subsidiaries, or taken at the request of MoneyLion or such subsidiary (including in connection with serving at the request of MoneyLion or such subsidiary as a director, officer, trustee or fiduciary of another person (including any employee benefit plan)), in each case of clause (i) or clause (ii) prior to the effective time of the merger; and (iii) the merger and the other transactions contemplated by the merger agreement, as well as any actions taken by MoneyLion, Gen Digital or Merger Sub with respect thereto, except that if, at any time prior to the sixth anniversary of the effective time of the merger, any indemnified person delivers to Gen Digital a written notice asserting a good faith claim for indemnification pursuant to the indemnification provision of the merger agreement, then the claim asserted in such notice will survive the sixth anniversary of the effective time until such claim is fully and finally resolved. If any indemnified person is made party to any legal proceeding arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Gen Digital shall (and Gen Digital shall cause the surviving corporation and its subsidiaries to), advance reasonable, documented and out of pocket fees, costs and expenses (including reasonable, documented and out of pocket attorneys’ fees and disbursements) as incurred by such indemnified person in connection with and prior to the final disposition of such legal proceeding; provided that as a condition thereto, such indemnified person agrees in writing to return any such funds if it is ultimately determined by a court of competent jurisdiction, in a final, nonappealable judgment, that such indemnified person is not entitled to indemnification.
Organizational Documents. During the period commencing at the effective time and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries shall (and Gen Digital shall cause the surviving corporation and its subsidiaries to) cause the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable than the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the subsidiaries of MoneyLion, as of December 10, 2024. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.
D&O Insurance. During the period commencing at the effective time and ending on the sixth anniversary of the effective time of the merger, the surviving corporation shall (and Gen Digital shall cause the surviving corporation to) maintain in effect, and fully pay the premium for, MoneyLion’s current directors’ and officers’ liability and similar insurance, which is referred to in this proxy statement/prospectus as the D&O insurance, in respect of acts or omissions occurring at or prior to the effective time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O insurance. In satisfying its insurance obligations, the surviving corporation will not be obligated to pay an aggregate premium in excess of 350% of the amount paid by MoneyLion for coverage for its 2024-2025 policy year (such 350% amount, which is referred to in this proxy statement/prospectus as the maximum premium). If the premiums of such insurance coverage exceed the maximum premium, then the surviving corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum premium. In satisfaction of the foregoing obligations, prior to the effective time MoneyLion may purchase a prepaid “tail” policy with respect to the D&O insurance from an insurance carrier with the same or better credit rating as MoneyLion’s current D&O insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the maximum premium. If MoneyLion elects to purchase such a “tail” policy prior to the effective time of the merger, the surviving corporation shall (and Gen Digital shall cause the surviving corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the effective time. If MoneyLion is unable to obtain the “tail” policy and Gen Digital or the surviving corporation are unable to obtain the insurance described in this paragraph for less than or equal to the maximum premium, Gen Digital shall cause the surviving corporation to instead obtain as much comparable insurance as reasonably possible for an amount not exceeding the maximum premium.
Employee Matters
The merger agreement contains customary provisions regarding employee matters, including related to employee benefits. For a period of 12 months following the effective time of the merger or, if earlier, the termination date of the applicable continuing employee, the surviving corporation and its subsidiaries shall provide continuing employees (including any continuing employee who is not actively working as of the effective time as a result of paid time off or other leave of absence) with: (i) base salary or wage rate that is the same as the base salary or wage rate to which each continuing employee was entitled immediately prior to the effective time of the merger; (ii) other compensation and employee benefits (excluding, in each case, nonqualified deferred compensation, defined benefit pension plans, retiree or post-employment health or welfare benefits, retention, and change in control compensation, and equity or equity-based plans or arrangements) that are no less favorable in the aggregate than those in effect for (or available to) each continuing employee under the employee plans as of immediately prior to the effective time of the merger; and (iii) severance protections and benefits that are no less favorable than the severance benefits maintained for similarly situated employees of Gen Digital at the time of such continuing employee’s termination of employment.
Certain Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:
•	the exemption pursuant to Rule 16b-3 promulgated under the Exchange Act;
•	notice of certain litigation related to the transactions contemplated by the merger agreement;

•	the delisting and de-registration of the MoneyLion common stock and warrants to purchase MoneyLion common stock;
•	Gen Digital’s access regarding certain legal proceedings of MoneyLion (and the strategy and conduct of such legal proceedings);
•	MoneyLion’s cooperation at the written request of Gen Digital in connection with the refinancing of Gen Digital’s 5.0% Senior Notes due April 15, 2025;
•	the payoff of certain of MoneyLion’s existing indebtedness in connection with the closing; and
•	obtaining client consents under advisory contracts of ML Wealth LLC.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time in the following circumstances:
•	by mutual written agreement of Gen Digital and MoneyLion;
•	by either Gen Digital or MoneyLion if:
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any permanent injunction or other final and non-appealable judgment or order issued by any court or other governmental authority of competent jurisdiction or other final and non-appealable legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the transactions contemplated by the merger agreement and has become final and non-appealable or any statute, rule or regulation has been enacted or entered after the date of the merger agreement by a government authority and remains in effect that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by the merger agreement; provided that the right to terminate the merger agreement on this basis shall not be available to a party (treating Gen Digital and Merger Sub as one party for this purpose) if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such party to perform any of its obligations under the merger agreement;

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the merger is not consummated on or before 11:59 p.m., New York City time, on September 10, 2025; provided, however, that the termination date will be automatically extended until 11:59 p.m., New York City time, on December 10, 2025 if the conditions to the closing of the Merger related to an order or applicable law prohibiting the merger in connection with required regulatory approvals and/or the receipt of required regulatory approvals or clearances or expirations of applicable waiting periods have not been satisfied or waived as of the termination date; and provided, further, that the right to terminate the merger agreement on this basis is not available to a party (treating Gen Digital and Merger Sub as one party for this purpose) if the failure of the merger to be consummated prior to the termination date was primarily caused by or primarily resulted from the material breach of the merger agreement by such party (the termination described in this paragraph is referred to in this proxy statement/prospectus as a termination date termination); or

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the holders of a majority of the outstanding shares of MoneyLion common stock entitled to vote at the special meeting fail to adopt the merger agreement at MoneyLion’s stockholder meeting at which a vote is taken on the merger;

•	by Gen Digital if:
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MoneyLion breaches or fails to perform any representation, warranty, covenant or other agreement contained in the merger agreement that would result in certain conditions to the closing of the merger not being satisfied and such breach has not been timely cured if capable of being cured (provided that Gen Digital and Merger Sub are not then in material breach of its obligations under the merger agreement that would result in certain conditions to the closing of the merger not being satisfied), which is referred to in this proxy statement/prospectus as a MoneyLion breach termination; or

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prior to the adoption of the Merger Agreement by MoneyLion’s stockholders, MoneyLion’s board of directors (or a committee thereof) has effected a MoneyLion board of directors recommendation change or MoneyLion or its board of directors, as applicable, shall have willfully and materially breached its obligations under the no solicitation provisions of the merger agreement;

•	by MoneyLion if:
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Gen Digital or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the merger agreement that would result in a condition to the closing of the merger not being satisfied and such breach has not been timely cured if capable of being cured (provided that MoneyLion is not then in material breach of its obligations under the merger agreement that would result in certain conditions to the closing of the merger not being satisfied); or

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prior to the adoption of the merger agreement by MoneyLion’s stockholders, in order to substantially concurrently enter into a definitive alternative acquisition agreement with respect to a Superior Proposal received after December 10, 2024, if MoneyLion has complied with specified provisions in the merger agreement with respect to such Superior Proposal and substantially concurrently with such termination, MoneyLion pays Gen Digital a termination fee (summarized below), which is referred to in this proxy statement/prospectus as a superior proposal termination.

Any valid termination of the merger agreement will be effective immediately upon the delivery of written notice by the terminating party to the other parties. In the event of the termination of the merger agreement, the merger agreement will be of no further force or effect without liability of any party (or any partner, member, stockholder, director, officer, employee, affiliate or representative of such party) to the other parties, as applicable, except certain provisions set forth in the merger agreement will each survive the termination of the merger agreement in accordance with their respective terms. No termination of the merger agreement will relieve any party from any liability for fraud or any willful and material breach of the merger agreement by such party prior to termination (which liability it is expressly acknowledged is not limited to reimbursement of expenses or out-of-pocket costs and may include damages based on loss of the economic benefits of the transactions contemplated by the merger agreement, which may include loss of premium to which the holders of MoneyLion common stock, Vested MoneyLion RSUs or MoneyLion Share Price PSUs would have been entitled). In addition to the foregoing, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Gen Digital and MoneyLion, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.
Termination Fees
MoneyLion will be required to pay Gen Digital a termination fee of $41,023,051, which is referred to in this proxy statement/prospectus as the MoneyLion termination fee, if (a) the merger agreement is validly terminated by (i) either Gen Digital or MoneyLion if the merger has not occurred by the termination date (provided that at the termination date, the requisite stockholder approval has not been obtained), (ii) either Gen Digital or MoneyLion if the requisite stockholder approval is not obtained at the MoneyLion Special Meeting at which a vote is taken on the merger or (iii) Gen Digital for a MoneyLion breach termination, (b) following the execution of the merger agreement and prior to such termination, any person shall have publicly announced an Acquisition Proposal (or an acquisition proposal shall have otherwise become publicly known or, in the case of termination date termination or a MoneyLion breach termination, otherwise made known to MoneyLion’s board of directors), or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, which Acquisition Proposal or intention, as applicable, has not been withdrawn (publicly, if publicly disclosed) without qualification prior to the earlier of (I) five days prior to MoneyLion’s stockholder meeting (as such meeting may have been adjourned or postponed in accordance with the merger agreement) and (II) termination of the merger agreement, and (c) within 12 months following such termination, either (I) an Acquisition Transaction is consummated, (II) MoneyLion enters into a definitive agreement providing for the consummation of an Acquisition Transaction or (III) in the case of an acquisition proposal that is a tender or exchange offer, MoneyLion’s board of directors shall have approved or recommended to MoneyLion’s stockholders such acquisition proposal or otherwise not opposed such acquisition proposal and in the case of this clause, such acquisition proposal is subsequently consummated. For purposes of this paragraph, all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%.”

MoneyLion is also required to pay the MoneyLion termination fee if (a) prior to the receipt of the requisite stockholder approval, Gen Digital terminates the merger agreement pursuant to a recommendation change termination or (b) MoneyLion’s board of directors shall have made a MoneyLion board of directors recommendation change and the merger agreement is terminated (i) by MoneyLion or Gen Digital (I) pursuant to a termination date termination at a time when the requisite stockholder approval has not been obtained or when Gen Digital has the right to effectuate a MoneyLion breach termination or (II) if the requisite stockholder approval is not obtained at the MoneyLion special meeting at which a vote is taken on the merger or (ii) by Gen Digital pursuant to a MoneyLion breach termination.
MoneyLion is also required to pay the MoneyLion termination fee prior to or substantially concurrently with a superior proposal termination. The MoneyLion termination fee would have been reduced to $20,511,525 if payable due to a superior proposal termination prior to the no-shop period start date. At 11:59 p.m., New York City time on January 24, 2025, the go-shop period ended with MoneyLion not having received a superior proposal.
Except in the event of fraud or willful and material breach, in the event the MoneyLion termination fee becomes payable, the liability of MoneyLion or any of its subsidiaries and certain of their respective related persons for any monetary damages payable by MoneyLion and its subsidiaries for breaches under the merger is capped at the MoneyLion termination fee plus certain enforcement expenses, which is referred to in this proxy statement/prospectus as MoneyLion’s liability limitation.
Other Expenses
Except as set forth in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such fees and expenses whether or not the merger is consummated.
Specific Performance
The parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.
Third-Party Beneficiaries
The merger agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by the director and officer indemnification provisions, (b) if the closing occurs, for the right of the holders of certain MoneyLion securities to receive the merger consideration, (c) unless the closing occurs, the right of MoneyLion, on behalf of holders of certain MoneyLion securities to pursue claims for damages for any breach of the merger agreement by Gen Digital or Merger Sub, as applicable, that gives rise to any such claim (including damages based on loss of the economic benefits of the transactions contemplated by the merger agreement) and (d) certain of MoneyLion’s related persons with respect to MoneyLion’s liability limitation.
Amendments; Waivers
Subject to applicable law and the other provisions of the merger agreement, the merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of Gen Digital, Merger Sub and MoneyLion (pursuant to authorized action by MoneyLion’s board of directors (or a committee thereof)), except that in the event that the merger has been approved by MoneyLion’s stockholders, no amendment may be made to the merger agreement that requires the approval of the MoneyLion’s stockholders pursuant to the DGCL without such approval.
At any time and from time to time prior to the effective time of the merger, Gen Digital and MoneyLion may, to the extent legally allowed and except as otherwise set forth herein, extend the time for the performance of any of the obligations or other acts of the other party, as applicable; waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained herein applicable to such party (with Gen Digital and Merger Sub being deemed a single party solely for purposes of the waiver provision). Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any failure or delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under the merger agreement.
Governing Law
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware.

VOTING AGREEMENT
The following is a summary of the material terms and conditions of the voting agreement. This summary may not contain all the information about the voting agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement attached as Annex C to, and incorporated by reference into, this proxy statement/prospectus. You are encouraged to read the form of voting agreement carefully and in its entirety.
Concurrently with the execution and delivery of the merger agreement on December 10, 2024, and as a condition and inducement to Gen Digital’s and MoneyLion’s willingness to enter into the merger agreement, certain holders of MoneyLion common stock, who are referred to in this proxy statement/prospectus as the specified holders, entered into the voting agreement with Gen Digital. As of December 10, 2024, the specified holders beneficially owned approximately 19% of the outstanding voting power of MoneyLion’s capital stock as of such date.
Pursuant to the voting agreement, each of the specified holders has agreed, respectively, among other things, (1) to vote (and not to withdraw or modify such vote or consent), no later than five business days prior to MoneyLion’s stockholder meeting, all shares of MoneyLion’s capital stock owned by them in favor of the adoption of the merger agreement and the approval of the merger (including in favor of any amended and restated merger agreement or any amendment to the merger agreement) and various related matters and to vote against, among other things, any proposal made in opposition to or in competition with, or which is inconsistent with, the merger agreement and the merger as well as against any reorganization, dissolution, liquidation, wind-up or similar extraordinary transaction involving MoneyLion except as contemplated by the merger agreement and any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger, (2) not to take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by the voting agreement or the merger agreement, (3) not to transfer their shares of MoneyLion common stock prior to the termination of the voting agreement (subject to certain exceptions), (4) to waive, and not to assert, any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the merger and the transactions contemplated by the merger agreement, and (5) not to commence or participate in (and to take all actions necessary to opt out of any class in any class action with respect to) any claim, derivative or other legal proceeding, against Gen Digital, Merger Sub, MoneyLion or any of their respective successors relating to the negotiation, execution or delivery of the voting agreement or the merger agreement or the consummation of the merger, including for alleged breaches of any fiduciary duty of MoneyLion’s board of directors in connection with the merger agreement and the merger. Notwithstanding the foregoing, only a portion of the shares of MoneyLion common stock held by Rohit D’Souza as of the date of the merger agreement are subject to the voting agreement.
Until the termination of the voting agreement, the specified holders (and certain of their affiliates and representatives) are subject to restrictions on their ability to, among other things, solicit Acquisition Proposals or otherwise participate or engage in discussions or negotiations regarding Acquisition Proposals, provided, each specified holder may, at MoneyLion’s request and with substantially concurrent notice to Gen Digital, engage in discussions with any person who has made an Acquisition Proposal with respect to which MoneyLion’s board of directors is engaging in negotiations or discussions pursuant to and in compliance with the no-solicitation provisions of the merger agreement, solely for the purpose of entering into a voting agreement with such person on substantially similar terms to the terms as the voting agreement.
The voting agreement will terminate on the earliest to occur of (i) the valid termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger, or (iii) any modification, waiver or amendment to any provision of the merger agreement that is effected without the specified holders’ prior written consent and that reduces the merger consideration or changes the form of consideration being offered to MoneyLion stockholders under the merger agreement, or imposes any non-immaterial conditions, requirements or restrictions on any specified holder’s right to receive the merger consideration payable to such specified holder with respect to shares of MoneyLion common stock owned by such specified holder pursuant to the merger agreement.
Pursuant to the voting agreement, each party thereto will be entitled to an injunction, specific performance of the terms of the voting agreement and other equitable relief to prevent breaches of the voting agreement or to enforce specifically the terms and provisions thereof. The voting agreement is governed by Delaware law. The venue for disputes relating to such voting agreement is the Chosen Courts (as defined in the merger agreement).

INTERESTS OF MONEYLION’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
In considering the recommendation of MoneyLion’s board of directors to adopt the merger agreement, MoneyLion stockholders should be aware that MoneyLion’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of MoneyLion stockholders generally. MoneyLion’s board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger), and in recommending to MoneyLion stockholders that the merger agreement be adopted. The transactions contemplated by the merger agreement will be a “change in control” for purposes of the MoneyLion executive compensation and benefit plans and agreements described below.
Outstanding MoneyLion Shares Held by Executive Officers and Directors
MoneyLion’s executive officers and directors who own shares of MoneyLion common stock (which is referred to in this proxy statement/prospectus as the MoneyLion Shares) will receive the same merger consideration on the same terms and conditions as the other MoneyLion stockholders (i.e., (i) cash consideration of $82.00 per MoneyLion share (which is referred to in this proxy statement/prospectus as the Per Share Cash Consideration) and (ii) one CVR in accordance with the CVR Agreement). As of the record date, the executive officers and directors of MoneyLion owned, in the aggregate, 813,651 MoneyLion Shares (which excludes MoneyLion Shares subject to outstanding MoneyLion Equity Awards (as defined below)).
The following table sets forth (i) the number of MoneyLion Shares beneficially owned, directly and indirectly, as of the record date, by each of our executive officers and directors (which excludes MoneyLion Shares subject to outstanding MoneyLion Equity Awards); (ii) the aggregate cash consideration that would be payable for such MoneyLion Shares pursuant to the merger based on the Per Share Cash Consideration and (iii) the number of CVRs to be granted to the applicable executive officer or director in accordance with the CVR Agreement.

Name	Number of MoneyLion Shares (#)	Cash Consideration for MoneyLion Shares ($)	Number of CVRs for MoneyLion Shares (#)
Diwakar Choubey, Chief Executive Officer	607,931	$49,850,342	607,931
Richard Correia, Chief Financial Officer and Treasurer	52,334	$4,291,388	52,334
Timmie Hong, Chief Product Officer	20,105	$1,648,610	20,105
Adam VanWagner, Chief Legal Officer and Secretary	19,551	$1,603,182	19,551
Mark Torossian, Chief Accounting Officer	3,660	$300,120	3,660
Non-employee Directors as a group (8 non-employee directors)	110,070	$9,025,740	110,070

Treatment of MoneyLion Equity Awards
MoneyLion’s executive officers currently hold outstanding MoneyLion Options, MoneyLion RSUs, MoneyLion Annual PSUs and Share Price PSUs (together, the “MoneyLion Equity Awards”). In addition, MoneyLion’s non-employee directors hold MoneyLion RSUs.
The merger agreement provides that at the effective time of the merger, the MoneyLion Equity Awards will be treated as follows:
•
Each MoneyLion Option that is outstanding as of immediately prior to the effective time of the merger (whether vested or unvested) with an exercise price that is less than the MoneyLion Common Stock Closing Price will be cancelled and converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying (a) the number of MoneyLion Shares subject to such MoneyLion Option as of immediately prior to the effective time of the merger by (b) the excess, if any, of the Per Share Cash Consideration in the merger over the exercise price per share of such MoneyLion Option and (ii) one CVR as consideration in respect of each MoneyLion Share subject to such MoneyLion Option as of immediately prior to the effective time of the merger, in each case, subject to applicable withholding taxes.

•
Each MoneyLion Option that is outstanding as of immediately prior to the effective time of the merger (whether vested or unvested) with an exercise price in excess of the MoneyLion Common Stock Closing Price will be cancelled for no consideration.

•
Each Vested MoneyLion RSU (including those that vest in accordance with their terms in connection with the closing of the merger) will be cancelled and converted into the right to receive the merger consideration in respect of each MoneyLion Share subject to such Vested MoneyLion RSU as of immediately prior to the effective time of the merger, subject to applicable withholding taxes.

•
Each Unvested MoneyLion RSU will be assumed by Gen Digital and converted into an award of Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of MoneyLion Shares subject to such Unvested MoneyLion RSU as of immediately prior to the effective time of the merger by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested MoneyLion RSUs as of immediately prior to the effective time of the merger. At the effective time of the merger, each award of Converted RSUs held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, other than the Post-Closing RSUs (as defined below), will be amended to provide for accelerated vesting terms in accordance with the terms of the Choubey Transition Agreement and the NEO Offer Letters (each as defined below), as applicable.

•
Each MoneyLion Annual PSU will be assumed by Gen Digital and converted into an award of Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of MoneyLion Shares subject to the MoneyLion Annual PSUs immediately prior to the effective time of the merger (with the performance-based vesting condition that applied to the MoneyLion Annual PSUs immediately prior to the effective time of the merger deemed attained based on actual performance through the effective time of the merger in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding MoneyLion Annual PSUs immediately prior to the effective time of the merger At the effective time of the merger, each award of Converted RSUs relating to the MoneyLion Annual PSUs held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, will be amended to provide for accelerated vesting terms in accordance with the terms of the Choubey Transition Agreement and the NEO Offer Letters, as applicable.

•
Each MoneyLion Share Price PSU will vest to the extent set forth in the applicable award agreement and be cancelled and converted into the right to receive the merger consideration in respect of each vested MoneyLion Share subject to such MoneyLion Share Price PSUs (with the applicable performance conditions deemed achieved based on the MoneyLion Common Stock Closing Price in accordance with the applicable award agreement), subject to applicable withholding taxes. Each MoneyLion Share Price PSU that does not vest in accordance with its terms based on the MoneyLion Common Stock Closing Price will be forfeited and cancelled for no consideration as of the effective time of the merger.

See below for the equity interest holdings of the individual executive officers and of the MoneyLion directors as a group.
Equity Interests of MoneyLion’s Directors and Executive Officers
The following table sets forth, as of February 13, 2025, for MoneyLion’s executive officers and directors, (i) with respect to MoneyLion Options, (a) the number of vested MoneyLion Options that were held by each such executive officer or director with an exercise price that is less than the MoneyLion Common Stock Closing Price, and (b) the aggregate cash consideration payable for such vested MoneyLion Options based on the Per Share Cash Consideration and the number of CVRs to be granted as consideration for the vested MoneyLion Options, (ii) with respect to MoneyLion RSUs, (a) the number of MoneyLion Shares subject to Vested MoneyLion RSUs, (b) the aggregate cash consideration payable for such Vested MoneyLion RSUs based on the Per Share Cash Consideration and the number of CVRs to be granted in connection with the Vested MoneyLion RSUs, (c) the number of MoneyLion Shares subject to Unvested MoneyLion RSUs and (d) the number of

Converted RSUs that will be received in connection with such Unvested MoneyLion RSUs as of the effective time of the merger calculated based on the Equity Award Conversion Ratio.

	MoneyLion Options(1)		MoneyLion RSUs
Name	Number of MoneyLion Options (#)	Cash Consideration for MoneyLion Options ($)	Number of MoneyLion RSUs that will Vest at the Effective Time (#)(2)	Cash Consideration for Vested MoneyLion RSUs ($)(2)	Number of Unvested MoneyLion RSUs (#)(3)	Number of Converted RSUs that will be Received with Respect to Unvested MoneyLion RSUs (#)(3)	Number of Converted RSUs that fully Vest Immediately following the Effective Time(4)
Diwakar Choubey, Chief Executive Officer	216,845	$11,175,801	—	—	118,899	376,506	188,253
Richard Correia, Chief Financial Officer and Treasurer	41,108	$515,536	—	—	78,996	250,149	125,074
Timmie Hong, Chief Product Officer	92,789	$4,045,643	—	—	35,618	112,788	—
Adam VanWagner, Chief Legal Officer and Secretary	8,291	$208,723	—	—	39,125	123,893	61,946
Mark Torossian, Chief Accounting Officer(5)	—	—	—	—	6,202	19,639	—
Non-employee Directors as a group (8 non-employee directors)	—	—	9,238	$757,516	—	—	—

(1)
Represents MoneyLion Shares subject to the MoneyLion Options as of February 13, 2025. The values shown with respect to Company Options are determined as the product obtained by multiplying the total number of MoneyLion Shares subject to the MoneyLion Options by the excess, if any, of the Per Share Cash Consideration in the merger over the exercise price per share of such MoneyLion Option. At the effective time of the merger, each MoneyLion Option held by our executive officers will be converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying (a) the number of MoneyLion Shares subject to such MoneyLion Option by (b) the excess, if any, of the Per Share Cash Consideration in the merger over the exercise price per share of such MoneyLion Option, plus (ii) one CVR as consideration in respect of each MoneyLion Share subject to such MoneyLion Option as of immediately prior to the effective time of the merger, in each case, subject to applicable withholding taxes.

(2)
Represents (i) MoneyLion Shares subject to Vested MoneyLion RSUs and (ii) Unvested MoneyLion RSUs that will vest in accordance with its terms in connection with the closing of the merger. At the effective time of the merger, each Vested MoneyLion RSU held by our directors (including those that vest in connection with the closing of the merger) will be converted into the right to receive (a) the Per Share Cash Consideration in respect of each MoneyLion Share subject to such Vested MoneyLion RSUs plus (b) one CVR as consideration in respect of each MoneyLion Share subject to such Vested MoneyLion RSUs as of immediately prior to the effective time of the merger, subject to applicable withholding taxes.

(3)
Represents MoneyLion Shares subject to Unvested MoneyLion RSUs as of February 13, 2025. At the effective time of the merger, each Unvested MoneyLion RSU held by our executive officers will be converted into Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of MoneyLion Shares subject to such Unvested MoneyLion RSU as of immediately prior to the effective time of the merger by (ii) the Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested MoneyLion RSUs as of immediately prior to the effective time of the merger. For purposes of this disclosure, the Equity Award Conversion Ratio will be determined using the MoneyLion Common Stock Closing Price of $86.07 as of February 13, 2025 (the “Applicable MoneyLion Closing Stock Price”) and the applicable per share price of Gen Digital common stock is $27.43, which is the volume weighted average trading price, rounded to the nearest cent, of a share of Gen Digital common stock for the ten day trading period before February 13, 2025 (the “Applicable Average Gen Digital Stock Price”). This results in the applicable Equity Award Conversion Ratio being equal to 3.166605906 (the “Applicable Equity Award Conversion Ratio”).

(4)
The Post-Closing NEO Arrangements (as defined below) with Messrs. Choubey, Correia and VanWagner provide that 50% of each NEO’s Converted RSUs (other than with respect to any Converted RSUs relating to the Post-Signing RSUs (as defined below)) will fully vest as of the effective time of the merger.

(5)	Mr. Torossian is the only MoneyLion executive officer who is not a named executive officer.
The following table sets forth, as of February 13, 2025, for MoneyLion’s executive officers (none of the non-employee directors hold MoneyLion Annual PSUs or MoneyLion Share Price PSUs), (i) with respect to MoneyLion Annual PSUs, (a) the number of MoneyLion Shares subject to such MoneyLion Annual PSUs and (b) the number of Converted RSUs that will be received in connection with such MoneyLion Annual PSUs as of the effective time of the merger calculated based on the Applicable Equity Award Conversion Ratio and (ii) with respect to MoneyLion Share Price PSUs (other than that are forfeited at the effective time of the merger and accordingly have been excluded from the table below), (a) the number of MoneyLion Shares subject to such MoneyLion Share Price PSUs and (b) the aggregate Per Share Cash Consideration payable for such MoneyLion Share Price PSUs based on the per share cash consideration of $82.00.

	MoneyLion Annual PSUs(1)			MoneyLion Share Price PSUs(2)
Name	Number of Shares Subject to MoneyLion Annual PSUs at target (#)	Number of Converted RSUs that will be Received with Respect to MoneyLion Annual PSUs (#)	Number of Converted RSUs that fully Vest Immediately following the Effective Time(3)	Number of MoneyLion Share Price PSUs	Cash Consideration for MoneyLion Share Price PSUs that will Vest at the Effective Time ($)
Diwakar (Dee) Choubey	66,161	209,505	104,752	38,500	$3,157,000
Richard (Rick) Correia	44,007	139,352	69,676	24,500	$2,009,000
Timmie (Tim) Hong	19,947	63,164	—	26,250	$2,152,500
Adam VanWagner	21,868	69,247	34,623	21,000	$1,722,000
Mark Torossian(4)	2,273	7,197	—	8,750	$717,500

(1)
Represents MoneyLion Shares subject to MoneyLion Annual PSUs as of February 13, 2025, assuming target attainment of the applicable performance-based vesting conditions on such date. At the effective time of the merger, each MoneyLion Annual PSU will be assumed by Gen Digital and converted into an award of Converted RSUs with respect to a number of shares of Gen Digital common stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of MoneyLion Shares subject to the MoneyLion Annual PSUs immediately prior to the effective time of the merger (with the performance-based vesting condition that applied to the MoneyLion Annual PSUs immediately prior to the effective time of the merger deemed attained based on actual performance through the effective time of the merger in accordance with the applicable award agreement) by (ii) the Applicable Equity Award Conversion Ratio, and such Converted RSUs will continue to be subject to the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding MoneyLion Annual PSUs immediately prior to the effective time of the merger. At the effective time of the merger, each award of Converted RSUs held by each of our named executive officers, other than any award of Converted RSUs received in respect of any Company RSUs granted on or after the date of the merger agreement, will be amended to provide for accelerated vesting terms in accordance with the terms of the Choubey Transition Agreement and the NEO Offer Letters, as applicable.

(2)
Represents MoneyLion Shares subject to MoneyLion Share Price PSUs as of February 13, 2025, assuming maximum attainment of the applicable time-based vesting conditions on such date. At the effective time of the merger, each MoneyLion Share Price PSU will vest to the extent set forth in the applicable award agreement and be cancelled and converted into the right to receive (i) the Per Share Cash Consideration in respect of each MoneyLion Share subject to such Vested MoneyLion RSUs plus (ii) one CVR as consideration in respect of each vested MoneyLion Share subject to such MoneyLion Share Price PSUs (with the applicable performance conditions deemed achieved based on the MoneyLion Common Stock Closing Price in accordance with the applicable award agreement), subject to applicable withholding taxes. Each MoneyLion Share Price PSU that does not vest in accordance with its terms based on the MoneyLion Common Stock Closing Price will be forfeited and cancelled for no consideration as of the effective time of the merger.

(3)
The Post-Closing NEO Arrangements with Messrs. Choubey, Correia and VanWagner provide that 50% of each NEO’s Converted RSUs (other than with respect to any Converted RSUs relating to the Post-Signing RSUs (as defined below)) will fully vest as of the effective time of the merger.

(4)	Mr. Torossian is the only MoneyLion executive officer who is not a named executive officer.
Employment Agreements
NEO Employment Agreements
MoneyLion has entered into employment agreements (each, an “NEO Employment Agreement”) with each of its named executive officers, Messrs. Choubey, Correia, Hong and VanWagner (the “NEOs”). Each of the NEO Employment Agreements provides that, in the event of a termination of the NEO’s employment by MoneyLion without “Cause” or by the NEO with “Good Reason” (as each are defined in the applicable NEO Employment Agreement) within six months prior to or 24 months following a “change in control” of MoneyLion (as such term is defined in the applicable NEO Employment Agreement), the NEO will be entitled to the following (in each case, subject to the applicable NEO’s execution and non-revocation of a release of claims in favor of MoneyLion and its affiliates):
•
an amount equal to (i) the NEO’s base salary at his then current annual rate for a period of 24 months following the termination date and (ii) two times such NEO’s target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination of employment occurs, the annual bonus most recently paid to such NEO, paid in equal installments in accordance with MoneyLion’s payroll practices over the 24 months following the termination date;
•
an amount equal to the NEO’s annual bonus for the year during which the NEO’s termination of employment occurs, based upon actual performance in the year of termination as determined in good faith by the MoneyLion board of directors, prorated based on the number of days the NEO remained in active service during the year of termination and payable when annual bonuses are normally paid;

•
subject to the NEO’s timely election to exercise such NEO’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of or reimbursement for the portion of the cost that MoneyLion pays for active employees for participation in MoneyLion’s group medical and/or dental plans by the NEO and his dependents through the earliest to occur of (i) the last day of the month which falls 18 months from the NEO’s termination date and (ii) the date on which the NEO first becomes eligible for comparable health or dental coverage pursuant to a new employer’s plan; and

•	accelerated vesting of all unvested option awards granted prior to the effective date of the executive officer’s Employment Agreement.
It is anticipated that the employment agreements with Messrs. Correia, Hong and VanWagner will be superseded at the effective time of the merger by the Post-Closing NEO Arrangements (as defined below).
Non-NEO Executive Officer Employment and Equity Award Agreements
In addition, MoneyLion has entered into an employment agreement with Mark Torossian, MoneyLion’s Chief Accounting Officer (the “Torossian Employment Agreement”). The Torossian Employment Agreement provides that, in the event of a termination of Mr. Torossian employment by MoneyLion without “Cause” or by Mr. Torossian with “Good Reason” (as each are defined in the applicable Torossian Employment Agreement) within three months prior to or 12 months following a “change in control” of MoneyLion (as such term is defined in the Torossian Employment Agreement) Mr. Torossian will be entitled to the following (in each case, subject to Mr. Torossian’s execution and non-revocation of a release of claims in favor of MoneyLion and its affiliates):
•
an amount equal to (i) Mr. Torossian’s base salary at his then current annual rate for a period of 12 months following the termination date and (ii) a portion of the annual bonus most recently paid to Mr. Torossian, prorated for the number of days Mr. Torossian remained employed during the applicable fiscal year, paid in equal installments in accordance with MoneyLion’s payroll practices over the months following the termination date; and

•
subject to Mr. Torossian’s timely election to exercise his rights under COBRA, payment of or reimbursement for the portion of the cost that MoneyLion pays for Mr. Torossian’s and his dependents’ participation in MoneyLion’s group medical and/or dental plans through the earliest to occur of (i) the last day of the month which falls 12 months from Mr. Torossian’s termination date and (ii) the date on which Mr. Torossian first becomes eligible for comparable health or dental coverage pursuant to a new employer’s plan.

In addition, pursuant to the terms of Mr. Torossian’s award agreements with MoneyLion, Mr. Torossian’s MoneyLion Equity Awards will fully vest if his employment is terminated by the Surviving Corporation without “Cause” or by Mr. Torossian for “Good Reason” (as each are defined in the applicable award agreement) within 12 months following a Change in Control (as such term is defined in the applicable award agreement).
Prior to or following the closing of the merger, Mr. Torossian may have discussions, or may enter into an agreement with Gen Digital or its affiliates regarding with, or the right to purchase or participate in the equity of, Gen Digital or one or more of its affiliates.

Prospective Arrangements with the Surviving Corporation
Concurrently with the signing of the merger agreement, each of our NEOs entered into a transition agreement (in the case of Mr. Choubey) or employment offer letter (in the case of each of our other NEOs) with the Surviving Corporation (the “Post-Closing NEO Arrangements”), which will become effective as of, and contingent upon the occurrence of, the closing of the merger. The Post-Closing NEO Arrangements provide that each of our NEOs will remain employed with the Surviving Corporation following the closing of the transaction on the terms and conditions set forth below.
The Post-Closing NEO Arrangements also provide that (i) 50% of each NEO’s Converted RSUs (other than with respect to any Converted RSUs relating to the Post-Signing RSUs (as defined below) and the Converted RSUs held by Mr. Hong) will fully vest as of the effective time of the merger and (ii) the remaining 50% of each NEO’s (other than Messrs. Choubey and Hong) Converted RSUs (other than the Post-Signing RSUs (as defined below)) will fully vest as of the 12-month anniversary of the effective time of the merger (with the remaining Converted RSUs held by Mr. Choubey vesting at the end of the Choubey Transition Term (as defined below)), subject to the applicable NEO remaining employed through such vesting date. For Mr. Hong, 50% of his Converted RSUs (other than the Post-Signing RSUs (as defined below)) will fully vest as of the 12-month anniversary of the effective time of the merger, subject to Mr. Hong remaining employed through such date, and the remaining 50% of his Converted RSUs continue to vest on their existing time-vesting schedule.
Diwakar Choubey Transition Agreement
Mr. Choubey’s transition agreement (the “Choubey Transition Agreement”) provides that Mr. Choubey will remain employed with the Surviving Corporation in an advisory role through the date that is 12 months following the effective time of the merger (the “Choubey Transition Term”).
During the Choubey Transition Term, Mr. Choubey will continue to receive an annual base salary of $650,000 and will be eligible for an annual bonus equal to 100% of his base salary and will continue to be eligible to participate in the Surviving Corporation’s retirement and health and welfare plans. The Choubey Transition Agreement also provides that, promptly following the effective time of the merger, Mr. Choubey will receive an award of restricted stock units with respect to Gen Digital common stock having an aggregate grant date value equal to $2,500,000, 50% of which shall vest on the 12-month anniversary of the effective time of the merger (the “Choubey Retention RSUs”) and 50% of which shall vest if the volume-weighted average price per share of Gen Digital common stock over 30 consecutive trading days equals or exceeds $37.50 on or prior to the 12-month anniversary of the effective time of the merger, subject to Mr. Choubey’s continued employment through such date (the “Choubey Retention PSUs”). If Mr. Choubey’s employment with the Surviving Corporation is terminated by the Surviving Corporation without cause or due to Mr. Choubey’s death or disability prior to the end of the Choubey Transition Term, a prorated portion of the Choubey Retention RSUs will vest based on the number of days Mr. Choubey remains employed by the Surviving Corporation during Choubey Transition Term and the Choubey Retention PSUs will remain outstanding and eligible to vest if the applicable performance criteria are satisfied prior to the 12-month anniversary of the effective time of the merger.
Finally, the Choubey Transition Agreement provides that Mr. Choubey waives his right to resign for “Good Reason” solely as a result of the occurrence of the transactions contemplated by the merger agreement (including the Surviving Corporation ceasing to be a publicly-traded Company), a modification of Mr. Choubey’s duties, responsibilities, title or authority, or ceasing to report to the board of directors of the Surviving Corporation.
NEO Offer Letters
Each of our NEOs (other than Mr. Choubey) entered into an offer letter with the Surviving Corporation immediately prior to signing (the “NEO Offer Letters”), each of which expressly supersede each of such NEO’s NEO Employment Agreement described above and provide that each NEO will remain employed at-will with the Surviving Corporation following the effective time of the merger. Pursuant to the NEO Offer Letters, each of the NEOs will maintain their current titles (except that Mr. Correia will no longer be Treasurer and Mr. VanWagner will no longer be Secretary of the Surviving Corporation) and will continue to receive their current annual base salaries following the effective time of the merger, which is equal to $600,000 for Mr. Correia, $500,000 for Mr. Hong and $475,000 for Mr. VanWagner. In addition, each NEO Offer Letter provides for participation in Gen Digital’s executive annual incentive plan (the “Gen Digital AIP”) with respect to a percentage of their annual base salaries (80% of annual base salary for Messrs. Correia and Hong and 60% of annual base salary for Mr. VanWagner).

The NEO Offer Letters provide that the NEOs will receive an award of restricted stock units with respect to Gen Digital common stock with a grant date value equal to $5,000,000 for Mr. Correia, $3,000,000 for Mr. Hong and $2,500,000 for Mr. VanWagner, 50% of which shall vest in three substantially equal annual installments beginning on the one-year anniversary of the effective time of the merger (in each case subject to the NEO’s continued employment through the applicable vesting date) and 50% of which shall be eligible to vest in April 2028 based on the achievement against the performance metrics applicable to performance stock units awarded to similarly-situated Gen Digital employees for Gen Digital’s 2026 fiscal year (subject to the NEO’s continued employment through April 2028).
The NEO Offer Letters also provide for participation in Gen Digital’s Executive Severance Plan (the “Gen Digital ESP”), as may be amended from time to time, and eligibility to participate in the Surviving Corporation and Gen Digital’s health and welfare benefit plans.
Finally, the NEO Offer Letters provide that each NEO waives his right to resign from Surviving Corporation and its affiliates for “good reason” under any employee benefit plan, agreement, policy, or arrangement of Surviving Corporation or its affiliates in which the NEO participates.
Severance Benefits
As set forth in more detail below, each of the Post-Closing NEO Arrangements provides for certain payments and benefits under, in the case of Mr. Choubey, the Choubey Transition Agreement and, in the case of the NEOs other than Mr. Choubey, the Gen Digital ESP upon a termination of such NEO’s employment under certain circumstances.
The Choubey Transition Agreement provides that, at the end of the Choubey Transition Term or if Mr. Choubey’s employment with the Surviving Corporation is terminated by the Surviving Corporation without “Cause” (as defined in the Choubey Employment Agreement), by Mr. Choubey with “Good Reason” (as defined in the Choubey Transition Agreement) or due to Mr. Choubey’s death or Disability (as defined in the Choubey Employment Agreement) prior to the end of the Choubey Transition Term (either such date, the “Choubey Separation Date”), subject to his timely execution and non-revocation of a release of claims in a form provided by the Surviving Corporation, Mr. Choubey will receive (i) a cash amount equal to $2,999,000 (equal to two times Mr. Choubey’s annual base salary and annual target bonus opportunity in effect as of December 10, 2024), payable in equal installments over the 24-month period following the Choubey Separation Date, (ii) a pro-rata annual bonus for the year in which the Choubey Separation Date occurs (iii) subject to Mr. Choubey’s timely election to exercise his rights under COBRA, reimbursement for the cost of Mr. Choubey and his dependent’s continued participation in the Surviving Corporation’s group medical and dental plans through the earliest of (x) the last day of the month that is 18 months following the Choubey Separation Date, (y) the date on which Mr. Choubey becomes ineligible for COBRA and (z) the date on which Mr. Choubey first becomes eligible for comparable health or dental coverage pursuant to a new employer’s plan; and (iv) accelerated vesting of any Converted RSUs that remain unvested as of the Choubey Separation Date.
Under the terms of the Gen Digital ESP, upon a termination of an NEO’s employment by Gen Digital without “Cause” (as such term is defined in the Gen Digital ESP) and such termination of employment is not due to such NEO’s death, disability or retirement, and subject to the NEO’s timely execution and non-revocation of a release of claims in favor of Gen Digital, the applicable terminated NEO would be entitled to receive (i) a lump-sum cash severance payment equal to one times the sum of his then-current annual base salary, (ii) subject to the NEO’s timely election to exercise his rights under COBRA, the cost of the NEO’s and his dependent’s continued participation in Gen Digital’s group health plans for a period of 12 months, (iii) six months of outplacement services, including counseling and guidance and (iv) solely in the event that (x) the NEO was employed in good standing for a minimum of six months prior to his termination date and (y) the NEO’s employment was terminated in the second half of the fiscal year or after the end of the fiscal year but prior to payment of annual bonuses under the Gen Digital AIP, a lump sum payment equal to 75% of the participant’s target cash incentive award under the Gen Digital AIP, prorated for the number of days such NEO remained employed during the applicable fiscal year. Further, the NEO Offer Letters provide that if the NEO’s employment is terminated by Gen Digital without “Cause” or due to the NEO’s death or Disability (as defined in the NEO Employment Agreements) prior to the 12-month anniversary of the effective time of the merger, subject to the NEO’s timely execution and non-revocation of a release of claims in a form provided by the Surviving Corporation, any remaining Converted RSUs (other than the Post-Signing RSUs (as defined below)) will fully vest as of the date of such termination of employment.

The payments and benefits that Mr. Torossian would be entitled to upon a termination of his employment without “Cause” or by Mr. Torossian with “Good Reason” (as each such term is defined in the Torossian Employment Agreement) on the effective date of the merger agreement are set forth above under “Employment Agreements—Non-NEO Executive Officer Employment and Equity Award Agreements.”
The table below sets forth (i) the severance that would become due to each of our executive officers upon a termination of our executive officers’ employment by Gen Digital without “Cause” or a resignation for “Good Reason” (with respect to our NEOs, as defined in the applicable Post-Closing NEO Arrangement and with respect to Mr. Torossian, as defined in the Torossian Employment Agreement) on the effective date of the merger agreement (each a “Qualifying Termination”), (ii) the prorated annual bonus for 2025, (iii) the MoneyLion Equity Awards held by the applicable MoneyLion executive officer that vest on either a single- or double-trigger basis upon the consummation of the merger and a Qualifying Termination at that time, and (iv) the perquisites and benefits that may be paid or provided to the applicable executive officer upon a Qualifying Termination. For purposes of the chart below, each of our executive officers is assumed to experience a Qualifying Termination on February 13, 2025.

Executive Officers	Cash Severance(1)	Prorated 2025 Bonus(2)	Single-Trigger Equity(3)	Double Trigger Equity(4)	Perquisites/ Benefits(5)	Total
Diwakar Choubey, Chief Executive Officer	$2,999,000	$156,712	$11,200,337	$15,287,138	$59,076.00	$29,702,263
Richard Correia, Chief Financial Officer and Treasurer	$600,000	$108,493	$7,354,424	$10,342,015	$43,182.00	$18,448,114
Timmie Hong, Chief Product Officer	$500,000	$70,448	$2,155,918	$4,826,364	$43,182.00	$7,595,912
Adam VanWagner, Chief Legal Officer and Secretary	$475,000	$66,926	$4,371,245	$5,128,940	$43,182.00	$10,105,474
Mark Torossian, Chief Accounting Officer	$343,127	$13,260	$717,500	$197,414	$43,182.00	$1,314,483

(1)
This amount represents the cash severance payments that each of our executive officers may receive under, in the case of Mr. Choubey, the Choubey Transition Agreement, in the case of the NEOs other than Mr. Choubey, the Gen Digital ESP and, in the case of Mr. Torossian, the Torossian Employment Agreement. The amounts included in this column for Messrs. Correia, Hong, and VanWagner are not considered to be either “single-trigger” or “double-trigger” payments, as they will be payable in the event of a qualifying termination of employment at any time. The amounts included in this column for Messrs. Choubey and Torossian are considered to be “double-trigger” payments. Because the amounts set forth above assume that each NEO’s employment is terminated as of the effective date of the merger, which is not in the second half of the applicable fiscal year, none of the NEOs covered under the Gen Digital ESP would be entitled to receive a prorated annual bonus as severance under their respective Post-Closing NEO Arrangement.

(2)
This amount represents the prorated payment of the 2025 annual bonus for each of our executive officers (as described below). While the merger agreement provides that the prorated amount is based on the projected actual full year performance for 2025, the estimated prorated amount set forth in this table is calculated based on the assumed effective date of the merger (February 13, 2025) and the applicable NEO’s maximum target annual bonus amount.

(3)
These amounts represent the “single-trigger” payments or vesting that will become due or occur at the effective time of the merger with respect to certain MoneyLion Equity Awards held by the executive officers that are unvested as of the assumed effective date, with the amounts calculated as set forth below. The amount set forth in the table represents the sum of (i) in the case of the MoneyLion Options, the product of (x) the excess, if any, of the Per Share Cash Consideration over the applicable per-share exercise price of each such MoneyLion Option and (y) the total number of MoneyLion Shares issuable in respect of such unvested portion of the MoneyLion Option (with the executive officers to also receive a CVR with respect to every MoneyLion Share underlying the unvested MoneyLion Options); (ii) in the case of unvested Converted RSUs (relating to the conversion of the unvested MoneyLion RSUs or unvested MoneyLion Annual PSUs (calculated for the purposes of this disclosure assuming achievement of target performance for the MoneyLion Annual PSUs and converted based on the Applicable Equity Award Conversion Ratio) at the effective time) that are accelerated pursuant to the terms of the applicable Post-Closing NEO Arrangements, the product of the number of unvested Converted RSUs that accelerate at the effective time and the Applicable Average Gen Digital Stock Price and (c) in the case of MoneyLion Share Price PSUs, the product of the Per Share Cash Consideration and the number of shares subject to the number of MoneyLion Share Price PSUs that will vest at the effective time of the merger (with the executive officers to also receive a CVR with respect to every MoneyLion Share underlying the vested MoneyLion Share Price PSUs). This amount does not reflect the value of the CVR consideration payable in respect of the applicable MoneyLion Equity Awards, which such value cannot be determined at this time, but the table below set forth the total number of CVRs that would be granted to the applicable executive officer in connection with the vesting, settlement and/or payout of the MoneyLion Equity Awards held by the executive officer that vest, settle and/or payout on a “single-trigger” basis. The individual components of this column are quantified in the table immediately below.

Executive Officer	Number of Shares Subject to Unvested MoneyLion Options	Aggregate Value of Unvested MoneyLion Options	Number of Shares Subject to Share Price PSUs (based on maximum performance)	Aggregate Value of Shares Subject to Share Price PSUs (based on maximum performance)	Aggregate Value of Converted RSUs (including converted Annual PSUs) that Vest Immediately at the Effective Time	Number of CVRs to be Granted in connection with the Single- Trigger Vesting MoneyLion Equity Awards
Diwakar Choubey, Chief Executive Officer	1,350	$6,210	38,500	$3,157,000	$8,037,127	39,850
Richard Correia, Chief Financial Officer and Treasurer	743	$3,416	24,500	$2,009,000	$5,342,007	25,243
Timmie Hong, Chief Product Officer	743	$3,416	26,250	$2,152,500	—	26,993
Adam VanWagner, Chief Legal Officer and Secretary	114	$524	21,000	$1,722,000	$2,648,902	21,114
Mark Torossian, Chief Accounting Officer	—	—	8,750	$717,500	—	8,750

(4)
These amounts represent the “double trigger” payments or vesting that will become due or shall occur upon a Qualifying Termination of employment immediately following the effective time of the merger with respect to certain MoneyLion Equity Awards held by the executive officers that are unvested as of the assumed effective date, with the amounts calculated based on the Applicable Average Gen Digital Stock Price. The amounts assume that a Qualifying Termination occurs immediately following the effective time of the merger. The amount represents the sum of (i) in the case of unvested MoneyLion RSUs, the portion of the MoneyLion RSUs held by the NEOs (which does not include Mr. Torossian, whose Converted RSUs do not vest upon a Qualifying Termination of employment) that converts into Converted RSUs as of the effective time (using the Applicable Equity Award Conversion Ratio) that vest upon a Qualifying Termination of employment following the effective time pursuant to the terms set forth in the Choubey Transition Agreement or the NEO Offer Letters, as applicable (which for the NEOs other than Mr. Hong includes the Post-Signing RSUs (as defined below)) and (ii) in the case of unvested MoneyLion Annual PSUs, the portion of the Converted RSUs relating to such MoneyLion Annual PSUs (calculated for the purposes of this disclosure assuming achievement of target performance and converted based on the Applicable Equity Award Conversion Ratio) that are held by the NEOs and by Mr. Torossian as of the effective time of the merger and that immediately vest upon a Qualifying Termination of employment following the effective time of the merger pursuant to the terms set forth in the Choubey Transition Agreement or the NEO Offer Letters, as applicable. The individual components of this column are quantified in the table immediately below:

Executive Officer	Total Number of Gen Digital Shares Subject to the Converted RSUs relating to the conversion of (i) Unvested MoneyLion RSUs (only for the NEOs) and (ii) Annual PSUs (based on target performance) (#)	Choubey Retention PSUs (#)	Ordinary Course Equity Awards(A) (#)
Aggregate Value of Gen
Digital Shares Subject to
the Converted RSUs
relating to the conversion
of (i) Unvested MoneyLion
RSUs, (ii) Annual PSUs
(based on target
performance),
(iii) Choubey Retention
RSUs and (iv) Converted
Ordinary Course Awards

Diwakar Choubey, Chief Executive Officer	293,006	45,570(B)	218,378	$15,287,138
Richard Correia, Chief Financial Officer and Treasurer	194,751	—	182,282	$10,342,015
Timmie Hong, Chief Product Officer	175,952	—	—(A)	$4,826,364
Adam VanWagner, Chief Legal Officer and Secretary	96,571	—	91,141	$5,148,940
Mark Torossian, Chief Accounting Officer	7,197	—	—(C)	$197,414

(A)
The merger agreement permits MoneyLion to make equity awards to Messrs. Choubey, Correia, Hong and VanWagner in the ordinary course of business and consistent with past practice between signing and closing of the merger with a grant date value of up to $6,000,000, $5,000,000, $3,000,000 and $2,500,000, respectively (the “Ordinary Course Equity Awards”), which such Ordinary Course Equity Awards will be subject to accelerated vesting upon a termination of each NEO’s employment without “Cause” or for “Good Reason” upon a termination within 24 months following a “Change in Control” (as each such term will be defined in the applicable award agreement) for each NEO other than Mr. Hong (whose ordinary course equity award is not listed in the table because he is not entitled to accelerated vesting on a qualifying termination of employment). For purposes of this disclosure, the number of MoneyLion Shares each NEO will receive with respect to such each Ordinary Course Equity Award is calculated based on the Applicable MoneyLion Closing Stock Price and the number of Converted RSUs is calculated using the Applicable Equity Award Conversion Ratio.

(B)
Calculated based on a grant date value of $1,250,000 and converted into shares of Gen Digital based on the Applicable Average Gen Digital Stock Price and assumes that the applicable performance goals with respect to such retention PSUs is achieved.

(C)	It is not known at this time what Mr. Torossian will be granted for his ordinary course equity award in 2025.

(5)
This amount represents the perquisite/benefits to which Mr. Choubey may become entitled under the Choubey Retention Agreement and which each of the executive officers (other than Mr. Choubey) may become entitled to under the Gen Digital ESP, as described in the section entitled “Interests of MoneyLion’s Directors and Executive Officers in the Merger––Prospective Arrangements with the Surviving Corporation––NEO Offer Letters”.

Executive Officers	COBRA Coverage	Outplacement Services	Total
Diwakar Choubey, Chief Executive Officer	$59,076.00	$—	$59,076.00
Richard Correia, Chief Financial Officer and Treasurer	$39,384	$3,798.00	$43,182.00
Timmie Hong, Chief Product Officer	$39,384	$3,798.00	$43,182.00
Adam VanWagner, Chief Legal Officer and Secretary	$39,384	$3,798.00	$43,182.00
Mark Torossian, Chief Accounting Officer	$39,384	$3,798.00	$43,182.00

2025 Post-Signing RSUs
MoneyLion and Gen Digital have agreed that MoneyLion may grant 2025 annual equity awards to MoneyLion’s executive officers in the form of MoneyLion RSUs in the ordinary course of business with the grant date fair value of such awards not to exceed $6,000,000 for Mr. Choubey, $5,000,000 for Mr. Correia, $3,000,000 for Mr. Hong and $2,500,000 for Mr. VanWagner (collectively, the “Post-Signing RSUs”). The Post-Signing RSUs shall be granted on substantially the same terms and conditions as the MoneyLion RSUs granted to the NEOs in March of 2024; however, the Post-Signing RSUs granted to Mr. Hong will not be subject to any single- or double trigger acceleration provisions or accelerated vesting in connection with (i) the consummation of the merger or (ii) any termination of employment or service.
2025 Annual Bonus Payouts
Pursuant to the terms of the merger agreement, if the effective time of the merger occurs on or prior to September 30, 2025, any employee who is then employed and who participates in an annual cash incentive compensation plan or arrangement, including current executive officers, will be entitled to a prorated bonus based on the projected full-year actual performance as of the effective time of the merger, with the proration to be based on the number of days elapsed during the 2025 fiscal year through the closing date of the merger divided by 365. The prorated bonus will be paid within 30 days following the effective time of the merger. If the effective time of the merger occurs after September 30, 2025, the annual bonus plan for fiscal year 2025 will continue to operate by its terms and the continuing employees, including the current executive officers, will be eligible to receive an annual bonus based on full year actual performance at the time that annual bonuses would ordinarily be paid by MoneyLion, subject to such employee’s continued employment through the applicable payment date.
Continued Indemnification and Insurance Coverage
Each of the NEOs and MoneyLion directors is entitled to continued indemnification and insurance coverage from the Surviving Corporation under the terms of the merger agreement for a period of six (6) years following the effective time of the merger.
Intent of the Directors and Executive Officers to Vote in Favor of the Merger
Our directors and executive officers have informed us that, as of the date of this proxy statement/prospectus and to the extent that they own MoneyLion Shares as of the record date, they intend to vote all of the MoneyLion Shares owned directly by them in favor of the adoption of the merger agreement and each of the other proposals listed in this proxy statement. As of the record date, our directors and executive officers directly owned, in the aggregate, 813,651 MoneyLion Shares entitled to vote at the special meeting, or collectively approximately 7.2% of the total voting power for MoneyLion Shares entitled to vote at the special meeting.

MONEYLION PROPOSAL II: ADJOURNMENT OF THE MONEYLION SPECIAL MEETING
If, at the MoneyLion Special Meeting, the number of shares of MoneyLion common stock present or represented and voting in favor of the merger agreement proposal is insufficient to approve the merger agreement proposal, MoneyLion intends to move to adjourn or postpone the MoneyLion Special Meeting in order to enable MoneyLion’s board of directors to solicit additional proxies for approval of the adoption of the merger agreement. In that event, MoneyLion will ask holders of MoneyLion common stock to vote on the MoneyLion adjournment proposal, but not the merger agreement proposal.
MoneyLion stockholders are being asked to approve a proposal that will give Diwakar Choubey, MoneyLion’s Chief Executive Officer and member of MoneyLion’s board of directors, authority to adjourn the MoneyLion special meeting one or more times if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the MoneyLion special meeting or any adjournment or postponement thereof. If this proposal is approved, the MoneyLion special meeting could be adjourned to any date, subject to the terms of the merger agreement. Any determination of whether it is necessary to adjourn the MoneyLion special meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by MoneyLion consistent with the terms of the merger agreement or with the consent of Gen Digital. Pursuant to the DGCL, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the MoneyLion Special Meeting. The approval of the MoneyLion adjournment proposal by holders of MoneyLion common stock is not a condition to the completion of the merger.
If the MoneyLion special meeting is adjourned, MoneyLion stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the adoption of the merger agreement but do not indicate a choice on the MoneyLion adjournment proposal, your shares will be voted in favor of the MoneyLion adjournment proposal. But if you indicate that you wish to vote against the adoption of the merger agreement, your shares will only be voted in favor of the MoneyLion adjournment proposal if you indicate that you wish to vote in favor of that proposal.
The affirmative vote of a majority of the votes present at the MoneyLion special meeting by MoneyLion stockholders (whether or not a quorum, as defined in MoneyLion’s bylaws, is present) will be required to approve the MoneyLion adjournment proposal.
MONEYLION’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MONEYLION STOCKHOLDERS VOTE “FOR” THE MONEYLION ADJOURNMENT PROPOSAL.

DESCRIPTION OF GEN DIGITAL CAPITAL STOCK
The following description of the terms of Gen Digital capital stock is a summary only and is qualified by reference to the relevant provisions of Delaware law, Gen Digital’s certificate of incorporation and Gen Digital’s bylaws. Copies of Gen Digital’s certificate of incorporation and Gen Digital’s bylaws are incorporated by reference and will be sent to holders of shares of MoneyLion common stock free of charge upon written or telephonic request. See “Comparison of Stockholder Rights” and “Where You Can Find More Information” in this proxy statement/prospectus.
Authorized Capital Stock
Gen Digital’s authorized capital stock consists of 3,000,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of preferred stock, par value $0.01 per share and 1 share of special voting stock, par value $1.00 per share.
Common Stock
Voting Rights
Each holder of Gen Digital common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in Gen Digital’s certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
Dividend Rights
Subject to preferences that may apply to shares of Gen Digital preferred stock outstanding at the time, if any, holders of outstanding shares of Gen Digital common stock are entitled to receive dividends out of assets legally available at the time and in amounts as may be determined by Gen Digital’s board of directors from time to time.
Preemptive Rights
Gen Digital common stock is not entitled to preemptive rights.
Conversion or Redemption Rights
Gen Digital common stock is not convertible nor redeemable.
Right to Receive Liquidation Distributions
Upon a liquidation, dissolution or winding-up of Gen Digital, the assets legally available for distribution to stockholders are distributable ratably among the holders of Gen Digital common stock outstanding at that time after payment of any liquidation preferences on any outstanding Gen Digital preferred stock, if any.
Impact of Preferred Stock
Gen Digital’s board of directors is authorized to establish out of Gen Digital’s authorized shares of preferred stock one or more classes or series of preferred stock having the designation, powers, preferences, rights, qualifications, limitations and restrictions, Gen Digital’s board of directors may determine.
The issuance of Gen Digital preferred stock may have the effect of delaying or preventing a change in control of Gen Digital without further action by its stockholders. The issuance of shares of Gen Digital preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Gen Digital common stock.
Anti-Takeover Provisions
The provisions of the DGCL and Gen Digital’s certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of Gen Digital. Gen Digital’s certificate of incorporation provides that stockholders holding a majority of Gen Digital’s outstanding voting stock shall have the power to adopt, amend or repeal the bylaws. Gen Digital’s board of directors shall also have the power to adopt, amend or repeal the bylaws, except as such power may be expressly limited by bylaws adopted by the stockholders.

Gen Digital is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.
In general, Section 203 of the DGCL defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholder amendment approved by at least a majority of the outstanding voting shares. However, Gen Digital has not “opted out” of this provision. Section 203 of the DGCL could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire Gen Digital.

DESCRIPTION OF THE CVRS
CVR Agreement
The rights of CVR holders will be governed by and subject to the terms and conditions of the CVR agreement to be entered into at or prior to the completion of the merger by and among Gen Digital and Computershare and Computershare Trust Inc. (with Computershare and Computershare Trust Inc. acting together as the rights agent). The following summary describes the material provisions of the CVR agreement. This summary may not contain all of the information about the CVRs that is important to you. The form of CVR agreement is attached as Annex B to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus, and we encourage you to read it carefully and in its entirety for a more complete understanding of the CVRs.
Characteristics of CVRs
The CVRs are not voting securities of, and do not represent ownership interests in, Gen Digital. The CVR holders are not entitled to any rights of a stockholder or other equity or voting security of Gen Digital, either at law or in equity, including dividends. Interest will not accrue on any amounts payable on the CVRs to any CVR holder. The rights of the CVR holders will be limited to those expressly provided for in the CVR agreement.
CVR payment
If the CVR milestone is realized, each CVR holder will be entitled to receive $23.00 in Gen Digital common stock per CVR, which is referred to in this proxy statement/prospectus as the CVR payment. The amount of shares each CVR holder is entitled to will be based on an assumed share price of $30.48 per share of Gen Digital common stock, which is referred to in this proxy statement/prospectus as the closing Gen Digital common stock price.
CVR milestone in this proxy statement/prospectus means the earlier of (i) the first date that the average VWAP of Gen Digital common stock for any 30 consecutive trading days beginning on December 10, 2024 is equal to or greater than $37.50 (subject to certain adjustments), which is referred to in this proxy statement/prospectus as the target price, and (ii) immediately prior to the occurrence of a change of control; provided that if the CVR milestone is satisfied prior to the date of the CVR agreement, then the CVR milestone will be deemed to have been satisfied on the date of the CVR agreement.
The following terms are defined in the CVR agreement attached as Annex B to this proxy statement/prospectus:
“average VWAP” per share of Gen Digital common stock over a specified period means the arithmetic average of the VWAPs per share of Gen Digital common stock for each trading day in such period. The VWAP per share of Gen Digital common stock over a span of multiple days shall be appropriately adjusted to account for any (i) dividend (other than any regular quarterly dividend not to exceed $0.125 per quarter) or distribution of shares of Gen Digital common stock on shares of Gen Digital common stock, (ii) subdivision or reclassification of outstanding shares of Gen Digital common stock into a greater number of shares or (iii) combination or reclassification of outstanding shares of Gen Digital common stock into a smaller number of shares.
“change of control” means (i) a sale or other disposition of all or substantially all of the assets of Gen Digital on a consolidated basis (other than to any subsidiary (direct or indirect) of Gen Digital), or (b) a merger or consolidation involving Gen Digital in which the stockholders of Gen Digital immediately prior to such transaction own less than 50% of Gen Digital’s (or the applicable acquiring, resulting or surviving entity’s) voting power immediately after the transaction.
“trading day” means a day on which trading in Gen Digital common stock (or other security for which a closing sale price must be determined) generally occurs on the principal U.S. national securities exchange on which Parent Common Stock (or such other security) is then listed or, if Gen Digital common stock is (or such other security is) not then listed on a U.S. national securities exchange, on the principal other market on which Gen Digital common stock is (or such other security is) then traded; provided that, if Gen Digital common stock is (or such other security is) not so listed or traded, “trading day” means a business day.

“VWAP” per share of Gen Digital common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[ ]8 <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session, on such trading day; or, if such price is not available, “VWAP” means the market value per share of Gen Digital common stock on such trading day as determined, using a volume-weighted average method by an investment banking firm of nationally recognized standing (not affiliated with Parent) retained by Gen Digital for such purpose. “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
Notice and Payment Date
If the CVR milestone is achieved on any date from December 10, 2024 and prior to the second anniversary of the closing of the merger, Gen Digital will deliver to the rights agent (i) a written notice indicating that the CVR milestone has been achieved and (ii) the CVR payment multiplied by the number of outstanding CVRs in each case, no later than 10 business days following the date on which the CVR milestone is achieved.
The rights agent will promptly (but in any event within two trading days) deliver to each holder of record of the CVRs, via a book-entry position, the number of shares of Gen Digital common stock due to such holders as payment in full of the CVR payment amount.
Issuance of CVRs
Following the effective time of the merger, the CVRs will be issued to holders of MoneyLion common stock (other than owned stock, frozen shares and dissenting stock) whose shares have been converted into the right to receive the merger consideration, and may be issued from time to time following the effective time of the merger to holders of certain other MoneyLion equity awards on the terms set forth in the merger agreement. See “The Merger Agreement—Treatment of MoneyLion Equity Awards” in this proxy statement/prospectus for a more detailed explanation.
Register, Transferability and Listing of CVRs
The rights agent will create and maintain a register for the registration of the initial issuance and the registration of the transfer of CVRs by holders on such register. With respect to holders of MoneyLion common stock held in book-entry form through DTC immediately prior to the effective time, the CVRs will be recorded on the register of the rights agent in the name of Cede & Co. (as nominee of DTC) and such persons will be beneficial owners of such CVRs. With respect to holders of MoneyLion common stock held in book-entry form not through DTC immediately prior to the effective time, the rights agent will debit all such book-entry shares from such stockholder accounts and credit the appropriate number of book-entry CVRs to such holders.
The CVRs will be freely transferable. Every request made to transfer a CVR by a holder on the register of the rights agent must be in writing and accompanied by a written instrument of transfer, provided once CVRs are listed for trading on Nasdaq, if at all, the CVRs may be transferred via a broker unless the transfer is restricted or prohibited under applicable law or Nasdaq rules. As a condition of the transfer of a CVR by a holder on the register of the rights agent, Gen Digital and the rights agent may require such transferring CVR holder or its transferee to pay any applicable transfer, stamp or other similar tax or governmental charge that is imposed in connection with the registration of any such transfer. A sale or exchange of a CVR would be a taxable transaction. See “MoneyLion Proposal I: Adoption of the Merger Agreement––Material U.S. Federal Income Tax Consequences” in this proxy statement/prospectus for a more detailed explanation.
Pursuant to the merger agreement, Gen Digital has agreed to use its reasonable best efforts to cause the CVRs to be approved for listing (subject to notice of issuance) on Nasdaq. Pursuant to the CVR agreement, Gen Digital has agreed to use commercially reasonable efforts to maintain a listing for trading on Nasdaq for so long as any CVRs remain outstanding, to the extent the CVRs meet all of Nasdaq’s listing requirements.

Adjustments
If the CVR milestone has not yet been achieved or has not occurred, in the event of any cash dividend on shares of Gen Digital common stock (in excess of $0.125 per share of Gen Digital common stock) per quarter paid after December 10, 2024 or any change in the outstanding shares of capital stock or the capital structure of Gen Digital by reason of any stock dividend, stock split or reverse stock split, exchange of shares, recapitalization or reclassification of its capital stock, or any similar change affecting Gen Digital’s outstanding shares of capital stock or capital structure, or any merger, consolidation or other business combination involving Parent, in each case occurring after December 10, 2024, Gen Digital and MoneyLion shall make appropriate and equitable adjustments to, without duplication, the target price, the closing Gen Digital common stock price, Gen Digital common stock and the number of shares of Gen Digital common stock applicable to the CVR milestone and the CVR payment, as needed so that the economic interests of the CVR holders are not impacted by such event.
Upon the occurrence of each adjustment or readjustment, Gen Digital will promptly compute such adjustment or readjustment in accordance with the terms of the CVR agreement and (i) furnish to the rights agent a certificate setting forth any adjustments made and (ii) cause the rights agent to furnish to each CVR holder a notice setting forth in reasonable detail the event requiring the adjustment and the amount of such adjustment.
No Fractional Shares
No fractional shares of Gen Digital common stock will be issued pursuant to the CVR agreement. In lieu of any fractional shares that would otherwise be issuable, Gen Digital will round down to the nearest whole number the number of shares of Gen Digital common stock to be issued to such holder of CVRs after aggregating all shares of Gen Digital common stock to which such holder of CVRs would otherwise be entitled.
Equity Security
The CVR is an equity instrument of Gen Digital and is not secured or guaranteed by Gen Digital or any of its affiliates. The CVR payment is neither secured nor guaranteed.
Repurchase by Gen Digital and Affiliates
The CVR agreement does not prohibit Gen Digital or any of its subsidiaries or affiliates from acquiring the CVRs, whether in open market transactions, private transactions or otherwise.
Amendment of CVR Agreement without Consent of CVR Holders
Without the consent of any CVR holders, Gen Digital and the rights agent may amend the CVR agreement for any of the following purposes:
•	to evidence the succession of another person to Gen Digital, and the assumption by any such successor of the covenants of Gen Digital in the CVR agreement;
•
to add to the covenants of Gen Digital such further covenants, restrictions, conditions or provisions as Gen Digital and the rights agent will consider to be for the protection of the CVR holders, provided that such provisions do not adversely affect the interests of the CVR holders;

•
to cure any ambiguity, to correct or supplement any provision in the CVR agreement that may be defective or inconsistent with any other provision in the CVR agreement or to make any other provisions with respect to matters or questions arising under the CVR Agreement, provided that, in each case, such provisions do not adversely affect the interests of the CVR holders;

•	to evidence the succession of another person as a successor rights agent, and the assumption by any such successor of the covenants and obligations of the rights agent in the CVR agreement;
•
to make any other amendments to the CVR agreement for the purpose of adding, eliminating or changing any provisions of the CVR agreement, unless such addition, elimination or change is adverse to the interests of the CVR holders; or

•	if required, to reduce the number of CVRs in the event any CVR holder agrees to renounce such holder’s rights under the CVR agreement in accordance with the terms thereof.

Amendment of CVR Agreement with Consent of CVR Holders
With the consent of the holders of at least a majority of the outstanding CVRs, Gen Digital and the rights agent may make other amendments to the CVR agreement, provided that no such amendment may, without the consent of each CVR holder affected thereby:
•
modify in a manner adverse to the CVR holders (i) any provision contained in the CVR agreement with respect to the termination of the CVR agreement or the CVRs or (ii) the time for payment and amount of the CVR payment, or otherwise extend the time for payment of the CVRs or reduce the amounts payable in respect of the CVRs or modify any other payment term or payment date;

•	reduce the number of CVRs, the consent of whose holders is required for any such amendment; or
•
modify any of the provisions of the CVR agreement regarding amendments to the CVR agreement, except to increase the percentage of CVR holders for whom consent or approval is required for an amendment or to provide that certain other provisions of the CVR agreement cannot be modified or waived without the consent of each CVR holder affected by such modification or waiver.

STOCK OWNERSHIP OF AND VOTING BY GEN DIGITAL DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth, as of January 27, 2025, beneficial ownership of shares of Gen Digital common stock by each director, each of the named executive officers and all directors and executive officers as a group, and all persons known by Gen Digital’s board of directors to be beneficial owners of more than five percent of the outstanding shares of Gen Digital common stock, in each case, as of such date. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power.
Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Gen Digital Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.

	Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers of Gen Digital:
Pavel Baudis(1)	49,843,940	8.09%
Peter A. Feld(2)	17,715,354	2.87%
Ondrej Vlcek(3)	4,371,263	0.71%
Vincent Pilette(4)	2,340,135	0.38%
Bryan S. Ko	504,500	0.08%
Frank E. Dangeard(5)	185,444	0.03%
Natalie M. Derse	333,668	0.05%
Susan P. Barsamian(6)	91,063	0.01%
Eric K. Brandt(7)	69,684	0.01%
Nora M. Denzel(8)	66,506	0.01%
Sherrese M. Smith(9)	63,364	0.01%
Emily Heath(10)	58,380	0.01%
All Directors and Executive Officers of Gen Digital as a Group (12 individuals)	75,643,301	12.27%
5% Holders:
Vanguard Group Inc.(11)	66,524,075	10.79%
BlackRock, Inc.(12)	53,160,550	8.63%
PaBa Software s.r.o(13)	49,816,185	8.08%
FMR LLC(14)	37,706,870	6.12%

*	Less than one percent.
(1)
Includes (i) 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025, and (ii) 49,816,185 shares of Gen Digital common stock beneficially owned by PaBa Software s.r.o., of which Mr. Baudis is the sole owner and is deemed to have full voting and dispositive power.

(2)
Includes (i) 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025, 483 shares vesting on March 1, 2024, 482 shares vesting on June 1, 2025, and 483 shares on September 1, 2025 and (ii) 17,516,604 shares of Gen Digital common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP and may be deemed to share voting and dispositive power over these shares. The business address of Starboard Value LP is 777 Third Avenue, New York, New York 10017.

(3)
Includes (i) 45,213 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September May 1, 2025, (ii) 138,808 shares vesting on November 1, 2025, and (iii) 302,001 shares of Gen Digital common stock held by the Vlcek Family Foundation for which Mr. Vlcek exercises voting and dispositive power.

(4)
Includes (i) 234,512 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on May 1, 2025, (ii) 103,000 shares of Gen Digital common stock held by the VPJW Revocable Trust and (iii) 517,477 shares held by the VPJW Exempt Gift Trust, both for which Mr. Pilette exercises voting and dispositive power.

(5)
Includes (i) 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025, (ii) 483 shares vesting on March 1, 2024, (iii) 482 shares vesting on June 1, 2025, and (iv) 483 shares on September 1, 2025.

(6)
Includes (i) 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025 and (ii) 81,025 shares of Gen Digital common stock held by the Romans-Barsamian Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(7)
Includes (i) 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025 and (ii) 59,646 shares of Gen Digital common stock held by The Brandt Family Trust for which Mr. Brandt exercises voting and dispositive power.

(8)	Includes 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025.
(9)
Includes (i) 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025, (ii) 483 shares vesting on March 1, 2024, (iii) 482 shares vesting on June 1, 2025, and (iv) 483 shares on September 1, 2025.

(10)	Includes 10,038 shares of Gen Digital common stock issuable upon the settlement of Gen Digital RSUs vesting on September 10, 2025.
(11)	Based solely on a Schedule 13F filing made by Vanguard Group Inc. on May 10, 2024. The business address of Vanguard Group Inc. is P.O. Box 2600, V26, Valley Forge, PA 19482-2600
(12)	Based solely on a Schedule 13F filing made by Blackrock, Inc. on May 10, 2024. The business address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(13)
Based solely on a Schedule 13D Filed on September 13,2024. Mr. Baudis is the sole owner of PaBa Software s.r.o. and has full voting and dispositive power. The business address of PaBa Software s.r.o. is Brabcova 1159/2 Praha, 147 00 Prague 4, Czech Republic.

(14)	Based solely on a Schedule 13F filing made by FMR LLC on May 13, 2024. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

STOCK OWNERSHIP OF AND VOTING BY MONEYLION DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth, as of February 11, 2025, beneficial ownership of shares of MoneyLion common stock by each director, each of the named executive officers and all directors and executive officers as a group, and all persons known by MoneyLion’s board of directors to be beneficial owners of more than five percent of the outstanding shares of MoneyLion common stock, in each case, as of such date. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power.
Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o MoneyLion Inc., 249-245 West 17th Street, 4th Floor, New York, NY 10011.

	Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers of MoneyLion:
Diwakar (Dee) Choubey(1)	862,227	7.63%
Richard (Rick) Correia(2)	117,877	1.04%
Timmie (Tim) Hong(3)	117,729	1.04%
Mark Torossian(4)	6,394	*
Adam VanWagner(5)	40,807	*
Dwight Bush(6)	10,969	*
John Chrystal(7)	50,722	*
Matt Derella(8)	8,256	*
Lisa Gersh(6)	10,969	*
Annette Nazareth(6)	10,969	*
Michael Paull(6)	10,969	*
Chris Sugden(6)	10,969	*
Brad Hanson(9)	679	*
All Directors and Executive Officers of MoneyLion as a Group (13 individuals)	1,259,536	11.14%
5% Holders:
Edison Partners VIII, LP(10)	1,062,505	9.40%
StepStone(11)	622,931	5.51%
BlackRock, Inc.(12)	656,113	5.80%

*	Less than one percent.
(1)
Includes (i) 139,299 shares of MoneyLion common stock held directly by Mr. Choubey, (ii) 3,333 shares of MoneyLion common stock held jointly by Mr. Choubey and his spouse, (iii) 148,527 shares of MoneyLion common stock held by Mr. Choubey’s spouse, (iv) 316,772 shares of MoneyLion common stock held in trusts, the beneficiaries of which are members of Mr. Choubey’s family and (v) 254,296 shares of MoneyLion common stock that Mr. Choubey has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days. Mr. Choubey disclaims beneficial ownership of all shares of MoneyLion common stock held of record by such trusts.

(2)
Includes (i) 52,334 shares of MoneyLion common stock held directly by Mr. Correia and (ii) 65,543 shares of MoneyLion common stock which Mr. Correia has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days.

(3)
Includes (i) 20,105 shares of MoneyLion common stock held directly by Mr. Hong and (ii) 97,624 shares of MoneyLion common stock which Mr. Hong has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days.

(4)
Includes (i) 3,660 shares of MoneyLion common stock held directly by Mr. Torossian and (ii) 2,734 shares of MoneyLion common stock which Mr. Torossian has the right to acquire through RSUs and PSUs vesting within 60 days.

(5)
Includes (i) 19,551 shares of MoneyLion common stock held directly by Mr. VanWagner and (ii) 21,256 shares of MoneyLion common stock which Mr. VanWagner has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days.

(6)
Includes (i) 10,552 shares of MoneyLion common stock held directly by the stockholder and (ii) 417 shares of MoneyLion common stock which the stockholder has the right to acquire through the exercise of RSUs vesting within 60 days.

(7)
Includes (i) 49,132 shares of MoneyLion common stock held directly by Mr. Chrystal and (ii) 1,590 shares of MoneyLion common stock which Mr. Chrystal has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days.

(8)
Includes (i) 7,839 shares of MoneyLion common stock held directly by Mr. Derella and (ii) 417 shares of MoneyLion common stock which Mr. Derella has the right to acquire through the exercise of RSUs options vesting within 60 days.

(9)
Includes (i) 339 shares of MoneyLion common stock held directly by Mr. Hanson and (ii) 340 shares of MoneyLion common stock which Mr. Hanson has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days.

(10)
Edison VIII GP LLC, a Delaware limited liability company, is the general partner of Edison Partners VIII, L.P. Christopher S. Sugden, a member of the Board of Directors, is the Managing Member of the general partner. The business address of Edison Partners and its general partner is: Edison Partners, 281 Witherspoon Street, Suite 300, Princeton, NJ 08540.

(11)
Based on the Schedule 13G/A filed on November 8, 2024, StepStone Group LP (“StepStone”) is the investment manager of several direct stockholders of MoneyLion, including StepStone VC Global Partners VIII-A, L.P. (178,221 shares of MoneyLion common stock), StepStone VC Global Partners VIII-C, L.P. (11,687 shares of MoneyLion common stock), StepStone VC Opportunities IV, L.P. (401,324 shares of MoneyLion common stock), and StepStone SK Special, L.P. (31,699 shares of MoneyLion common stock) (collectively, the “StepStone Funds”). StepStone Group Holdings LLC (“StepStone Group Holdings”) is the general partner of StepStone, and StepStone Group Inc. is the sole managing member of StepStone Group Holdings. The business address of StepStone and each StepStone Fund is 4225 Executive Square, Suite 1600, La Jolla, CA 90237.

(12)
Based on the Schedule 13G/A filed on November 11, 2024, BlackRock, Inc. (“BlackRock”) is the parent holding company of several direct stockholders of MoneyLion, including BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

COMPARISON OF STOCKHOLDER RIGHTS
The rights of Gen Digital stockholders are currently governed by Delaware law and Gen Digital’s certificate of incorporation and bylaws. The rights of MoneyLion stockholders are currently governed by Delaware law and MoneyLion’s certificate of incorporation and bylaws. Following completion of the merger, if the CVR payment is realized, the rights of MoneyLion stockholders who become stockholders of Gen Digital as a result of such payment will be governed by Delaware law and Gen Digital’s certificate of incorporation and Gen Digital’s bylaws.
The following discussion summarizes the material differences between the current rights of MoneyLion stockholders and the current rights of Gen Digital stockholders. These differences arise from the governing instruments of the two companies.
Although it is impracticable to compare all of the aspects in which Gen Digital’s and MoneyLion’s governing instruments differ with respect to stockholder rights, the following discussion summarizes certain material differences between them. This summary is not intended to be complete, and it is qualified in its entirety by reference to Gen Digital’s certificate of incorporation and bylaws and MoneyLion’s certificate of incorporation and bylaws. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. Gen Digital and MoneyLion urge you to carefully read this entire proxy statement/prospectus and the other documents to which Gen Digital and MoneyLion refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a Gen Digital stockholder and the rights of a MoneyLion stockholder. Gen Digital and MoneyLion have filed with the SEC their respective governing documents referenced in this comparison of stockholder rights and will send copies of these documents to you, without charge, upon your written or telephonic request. See “Where You Can Find More Information” in this proxy statement/prospectus.
Material Differences in Stockholder Rights

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights
Authorized Capital Stock
As of January 22, 2025 the authorized capital stock of Gen Digital consists of (i) 3,000,000,000 shares of Gen Digital common stock, par value $0.01 per share and (ii) 1,000,000 shares of Gen Digital preferred stock, par value $0.01 per share.

Gen Digital’s board of directors is authorized to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

As of January 22, 2025 there were outstanding (i) 616,301,245 shares of Gen Digital common stock, (ii) 0 shares of Gen Digital Preferred Stock.

As of January 27, 2025, the authorized capital stock of MoneyLion consists of (i) 66,666,666 shares of Class A common stock, par value $0.0001 per share, and (ii) 200,000,000 shares of preferred stock, par value $0.0001 per share.

MoneyLion’s board of directors is authorized, without any action or vote by the stockholders, to authorize the issuance of one or more classes or series of preferred stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of preferred stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

As of January 27, 2025, there were outstanding (i) 11,305,744 shares of MoneyLion Class A common stock (excluding treasury shares) and (ii) no shares of MoneyLion preferred stock.

Number of Directors	Gen Digital’s board of directors currently has 10 members. Gen Digital’s bylaws provide that the number of members of Gen Digital’s	MoneyLion’s board of directors currently has 9 members. MoneyLion’s bylaws currently provide that the number of members of

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

board of directors is determined by the Board.

Gen Digital does not have a classified Board. Gen Digital’s bylaws provide that the directors shall be elected at any meeting of Gen Digital stockholders for the election of directors at which a quorum is present and shall serve until the next succeeding annual meeting of stockholders and until their respective successors have been elected and qualified.

MoneyLion’s board of directors shall be fixed from time to time solely by resolution adopted by MoneyLion’s board of directors,

Delaware law permits classified boards of directors. MoneyLion’s bylaws and certificate of incorporation provide for a classified board of directors. The directors are divided into three classes, designated Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected.

In no event will a decrease in the number of directors on MoneyLion’s board of directors shorten the term of any incumbent director.

Election of Directors
Gen Digital’s bylaws and corporate governance guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election.

A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with Gen Digital’s bylaws; and (ii) that nomination has not been withdrawn as of 10 days before Gen Digital first delivers proxy materials to stockholders.
MoneyLion’s certificate of incorporation does not allow for cumulative voting in the election of directors.

Removal of Directors
Under Delaware law, directors may be removed, with or without cause, by the affirmative vote of holders of a majority of the shares of stock outstanding and entitled to vote at an election of directors.

Under MoneyLion’s bylaws, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote on the election of such director, voting together as a single class.

Voting	Under Delaware law, each holder of record of Gen Digital common stock is entitled to one vote in respect of each share of Gen Digital common stock.
Under Delaware law, each holder of MoneyLion Class A common stock shall be entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

Cumulative Voting	Under Delaware law, Gen Digital stockholders are not entitled to	Under Delaware law, MoneyLion stockholders are not entitled to

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights
cumulative voting unless it is expressly provided for in the certificate of incorporation. Gen Digital’s certificate of incorporation does not provide for cumulative voting.
cumulative voting unless it is expressly provided for in the certificate of incorporation. MoneyLion’s certificate of incorporation does not provide for cumulative voting, and expressly does not allow for cumulative voting in the election of directors.

Vacancies on the Board of Directors
Gen Digital’s bylaws provide that any vacancy occurring in Gen Digital’s board of directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

MoneyLion’s certificate of incorporation and bylaws provide that vacancies on MoneyLion’s board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Special Meeting of the Board of Directors
Gen Digital’s bylaws provide that special meetings of Gen Digital’s board of directors may be called by the chair of the board, the Chief Executive Officer or a majority of the members of Gen Digital’s board of directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix.

MoneyLion’s bylaws provide that special meetings of MoneyLion’s board of directors may be called by the chair of the board of directors or the Chief Executive Officer and shall be called by the chair of the board of directors, the Chief Executive Officer or the Secretary on the written request of three directors. Special meetings may also be called by the President, if any is appointed, at the request of any director. Notice of special meetings of MoneyLion’s board of directors shall be given to each director at least 24 hours before the date of the meeting in such manner as is determined by MoneyLion’s board of directors.

Stockholder Action by Written Consent
Under Gen Digital’s bylaws, except as otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

MoneyLion’s bylaws provide that, subject to the rights of the holders of any class or series of preferred stock then outstanding, as may be set forth in the certificate of designations for such class or series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights
Amendment to Certificate of Incorporation
Under Delaware law, an amendment to Gen Digital’s certificate of incorporation requires (i) a resolution of Gen Digital’s board of directors recommending that the amendment be approved by stockholders, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.

MoneyLion reserves the right to amend its certificate of incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. However, the articles in such certificate of incorporation regarding the voting rights of MoneyLion’s capital stock, MoneyLion’s bylaws, MoneyLion’s board of directors, meeting of stockholders and amendments may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such articles, unless such action is approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote at an election of directors, voting together as a single class.

Amendment of Bylaws
Gen Digital’s certificate of incorporation provides that stockholders holding a majority of Gen Digital’s outstanding voting stock shall have the power to adopt, amend or repeal the bylaws. Gen Digital’s board of directors shall also have the power to adopt, amend or repeal the bylaws, except as such power may be expressly limited by bylaws adopted by the stockholders.

MoneyLion’s bylaws provide that MoneyLion’s board of directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the certificate of incorporation.

The stockholders may make, repeal, alter, amend or rescind, in whole or in part, the bylaws; provided, however, that, notwithstanding any other provisions of the certificate of incorporation, MoneyLion’s bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of capital stock of MoneyLion or any particular class or series thereof required by certificate of incorporation, the bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote at an election of directors, voting together as a single class, shall be required in order for the stockholders of the MoneyLion to alter, amend or repeal, in whole or in part, any provision of the bylaws or to adopt any provision inconsistent therewith.

Special Stockholder Meetings	Gen Digital’s bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time by the chair of the board, the Chief Executive Officer or the Board.	MoneyLion’s bylaws provide that subject to the rights of the holders of any outstanding class or series of preferred stock of MoneyLion, special meetings of the stockholders may be

Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

Special meetings of the stockholders shall be called by Gen Digital’s board of directors upon written request to the Secretary of one or more stockholders representing in the aggregate not less than fifteen percent (15%) of the outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting.

A request to the Secretary of Gen Digital shall be signed and delivered by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations, and by a representation by the stockholder(s) that within five business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. The term “delivered” shall mean, both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of Gen Digital, and (b) electronic mail to the Secretary.

A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by Gen Digital’s board of directors; provided, however, that the date of any such special meeting shall not be more than 90 days after the request to call the special meeting is received by the Secretary.

Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) Gen Digital’s board of directors has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Gen Digital’s board of directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board) was held not more than 90 days before the request to called only by MoneyLion’s board of directors acting pursuant to a resolution adopted by the board of directors.

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

call the special meeting was received by the Secretary. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if such revoking stockholder had joined with other stockholders to submit the request for a special meeting pursuant to this subparagraph, and if the remaining unrevoked requests from stockholders joining in such request represent less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may refrain from calling the special meeting or cancel the special meeting, as the case may be.

Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that Gen Digital’s board shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.

Notice of Stockholder Meetings
Gen Digital’s bylaws require that written notice of all meetings of stockholders shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the certificate of incorporation, such notice shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

MoneyLion’s bylaws require that notice of a stockholder meeting must be given to each stockholder of record entitled to vote at such meeting not less than 10 days or more than 60 days before the date of the meeting, unless a different period is prescribed by law.

Stockholder Nominations of Persons for Election as Directors
Gen Digital’s bylaws permit stockholders to nominate directors. Nominations of persons for election to Gen Digital’s board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to Gen Digital’s notice of meeting, (ii) by or at the direction of Gen’s Digital’s board of directors, or (iii) by any stockholder of Gen Digital who was a stockholder of record of Gen Digital at the time the notice is delivered to the secretary of Gen Digital, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Gen Digital bylaws.

Gen Digital’s bylaws provide that, for stockholder nominations to Gen Digital’s board of directors or other proposals that are not included in our proxy statement

MoneyLion’s bylaws permit stockholders to nominate directors. Nominations of persons for election to the MoneyLion’s board of directors may be made at an annual meeting of stockholders, either (a) pursuant to MoneyLion’s notice of meeting or supplement thereto, (b) by or at the direction of the board of directors or any committee thereof, (c) as may be provided in the certificate of designations for any class or series of preferred stock or (d) by any stockholder of MoneyLion who (i) is a stockholder of record of MoneyLion on the date notice was given and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in MoneyLion’s bylaws.

The stockholder must have delivered notice to the Secretary of MoneyLion at

Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Gen Digital, 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.

The stockholder’s must have delivered notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Gen Digital. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The stockholder’s notice to the Secretary must include: as to each person whom the stockholder proposes to nominate for election or re-election as a director:

 (i)
the name, age and address (business and residential) of such person;

 (ii)
the principal occupation or employment of such person (present and for the past five years);

 (iii)
the Specified Information (as defined below) for such person;

 (iv)
a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or were offered during the past three years (whether accepted or declined), and any other material relationships, between or among the Holders or any stockholder associated person, on the one hand, and

the principal executive offices of MoneyLion not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the secretary must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement and form of proxy as a nominee and to serving as a director if elected; (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than MoneyLion including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of MoneyLion; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

 (1)
the name and address of such stockholder (as they appear on MoneyLion’s books) and any such beneficial owner;

 (2)
for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

 (3)
a description of any agreement,

Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

such person, and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act (or any successor provision), if any holder or any stockholder associated person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;

 (v)
any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the stockholder and to serving as a director if elected); and

 (vi)
a completed and signed representation and agreement.

arrangement, relationship or understanding (whether written or oral) between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

 (4)
a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to MoneyLion’s securities;

 (5)
a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

 (6)
a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of MoneyLion’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee, (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination and/or (iii) solicit proxies representing at least 67% of the voting power of the Corporation’s outstanding capital stock in support of any proposed

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;

 (7)
a representation as to whether such stockholder or such beneficial owner has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of MoneyLion, and any other information reasonably requested by MoneyLion, including with respect to determining whether such person has complied with the section of the bylaws regarding proposal of other business at an annual meeting of stockholders;

 (8)
any other information relating to such stockholder, beneficial owner, if any, or director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

 (9)
such other information relating to any proposed item of business as MoneyLion may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

Stockholder Proposals (other than Nomination of Persons for Election as Directors)
Gen Digital’s bylaws provide that at an annual meeting of stockholders only such business will be conducted, and only such proposals will be acted upon, as are properly brought before the annual meeting of stockholders (i) by, or at the direction of, the Gen Digital’s board of directors or any committee thereof or (ii) by a stockholder of Gen Digital who was a stockholder of record and gives notice in compliance with the procedures set forth in Gen Digital’s bylaws.

The stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a notice shall be delivered to the Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more

MoneyLion’s bylaws provide that at an annual meeting of stockholders no business may be transacted other than business that is either (i) specified in the notice of meeting or supplement thereto, (ii) otherwise properly brought before the annual meeting by or at the direction MoneyLion’s board of directors (or any committee thereof), (iii) as may be provided in the certificate of designations for any class or series of preferred stock or (iv) by any stockholder who is a stockholder of record at the time of giving of notice in compliance with the procedures set forth in MoneyLion’s bylaws.

The stockholder must have given timely notice thereof in writing to the Secretary of any such proposed business. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the secretary at the principal executive offices of MoneyLion not less than 90 days nor more than 120 days prior to the

Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, notice stockholder to be timely, must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Gen Digital. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary must include:

 (i)
a brief description of the business desired to be brought before the meeting;

 (ii)
the reasons for conducting such business at the meeting;

 (iii)
any material interest of each holder and each stockholder associated person, if any, in such business;

 (iv)
the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Gen Digital’s bylaws and the text of the proposed amendment); and

 (v)
a description of all agreements, arrangements and understandings between each holder and any stockholder associated person and any other person or persons (including their names) in connection with the proposal of such business by the stockholder providing notice.

first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The stockholder’s notice to the secretary must include: as to any business that the stockholder proposes to bring before the meeting (other than nominations of persons for election to the board of directors), (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the text of the proposed amendment), (c) the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

 (1)
the name and address of such stockholder (as they appear on MoneyLion’s books) and any such beneficial owner;

 (2)
for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

 (3)
a description of any agreement, arrangement, relationship or understanding (whether written or oral) between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in

Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

connection with the proposal of such nomination or other business;

 (4)
a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to MoneyLion’s securities;

 (5)
a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

 (6)
a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of MoneyLion’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee, (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination and/or (iii) solicit proxies representing at least 67% of the voting power of the Corporation’s outstanding capital stock in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;

 (7)
a representation as to whether such stockholder or such beneficial owner has complied with all applicable legal

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

requirements in connection with its acquisition of shares or other securities of MoneyLion, and any other information reasonably requested by MoneyLion, including with respect to determining whether such person has complied with the section of the bylaws regarding proposal of other business at an annual meeting of stockholders;

 (8)
any other information relating to such stockholder, beneficial owner, if any, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

 (9)
such other information relating to any proposed item of business as MoneyLion may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

Limitation of Liability of Directors and Officers
Delaware law provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; (iv) any transaction from which the director derived an improper personal benefit; or (v) any act or omission before the adoption of such a provision in the certificate of incorporation.

Gen Digital’s certificate of incorporation provides that directors of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

Delaware law provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; (iv) any transaction from which the director derived an improper personal benefit; or (v) any act or omission before the adoption of such a provision in the certificate of incorporation.

MoneyLion’s certificate of incorporation provides that directors shall not be liable to MoneyLion or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors, Officers Employees and Agents
Gen Digital bylaws provide that Gen Digital shall indemnify and hold harmless to the fullest extent permitted by the DGCL, any person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative, is or was a director or officer of Gen Digital (including any constituent corporation absorbed in a merger) or is or was serving at the request of the Gen Digital (including any such constituent corporation) as a director or officer of another corporation, or of a partnership joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that Gen Digital shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by Gen Digital’s board of directors.

MoneyLion’s certificate of incorporation provides that MoneyLion, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of MoneyLion or any predecessor of MoneyLion or is or was serving at the request of MoneyLion as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Appraisal Rights or Dissenters’ Rights
Under Delaware law, stockholders of a Delaware corporation have the right in certain mergers or consolidations to which the corporation is a party, to demand payment for the fair value of their shares pursuant to, and in compliance with procedures set forth in Section 262 of the DGCL, except in connection with a merger or consolidation with respect to shares (i) listed on a national securities exchange or held of record by more than 2,000 holders and (ii) for which, pursuant to the plan of merger or consolidation, stockholders will receive only (A) shares or depository receipts of another corporation which at the date the merger or consolidation is completed will be either listed on a national securities exchange or held of record by more than 2,000 holders, (B) shares of

Under Delaware law, stockholders of a Delaware corporation have the right in certain mergers or consolidations to which the corporation is a party, to demand payment for the fair value of their shares pursuant to, and in compliance with procedures set forth in Section 262 of the DGCL, except in connection with a merger or consolidation with respect to shares (i) listed on a national securities exchange or held of record by more than 2,000 holders and (ii) for which, pursuant to the plan of merger or consolidation, stockholders will receive only (A) shares or depository receipts of another corporation which at the date the merger or consolidation is completed will be either listed on a national securities exchange or held of record by more than 2,000 holders, (B) shares of

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights

stock or depositary receipts of the surviving corporation in the merger or consolidation, (C) cash in lieu of fractional shares or (D) any combination of the foregoing. Delaware law also provides that, subject to certain exceptions, stockholders of a surviving corporation do not have appraisal rights in connection with a plan of merger if the merger did not require for its approval the vote of the surviving corporation’s stockholders. Delaware law permits the certificate of incorporation of a Delaware corporation to provide for appraisal rights in mergers or consolidations in which appraisal rights are not otherwise available and in connection with amendments to the certificate of incorporation and sales of all or substantially all assets. Gen Digital’s certificate of incorporation contains no provisions giving rise to appraisal rights in such transactions.

Additionally, pursuant to Section 262 of the DGCL, if immediately before a merger or consolidation the shares of a class or series of stock of a corporation as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery must dismiss an appraisal proceeding as to all stockholders who assert appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, or (ii) the value of the consideration provided in the merger or consolidation for such total number of shares seeking appraisal exceeds $1 million, or (iii) the merger was approved pursuant to Section 253 or Section 267 of the DGCL.

At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (ii) interest theretofore accrued, unless paid at that time.

stock or depositary receipts of the surviving corporation in the merger or consolidation, (C) cash in lieu of fractional shares or (D) any combination of the foregoing. Delaware law also provides that, subject to certain exceptions, stockholders of a surviving corporation do not have appraisal rights in connection with a plan of merger if the merger did not require for its approval the vote of the surviving corporation’s stockholders. Delaware law permits the certificate of incorporation of a Delaware corporation to provide for appraisal rights in mergers or consolidations in which appraisal rights are not otherwise available and in connection with amendments to the certificate of incorporation and sales of all or substantially all assets. MoneyLion’s certificate of incorporation contains no provisions giving rise to appraisal rights in such transactions.

Additionally, pursuant to Section 262 of the DGCL, if immediately before a merger or consolidation the shares of a class or series of stock of a corporation as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery must dismiss an appraisal proceeding as to all stockholders who assert appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, or (ii) the value of the consideration provided in the merger or consolidation for such total number of shares seeking appraisal exceeds $1 million, or (iii) the merger was approved pursuant to Section 253 or Section 267 of the DGCL.

At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (ii) interest theretofore accrued, unless paid at that time.

Dividends and Stock Repurchases
Under Gen Digital’s certificate of incorporation, the holders of shares of common stock shall be entitled to receive, when, as and if declared by Gen’s Board, out of the assets of the corporation which are by law available therefor, dividends payable either in

Under MoneyLion’s bylaws, and subject to limitations contained in Delaware Law, MoneyLion’s board of directors may declare and pay dividends upon the shares of capital stock of MoneyLion, which dividends may be paid either in cash, in property or in shares of the

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights
	cash, in property or in shares of capital stock.	capital stock of MoneyLion.

Stockholder Vote on Fundamental or Extraordinary Corporate Transactions
Under Delaware law, a sale, lease or exchange of all or substantially all of Gen Digital’s assets, an amendment to Gen Digital’s certificate of incorporation, a merger or consolidation of Gen Digital with another corporation or a dissolution of a corporation generally requires the affirmative vote of Gen Digital’s board of directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.

Under Delaware law, a sale, lease or exchange of all or substantially all of MoneyLion’s assets, an amendment to MoneyLion’s certificate of incorporation, a merger or consolidation of MoneyLion with another corporation or a dissolution of a corporation generally requires the affirmative vote of MoneyLion’s board of directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.

State Antitakeover Provisions
Gen Digital has not opted out of Section 203 of the DGCL, which provides that, if a person acquires 15% or more of the outstanding voting stock of Gen Digital, thereby becoming an “interested stockholder,” that person may not engage in certain “business combinations” with Gen Digital, including mergers, purchases and sales of 10% or more of its assets, stock purchases and other transactions pursuant to which the percentage of Gen Digital’s stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder, unless one of the following exceptions applies: (i) the Gen Digital’s board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by the Gen Digital’s board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the

MoneyLion has not opted out of Section 203 of the DGCL, which provides that, if a person acquires 15% or more of the outstanding voting stock of MoneyLion, thereby becoming an “interested stockholder,” that person may not engage in certain “business combinations” with MoneyLion, including mergers, purchases and sales of 10% or more of its assets, stock purchases and other transactions pursuant to which the percentage of MoneyLion’s stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder, unless one of the following exceptions applies: (i) MoneyLion’s board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of MoneyLion, excluding for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by MoneyLion’s board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at a meeting of stockholders. An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock

	Gen Digital Stockholder Rights	MoneyLion Stockholder Rights
	three-year period prior to determine whether a person is an interested stockholder.	within the three-year period prior to determine whether a person is an interested stockholder.

Stockholder Rights Plan
While Delaware law does not include a statutory provision expressly authorizing stockholder rights plans, such rights plans have generally been found to be authorized by Delaware law and have been upheld by Delaware courts where they are adopted in response to a reasonably perceived threat to a corporation and its stockholders, and maintaining such rights plans in response to such threat has been found to be reasonable in relation to the threat posed.

Gen Digital does not currently have a stockholder rights plan, but the Gen Digital’s board of directors has the power under Delaware law and Gen Digital’s bylaws to adopt a stockholder rights plan in the future, subject to its fiduciary duties.

While Delaware law does not include a statutory provision expressly authorizing stockholder rights plans, such rights plans have generally been found to be authorized by Delaware law and have been upheld by Delaware courts where they are adopted in response to a reasonably perceived threat to a corporation and its stockholders, and maintaining such rights plans in response to such threat has been found to be reasonable in relation to the threat posed.

MoneyLion does not currently have a stockholder rights plan, but MoneyLion’s board of directors has the power under Delaware law to adopt a stockholder rights plan in the future, subject to its fiduciary duties.

Preemptive Rights
Under Delaware law, stockholders of a corporation do not have preemptive rights to subscribe for or purchase any additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation.

Gen Digital’s certificate of incorporation does not provide holders of shares of Gen Digital stock with preemptive rights.

Under Delaware law, stockholders of a corporation do not have preemptive rights to subscribe for or purchase any additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation.

MoneyLion’s certificate of incorporation does not provide holders of shares of MoneyLion stock with preemptive rights.

Duties of Directors
Under Delaware law, the standards of conduct for directors of corporations are not statutory but are based on fiduciary duty principles developed by the Delaware courts. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty requires directors to act with the sole purpose of advancing the best interests of the corporation and its stockholders and the duty of care requires directors in managing the corporation’s affairs to use the level of care that ordinarily careful and prudent persons would use in similar circumstances. Directors owe fiduciary duties of loyalty and care to the corporation and its stockholders. Fiduciary duties are not owed to non-stockholder constituencies such as customers and employees.

Under Delaware law, the standards of conduct for directors of corporations are not statutory but are based on fiduciary duty principles developed by the Delaware courts. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty requires directors to act with the sole purpose of advancing the best interests of the corporation and its stockholders and the duty of care requires directors in managing the corporation’s affairs to use the level of care that ordinarily careful and prudent persons would use in similar circumstances. Directors owe fiduciary duties of loyalty and care to the corporation and its stockholders. Fiduciary duties are not owed to non-stockholder constituencies such as customers and employees.

LEGAL MATTERS
The validity of the CVRs to be issued pursuant to the merger has been passed upon for Gen Digital by Kirkland & Ellis LLP. The validity of the shares of Gen Digital common stock to be issued to MoneyLion stockholders pursuant to the CVRs has been passed upon for Gen Digital by Kirkland & Ellis LLP.
EXPERTS
The consolidated financial statements of Gen Digital Inc. as of March 29, 2024 and March 31, 2023, and for each of the years in the three-year period ended March 29, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of March 29, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of MoneyLion Inc. and its subsidiaries as of December 31, 2024 and 2023 and for the years then ended incorporated in this proxy statement/prospectus by reference from MoneyLion Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this proxy statement/prospectus and registration statement on Form S-4 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
FUTURE MONEYLION STOCKHOLDER PROPOSALS
If the merger is completed prior to MoneyLion’s 2025 annual meeting of stockholders, MoneyLion will not hold such meeting. If the merger is not completed, MoneyLion stockholders will continue to be entitled to attend and participate in MoneyLion’s annual meetings of stockholders, and MoneyLion will hold a 2025 annual meeting of stockholders, in which case MoneyLion will provide notice of or otherwise publicly disclose the date on which such 2025 annual meeting will be held. If the 2025 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2025 annual meeting of MoneyLion stockholders in accordance with Rule 14a-8 under the Exchange Act and MoneyLion’s bylaws, as described below. Under Rule 14a-8, a stockholder who intends to present a proposal at MoneyLion’s annual meeting in 2025, if held, and who wishes the proposal to be included in MoneyLion’s proxy statement for that meeting must have submitted the proposal in writing to Adam VanWagner, Chief Legal Officer at MoneyLion, 249-245 West 17th Street, 4th Floor, New York, NY 10011, by December 30, 2024.
Any stockholder who wishes to bring a proposal, other than proposals to be included in the proxy statement as described above, or to nominate a director for election to MoneyLion’s board of directors at the 2025 annual meeting must give timely notice thereof in writing to the Secretary of MoneyLion, which must be received between February 13, 2025 and March 15, 2025; provided that if the date of the 2025 annual meeting is advanced more than 30 days prior to the first anniversary of the 2024 annual meeting (which occurred on June 13, 2024) or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered, or mailed and received, not later than the 90th day prior to the date of the 2025 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2025 annual meeting is first made by MoneyLion.
In addition to satisfying the foregoing requirements under MoneyLion’s bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than MoneyLion’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.
Stockholders are also advised to review MoneyLion’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. MoneyLion’s bylaws are on file with the SEC and are available through its website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION
Gen Digital has filed a registration statement on Form S-4 to register with the SEC the CVRs to be issued to MoneyLion stockholders, and the shares of Gen Digital common stock issuable thereunder, in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Gen Digital in addition to being a proxy statement of MoneyLion for its special meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Gen Digital, the CVRs and the shares of Gen Digital common stock. The rules and regulations of the SEC allow Gen Digital and MoneyLion to omit certain information included in the registration statement from this proxy statement/prospectus.
Gen Digital and MoneyLion file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of Gen Digital and MoneyLion are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Gen Digital files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to Gen Digital’s website at www.gendigital.com. You may obtain free copies of the documents MoneyLion files with the SEC by going to MoneyLion’s website at www.investors.moneylion.com. The website addresses of Gen Digital and MoneyLion are provided as inactive textual references only. The information provided on the websites of Gen Digital and MoneyLion, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.
The SEC allows Gen Digital and MoneyLion to “incorporate by reference” into this proxy statement/prospectus documents that Gen Digital and MoneyLion file with the SEC, including certain information required to be included in the registration statement on Form S-4 filed by Gen Digital to register the CVRs to be issued to MoneyLion stockholders, and the shares of Gen Digital common stock issuable thereunder, of which this proxy statement/prospectus forms a part. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus, and the registration statement of which this proxy statement/prospectus forms a part, incorporates by reference the documents set forth below that Gen Digital and MoneyLion have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or between the date of this proxy statement/prospectus and the date of MoneyLion’s special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Gen Digital and MoneyLion and their respective financial performance that is not included in or delivered with this proxy statement/prospectus.

Gen Digital SEC Filings (File No. 000-17781)	Period
Annual Report on Form 10-K	Fiscal year ended March 29, 2024
Quarterly Reports on Form 10-Q	Fiscal quarters ended June 28, 2024, September 27, 2024 and December 27, 2024
Proxy Statement on Schedule 14A	Filed on July 29, 2024
Current Reports on Form 8-K	Filed on May 10, 2024, June 7, 2024, September 13, 2024, October 16, 2024, December 11, 2024 and February 28, 2025
Any description of shares of Gen Digital common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description

MoneyLion SEC Filings (File No. 001-34912)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2024
Proxy Statement on Schedule 14A	Filed on April 29, 2024
Any description of shares of MoneyLion common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description

Gen Digital has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Gen Digital and MoneyLion has supplied all such information relating to MoneyLion.
Documents incorporated by reference are available from Gen Digital or MoneyLion, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this proxy statement/prospectus. MoneyLion stockholders or Gen Digital stockholders, as applicable, may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

Gen Digital Inc. 60 E. Rio Salado Parkway, Suite 1000 Tempe, AZ 85281 Attention: Corporate Secretary Telephone: (650) 527-8000	MoneyLion Inc. 249-245 West 17th Street, 4th Floor New York, NY 10011 Attention: Chief Legal Officer Telephone: (212) 300-9865

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the MoneyLion special meeting. Therefore, if you would like to request documents from MoneyLion, please do so by March 25, 2025 in order to receive them before the MoneyLion special meeting.
Neither Gen Digital nor MoneyLion has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.
The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies. You should not assume that the information in it is accurate as of any date other than that date, and neither its mailing to MoneyLion stockholders or Gen Digital stockholders nor the issuance of shares of Gen Digital common stock in the merger on the terms and conditions set forth in the merger agreement will create any implication to the contrary.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

GEN DIGITAL INC.,

MAVERICK GROUP HOLDINGS, INC.

and

MONEYLION INC.

Dated as of December 10, 2024

EXHIBITS

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 10, 2024, by and among Gen Digital Inc., a Delaware corporation (“Parent”), Maverick Group Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and MoneyLion Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.
RECITALS
A. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL, subject to the right of the Company Board to withdraw or amend such recommendation upon the terms set forth herein; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.
B. Each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein.
C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Specified Holders, in their respective capacities as stockholders of the Company, have entered into Voting Agreements with Parent, in the form attached hereto as Exhibit A (together, the “Voting Agreements”).
D. At or immediately prior to the Effective Time, Parent and a rights agent selected by Parent and reasonably acceptable to the Company (the “CVR Rights Agent”) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), in substantially the form attached hereto as Exhibit B (subject to modification as contemplated by Section 6.21).
E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions; and (ii) prescribe certain conditions with respect to the consummation of the Transactions.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement (x) in effect as of the date hereof or (y) executed, delivered and effective after the date hereof and, in either case, effective through the relevant date in question and (i) containing terms that are not less favorable in the aggregate to the Company or less restrictive of a third party in the aggregate than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal and (ii) that does not prohibit the Company from providing any information to Parent in accordance with Section 5.3 or otherwise prohibit the Company from complying with its obligations under Section 5.3.
(b) “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub), relating to an Acquisition Transaction.
(c) “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding or more than 20% of the voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding or more than 20% of the voting power of the Company after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof);
(iii) any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, shares of Company Common Stock representing more than 20% of the equity interests in or more than 20% of the voting power of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or
(iv) any combination of the foregoing.
(d) “Advisers Act” means the Investment Advisers Act of 1940.
(e) “Advisory Contract” means all Contracts that contemplate the performance by the Company RIA Subsidiary of discretionary or nondiscretionary investment advisory or investment management (including sub-advisory or other similar) services to, or otherwise managing any investment or trading account of, or for, any Person.
(f) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.
(g) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Transactions.
(h) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2023 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 7, 2024.
(i) “Audited Parent Balance Sheet” means the consolidated balance sheets (and the notes thereto) of Parent and its consolidated Subsidiaries as of March 29, 2024 set forth in Parent’s Annual Report on Form 10-K filed by Parent with the SEC on May 16, 2024.

(j) “Average Parent Stock Price” means the volume weighted average trading price, rounded to the nearest cent, of a share of Parent Common Stock for a 10 day trading period, starting with the opening of trading on the 11th day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg L.P. (or, if not reported therein, then in another authoritative source selected by Parent in good faith).
(k) “Bank Partners” means the financial institutions that issue the digital demand deposit accounts and associated debit cards offered by the Company or any of its Subsidiaries.
(l) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.
(m) “Bylaws” means the Amended and Restated Bylaws of the Company, effective as of March 15, 2023.
(n) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.
(o) “Charter” means the Fourth Amended and Restated Certificate of Incorporation of the Company, dated as of September 22, 2021, as amended by that certain Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company, dated as of April 24, 2023, and including that certain Certificate of Designations of Series A Convertible Preferred Stock, par value $0.0001, of the Company, dated as of February 15, 2022.
(p) “Code” means the U.S. Internal Revenue Code of 1986.
(q) “Common Stock Warrants” means, collectively, the Public Warrants and the Private Placement Warrants.
(r) “Company Annual PSUs” means awards of performance restricted stock units covering shares of Company Common Stock that vest based on the achievement of specified target annual key performance conditions and service-based vesting conditions, whether granted pursuant to any of the Company Stock Plans or otherwise.
(s) “Company Board” means the Board of Directors of the Company.
(t) “Company Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.
(u) “Company Common Stock Closing Price” means the closing price, rounded down to the nearest whole cent, of a share of Company Common Stock on the last trading day prior to the Closing Date, as reported by Bloomberg L.P. (or, if not reported therein, then in another authoritative source selected by Parent, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed).
(v) “Company Earn Out Shares” means the shares of Company Common Stock issuable pursuant to Article III of the SPAC Business Combination Agreement and subject to the vesting and forfeiture conditions thereof.
(w) “Company Equity Awards” means, collectively, the Company Options, the Company RSUs, the Company Annual PSUs and the Company Share Price PSUs.
(x) “Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan, as amended from time to time.
(y) “Company Financial Advisor” means Keefe, Bruyette & Woods, Inc.
(z) “Company Material Adverse Effect” means any change, circumstance, event, effect or development that (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (B) would reasonably be expected to prevent the consummation by the Company of the Merger prior to the Termination Date; provided, that, for the purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of or resulting from the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (in each case, subject to the limitations set forth below):
(i) general economic conditions, or conditions in the global, international, United States or regional economy generally or general political, regulatory or legislative conditions globally, internationally, in the United States or regionally;
(ii) conditions in the equity, credit, debt, securities, financial, currency or capital markets, including (A) changes in interest rates; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii) general conditions in the industries in which the Company and its Subsidiaries conduct business;
(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, cyberterrorism (including by means of cyberattack by or sponsored by a Governmental Authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;
(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs and other comparable force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(vi) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of the representations and warranties contained in Section 3.5 or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a Party’s obligations hereunder or the consummation of the Transactions);
(vii) any action taken or refrained from being taken, in each case pursuant to the express written request of Parent;
(viii) changes or proposed changes in GAAP or other applicable accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);
(ix) any epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable Governmental Authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(x) any changes in the price or trading volume of the Company Common Stock or any other publicly traded securities of the Company or to the Company’s credit ratings, in each case in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xi) any failure by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xii) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith; and
(xiii) the identity of, or any facts or circumstances specifically relating to, Parent or Merger Sub or the respective plans or intentions of Parent or Merger Sub with respect to the Company and its business;
except, in each case of clauses (i), (ii), (iii), (iv), (v), (viii) and (ix), to the extent that such conditions, changes, events, effects or developments have had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.
(aa) “Company Option” means any option award to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise.
(bb) “Company Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
(cc) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.
(dd) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.
(ee) “Company RSUs” means awards of restricted stock units covering shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise.
(ff) “Company Share Price PSUs” means awards of performance restricted stock units covering shares of Company Common Stock that vest based on the achievement of specified share price performance conditions and service-based vesting conditions, whether granted pursuant to any of the Company Stock Plans or otherwise.
(gg) “Company Stock Plans” means the Company’s Amended and Restated Omnibus Incentive Plan, as amended from time to time, and each other Employee Plan that provides for or has provided for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock.
(hh) “Company Stockholders” means the holders of shares of Company Common Stock.
(ii) “Company Termination Fee” means an amount in cash equal to $41,023,051; provided that, if the Company terminates this Agreement pursuant to Section 8.1(h) and enters into a definitive agreement with respect to a Superior Proposal on or prior to the No-Shop Period Start Date, then the Company Termination Fee means an amount in cash equal to $20,511,525.
(jj) “Computer Systems” means all computer hardware (whether general or special purpose), firmware, networks, databases, electronic data processing systems, information technology systems, computer systems, and Software, including any information technology, or computer systems that are owned or used by or licensed or leased to Company or any of its Subsidiaries in the conduct of their respective businesses.
(kk) “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of October 20, 2024, by and between Parent and the Company.
(ll) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, family or parental leave (paid or unpaid), maternity or paternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(mm) “Consumer Protection Laws” means, collectively, the Consumer Financial Protection Act of 2010, Public Law 111-203, enacted as Title X of the Dodd-Frank Wall Street Reform and Consumer

Protection Act of 2010; the enumerated consumer laws set forth in 12 U.S.C. Section 5481(12) (including, for the avoidance of doubt, the USA PATRIOT Act of 2001 and the Telephone Consumer Protection Act of 1991); the identity theft red flags provisions of the Fair Credit Reporting Act set forth in 15 U.S.C. Section 1681m(e); Section 5 of the Federal Trade Commission Act set forth in 15 U.S.C. Section 45; all state and local consumer protection and unfair or deceptive trade practices Laws, and all other Laws that apply to the Company and its Subsidiaries that have the intent or effect to protect their respective consumer customers against the acts, errors or omissions of Company and its Subsidiaries, and all licensing requirements, regulations, guidelines, policies, and guidance implementing the aforementioned Laws.
(nn) “Contract” means any binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other agreement.
(oo) “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.
(pp) “Debt Payoff Letter” means, with respect to the Existing Credit Facility, a payoff letter, in customary form and substance reasonably satisfactory to Parent, duly executed by the lenders under the Existing Credit Facility or the administrative agent or other designated representative under the Existing Credit Facility on behalf of such lenders.
(qq) “Designated Jurisdiction” means any country or territory or government to the extent that such country or territory or government itself is the subject of any comprehensive Sanction, including, as of the date of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.
(rr) “DOJ” means the United States Department of Justice or any successor thereto.
(ss) “Employee Plan” means any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA or (ii) other compensatory, health or welfare, or other benefit plan, program, policy, contract, arrangement or agreement, in each case, that is sponsored, maintained, contributed to (or required to be contributed to) by the Company or any of its Subsidiaries, including for the benefit of any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries or otherwise under or with respect to which the Company or any of its Subsidiaries have any current or potential liability or obligation.
(tt) “Environmental Law” means any Law enacted or in effect on or prior to the Closing Date relating to the protection of the environment (including indoor and ambient air, surface water, groundwater, natural resources, surface or subsurface strata or land), pollution or the release, management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of, or exposure to, any Hazardous Substance.
(uu) “Equity Award Conversion Ratio” means the quotient obtained by dividing (a) the Company Common Stock Closing Price by (b) the Average Parent Stock Price.
(vv) “ERISA” means the Employee Retirement Income Security Act of 1974.
(ww) “ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries.
(xx) “Exchange Act” means the Securities Exchange Act of 1934.
(yy) “Existing Credit Facility” means the Credit Agreement, dated as of November 25, 2024, by and among MoneyLion Inc., as holdings, MoneyLion Technologies Inc., as borrower, the several banks and other financial institutions or entities from time to time party thereto, as lenders, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative agent and collateral agent for the lenders, as may be amended, restated or otherwise modified from time to time.

(zz) “Existing Financing Facilities” means, together, the Credit Agreement, dated as of December 30, 2021, by and between ROAR 2 SPV Finance LLC, as borrower, and Westmont Group LLC, as lender, and the Master Receivables Purchase Agreement, dated as of June 30, 2024, by and among Sound Point Capital Management, LP, as purchaser agent, SP Main Street Funding I LLC and each additional purchaser that is from time to time party thereto, as purchasers, and ML Plus LLC, as seller, in each case, as may be amended, restated or otherwise modified from time to time.
(aaa) “FINRA” means the Financial Industry Regulatory Authority, Inc.
(bbb) “Fraud” mean actual common law fraud under Delaware law in the making of the representations and warranties expressly set forth in Article III or Article IV, but not constructive fraud, equitable fraud or negligent misrepresentation or omission.
(ccc) “FTC” means the United States Federal Trade Commission or any successor thereto.
(ddd) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.
(eee) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory (including applicable stock exchanges) or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body (public or private), in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
(fff) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, exemptions, certificates, waivers, consents, grants, franchises, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.
(ggg) “Group” has the meaning as used in Section 13(d) of the Exchange Act.
(hhh) “Hazardous Substance” means any toxic or hazardous material, substance or waste, or pollutant or contaminant, defined or regulated, or any other material, substance or waste for which liability or standards of conduct may be imposed, under Environmental Laws.
(iii) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(jjj) “In-the-Money Company Option” means a Company Option (whether vested or unvested) with an exercise price per share that is less than the Company Common Stock Closing Price.
(kkk) “Intellectual Property” means: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, published and unpublished works of authorship, copyright registrations and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade names, trade dress rights, corporate names, logos, slogans and similar designation of origin and rights therein, Internet domain names and social media accounts and account identifiers, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) rights in Software, Trade Secrets, confidential information, inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, techniques, strategies, designs, drawings, and specifications, and (v) any other intellectual property or proprietary rights anywhere in the world, in each case of (i)-(v), together with all renewals, extensions, continuations, divisions, continuations in part, provisionals, reissues, reexaminations, or foreign counterparts or equivalents of the foregoing.
(lll) “Intervening Event” means any material change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) occurring or becoming known after the date of this Agreement that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal or any matter relating thereto, (B) the announcement, pendency or consummation of the Transactions, (C) changes in the stock price of the Company (it being understood that the underlying cause of such change may be taken into consideration when determining whether an Intervening Event has occurred to the extent not otherwise excluded hereunder), (D) any breach by the Company of this Agreement, (E) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof (it being understood that the underlying cause of the Company meeting or exceeding such projections or forecasts may be taken into consideration when determining whether an Intervening Event has occurred to the extent not otherwise excluded hereunder) or (F) changes in general economic, market or geopolitical conditions, or changes in conditions in the global, international or U.S. economy or markets generally.
(mmm) “Investment Company Act” means the Investment Company Act of 1940.
(nnn) “Knowledge” (i) of the Company, with respect to any matter in question, means the actual knowledge of any of the Persons listed on Section 1.1(nnn) of the Company Disclosure Letter, in each case after reasonable inquiry of such individual’s direct reports or (ii) of Parent, with respect to any matter in question, means the actual knowledge of any of the Persons listed on Section 1.1(nnn) of the Parent Disclosure Letter.
(ooo) “Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization, works council or other employee representative.
(ppp) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, act, writ, injunction, decree, order, judgment, rule, regulation, ruling, award or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
(qqq) “Leased Real Property” means all material leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.
(rrr) “Leases” means all leases, subleases, licenses, concessions and other agreements pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.
(sss) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, complaint, audit, investigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority.
(ttt) “Material Contract” means any of the following Contracts:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company or any of its Subsidiaries;
(ii) any (A) Contract containing any covenant or other provision restricting the right of the Company or any of its Subsidiaries (or that would, following the consummation of the Merger, restrict the right of the Surviving Corporation or any of its Affiliates) to engage in any line of business or in any business, in any geography, with any Person or (B) Contract containing any material “most favored nation”, “exclusivity” or similar provisions;
(iii) relates to the acquisition or disposition of any business, assets, or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $20,000,000 (A) that was entered into after December 31, 2021 or (B) pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries of more than $5,000,000 after the date hereof (in each case, excluding acquisitions or dispositions of receivables related to, or economic participations in, loans or non-recourse cash advances conducted in the ordinary course of business);
(iv) any Contract (A) with any vendor of the Company or any of its Subsidiaries who, in the year ended December 31, 2024 is expected to be, one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable or

(B) with any counterparty of the Company or any of its Subsidiaries who, in the year ended December 31, 2024 is expected to be, one of the 10 largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable in each case of clause (A) and (B) excluding any purchase orders and statements of work entered into in the ordinary course of business consistent with past practice;
(v) any Contract evidencing indebtedness for borrowed money by the Company or any Subsidiary of the Company in excess of $5,000,000 (excluding intercompany loans between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiaries of the Company);
(vi) any Contract that (A) involves a joint venture, partnership, strategic alliance, profit sharing, or similar agreement or (B) provides for the Company or its Subsidiaries to indemnify or hold harmless any other Person entered into outside of the ordinary course of business that would reasonably be expected to impose on the Company or any of its Subsidiaries a liability in excess of $1,000,000 (excluding any Contract entered into in the ordinary course of business containing revenue share arrangements with third-party partners lead generation and/or affiliate marketing-related business activities);
(vii) any Contract that contains covenants limiting in any material respect the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any material real or personal assets or businesses of the Company or any of its Subsidiaries;
(viii) any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $2,000,000 (other than the Company Stock Plans);
(ix) any Contract between the Company or any of its Subsidiaries, on the one hand, and any of the directors, officers or Affiliates (other than the Company and its Subsidiaries) of the Company and Subsidiaries, on the other hand (other than Contracts with respect to compensation payable to officers and directors);
(x) any IP Contract;
(xi) any settlement, conciliation or similar Contract pursuant to which the Company or any of its Subsidiaries will have any material outstanding monetary or other material obligation after the date of this Agreement;
(xii) any material Contract with a Governmental Authority;
(xiii) any Advisory Contract which is material to the Company and its Subsidiaries, taken as a whole;
(xiv) any Labor Agreement;
(xv) any Lease;
(xvi) any Contract with a Bank Partner;
(xvii) any Contract that contains any obligation of the Company or any of its Subsidiaries to purchase or repurchase any loans (other than Contracts disclosed pursuant to (xviii) below entered into in connection with any securitization, forward flow, account purchase, loan financing, warehouse financing or other similar financing agreement, to the extent that the Company may have rights or obligations to purchase or repurchase such loans or other receivables (or rights therein) under such Contracts);
(xviii) any Contract in respect of any securitization, forward flow, account purchase, loan financing, warehouse financing or other similar financing agreement to which the Company or any of its Subsidiaries are a party (including, for the avoidance of doubt, involving any special purpose vehicle, variable interest entity or similar entity which was formed by the Company or its Subsidiaries to engage, directly or indirectly, in any such arrangements); and

(xix) any Contract in respect of interest rate, credit, currency or other swaps, hedges or similar derivative arrangements.
(uuu) “NYSE” means the New York Stock Exchange.
(vvv) “Open Source Software” means any Software that is licensed pursuant to (i) any license that is an “open source”, “copyleft” or analogous license (including any license now approved by the Open Source Initiative and listed at http://www.opensource.org/licenses) or (ii) any license under which Software is licensed as “free software” or “open source software” by the Free Software Foundation.
(www) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.
(xxx) “Other Required Regulatory Approvals” means the approvals set forth in Section 7.1(b) of the Company Disclosure Letter.
(yyy) “Out-of-the-Money Company Option” means a Company Option (whether vested or unvested) with an exercise price per share that is equal to or greater than the Company Common Stock Closing Price.
(zzz) “Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.
(aaaa) “Parent Material Adverse Effect” means any change, circumstance, event, effect or development that (A) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole or (B) would reasonably be expected to prevent the consummation by Parent or Merger Sub of the Merger prior to the Termination Date; provided, that, for the purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of or resulting from the following will be deemed to be or constitute a Parent Material Adverse Effect or will be taken into account when determining whether a Parent Material Adverse Effect has occurred (in each case, subject to the limitations set forth below):
(i) general economic conditions, or conditions in the global, international, United States or regional economy generally or general political, regulatory or legislative conditions globally, internationally, in the United States or regionally;
(ii) conditions in the equity, credit, debt, securities, financial, currency or capital markets, including (A) changes in interest rates; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii) general conditions in the industries in which Parent and its Subsidiaries conduct business;
(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, cyberterrorism (including by means of cyberattack by or sponsored by a Governmental Authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;
(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs and other comparable force majeure events, including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(vi) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of Parent and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any such resulting employee attrition), regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of the representations and warranties contained in Section 4.3 or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a Party’s obligations hereunder or the consummation of the Transactions);
(vii) any action taken or refrained from being taken, in each case pursuant to the express written request of the Company;
(viii) changes or proposed changes in GAAP or other applicable accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);
(ix) any epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable Governmental Authority), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;
(x) any changes in the price or trading volume of Parent Common Stock or any other publicly traded securities of Parent or to Parent’s credit ratings, in each case in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xi) any failure by Parent and its Subsidiaries to meet (A) any public estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);
(xii) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith; and
(xiii) the identity of, or any facts or circumstances specifically relating to, the Company;
except, in each case of clauses (i), (ii), (iii), (iv), (v), (viii) and (ix), to the extent that such conditions, changes, events, effects or developments have had a disproportionate adverse effect on Parent relative to other companies operating in the industries in which Parent and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur.
(bbbb) “Parent Preferred Stock” means the preferred stock, par value $0.01 per share, of Parent.
(cccc) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of the Leased Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Real Property which are not violated by the current use or occupancy of such Leased Real Property or the operation of the business thereon; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, charges, easements, covenants, rights of way (unrecorded and of record) and similar liens, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or occupancy of the applicable property; (vii) any non-exclusive license, non-exclusive option or other non-exclusive contractual obligation with respect to, any Intellectual Property entered into in the ordinary course of business; (viii) statutory, common Law or contractual liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (ix) liens (or other similar encumbrances) to the extent expressly and specifically disclosed on the consolidated balance sheet of the Company for the quarterly period ended June 30, 2024; (x) liens under the Existing Credit Facility and other documents ancillary thereto or executed in connection therewith; (xi) liens set forth on Section 1.1(cccc) of the Company Disclosure Letter; and (xii) any other liens that, individually or in the aggregate, do not adversely affect in any material respect the current use or value of the applicable property.
(dddd) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(eeee) “Private Placement Warrant” means, prior to the Effective Time, a warrant to purchase shares of Company Common Stock issued pursuant to the Private Placement Warrants Purchase Agreement (as described in the Warrant Agreement).
(ffff) “Proprietary Software” means all Software owned by the Company or any of its Subsidiaries.
(gggg) “Public Warrant” means, prior to the Effective Time, a warrant to purchase shares of Company Common Stock issued under the Warrant Agreement (other than a Private Placement Warrant).
(hhhh) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks and Internet domain names); and (iii) registered Copyrights and applications for Copyright registration.
(iiii) “Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.
(jjjj) “Sanction(s)” means any applicable economic or trade sanctions Law, embargo, or restrictive measure administered or enforced by the United States government, including without limitation the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union and enforced by its member states, His Majesty’s Treasury or any other relevant sanctions authority.
(kkkk) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(llll) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(mmmm) “Securities Act” means the Securities Act of 1933.
(nnnn) “Security Incident” means any (i) cybersecurity incident, breach of security, phishing incident, or ransomware or malware attack affecting any Computer System or (ii) incident in which Trade Secrets or Personal Information in the possession of the Company or any of its Subsidiaries was or may have been accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was transmitted, possessed, or controlled by the Company or any of its Subsidiaries or by another Person on their behalf).

(oooo) “Software” means all computer software, applications and software code (in any format, including object code or source code), computer programs, interfaces, firmware, modules, software implementations of algorithms, models and methodologies, databases and compilations of data, whether machine readable or otherwise, and all related documentation and materials.
(pppp) “SPAC Business Combination Agreement” means the Agreement and Plan of Merger, dated as of February 11, 2021, by and among the Company (formerly Fusion Acquisition Corp.), ML Merger Sub Inc., a Delaware corporation and MoneyLion Inc., a Delaware corporation (i.e., “Old MoneyLion”), as amended by that certain Amendment No. 1, dated as of June 28, 2021, as further amended by that certain Amendment No. 2, dated as of September 4, 2021.
(qqqq) “Specified Holders” means each of Diwakar Choubey, Richard Correia, Timmie Hong, Rohit D’Souza and Edison Partners VIII, LP.
(rrrr) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.
(ssss) “Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal for an Acquisition Transaction first made after the date of this Agreement that did not result from a breach of Section 5.3 on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board considers relevant and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.
(tttt) “Tax” means (A) any federal, state, local, or non-U.S. income, sales and use, ad valorem, capital stock, stamp, employment, transfer, excise, franchise, net income, gross receipt, value added, production, business and occupation, disability, intangible, severance, payroll, real and personal property, alternative or minimum add on or withholding tax or other tax, charge, fee, levy, tariff, or assessment, in each case, in the nature of a tax, imposed by any Governmental Authority, in each case, whether disputed or not and together with any interest, additions, fines, deficiencies, or penalties with respect thereto (or in lieu thereof), (B) any liability for, or in respect of the payment of, any amount of a type described in clause (A) of this definition as a result of having been a member of a consolidated, combined, affiliated, unitary, or other group for tax purposes, and (C) any liability for, or in respect of the payment of, any amount described in clauses (A) or (B) of this definition as a transferee or successor, by Contract, by operation of Law, or otherwise.
(uuuu) “Tax Return” means any return, declaration, report, statement, election, information return, claim or other document filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(vvvv) “Trade Secrets” means all trade secret rights and corresponding rights in confidential business and technical information, including ideas, know-how, concepts, methods, processes, formulae, customer and supplier lists and business and marketing plans and proposals, and data.
(wwww) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers) by a holder of Company Securities (in their capacity as such or in a derivative capacity) relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement or the Transactions.
(xxxx) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(yyyy) “Vested Company RSUs” means a Company RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof or as otherwise permitted by this Agreement and Section 5.2(c) of the Company Disclosure Letter, in each case, as a result of the consummation of the Transactions.
(zzzz) “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar Laws.
(aaaaa) “Warrant Agreement” means the Warrant Agreement, dated June 25, 2020, by and between the Company (formerly Fusion Acquisition Corp.) and Continental Stock Transfer & Trust Company.
(bbbbb) “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of this Agreement.
1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
2025 Notes Refinancing	6.19
Agreement	Preamble
Alternative Acquisition Agreement	5.3(b)
Annual Bonus Plan	6.10(c)
Anti-Corruption Laws	3.24
Anti-Money Laundering Laws	3.25
Capitalization Date	3.7(a)
Cash Consideration	2.7(a)(ii)
Certificate of Merger	2.2
Change in Control	6.10(e)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Company	Preamble
Company 401(k) Plan	6.10(g)
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(e)(i)
Company Broker-Dealer Subsidiary	3.26(a)
Company Disclosure Letter	Article III
Company Permits	3.20(b)
Company Related Parties	8.3(e)(i)
Company RIA Subsidiary	3.26(b)
Company SEC Documents	Article III
Company Securities	3.7(d)
Company Stockholder Meeting	6.4(a)
Consent Actions	6.1(b)
Continuation Period	6.10(a)
Converted RSU	2.8(b)(ii)
Copyrights	1.1(kkk)
CVR	2.7(a)(ii)
CVR Agreement	Recitals
CVR Rights Agent	Recitals

Term	Section Reference
D&O Insurance	6.9(c)
Data Protection Requirements	3.21(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Enforcement Expenses	8.3(d)
Excluded Benefits	6.10(a)
Financial Regulatory Approvals	3.6
Foreign Employee Plan	3.18(f)
Frozen Share	2.7(e)
Go-Shop Period	5.3(a)
Indemnified Person	6.9(a)
Indemnified Persons	6.9(a)
Insurance Policies	3.23
IP Contracts	3.16(d)
Loans	3.27(a)
Marks	1.1(kkk)
Maximum Premium	6.9(c)
Merger	Recitals
Merger Consideration	2.7(a)(ii)
Merger Sub	Preamble
MLWIAA	6.22
Multiemployer Plan	3.18(b)
Nasdaq	4.7(b)
New Plan	6.10(b)
No Shop Period Start Date	5.3(a)
Notice Period	5.3(d)(ii)(B)
Old Plan	6.10(b)
Other Required Company Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent 401(k) Plan	6.10(g)
Parent Disclosure Letter	Article IV
Parent SEC Documents	Article IV
Party	Preamble
Patents	1.1(kkk)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff	6.18
Payoff Amount	6.18
Per Share Price	2.7(a)(ii)
Personal Information	3.21
Pre-Closing Bonus	6.10(c)
Privacy Laws	3.21(a)
Proxy Statement	6.3(a)
Registration Statement	6.3(a)
Requisite Stockholder Approval	3.4

Term	Section Reference
Sanctioned Persons	3.25
Special Warrant Exercise	2.7(d)
Surviving Corporation	2.1
Termination Date	8.1(c)
Trust Indenture Act	4.4
Unvested Company RSU	2.8(b)(ii)
Vested Equity Award Consideration	2.8(d)
Vested Option Consideration	2.8(a)(i)
Vested RSU Consideration	2.8(b)(i)
Vested Share Price PSU Consideration	2.8(d)
Voting Agreements	Recitals

1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase.
(g) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. Any capitalized terms used in any Schedule (including the Company Disclosure Letter and the Parent Disclosure Letter) or Exhibit to this Agreement but not otherwise defined therein, shall have the meaning ascribed to such terms in this Agreement.
(h) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(i) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(j) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on any Exhibit or Schedule hereto, all amendments, modifications and supplements thereto must also be listed on the appropriate Exhibit or Schedule.

(k) Unless specified otherwise, all accounting terms used herein will be interpreted in accordance with GAAP.
(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year, as applicable (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at www.dfinsolutions.com; (ii) delivered or provided to Parent or its Affiliates or their respective Representatives who are involved in the negotiation of the Transactions; or (iii) filed or furnished on the SEC’s EDGAR system, in each case at any time prior to the execution and delivery of this Agreement.
(p) All references to time shall refer to New York City time unless otherwise specified.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit C attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.9(a)).
(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.9(a)).
2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.
2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, Frozen Shares and Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive (A) cash in an amount equal to $82, without interest thereon (the “Per Share Price”, and such consideration, the “Cash Consideration”) and (B) one contingent value right issued by Parent subject to and in accordance with the CVR Agreement (a “CVR”) (the consideration contemplated by subclauses (A) and (B), together, the “Merger Consideration”), in accordance with the provisions of Section 2.9; and
(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent, in each case, as of immediately prior to the Effective Time will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor (clauses (A) and (B), collectively, the “Owned Company Shares”).
(b) Adjustment to the Merger Consideration. The Merger Consideration will be adjusted equitably to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such Company Common Stock who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has (or for which the “beneficial owner” (as defined, for purposes of this Section 2.7, in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (or, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to any such Company Common Stock held by any such holder or beneficial owner (collectively, the

“Dissenting Company Shares”) will not be converted into the right to receive any portion of the Merger Consideration pursuant to this Section 2.7, and holders (or, to the extent applicable, beneficial owners) of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder or beneficial owner fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder or beneficial owner fails to perfect or effectively withdraws or loses such rights, each Dissenting Company Share held by such holder or beneficial owner will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Merger Consideration and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Dissenting Company Share in accordance with this Agreement. At the Effective Time, any holder or beneficial owner of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) reasonably prompt (and in any event within three Business Days) notice of any demands received by the Company for appraisal of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
(d) Common Stock Warrants. At the Effective Time, each outstanding Common Stock Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Common Stock Warrant exercisable for Company Common Stock and shall become a Common Stock Warrant exercisable (in accordance with the terms of the Warrant Agreement including Section 4.4 (Replacement of Securities upon Reorganization, etc.) and Section 4.6 (No Fractional Shares) thereof), for the Merger Consideration (with respect to each fraction of a share of Company Stock underlying such Common Stock Warrant) that such holder would have received if such Common Stock Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time; provided, for clarity, that no fraction of a CVR will be issued. If a Registered Holder (as defined in the Warrant Agreement) properly exercises a Common Stock Warrant within 30 days following the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the Warrant Agreement) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement) (such exercise, the “Special Warrant Exercise”).
(e) Frozen Shares. Notwithstanding anything to the contrary set forth in this Agreement, each share of Company Common Stock with respect to which a no transfer order has been placed with the Company’s transfer agent as of the date hereof that remains in place immediately prior to the Effective Time (each, a “Frozen Share”) will not be converted into the right to receive the Merger Consideration pursuant to this Section 2.7, and holders (or, to the extent applicable, beneficial owners) of such Frozen Shares will not be entitled to receive payment in respect of any such Frozen Shares unless and until the no transfer order with respect to such Frozen Shares has been released by the Company, Surviving Corporation or Parent, as applicable, either voluntarily or pursuant to a permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction. If, after the Effective Time, the no transfer order with respect to any Frozen Share is so released to a holder other than the Surviving Corporation, each such Frozen Share will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Merger Consideration and the Surviving Corporation shall remain liable for payment of the Merger Consideration (without any interest thereon) for such Frozen Share in accordance with this Agreement. At the Effective Time, any holder or beneficial owner of any Frozen Share will cease to have any rights with respect thereto, except as provided in the immediately preceding sentence. Any Frozen Share that is not so released shall be treated as an Owned Company Share hereunder.

2.8 Equity Awards and Company ESPP.
(a) Company Options. At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be treated as follows:
(i) In-the-Money Company Options. Each In-the-Money Company Option shall be cancelled and converted into the right to receive (A) an amount in cash, without interest thereon, equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time by (2) the excess, if any, of the Per Share Price over the exercise price per share of such In-the-Money Company Option and (B) one CVR in respect of each share of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time (the “Vested Option Consideration”), in each case, subject to applicable withholding Taxes.
(ii) Out-of-the Money Company Options. Each Out-of-the-Money Company Option shall be forfeited and cancelled for no consideration.
(b) Company RSUs. At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be treated as follows:
(i) Vested Company RSUs. Each Vested Company RSU shall be cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time (the “Vested RSU Consideration”), subject to applicable withholding Taxes.
(ii) Unvested Company RSUs. Each Company RSU outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) shall be assumed by Parent and converted into a restricted stock unit award (each such restricted stock unit, a “Converted RSU”) with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (A) the number of shares of Company Common Stock subject to the Unvested Company RSU immediately prior to the Effective Time by (B) the Equity Award Conversion Ratio. Except as otherwise provided in this Section 2.8(b)(ii), each Converted RSU assumed and converted pursuant to this Section 2.8(b)(ii) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time.
(c) Company Annual PSUs. At the Effective Time, each Company Annual PSU outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and converted into an award of Converted RSUs with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to the Company Annual PSU immediately prior to the Effective Time (with the performance-based vesting condition that applied to the Company Annual PSU immediately prior to the Effective Time deemed attained based on actual performance through the Effective Time in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio. Except as otherwise provided in this Section 2.8(c), each Converted RSU assumed and converted pursuant to this Section 2.8(c) shall continue to have, and shall be subject to, the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company Annual PSU immediately prior to the Effective Time.
(d) Company Share Price PSUs. At the Effective Time, each Company Share Price PSU outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, vest to the extent set forth in the applicable award agreement relating to such Company Share Price PSU and be cancelled and converted into the right to receive the Merger Consideration in respect of each vested share of Company Common Stock subject to such Company Share Price PSU (with the applicable performance conditions deemed achieved based on the Company Common Stock Closing Price in accordance with the applicable award agreement) (the “Vested

Share Price PSU Consideration” and, together with the Vested Option Consideration and the Vested RSU Consideration, the “Vested Equity Award Consideration”), subject to applicable withholding. Any Company Share Price PSU (or portion thereof) that does not vest on the Effective Time in accordance with its terms based on the Company Common Stock Closing Price shall be forfeited and cancelled for no consideration as of the Effective Time.
(e) Payment Procedures. As promptly as reasonably practicable following the Closing, the holders of In-the-Money Company Options, Vested Company RSUs and Company Share Price PSUs shall be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider, the Vested Equity Award Consideration with respect to In-the-Money Company Options, Vested Company RSUs and Company Share Price PSUs, respectively, that are cancelled and converted pursuant to this Section 2.8, less any required withholding pursuant to Section 2.11.
(f) Assumption of Company Stock Plans. As of the Effective Time, Parent shall assume all Company Stock Plans under which any Unvested Company RSUs or Company Annual PSUs were issued and the corresponding Converted RSUs, except that (i) the shares of Company Common Stock covered by such awards will be shares of Parent Common Stock, (ii) all references to a number of shares of Company Common Stock shall be amended to refer to shares of Parent Common Stock (with appropriate adjustments to the number and type of shares), and (iii) all references to the Company Board (or a committee thereof) shall be amended to be references to the Board of Directors of Parent (or the applicable committee thereof).
(g) Treatment of Company ESPP. As soon as practicable following the date hereof, the Company shall take all actions necessary or required under the Company ESPP to provide that (i) no offering or purchase period under the Company ESPP will be authorized or commenced on or after the date hereof, and (ii) the Company ESPP will terminate effective as of (and subject to the occurrence of) the Effective Time.
(h) Further Actions. The Company shall take all action necessary to effectuate the treatment of the Company Equity Awards and the Company ESPP pursuant to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act).
2.9 Exchange of Company Common Stock.
(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into (or cause to be entered into) a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Payment Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds to the account designated by the Payment Agent, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate Cash Consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7; provided, that the Company shall, at the written request of Parent, to the extent the Company or any of its Subsidiaries has unrestricted cash denominated in United States dollars and held in United States bank accounts of the Company and its Subsidiaries available therefor, deposit with the Payment Agent at the Closing such portion of such aggregate Cash Consideration from the cash denominated in United States dollars and held in United States bank accounts of the Company or any of its Subsidiaries as specified in such request; provided further, for the avoidance of doubt, that the foregoing shall not limit in any respect Parent’s obligation to fund (or cause to be funded) the payment of all amounts payable pursuant to this Article II at the Closing by the Company, Parent or Merger Sub. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, immediately replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.
(c) Payment Procedures. Promptly following the Effective Time, each holder of record of shares of Company Common Stock as of immediately prior to the Effective Time (other than Owned Company Shares, Frozen Shares and Dissenting Company Shares, as applicable), upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange for such holder’s shares of Company Common Stock the Merger Consideration in respect of the shares of Company Common Stock held of record by such Person, and the transferred shares of Company Common Stock will be cancelled. No interest will be paid or accrued for the benefit of holders of shares of Company Common Stock on the Merger Consideration payable upon the surrender thereof pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding shares of Company Common Stock will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect thereof pursuant to Section 2.7.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with (i) the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares, Frozen Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (B) the Per Share Price and (ii) the CVR Rights Agent (as defined in the CVR Agreement) with the objective that the CVR Rights Agent will (A) record (in the name(s) of the appropriate holder(s) of record of the CVRs) an aggregate number of CVRs equal to the aggregate number of CVRs to be issued pursuant to Section 2.7 and Section 2.8 and (B) when required pursuant to the CVR Agreement, deliver to such holder(s) the CVRs, via book-entry positions.
(e) Transfers of Ownership. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the transferred shares of Company Common Stock is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such shares of Company Common Stock transferred or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
(f) No Liability. Subject to applicable Law, none of the Payment Agent, Parent, the Surviving Corporation or any other Person will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of shares of Company Common Stock on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation or another Subsidiary of Parent, as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore transferred their shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Company Common Stock solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Merger Consideration to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such shares of Company Common Stock five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, shares of Company Common Stock are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Required Withholding. Each of the Payment Agent, Parent, the Company, Merger Sub, the Surviving Corporation and any other applicable withholding agent hereunder (without duplication) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Law in respect of Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to which such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the publicly available forms, reports, statements, schedules, certifications and other documents filed or furnished by the Company with the SEC on or after January 1, 2022 and publicly available at least two Business Days prior to the date of this Agreement (the “Company SEC Documents”) (other than any disclosures contained (i) in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents to the extent of a nature addressing future developments (and not factual and/or historical matters)); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of the Company’s Organizational Documents, each as amended to the date of this Agreement, and each as so disclosed is in full force and effect.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority and has taken all corporate action necessary in order to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
3.3 Company Board Approval; Opinion of Financial Advisor; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, and consummate the Transactions upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL, subject to the right of the Company Board to withdraw or amend such recommendation upon the terms set forth herein; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (clauses (i) through (iii), collectively, the “Company Board Recommendation”).
(b) Opinion of Financial Advisor. Prior to execution of this Agreement, the Company Board has received from the Company Financial Advisor an opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and other matters set forth therein, the Merger Consideration to be received by holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.
(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.10, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in any applicable “anti-takeover” Law will not be applicable to the Transactions.
3.4 Requisite Stockholder Approval. (a) The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting, voting as a single class (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Transactions.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Charter or the Bylaws; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NYSE; (iv) compliance with any applicable requirements of the HSR Act; (v) the Governmental Authorizations set forth in Section 3.6 and Annex 3.6(c)(v) of the Company Disclosure Letter (collectively, the “Financial Regulatory Approvals”); (vi) the filing of amendments to the Uniform Application for Investment Adviser Registration of Form ADV for the Company RIA Subsidiary and amendments to the Uniform Application for Broker-Dealer Registration on Form BD for the Company Broker-Dealer Subsidiary following the consummation of the Transactions; and (vii) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of 66,666,666 shares of Company Common Stock and 200,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on December 6, 2024 (such time and date, the “Capitalization Date”), (A) 11,287,532 shares of Company Common Stock were issued and outstanding (which amount, for the avoidance of doubt, excludes the amounts set forth in clauses (i) through (v) of the second sentence of Section 3.7(b)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 62,571 shares of Company Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.
(b) Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 3,439,626 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 489,736 shares of Company Common Stock with a weighted average exercise price of $33.42 per share; (ii) 725,632 shares of Company Common Stock subject to outstanding Company RSUs; (iii) 301,188 shares of Company Common Stock subject to outstanding Company Annual PSUs (assuming applicable performance conditions are satisfied at maximum levels); (iv) 183,144 shares of Company Common Stock subject to outstanding Company Share Price PSUs (assuming applicable performance conditions are satisfied at maximum levels); and (v) 853,329 shares of Company Common Stock subject to Common Stock Warrants. No offering period or purchase period has ever commenced under the Company ESPP. No Company Earn Out Shares have been issued as of the Capitalization Date. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock or any other Company Securities, other than shares of Company Common Stock issued pursuant to the exercise of Company Options or the vesting and settlement of Company RSUs, Company Annual PSUs and Company Share Price PSUs (in each case in accordance with the terms of such awards), in each case that were outstanding as of the Capitalization Date. No Triggering Event (as defined in the SPAC Business Combination Agreement) has occurred with respect to the Company Earn Out Shares or will occur as a result of the Transactions.
(c) Company Equity Awards. Section 3.7(c) of the Company Disclosure Letter sets forth a true, correct and complete list of the Company Equity Awards outstanding as of the Capitalization Date, and with respect to each outstanding Company Equity Award, the name of the holder of such Company Equity Award, the number of shares of Company Common Stock underlying such Company Equity Award (in the case of Company Annual PSUs or Company Share Price PSUs, assuming maximum-level achievement of performance goals), the grant date of such Company Equity Award, the applicable vesting schedule (and the terms of any acceleration rights thereof), and, with respect to each Company Option, the per share exercise price of such Company Option and the expiration date and whether any Company Option is intended to be an “incentive stock option” (within the meaning of Section 422 of the Code). Each Company Option (A) was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the Company Stock Plans and (B) has an exercise price or reference price per share equal to or greater than the fair market value of a share on the date of such grant.
(d) Company Securities. Except as set forth in Sections 3.7(a) and (b), or issued after the date of this Agreement in compliance with Section 5.2(c), there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company to (A) issue, transfer or sell any shares of capital stock or other equity interests in the Company or securities convertible into, exchangeable for or measured by reference to such shares or equity interests (in each case other than to the Company or a wholly owned Subsidiary thereof); or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the

Company; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).
(e) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) to make payments based on the price or value of any Company Securities or (C) granting any preemptive rights, registration rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. None of the Company or any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equityholders of the Company or any of its Subsidiaries on any matter.
(f) Securities Law. No issued and outstanding shares of Company Common Stock have been issued in violation of any applicable securities Law.
3.8 Subsidiaries.
(a) Section 3.8(a) of the Company Disclosure Letter sets forth each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation of each such Subsidiary and the ownership interest of any other Person or Persons in each such Subsidiary.
(b) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock and equity interests of each direct or indirect Subsidiary of the Company. All of such capital stock of any such Subsidiary is so owned by the Company or a wholly owned Subsidiary of the Company free and clear of any liens (other than Permitted Liens). The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company.
(d) Other than capital stock or equity interests owned by the Company or a wholly owned Subsidiary of the Company, no Subsidiary of the Company has any Company Securities (with references to the Company in such definition of Company Securities being deemed, for the purpose of this Section 3.8(d), to be references to each such Subsidiary).
3.9 Company SEC Documents. Since January 1, 2022, the Company and its Subsidiaries have furnished or filed, as applicable, all forms, reports, statements, schedules, certifications and other documents with the SEC that have been required to be furnished or filed by it pursuant to applicable Laws prior to the date of this

Agreement. Each Company SEC Document complied, as of its filing or furnishing date (or, if amended or superseded by a filing or furnishing on the date of such amended or superseding filing or furnishing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date that such Company SEC Document was filed or furnished, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). There are no unconsolidated Subsidiaries of the Company or any off- balance sheet arrangements of the type required to be disclosed under GAAP or pursuant to Item 303 of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to, and as required by Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There were no material weaknesses or significant deficiencies identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2023 (nor has any such material weakness or significant deficiency been identified since such date through the date hereof). The Company is in compliance in all material respects with the applicable listing and other requirements of NYSE.
(c) Internal Controls. Since December 31, 2021 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting of the Company or any of its Subsidiaries; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting of the Company or any of its Subsidiaries.
3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) to the extent specifically and adequately reflected or reserved against in the Audited Company Balance Sheet or in the subsequent consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) arising in connection with the Transactions or executory obligations under existing Contracts that are not liabilities for a breach or default under any Contract, breach of warranty, tort, infringement, misappropriation or violation of Law; (c) incurred since June 30, 2024 in the ordinary course of business (none of which is a liability for a breach or default under any Contract, breach of warranty, tort, infringement, misappropriation or violation of Law); and (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Absence of Certain Changes.
(a) Since December 31, 2023 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and there has not been any action taken by the Company or its Subsidiaries that would have required the consent of Parent pursuant to Sections 5.2(a), 5.2(b), 5.2(e), 5.2(h), 5.2(i), 5.2(j), 5.2(l), 5.2(m), 5.2(n), 5.2(o), 5.2(p), 5.2(q) or 5.2(u) (solely as it relates to the foregoing clauses) if such action had been taken after the date of this Agreement.
(b) Since December 31, 2023 through the date hereof, there has not been any effect, circumstance, event, change, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.
(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, the other party thereto, and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would (i) constitute a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, (ii) give any Person the right to accelerate the maturity or performance of any Material Contract or (iii) give any Person the right to cancel, terminate or modify in a manner adverse to the Company or its Subsidiaries any Material Contract except, in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party. The Company has made available to Parent prior to the date of this Agreement accurate and complete copies of all Material Contracts required to be identified in Section 3.13(a) of the Company Disclosure Letter, including all amendments thereto, as in effect as of the date of this Agreement.
3.14 Real Property. Neither the Company nor any of its Subsidiaries currently owns, or has owned, any land, buildings or other real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have a good and valid leasehold interest in all of their Leased Real Property, free and clear of all liens (except for Permitted Liens); (b) each Lease is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; (c) neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Leases is in breach or default under any of the Leases, beyond any applicable grace periods, and no event has occurred or circumstances exists which, with the delivery of notice, the passage of time or both, would constitute a material breach or default, or permit the termination of, or the modification or acceleration of rent under any Lease; (d) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof; and (e) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any Lease or any interest therein. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of addresses of all Leased Real Property and a true and complete list of all Leases for each such Leased Real Property.
3.15 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since December 31, 2021 have been, in compliance with all applicable Environmental Laws, (ii) since December 31, 2021 to the date of this Agreement (or earlier if unresolved), no written notice of violation of, or liability arising under, any Environmental Law has been received by the Company or any of its Subsidiaries, (iii) no Legal Proceeding is pending or, to the Knowledge of the Company as of the date of this Agreement, threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, and (iv) there has been no release, treatment, storage, manufacture, distribution, marketing, sale, disposal or the arrangement for the disposal of, or exposure of any Person to, any Hazardous Substances or products containing Hazardous Substances, including on Real Property owned or operated by the Company or any of its Subsidiaries so as to give rise to any liabilities of the Company or its Subsidiaries pursuant to any Environmental Laws.
3.16 Intellectual Property.
(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Registered Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all registrations of such Company Registered Intellectual Property are subsisting and, to the Knowledge of the Company, valid and enforceable, and all applications for such Company Registered Intellectual Property are validly applied-for and subsisting and (ii) the Company and each of its Subsidiaries have maintained all Company Owned Intellectual Property in the ordinary course consistent with reasonable business practices.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Owned Intellectual Property is subject to any pending or written threat of Legal Proceeding or outstanding legal order to which the Company or any of its Subsidiaries is a named party challenging or restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) exclusively owns and has good and valid legal right, title and interest to each item of Company Owned Intellectual Property and (ii) owns, or is licensed or otherwise possesses sufficient rights to use, all Intellectual Property used in or necessary to their businesses, as currently conducted, in each case of the foregoing clauses (i) and (ii), free and clear of any liens (other than Permitted Liens).
(d) Section 3.16(d) of the Company Disclosure Letter sets forth a true and correct list of all Contracts material to the Company and its Subsidiaries, taken as whole: (i) pursuant to which the Company or any of its Subsidiaries receives or is granted a right or license to use the Intellectual Property of a third Person, or for the development of any Intellectual Property, other than any (A) non-disclosure and similar confidentiality agreements entered into in the ordinary course of business; (B) non-exclusive licenses to generally commercially available off-the-shelf software and technology entered into in the ordinary course of business; (C) agreements with employees, contractors or consultants of the Company or any of its Subsidiaries entered into in the ordinary course of business; and (D) Open Source Software licenses; (ii) pursuant to which the Company or any of its Subsidiaries grants to a third Person any right or license to use any Company Owned Intellectual Property other than any (A) non-disclosure and similar confidentiality agreements entered into in the ordinary course of business and (B) non-exclusive licenses, non-exclusive options or other non-exclusive contractual obligations with respect to any Intellectual Property entered into in the ordinary course of business; (iii) that restrict the Company or any of its Subsidiaries from using, registering or enforcing any Company Owned Intellectual Property in any material respect; or (iv) entered into to settle any Intellectual Property-related dispute, such as settlement agreements, co-existence agreements, and covenant not to sue agreements (all such Contracts, the “IP Contracts”).
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened (including unsolicited offers to license patents) against the Company or any of its Subsidiaries and (ii) during the prior two year period, neither the Company nor any of its Subsidiaries has sent or received any written notice to or from any Person, in each case, alleging infringement, misappropriation or violation any Intellectual Property or challenging the ownership, registrability, validity or enforceability of any Company Owned Intellectual Property.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and in the prior two-year period (but, with respect to Patents, prior six-year period) has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person and (ii) no Person is infringing, misappropriating or violating, or in the prior two-year period has infringed, misappropriated or otherwise violated, any Company Owned Intellectual Property.
(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries maintains commercially reasonable practices designed to maintain, preserve and protect all confidential Company Owned Intellectual Property, including the confidentiality of Trade Secrets and any other confidential information owned by it, (ii) to the Knowledge of the Company, all current and former employees, consultants and contractors of the Company or any of its Subsidiaries who have developed any material Intellectual Property for or on behalf of the Company or any such Subsidiary have executed Contracts that assign to the Company or one of its Subsidiaries all of such Person’s rights, title and interest in and to such Intellectual Property (except to the extent such rights in and to such developed Intellectual Property have vested automatically in the Company or one of its Subsidiaries by operation of Law) and provide for the confidentiality and non-disclosure of any Trade Secrets or other confidential information provided or otherwise made available to such Persons, and, to the Knowledge of the Company, no Person is in breach of any such agreement.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no Proprietary Software uses any Open Source Software that, pursuant to the terms of the Open Source Software’s applicable license: requires (or purports to require) the Company or any of its Subsidiaries to (A) distribute or otherwise make available the source code for any Proprietary Software; (B) license any Proprietary Software for the purposes of making derivative works thereof; (C) license the source code of any Proprietary Software at no cost; or (D) grant any rights or immunities in, to or under any Company Owned Intellectual Property; (ii) each of the Company and its Subsidiaries is and has been, in the prior two-year period, in compliance with the terms and conditions of all licenses for such Open Source Software; and (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received a written notice from any Person to disclose, distribute or license any source code from any Proprietary Software pursuant to an Open Source Software license, or alleging noncompliance with any Open Source Software license.
(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no source code forming part of the Company Owned Intellectual Property has been delivered, disclosed, released, made available or licensed by the Company or any of its Subsidiaries (and no Person has agreed to deliver, disclose, release, make available or license such source code under any circumstance) to any third party (other than any employee, consultant or independent contractor of the Company or any of its Subsidiaries within the scope of their engagement with the Company or its applicable Subsidiary, and subject to reasonable confidentiality obligations); (ii) no Person, other than the Company and its Subsidiaries, is in possession of any such source code or has been granted any license or other right with respect therein or thereto (other than any employee, consultant or independent contractor of the Company or any of its Subsidiaries within the scope of their engagement with the Company or its applicable Subsidiary, and subject to reasonable confidentiality obligations); (iii) neither the Company nor any of its Subsidiaries is under an obligation to deliver, disclose, release, make available or license the source code for any Company Owned Intellectual Property to any escrow agent; and (iv) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any source code owned by the Company or any of its Subsidiaries be delivered, disclosed, released, made available or licensed to any third party.
3.17 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)
(i) Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete;

(ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by it (whether or not shown as due on any Tax Return);
(iii) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and each of its Subsidiaries through the date of such financial statements;
(iv) each of the Company and its Subsidiaries has timely paid or withheld with respect to their shareholders, employees and other Persons (and timely paid over any amounts withheld to the appropriate Tax authority) all Taxes required to be paid or withheld and timely and accurately complied with all reporting and record keeping requirements related thereto;
(v) neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to, or extended the period for the assessment or collection of, any Tax or otherwise applicable to any Tax Return, which waiver or extension remains in effect, and no written request for any such waiver or extension is currently pending; neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Tax authority applied for and granted in the ordinary course of business) within which to file any Tax Return, which extension remains in effect; and
(vi) there is no Tax deficiency outstanding, assessed or proposed in writing against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open; no audits, examinations, disputes or claims with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing; no written claim that remains outstanding has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return, or pay a particular type of Tax, such that the Company or such Subsidiary is or may be subject to that type of taxation by, or required to file that type of Tax Return in, that jurisdiction; and there are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than for Taxes not yet due and payable.
(b) Neither the Company nor any of its Subsidiaries has claimed the “employment retention credit” within the meaning of Section 2301 of the CARES Act or any other Tax credit applicable to employment Taxes under the Families First Coronavirus Response Act (Pub. L. 116-127).
(c) In the last two years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a distribution of stock intended to qualify, in whole or in part, for tax-free treatment under Section 355 or Section 361 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Law).
(d) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or arrangement, other than a customary commercial agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) has been a member of a consolidated, combined, affiliated, unitary, or other group for Tax purposes (other than a group consisting solely of the Company and its Subsidiaries of which the Company is the common parent); or (iii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.
(e) The Company is treated as a C corporation for U.S. federal and all applicable state and local income Tax purposes and has been at all times since the date of its formation; Section 3.17(e) of the Company Disclosure Letter lists the tax classification of each of the Company’s Subsidiaries for U.S. federal income Tax purposes and such Subsidiary’s jurisdiction of formation at all times in the last five years and no election is pending to change any of the foregoing.
(f) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Section 6707A(c)(2) of the Code or Treasury Regulation § 1.6011-4(b)(2) (or any analogous, comparable or similar provision of state, local or non-U.S. Law).

(g) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) gain recognition agreement, (iv) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (v) intercompany transaction occurring or any excess loss account existing on or prior to the Closing Date, in each case described in Treasury Regulations under Section 1502 of the Code (or any similar or corresponding provision of U.S. state or local or non-U.S. Tax Law), (vi) installment sale or open transaction disposition made on or prior to the Closing Date or (vii) prepaid amount received or deferred revenue accrued on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries will be required to include any inclusion under Section 965 of the Code for any taxable period (or portion thereof) ending after the Closing.
(h) The Company is not and has not been at any time during the five (5)-year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(i) There is no material unclaimed property or escheat obligation with respect to property or other assets held or owned by the Company and each of its Subsidiaries and the Company and each of its Subsidiaries are in compliance in all material respects with applicable Law relating to unclaimed property or escheat obligations.
3.18 Employee Benefits.
(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Employee Plans (other than any equity award agreements on the Company’s standard form(s) of agreement provided to Parent that does not provide for single- or double-trigger vesting provisions, in which case only the applicable form of equity award agreement shall be listed, and any employment offer letter for non-officer employees of any Acquired Company and that does not provide for any severance or change of control benefits and are terminable on less than thirty days’ notice and agreements with consultants entered into in the ordinary course of business that are terminable on less than 30 days’ notice). Copies of the following materials have been delivered or made available to Parent (as applicable) (other than any equity award agreement on the Company’s standard form(s) of agreement provided to Parent that does not provide for single- or double-trigger vesting provisions, in which case only the applicable form of equity award agreement shall be delivered or made available, and any employment offer letter for non-officer employees of any Acquired Company and that does not provide for any severance and are terminable on less than thirty days’ notice and agreements with consultants entered into in the ordinary course of business that are terminable on less than thirty days’ notice): (i) true and complete copies of all current plan documents for each Employee Plan or, in the case of an unwritten Employee Plan, a written description thereof, (ii) the most recent determination or opinion letter from the IRS with respect to any of the Employee Plans, (iii) the most recent summary plan descriptions (summaries of material modifications thereto) and annual reports (including the most recent 5500 annual report and any applicable schedules or attachments thereto) with respect to any of the Employee Plans, (iv) all related insurance contracts or other funding arrangements with respect to any of the Employee Plans and (v) any non-routine correspondence with any Governmental Authority regarding any Employee Plans.
(b) No Employee Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate has ever maintained, sponsored or participated in, or contributed to or been required to contribute to or had any liability (whether contingent or otherwise) or obligation with respect to: (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or an “employee pension benefit plan” that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (iv) any funded welfare benefit plan within the meaning of Section 419 of the Code, or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). None of the Company, any of its

Subsidiaries, or any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code; (ii) each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Company’s Knowledge, nothing has occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan; (iii) no Employee Plan is the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program; (iv) all payments, reimbursements, distributions and/or contributions with respect to all Employee Plans either have been timely made (to the extent due) or have been made or properly accrued (to the extent not yet due) in accordance with the terms of the applicable Employee Plan and applicable Law; (v) the Employee Plans satisfy the minimum coverage, affordability and non-discrimination requirements under the Code; and (vi) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Plan.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company threatened on behalf of or against or otherwise with respect to any Employee Plan or, to the Knowledge of the Company, any third-party fiduciary or service provider thereof, other than routine claims for benefits.
(e) None of the Company or any of its Subsidiaries have any current or potential obligation to provide and no Employee Plan provides post-termination, post-employment, post-ownership, post-service or retiree life insurance or health or other welfare benefits to any person, except (i) as required by Section 4980B of the Code or any similar U.S. state Law for which the covered Person pays the full premium cost of coverage or (ii) healthcare coverage through the end of the calendar month in which a termination of employment occurs. Neither the Company nor any of its Subsidiaries have incurred (whether or not assessed), nor could reasonably be expected to incur, any material Tax or material penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(f) No material Employee Plan that is subject to the Laws of a jurisdiction outside of the United States, whether or not United States Law also applies (a “Foreign Employee Plan”), has material unfunded or underfunded liabilities that as of the Effective Time have not been accrued in accordance with GAAP. Each material Foreign Employee Plan required to be registered, qualified or approved under applicable Law has in fact been registered, qualified or approved, as the case may be, under applicable Law and has been maintained in good standing with applicable regulatory authorities in all material respects. All employer and employee contributions required by Law or by the terms of such Foreign Employee Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices. No Foreign Employee Plan is a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA).
(g) Except as would not reasonably be expected to result in material liability for the Company, each Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.
(h) Neither the Company nor any of its Subsidiaries has any obligation to provide any Person with a Tax “gross-up” or similar “make-whole” payment for any Taxes, including those imposed under Section 409A or 4999.
(i) None of the execution and delivery of this Agreement, the stockholder approval of this Agreement, or the consummation of the Transactions could (either alone or in conjunction with any other event) (i) entitle any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries to any severance pay or any other compensation or benefits payable or to be provided by the

Company or any of its Subsidiaries, (ii) result in, or cause the accelerated vesting, payment, funding or deliver of, or increase the value of, any payment or benefit to any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries, (iii) limit or restrict the right of the Company to merge, amend, or terminate any Employee Plan, or (iv) result in any payment or benefit made by the Company or any of its Subsidiaries that could be characterized as a “parachute payment” within the meaning of Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).
3.19 Labor Matters.
(a) Section 3.19(a) of the Company Disclosure Letter sets forth the following information for each employee of the Company or any of its Subsidiaries with annual compensation for 2023 (or reasonably expected for 2024) in excess of $200,000: (i) name or employee identification number, (ii) job title, (iii) date of hire, (iv) annual salary or hourly rate (as applicable), (v) any estimated or target annual incentive compensation, including bonus or commission opportunity, (vi) exempt or non-exempt status, (vii) primary work location, (viii) active or inactive status including type of leave, start date and anticipated return date (if known), (ix) employing entity and (x) visa status (if applicable).
(b) Neither the Company nor any of its Subsidiaries is party to or bound by any and Labor Agreement. There are no Labor Agreements or any other labor-related agreements or arrangements that pertain to any of the employees of the Company or its Subsidiaries, and none are currently being negotiated. No employees of the Company or any of its Subsidiaries are represented by a labor union, works council, group of employees or other labor organization with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company there are, and since December 31, 2021, there have been, no pending or threatened proceedings, campaigns or other activities to organize any of the employees of the Company or any of its Subsidiaries. There is, and since December 31, 2021, there has been, no actual or, to the Knowledge of the Company, threatened strike, lockout, slowdown, work stoppage, picketing, hand billing, material labor grievance, labor arbitration, unfair labor practice charge, or other material labor dispute against or affecting the Company or any of its Subsidiaries.
(c) The Company and its Subsidiaries are, and for the past three years have been, in compliance in all material respects with all applicable Laws pertaining to labor, employment, and employment practices, including terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), harassment, discrimination, retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action, restrictive covenants, pay transparency and unemployment insurance. Except as would not result in material liability for the Company and its Subsidiaries: (i) the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Laws, Contract or company policy; and (ii) each individual who is providing, or within the past three years has provided, services to the Company or any of its Subsidiaries and is, or was, classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider, or exempt employee, in each case, is and has been properly classified and treated as such for all applicable purposes.
(d) The Company and its Subsidiaries have reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations against any current or former director, officer, or employee of which the Company has Knowledge. With respect to each such allegation (except those the Company or its Subsidiaries reasonably deemed to not have merit), the Company or its applicable Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further sexual harassment or discrimination or retaliation. The Company and its Subsidiaries do not reasonably expect any such sexual harassment or discrimination or retaliation allegations and are not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company or any of its Subsidiaries, that, if known to the public, would bring the Company or any of its Subsidiaries into material disrepute.

(e) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation: (i) owed to the Company or any of its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries.
3.20 Compliance with Laws.
(a) (i) The Company and each of its Subsidiaries are, and since December 31, 2021, have been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries and (ii) from December 31, 2021 to the date of this Agreement, the Company has not received any written notice or written communication or, to the Knowledge of the Company, oral notice or other communication, from any Governmental Authority of any noncompliance with any such Laws except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted (“Company Permits”), and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2021 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; (iii) from December 31, 2021 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice, cancellation, termination of any adverse modification from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved, (iv) to the Knowledge of the Company, no Company Permit upon its termination or expiration in the ordinary course will not be timely renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions and (v) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, suspension restriction, adverse modification or termination of any Company Permit. Section 3.20(b) of the Company Disclosure Letter sets forth a true, correct and complete list of (A) all Company Permits and (B) all pending applications for any Governmental Authorizations.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been since December 31, 2021, in compliance with all applicable Consumer Protection Laws, including Laws related to consumer brokering, lending or leasing, servicing, deposit taking, electronic funds transfers, discriminatory lending, holding consumer assets, processing consumer payments, enforcing consumer loan documents, consumer advertising and disclosures, and unfair, deceptive, or abusive acts or practices. As of the date of this Agreement, no claims have been asserted or threatened in writing against the Company or any of its Subsidiaries (i) by any Governmental Authority or Bank Partner alleging any material violation of any Person’s rights under any such Consumer Protection Laws or (ii) by any other Person alleging any violation of any Person’s rights under any such Consumer Protection Laws, except, in each case, for any such violations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The offering documents used in connection with securitization transactions to which the Company or any of its Subsidiaries (including, for the avoidance of doubt, involving any special purpose vehicle, variable interest entity or similar entity which was formed by the Company or its Subsidiaries to engage, directly or indirectly, in any such arrangements) is a party in the three years prior to the date of this Agreement, as of their dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) The Company and its Subsidiaries maintain written consumer compliance management systems and programs designed to reasonably ensure compliance with applicable Consumer Protection Laws, including with respect to employee training. The Company has delivered or made available to Parent true and complete copies of all such written consumer compliance policies and procedures that are material to the Company and its Subsidiaries.
3.21 IT Systems and Data Privacy Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in connection with the collection, storage, processing, transfer, distribution, disposal, use, or disclosure of any information that (i) can be used to directly or indirectly identify any individual or household or (ii) constitutes “personal information,” “personal data,” “personally identifiable information”, “protected health information” or similar terms as defined under Privacy Laws (as defined below) to which the Company or any of its Subsidiaries are subject (such information, collectively, “Personal Information”), in either case, by the Company or any of its Subsidiaries, the Company and its Subsidiaries are, and for the past two years, have been in compliance with (A) applicable Laws relating to the collection, retention, storage, protection, disclosure, transmission, disposal, or other processing of Personal Information or otherwise relating to data privacy, data security or data security breach notification requirements (“Privacy Laws”); (B) the Company’s and each of its Subsidiaries’ internal, employee-facing, public or externally-facing privacy policies and their own written procedures; and (C) the requirements of any Contract or industry standard (including the Payment Card Industry Data Security Standard) to which the Company or any of its Subsidiaries is bound with respect to Personal Information or otherwise relating to data privacy, data security or data security breach notification requirements (each of the foregoing clauses (A) through (C), collectively, “Data Protection Requirements”).
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries take commercially reasonable measures designed to protect the privacy and security of the Personal Information collected, owned, or stored on, or processed by, the Computer Systems, or otherwise collected, owned, stored, used or processed by, or on behalf of, the Company and its Subsidiaries; (ii) to the Knowledge of the Company, in the past two years, neither the Company nor any of its Subsidiaries, nor the conduct of their businesses, has experienced or been subject to any Security Incident; and (iii) neither the Company nor any of its Subsidiaries has received any written notices or complaints from any Person or been the subject of any Legal Proceeding with respect to any Security Incident or alleged non-compliance with any Data Protection Requirement.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) in the past two years, neither the Company nor any Subsidiary has received any governmental order or written notice against the Company or any Subsidiary regarding any actual or alleged non-compliance with or violation of any Data Protection Requirement; and (iii) no Person has, in the past two years, claimed any compensation from the Company or any of its Subsidiaries for the loss of or unauthorized disclosure or transfer of Personal Information.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the execution nor the delivery of this Agreement nor the consummation of the Closing will result in a breach or violation of, or constitute a default under, any Data Protection Requirement, and (ii) the use of Personal Information by the Company and its Subsidiaries immediately following the Closing in substantially the same manner as such Personal Information was used by the Company and its Subsidiaries prior to the Closing will not result in a breach or violation of, or constitute a default under, any Data Protection Requirement.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries own, lease, license or otherwise have the right to use all Computer Systems currently necessary to the conduct of their businesses, and such Computer Systems are fully functional and are reasonably sufficient for the operation of the Company’s and its Subsidiaries’ respective businesses as currently conducted, (ii) the Company and each of its Subsidiaries take commercially reasonable measures designed to protect the integrity of the Computer Systems in the operational control of the Company or any of its Subsidiaries and maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, (iii) to the Knowledge of the Company, the Computer Systems in the operational control of the Company or any of its Subsidiaries do not contain malware or any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) that would reasonably be expected to interfere with the ability of the Company or any of its Subsidiaries to conduct its business or present a material risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information or other non-public information, (iv) in the past two years, with respect to any of the Computer Systems, there has not been any vulnerability, failure, breakdown, unavailability or outage that has caused a material disruption to the operations of the Company and its Subsidiaries, taken as a whole, that could reasonably be expected to present a material risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information or other non-public information, or that are material to the Company and its Subsidiaries, taken as a whole, and have not been remedied or replaced in all material respects.
3.22 Legal Proceedings; Orders.
(a) No Legal Proceedings. From December 31, 2021, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have been no Legal Proceedings pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries.
(b) No Orders. From December 31, 2021, neither the Company nor any of its Subsidiaries has been subject to any order, judgment, writ, injunction, decree, ruling or award of any Governmental Authority that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Agreements with Regulatory Agencies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written Contract with, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by a Governmental Authority. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2021, neither the Company nor any of its Subsidiaries has adopted any policies, procedures or board resolutions at the request or suggestion of any Governmental Authority, in each case, that currently restricts in any respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business other than those of general application to similarly situated companies in the financial services industries in which the Company and its Subsidiaries operate, nor has the Company or any of its Subsidiaries been advised in writing since December 31, 2021, by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.
(d) Investigations. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation by any Governmental Authority for a violation of any applicable Consumer Protection Laws, and, as of the date of this Agreement, there are no Actions pending or threatened in writing against the Company or any of its Subsidiaries (whether by a Governmental Authority or any other party) relating to compliance with applicable Consumer Protection Laws by the Company or, to the Knowledge of the Company, any third parties acting on its behalf. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except for routine examinations conducted by a Governmental Authority in the regular course of the business of the Company, no Governmental Authority has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 2021, relating to compliance with applicable Consumer Protection Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no unresolved violation asserted in writing by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or its Subsidiaries.

3.23 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, cybersecurity, directors’ and officers’ liability and other casualty and liability insurance that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries (all such policies, the “Insurance Policies”). As of the date of this Agreement, all Insurance Policies are in full force and effect, all premiums due with respect to all such Insurance Policies have been paid, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.24 Anti-Corruption Compliance. None of the Company, any of its Subsidiaries, or, when acting on behalf of the Company or its Subsidiaries, any officer, director, employee or, to the Knowledge of the Company, any agent, distributor, or other representative of the Company or its Subsidiaries has, since December 31, 2019, taken any action that would cause any of the foregoing to be in violation of any provision of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, or any other applicable anti-corruption or anti-bribery Laws (collectively, “Anti-Corruption Laws”). The Company and its Subsidiaries have in place internal controls reasonably designed to facilitate compliance in all material respects with all applicable Anti-Corruption Laws.
3.25 Sanctions. Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Knowledge of the Company, any agent, distributor, or other representative of the Company or its Subsidiaries, is, or at any time since December 31, 2019, has been, an individual or entity that is or was (while working for or on behalf of the Company and its Subsidiaries) (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, OFAC’s Foreign Sanctions Evaders List, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s Denied Person’s List, the U.S. Department of Commerce’s Entity List, the U.S. Department of Commerce’s Unverified List, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by the United States federal government or any Governmental Authority having jurisdiction over the Company or its Subsidiaries, (c) located, organized or resident in, or the government or any agency or instrumentality of the government of, a Designated Jurisdiction, or (d) 50% or more owned or, where relevant, controlled by any Person or Persons specified in (a), (b), and (c) above (together “Sanctioned Persons”). Neither the Company nor its Subsidiaries, nor any director, officer or employee thereof (in their capacities as such), or, to the Knowledge of the Company, any agent, distributor, or other representative of the Company or its Subsidiaries (in their capacities as such and in connection with the business of the Company or its Subsidiaries), since December 31, 2019, (i) have been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”), or any Sanctions or Anti-Corruption Laws, (ii) to the Knowledge of the Company, have been subject to any allegation or investigation for possible violation of Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions, (iii) to the Knowledge of the Company, have been assessed civil penalties under any Anti-Money Laundering Laws, Anti-Corruption Laws, or any Sanctions, (iv) to the Knowledge of the Company, have had any of its funds seized or forfeited in an action under any Anti-Corruption Laws or Anti-Money Laundering Laws or (v) to the Knowledge of the Company, have filed any voluntary or directed disclosures with any Governmental Authority regarding possible violations of Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions. To the Knowledge of the Company, the Company and its Subsidiaries, since December 31, 2019, have not, directly or indirectly, made any investment in, or engaged in any dealing or transaction with, whether directly or indirectly, any person in violation of any applicable Sanctions. The Company and its Subsidiaries have in place internal controls reasonably designed to facilitate compliance in all material respects with all applicable Sanctions.
3.26 Broker-Dealer and Investment Adviser Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) MoneyLion Securities LLC (the “Company Broker-Dealer Subsidiary”) is, and at all times as required under applicable Law has been, duly registered as a broker-dealer with the SEC and each state and other jurisdiction in which it is required to be so registered, (ii) the Company

Broker-Dealer Subsidiary is, and for the past three years has been, a member in good standing of FINRA and (iii) each natural Person whose functions require him or her to be licensed as a representative or principal of, and registered with, the Company Broker-Dealer Subsidiary is registered with FINRA and all applicable states and other jurisdictions, such registrations are not suspended, revoked or rescinded and such registrations remain in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company Broker-Dealer Subsidiary nor any of its “associated persons” (as defined in the Exchange Act) is (i) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an “associated person” of a broker-dealer or (ii) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act. Except for the Company Broker-Dealer Subsidiary, none of the Company’s Subsidiaries are registered or otherwise classified as a broker-dealer with the SEC or other applicable Law.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) ML Wealth LLC (the “Company RIA Subsidiary”) is and for the past three years has been, at all times as required under applicable Law, duly registered under the Advisers Act and under all applicable state or other applicable statutes, and (ii) each natural Person whose functions require him or her to be registered or licensed as a registered representative, principal, investment adviser representative, salesperson or equivalent with any Governmental Authority is duly registered or licensed as such and such registration or license is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company RIA Subsidiary, its control persons, directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor any of the Company RIA Subsidiary’s other “associated persons” (as defined in the Advisers Act) is (i) subject to ineligibility pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (ii) subject to disqualification pursuant to Rule 206(4)-3 under the Advisers Act or (iii) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act. Except for the Company RIA Subsidiary, none of the Company’s Subsidiaries are registered or otherwise classified as an investment adviser pursuant to the Advisers Act or other applicable Law.
(c) The Company and its Subsidiaries, including the Company RIA Subsidiary, do not act as an investment adviser or a subadviser to any pooled investment vehicle or fund, whether required to register as an “investment company” under the Investment Company Act or otherwise.
(d) Except for examinations conducted by the SEC, FINRA or any other Governmental Authority in the ordinary course of the business of the Company Broker-Dealer Subsidiary, and the Company RIA Subsidiary, no Governmental Authority has, at all times preceding the date hereof, formally initiated any administrative proceeding, or material investigation into the business or operations of the Company Broker-Dealer Subsidiary or the Company RIA Subsidiary, sent the Company Broker-Dealer Subsidiary or the Company RIA Subsidiary a written “Wells Notice”, other written indication of the commencement of an enforcement action from the SEC, FINRA or any other Governmental Authority, or other formal notice alleging any material noncompliance with any applicable Law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company Broker-Dealer Subsidiary or the Company RIA Subsidiary has (i) settled any claim or proceeding of the SEC, FINRA or any other Governmental Authority, (ii) had an Order entered against such Person under any applicable Law, (iii) been subject to any cease and desist, censure or other disciplinary or similar order issued by any Governmental Authority, (iv) been a party to any material written agreement, consent agreement, memorandum of understanding or similar disciplinary agreement with any Governmental Authority, or (v) been a recipient of any material supervisory letter from any Governmental Authority.
(e) With respect to any material written report of examination (including any deficiency letter), inspection or investigation of the Company Broker-Dealer Subsidiary or the Company RIA Subsidiary issued by any Governmental Authority at any time prior to the date hereof, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Governmental Authority has informed the Company Broker-Dealer Subsidiary or the Company RIA Subsidiary, and the

Company Broker-Dealer Subsidiary or the Company RIA Subsidiary is not otherwise aware that (i) any material deficiencies or violations noted in such examination, inspection or investigation has not been resolved to the satisfaction of such Governmental Authority or (ii) such Governmental Authority intends to take further action on any such matter.
3.27 Loan Portfolio.
(a) Section 3.27(a)(i) of the Company Disclosure Letter sets forth the following information which is true and correct, other than de minimis inaccuracies, (i) the aggregate outstanding principal amount, as of September 30, 2024, of all loans, loan agreements or borrowing arrangements (collectively, “Loans”) in which the Company or any of its Subsidiaries is a creditor, other than “non-accrual” Loans (i.e., Loans under the terms of which the obligor was, as of September 30, 2024, over sixty (60) days or more delinquent in payment of principal or interest) and (ii) the aggregate outstanding principal amount, as of September 30, 2024, of all “non-accrual” Loans in which the Company or any of its Subsidiaries is a creditor.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Loan of the Company or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid charges, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) to the Knowledge of the Company, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each outstanding Loan of the Company or any of its Subsidiaries was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting, origination and servicing standards of the Company and its Subsidiaries and, if applicable, the Banking Partner and all applicable Laws.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Loans originated by the Company or its Subsidiaries which are financed by a warehouse, forward flow, securitization or other similar product comply with all eligibility requirements for such Loan with respect to such product.
3.28 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has delivered to Parent a complete, correct and unredacted copy of its engagement letter between the Company and the Company Financial Advisor entered into in connection with the Merger, and all other agreements under which any fees or expenses may become payable to the Company Financial Advisor in connection with the Merger and the other Transactions.
3.29 Company Information. The information supplied or to be supplied by the Company for inclusion in the Registration Statement, Proxy Statement and any Other Required Company Filing will not, in the case of the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first disseminated to the Company’s stockholders and at the time of the Company Stockholder Meeting, in the case of the Registration Statement, at the time the Registration Statement or any amendment or supplement thereto becomes effective and at the time of the Company Stockholder Meeting and, in the case of any Other Required Company Filing, at the date such Other Required Company Filing is filed with the SEC, first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting (in each case, as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

3.30 Related Party Transactions. Neither the Company nor any Subsidiary thereof is party to any current or proposed transaction or arrangement under which any (a) present or former executive officer or director of the Company or Subsidiary thereof, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Subsidiary thereof or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.
3.31 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III, in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither Parent nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to Parent, Merger Sub or their respective business or operations, including with respect to any information provided or made available to the Company, its Subsidiaries or any of their respective Representatives or any information developed by the Company, its Subsidiaries or any of their respective Representatives.
3.32 Non-Reliance. The Company hereby acknowledges that, except for the representations and warranties expressly set forth in Article IV, the Company has not relied on information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of Parent and will have no claim against Parent or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
With respect to any Section of this Article IV, except as (a) disclosed in the publicly available forms, reports, statements, schedules, certifications and other documents filed or furnished by Parent with the SEC on or after January 1, 2022 and publicly available at least two Business Days prior to the date of this Agreement (the “Parent SEC Documents”) (other than any disclosures contained (i) in the risk factors sections of such Parent SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Parent SEC Documents to the extent of a nature addressing future developments (and not factual and/or historical matters)); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
4.1 Organization; Good Standing. Parent (a) is a corporation, duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in violation of its Organizational Documents, except where any such violation would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement and the CVR Agreement; (b) perform its obligations hereunder and thereunder; and (c) consummate the Transactions, subject only to the adoption of this Agreement by the sole stockholder of Merger Sub, which such adoption shall occur promptly following the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub (and of the CVR Agreement by Parent), the performance by each of Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions, do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) or (d) for such violations, conflicts, breaches, defaults, terminations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement, by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; (iv) the Financial Regulatory Approvals; (v) in the case of the CVR Agreement and the transactions contemplated thereby, compliance with any requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”); and (vi) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.
4.5 Parent Capitalization. As of the Capitalization Date, the authorized capital stock of Parent consists of 3,000,000,000 Parent Common Stock. As of the Capitalization Date, (A) 616,295,590 shares of Parent Common Stock were issued and outstanding; (B) no shares of Parent Preferred Stock were issued and outstanding; and (C) no shares of Parent Common Stock were held by Parent as treasury shares. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.
4.6 Parent SEC Documents. Since April 1, 2022, Parent and its Subsidiaries have furnished or filed, as applicable, all forms, reports, statements, schedules, certifications and other documents with the SEC that have been required to be furnished or filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Parent SEC Document complied, as of its filing or furnishing date (or, if amended or superseded by a filing or furnishing on the date of such amended or superseding filing or furnishing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date that such Parent SEC Document was filed or furnished, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.7 Parent Financial Statements; Internal Controls.
(a) Parent Financial Statements. The consolidated financial statements (including any related notes and schedules) of Parent filed with the Parent SEC Documents (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). There are no unconsolidated Subsidiaries of Parent or any off- balance sheet arrangements of the type required to be disclosed under GAAP or pursuant to Item 303 of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. Parent has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to, and as required by Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Parent’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by Parent in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither Parent nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There were no material weaknesses or significant deficiencies identified in the management of Parent’s assessment of internal controls as of and for the year ended March 29, 2024 (nor has any such material weakness or significant deficiency been identified since such date through the date hereof). Parent is in compliance in all material respects with the applicable listing and other requirements of The Nasdaq Stock Market LLC (the “Nasdaq”).
(c) Internal Controls. Since March 31, 2022 through the date of this Agreement, neither Parent nor, to the Knowledge of Parent, Parent’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting of Parent or any of its Subsidiaries; or (ii) any fraud that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting of Parent or any of its Subsidiaries.
4.8 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) to the extent specifically and adequately reflected or reserved against in the Audited Parent Balance Sheet or in the subsequent consolidated financial statements of Parent and its Subsidiaries (including the notes thereto) included in Parent SEC Documents filed prior to the date of this Agreement; (b) arising in connection with the Transactions or executory obligations under existing Contracts that are not liabilities for a breach or default under any Contract, breach of warranty, tort, infringement, misappropriation or violation of Law; (c) incurred since June 30, 2024 in the ordinary course of business (none of which is a liability for a breach or default under any Contract, breach of warranty, tort, infringement, misappropriation or violation of Law); and (d) that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.9 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.
(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would, individually or in the aggregate, have a Parent Material Adverse Effect.
(c) No Disqualification. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect following the Closing, neither Parent, nor any person

“associated with” Parent (as such term is defined in the Exchange Act) who will become an “associated person” of the Company Broker-Dealer Subsidiary is (i) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, or (ii) committed any “Reportable Act,” as defined in Rule 69W-200.001 of the Florida Administrative Code, as amended, within the past 10 years.
4.10 Ownership of Company Common Stock. None of Parent or Merger Sub (a) owns any shares of Company Common Stock (other than any such shares owned by Parent or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account) or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the three years prior to the date of this Agreement.
4.11 Brokers. Except as set forth on Section 4.11 of the Parent Disclosure Letter, there is no financial advisor, investment banker, broker or finder that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries will be responsible.
4.12 Operations of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger and matters incidental thereto, and, prior to the Effective Time, Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by any agreements or arrangements entered into in connection with this Agreement and matters incidental thereto. Parent (or a wholly owned Subsidiary thereof) owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.
4.13 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Transactions, including the Merger. The adoption of this Agreement by the affirmative vote or consent of the sole stockholder of Merger Sub is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents.
4.14 Sufficiency of Funds. Parent and Merger Sub will have available to them cash and other sources of immediately available funds sufficient to (i) make all payments contemplated by this Agreement (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger) to be paid at the Closing by the Company, Parent and Merger Sub; (ii) consummate the Payoff and to repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to the Company indebtedness as contemplated by this Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent and Merger Sub in connection with the Merger and by Parent or any of its Affiliates pursuant to the CVR Agreement. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by this Agreement or the CVR Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.
4.15 Stockholder and Management Arrangements. As of the date of this Agreement, except as set forth on Section 4.15 of the Parent Disclosure Letter, none of Parent or Merger Sub or any of their respective controlled Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than the Persons executing the Voting Agreement with respect to the transactions contemplated thereby), director, officer or employee of the Company or any of its Subsidiaries, in each case in their capacities as such, (a) relating to (i) this Agreement or the Merger or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of Company Common Stock in connection with the Transactions); or (ii) any holder of Company Common Stock (other than the Persons executing the Voting Agreement) has agreed to approve this Agreement or vote against any Superior Proposal.

4.16 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Affiliates, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).
4.17 Parent and Merger Sub Information. The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement, the Registration Statement and any Other Required Company Filing will not, in the case of the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first disseminated to the stockholders of the Company and at the time of the Company Stockholder Meeting, in the case of the Registration Statement, at the time the Registration Statement or any amendment or supplement thereto becomes effective and at the time of the Company Stockholder Meeting and, in the case of any Other Required Company Filing, at the date such Other Required Company Filing is filed with the SEC, first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting (in each case, as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company or any of its Subsidiaries or their respective Representatives for inclusion or incorporation by reference therein.
4.18 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or the Voting Agreements or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III or the Voting Agreements, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly permitted or required by this Agreement, (b) as expressly set forth in Section 5.1 of the Company Disclosure Letter, (c) as required by applicable Law, or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) preserve substantially intact its business organization and to maintain existing relations in all material respects with Governmental Authorities, Bank Partners and other relationship partners and other Persons with whom the Company and its Subsidiaries have material relationships; provided, that no action by the Company or its Subsidiaries to the extent specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2; provided, further, that the Company and its Subsidiaries may make any necessary or advisable changes in their respective business practices, based on advice of outside legal counsel, in response to an emergency or exigent circumstance involving endangerment to human life or in response to any pandemic; including to protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries; provided, further, that the Company as promptly as practicable shall give Parent prior written notice of any such action to the extent reasonably practicable, which notice shall describe in reasonable detail the action and the reason(s) that such action should be taken pursuant to the immediately preceding proviso and, to the extent reasonably practicable, take into account in good faith the reasonable suggestions of Parent with respect to such action to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after taking such action.
5.2 Forbearance Covenants. Except (a) as expressly permitted or required by this Agreement, (b) as set forth in Section 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, (d) pursuant to and in accordance with the second and third provisos of Section 5.1, or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:
(a) amend, modify, waive, rescind, change or otherwise restate (i) the Organizational Documents of the Company or any Subsidiaries of the Company, (ii) the Warrant Agreement, or (iii) modify the terms of any shares of capital stock or other equity or voting interest of the Company or any Subsidiary of the Company;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities or any equivalent securities or interests in Subsidiaries of the Company, except (i) upon the exercise of any Company Options or the settlement of any Company RSUs, Company Annual PSUs or Company Share Price PSUs, in each case, in accordance with their respective terms and conditions or (ii) in accordance with the Warrant Agreement;
(d) except for transactions solely among the Company and its wholly owned Subsidiaries or solely among the wholly owned Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options and the vesting or settlement of Company RSUs, Company Annual PSUs or Company Share Price PSUs, and (iii) the acquisition by the Company of Company Options, Company RSUs, Company Annual PSUs and Company Share Price PSUs in connection with the forfeiture of such awards, in each case in accordance with their respective terms and conditions;

(e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;
(f) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except (i) under (x) the Existing Credit Facility in a maximum outstanding principal amount not to exceed the amount permitted to be incurred thereunder as of the date of this Agreement and (y) the Existing Financing Facilities, in the case of clauses (x) and (y) in the ordinary course of business and (ii) any such indebtedness solely among the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries;
(g) other than as required by the terms of any Employee Plan or as expressly set forth in this Agreement, (i) enter into, adopt, establish, amend or modify (including accelerating the vesting or payment), or terminate any Employee Plan or any benefit or compensation plan, program, policy, arrangement or agreement that would be an Employee Plan if in effect on the date hereof, other than in connection with (x) routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs or (y) the entry into offer letter agreements that do not provide for any severance, retention or change of control benefits (other than the right to participate in the Company’s severance policy as in effect on the date hereof) to those individuals hired on or following the date hereof and not in contravention of this Agreement, (ii) make or grant any award under any Employee Plan (including any equity, bonus or incentive compensation), (iii) increase or decrease the compensation, severance or benefits payable to any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, (iv) take any action to accelerate any payment, vesting, or funding of any compensation or benefits (including any equity-based awards), payable, or to become payable, to any current or former director, officer, employee, or individual service provider of the Company or any of its Subsidiaries or (v) hire, promote, engage, furlough, temporarily lay off, or terminate (other than for “cause”) any employee or individual service provider, in each case, with the title of Senior Director or above;
(h) settle, release, waive, or compromise any pending or threatened Legal Proceeding (x) for an amount equal to or in excess of $150,000 individually or $1,000,000 in the aggregate for all Legal Proceedings or (y) on a basis that would result in the imposition of any writ, judgment, decree, settlement, agreement, award, injunction or similar order of any Governmental Authority that would restrict the future activity or conduct of Parent, the Company or any of their respective Subsidiaries in any non de minimis respect or a finding or admission of a violation of Law or violation of the rights of any Person;
(i) change in any material respect the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof) or applicable Law;
(j) make, change or revoke any entity classification or other material Tax election; settle, compromise or abandon any material Tax claim, contest or assessment; waive or extend the statute of limitations in respect of any material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); file a material amended Tax Return; enter into a closing agreement with any Governmental Authority regarding any material Tax matter; change any material method of accounting or annual accounting period for Tax purposes; or fail to timely pay any material amount of Tax;
(k) except in the ordinary course of business, (i) enter into, modify in any material respect, amend in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms in the ordinary course of business) any Material Contract or (ii) otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder; provided, that any Material Contract described by the definition set forth in Section 1.1(ttt)(v) shall be exclusively governed by Section 5.2(f) and the “ordinary course of business” exception in this Section 5.2(k) shall not apply to any Material Contract described by the definition in Section 1.1(ttt)(ii) or Section 1.1(ttt)(xvi);

(l) (i) merge or consolidate with any Person or (ii) acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any Person (including by acquisition of stock or assets), other than (A) among any wholly owned Subsidiaries of the Company, (B) acquisitions of products and services in the ordinary course of business, (C) repurchases of Loans, non-recourse cash advances or receivables pursuant to the Existing Financing Facilities in the ordinary course of business or as otherwise required by the agreements governing the Existing Financing Facilities or (D) for consideration that does not exceed $1 million in the aggregate;
(m) sell, assign, transfer, lease, pledge, cancel or otherwise dispose of, or permit or suffer to exist the creation of any lien upon, any of the Company’s or its Subsidiaries’ assets, other than such sales, assignments, leases, pledges, transfers, cancellations or other dispositions that (A) are sales of products or services or dispositions of expired or obsolete assets, or (B) (1) are sales or pledges of receivables pursuant to the Existing Financing Facilities or related to, or economic participations in, Loans or other non-recourse cash advances originated by the Company or any of its Subsidiaries and (2) recoveries collected in respect of certain charged-off Loans and other non-recourse cash advances originated by the Company or any of its Subsidiaries, in the case of each of clauses (A) and (B) of this clause (m), solely to the extent in the ordinary course of business;
(n) sell, assign, transfer, license, sublicense, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber (other than a Permitted Lien) or otherwise dispose of any material Company Owned Intellectual Property or otherwise disclose any material Trade Secrets therein to any third party, other than (i) the grant of non-exclusive licenses, non-exclusive options or other non-exclusive contractual obligations with respect to Intellectual Property entered into in the ordinary course of business, (ii) disclosure of Trade Secrets pursuant to written confidentiality agreements or to recipients who are bound by professional or fiduciary obligations of non-disclosure, in each case, in the ordinary course of business, or (iii) the expiration of Registered Intellectual Property at the end of their statutory term;
(o) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC;
(p) effectuate or announce any plant closing, employee layoff, employee furlough, reduction in force, reduction in compensation or other employment action that would implicate the WARN Act;
(q) negotiate, extend, enter into, amend in any material respect, or terminate any Labor Agreement, or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;
(r) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former executive officers or employees with the title of Senior Director or above;
(s) voluntarily modify any material Company Permit in a manner adverse to the Company or its Subsidiaries, as applicable (excluding, for the avoidance of doubt, extensions or renewals on substantially the same terms);
(t) make or commit to make capital expenditures, other than an amount not in excess of $50,000 in the aggregate, except for capital expenditures (i) to maintain, replace or repair damaged assets or (ii) otherwise provided for in the Company’s capital expenditure budget set forth in Section 5.2(t) of the Company Disclosure Letter; or
(u) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the date hereof and continuing until 11:59 p.m., New York City time on the 45th day following the date hereof (the “No-Shop Period Start Date”), the Company and its Affiliates and their respective Representatives shall have the right to: (i) solicit, initiate, propose, induce the making, submission or announcement of, and encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition

Proposal; (ii) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to any Person (and its Representatives, prospective debt and equity financing sources and/or their Representatives subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such Person) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person (and its Representatives, prospective debt and equity financing sources and/or their Representatives) access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal; provided, that the Company shall provide to Parent and Merger Sub any non-public information, data and/or access that is provided to any Person given such information, data and/or access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such Person; (iii) participate, engage in and continue discussions and negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal); and (iv) cooperate with or assist or participate in or facilitate any such proposals, inquiries, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, including that the Company may grant a limited waiver under any “standstill provision” or similar obligation of any Person with respect to the Company or any of its Subsidiaries to allow such Person to submit or amend an Acquisition Proposal on a confidential basis to the Company Board (or any committee thereof). From the date hereof until the No-Shop Period Start Date, the Company shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent in writing if any Acquisition Proposal is received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal, including, if applicable, complete copies of any relevant written documentation or materials received by the Company or any of its Representatives in connection therewith. In addition to such initial notifications, the Company must keep Parent reasonably informed, on a weekly basis, of changes to the status and terms of all such Acquisition Proposals (including any amendments thereto) and any non-deminimis changes to the status of any related discussions or negotiations.
(b) No Solicitation or Negotiation. Except as expressly permitted by this Section 5.3, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall cause the directors, officers and employees of it and its Subsidiaries not to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives (in each case, in their capacities as representatives of the Company) not to, directly or indirectly, (i) solicit, initiate, propose, knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in or continue discussions or negotiations with any Person relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person who has made any Acquisition Proposal solely in order to clarify the terms of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes or would be reasonably expected to lead to a Superior Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Promptly (and in any event within 24 hours) following the No-Shop Period Start Date the Company shall request the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person (other than Parent and its Affiliates) with whom a confidentiality agreement was entered into at any time within the twelve-month period immediately preceding the No-Shop Period Start Date with respect to a potential Acquisition Transaction, and shall immediately upon the No-Shop Period Start Date, cease and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ directors, officers and employees to and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to immediately (x) cease and cause to be terminated any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal), in each case that exists as of the No-Shop Period Start Date, and (y) terminate all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to the Transactions or any Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal). From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall enforce, to the fullest extent permitted under applicable Law, and will not waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company or Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with outside legal counsel, and, with respect to financial matters, its financial advisors, that failure to take such action for the purpose of permitting a Person to make a private Acquisition Proposal to the Company Board would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, subject to compliance with this Section 5.3 the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate and engage in discussions and negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, and afford access to the business, properties, assets, books, records or personnel, of the Company and any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person and such Person’s Representatives, prospective debt and equity financing sources and/or their respective Representatives that has made, renewed or delivered to the Company an Acquisition Proposal (that did not result from a breach of this Section 5.3) after the No-Shop Period Start Date, and otherwise facilitate such Acquisition Proposal and assist such Person (and such Person’s Representatives and prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal, in each case with respect to an Acquisition Proposal that the Company Board has determined in good faith (after consultation with and outside legal counsel and, with respect to financial matters, its financial advisors) (i) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable Law and (ii) did not result from a breach of this Section 5.3; provided, that the Company shall provide to Parent and Merger Sub any non-public information, data and/or access that is provided to any Person given such information, data and/or access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such Person.
(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:
(i) the Company Board may effect a Company Board Recommendation Change (described in clauses (A), (B) or (D) of the definition thereof, as applicable) in response to an Intervening Event if the Company Board determines in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board shall not effect such a Company Board Recommendation Change unless:
(A) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change;

(B) after giving such notice and prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four Business Day period, have been reasonably available to negotiate with Parent and its Representatives in good faith (to the extent that Parent requests to so negotiate) so as to enable Parent to propose adjustments to the terms and conditions of this Agreement, such that the failure to effect a Company Board Recommendation Change would no longer be inconsistent with the Board’s fiduciary duties under applicable Law; and
(C) at the end of the four Business Day period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors), that the failure to effect a Company Board Recommendation Change would continue to reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable Law if such changes proposed by Parent in writing that, if accepted by the Company, would be binding on Parent, were to be given effect; or
(ii) if the Company has received an Acquisition Proposal (that did not result from a breach of this Section 5.3), that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change (described in Clauses (A), (B), (D), (E) or (F), as applicable, of the definition thereof) with respect to such Acquisition Proposal; or (y) cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a definitive Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board shall not take any action described in the foregoing clauses (x) and (y) unless:
(A) the Company Board determines in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;
(B) (I) the Company has provided prior written notice to Parent four Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(d)(ii)(B), the “Notice Period”) to the effect that the Company Board intends to take the actions described in clauses (x) or (y) of Section 5.3(d)(ii), as applicable, including the identity of the Person or Group making such Acquisition Proposal, the material terms and conditions thereof and copies of all relevant agreements, term sheets, financing commitments and any other documents or written communications relating to such Acquisition Proposal; and (II) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent requests to so negotiate) to enable Parent to propose adjustments to the terms and conditions of this Agreement such that the failure to effect a Company Board Recommendation Change or termination, as applicable, would no longer reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable Law; provided, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(B) with respect to such new written notice, it being understood that the “Notice Period” in respect of such new written notice will be two Business Days; and
(C) at the end of the Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent in writing to make revisions to the terms of this Agreement that, if accepted by the Company, would be binding on Parent, and has determined in good faith (after consultation with outside legal counsel and, with respect to financial matters, its financial advisors), that (x) such Acquisition Proposal continues to constitute a Superior Proposal and (y) the failure to take such action would continue to be inconsistent with the Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.
(e) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as expressly permitted by Section 5.3(d), the Company Board shall not, at any time after the date hereof:
(i) (A) withhold, withdraw, amend, or fail to make when required by this Agreement, or resolve or publicly propose to withhold, withdraw, amend, or fail to make when required by this Agreement, the Company Board Recommendation; (B) qualify or modify (or resolve or publicly propose to qualify or modify) the Company Board Recommendation in a manner adverse to Parent; (C) adopt, approve, recommend or publicly declare advisable an Acquisition Proposal; (D) fail to include the Company Board Recommendation in the Proxy Statement; (E) if an Acquisition Proposal structured as a tender or exchange offer is commenced (or a material modification thereto is publicly disclosed), fail to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders prior to the earlier of (I) three Business Days prior to the date of the Company Stockholders Meeting and (II) the tenth Business Day following the commencement thereof pursuant to Rule 14d-2 of the Exchange Act (or the fifth Business Day following public disclosure of such material modification, as applicable); or (F) other than in connection with an Acquisition Proposal structured as a tender or exchange offer, which is covered by clause (E) above, fail to publicly reaffirm the Company Board Recommendation within five Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two occasions per Acquisition Proposal and one occasion per material modification thereto) (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided that neither the confidential, non-public determination by the Company Board that an Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal nor the delivery by the Company of any prior notice expressly contemplated by Section 5.3(d) or (f) will, in and of itself, constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(f) Notice. From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent in writing if any Acquisition Proposal or any inquiries, offers, proposals or requests for information that would reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or such inquiry, offer, proposal or request; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal or inquiry, offer, proposal or request, including, if applicable, complete copies of any relevant written documentation or materials received or sent by the Company or any of its Representatives in connection therewith. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and, in any event, within 48 hours), of changes to the status and terms of any such Acquisition Proposal or proposals or offers (including any amendments thereto) and any non de-minimis changes to the status of any related discussions or negotiations.
(g) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from, prior to receipt by the Company of the Requisite Stockholder Approval, (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; (iv) making any factually accurate public statement that (A) describes the Company’s receipt of an Acquisition Proposal, (B) identifies the Person making such Acquisition Proposal, (C) provides the material terms of such Acquisition Proposal, or (D) describes the operation of this Agreement with respect to such Acquisition Proposal, or (v) making any other disclosures to the Company Stockholders with regard to the Transactions or an Acquisition Proposal if the Company Board determines in good faith that such disclosures are required by applicable securities Laws; provided, that any such statement or disclosure described in this Section 5.3(g) that has the effect of withholding, withdrawing, modifying or qualifying in any manner adverse to, or failing to make when required by this Agreement, the Company Board Recommendation shall be deemed for all purposes of this Agreement to be a Company Board Recommendation Change.
(h) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any of its Representatives (acting on the Company’s behalf) shall be deemed to be a breach of this Agreement by the Company.
5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation, Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its controlled Affiliates to, if applicable), on the other hand, use their respective reasonable best efforts (i) to take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the Transactions, including by using their respective reasonable best efforts to (A) cause the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (II) make all registrations, declarations, notices and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Party or any of their respective Affiliates will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Transactions, including in connection with obtaining any consent pursuant to any Material Contract (the payments or actions described foregoing clauses (i) through (iii), collectively, the “Consent Actions”). Neither the Company nor any of its Subsidiaries shall take any Consent Action, directly or indirectly, without the prior written consent of Parent.
(c) Limitations. Section 6.1(a) and Section 6.1(b) shall not apply to filings under (i) the HSR Act or (ii) in connection with any Financial Regulatory Approvals, which shall each be governed by the obligations set forth in Section 6.2 below.
6.2 Antitrust and Regulatory Matters.
(a) Regulatory Filings. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten Business Days following the date of this Agreement (or such later time as may be agreed in writing by Parent and the

Company) and (ii) as promptly as reasonably practicable, make all required filings with any Governmental Authority in connection with the Financial Regulatory Approvals, including (in the case of the Company and its Affiliates) updating any pending (as of prior to the date of this Agreement) applications for Governmental Authorizations to reflect the change in control to be effectuated by this Agreement. As promptly as reasonably practicable, each of Parent and the Company shall, in relation to filings contemplated by clauses (i) and (ii) of the immediately preceding sentence, (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be reasonably required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be reasonably required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction; (D) with respect to the filings under the HSR Act or any other Antitrust Law or foreign direct investment or similar applicable Law of any jurisdiction, use their respective reasonable best efforts to take all action reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act or applicable Law applicable to this Agreement or the Merger, as promptly as reasonably practicable and in any event prior to the Termination Date; and (E) with respect to the filings made with any Governmental Authority in connection with the Financial Regulatory Approvals, use their respective reasonable best efforts to take all action reasonably necessary, proper or advisable to obtain all Financial Regulatory Approvals as promptly as reasonably practicable and in any event prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding the Transactions in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material with respect to the Transactions from any Governmental Authority in connection with (i) the HSR Act or any other Antitrust Law or foreign direct investment or similar applicable Law of any jurisdiction or (ii) the Financial Regulatory Approvals, then, in each case of the foregoing clauses (i) and (ii), such Party shall make (or, cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may extend, or request the extension of, any waiting period or decision period, or enter into any agreement or understanding with any Governmental Authority to delay or otherwise not to consummate the Merger or the other Transactions without the consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed.
(b) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall and shall cause their respective Affiliates to, use their respective reasonable best efforts to, subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Transactions and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transactions and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Transactions; and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Transactions without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided that each of the Company, Parent and Merger Sub may redact any valuation and related information, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would or may reasonably cause such information to cease to benefit from legal privilege.
(c) Certain Acquisitions. From the date of this Agreement until the earlier of (i) the valid termination of this Agreement in accordance with its terms and (ii) the expiration or termination of the waiting period under the HSR Act applicable to the Merger, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries and controlled Affiliates not to, enter into a definitive agreement with respect to, otherwise agree to effect or effect any acquisition of a business or of assets or equity of any Person (whether by merger, consolidation, acquisition of equity, acquisition of assets or otherwise), if such acquisition would reasonably be expected to prevent, materially delay or materially impede the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the Merger.
(d) Regulatory Fees. Parent shall be responsible for all filings fees payable to any Governmental Authority under the HSR Act or any other Antitrust Law or in connection with the Financial Regulatory Approvals, in each case, in connection with the transactions contemplated by this Agreement.
6.3 Proxy Statement, Registration Statement and Other Required SEC Filings.
(a) Registration Statement; Proxy Statement. As promptly as reasonably practicable, (i) Parent (with the assistance and cooperation of the Company as reasonably requested by Parent) shall prepare and file with the SEC a registration statement on Form S-4 relating to the registration of the CVRs to be issued in connection with the Transactions and the shares of Parent Common Stock that may be issued in connection with the Milestone Payment (as defined in the CVR Agreement) pursuant to the CVR Agreement, which such registration statement shall include the Proxy Statement (the “Registration Statement”) and (ii) the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting; provided that neither the Company nor Parent shall be in breach of this Section 6.3(a) as a result of any delay in filing the Registration Statement or the Proxy Statement caused by Parent and Merger Sub’s (in the case of the Proxy Statement) or the Company’s (in the case of the Registration Statement) failure to comply with their obligations pursuant to Section 6.3(d) in any material respect. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.
(b) Effectiveness. Parent shall use its reasonable best efforts to have the Registration Statement (including the Proxy Statement) declared effective under the 1933 Act by the SEC as promptly as practicable after its filing and keep the Registration Statement effective for so long as necessary to consummate the Merger and, if required by applicable Law, to have the CVR Agreement become qualified under the Trust Indenture Act; provided that Parent shall ensure that the Registration Statement is not declared effective prior to the No-Shop Period Start Date.
(c) Other Required Company Filing. If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Transactions pursuant to applicable Law (any such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file or disseminate the Proxy Statement or any Other Required Company Filing, and Parent may not file the Registration Statement, with the SEC or respond to any comments or requests of the SEC or its staff without providing Parent (in the case of the Proxy Statement or any Other Required Company Filing) and its counsel or the Company (in the case of the Registration Statement) and its counsel a reasonable opportunity to review and comment thereon and the Company and Parent (as applicable) shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties and their respective counsel.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Registration Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting (if any) or filing of any Other Required Company Filing, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Required Company Filing, as the case may be, so that such filing would not contain untrue, false or misleading statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement, the Registration Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, the Registration Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of written or oral comments from the SEC or its staff on the Proxy Statement, the Registration Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith, and shall promptly provide the other with copies of all correspondences between it or any of its Affiliates or Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Registration Statement or any Other Required Company Filing and advise the other of any oral communications from the SEC or its staff with respect to the Proxy Statement, the Registration Statement or any Other Required Company Filing.
(g) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than five Business Days following the date that the Registration Statement is declared effective under the 1933 Act by the SEC.
(h) Listing of CVRs. Parent and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable Laws and the rules and policies of the Nasdaq and the SEC to enable the listing of the CVRs being registered pursuant to the Registration Statement on the Nasdaq no later than the Effective Time, subject to official notice of issuance. Parent and the Company will, each acting reasonably and in good faith, use their reasonable best efforts to implement and effect any changes to this Agreement to implement a reverse split (as such term is commonly understood) (or other equitable and appropriate restructuring) of the CVRs if the same is required in order to effectuate the listing of the CVRs as of the Effective Time; provided that neither party shall be required to take any action that would change the economic value of Merger Consideration.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. The Company shall, in consultation with Parent, establish a record date for, and as promptly as reasonably practicable following the effectiveness of the Registration Statement, duly call, give notice of (including the mailing of the Proxy Statement to the Company Stockholders pursuant to Section 6.3(g)), convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Requisite Stockholder Approval, and the Company

shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date hereof to enable such record date to be set for the Company Stockholder Meeting. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting, and at the request of Parent, the Company shall postpone or adjourn, as applicable, the Company Stockholder Meeting, (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; provided that, in the case of the foregoing clauses (i) or (ii), each postponement or adjournment shall not occur more than two times or be for more than 10 Business Days each without Parent’s written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, further, that notwithstanding anything to the contrary in this Agreement unless required by applicable Law or the Organizational Documents of the Company, in no event shall the record date of the Company Stockholder Meeting be changed without Parent’s written consent (which shall not be unreasonably withheld, conditioned or delayed); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff or (iv) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the Company Stockholders for the amount of time required by Law in advance of the Company Stockholder Meeting; provided, that, in the case of the foregoing clause (iv), such postponement or adjournment shall not be for more than ten Business Days. Without the prior written consent of Parent, the matters contemplated by the Requisite Stockholder Approval shall be the only matters (other than matters of procedure and matters required by Law to be voted on by the Company Stockholders in connection with the matters contemplated by the Requisite Stockholder Approval) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.
(c) The Company agrees, upon request, to provide Parent with periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from the Company’s proxy solicitor).
6.5 Company Warrants.
(a) In accordance with the provisions of Section 4.5 of the Warrant Agreement, promptly after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, send, or cause to be sent, written notice of the Merger to (i) the Warrant Agent, which notice shall set forth in reasonable detail the treatment of Company Warrants pursuant to Section 2.7(d) and (ii) each holder of the Company Warrants, which notice shall advise such holders of the effective date of the Merger and any other information required to be provided to the holders of the Company Warrants in accordance with the Warrant Agreement.
(b) In accordance with the provisions of Section 4.4 of the Warrant Agreement, promptly following the Closing, Parent shall cause the Surviving Corporation to make public disclosure of the consummation of the Merger by filing a Current Report on Form 8-K with the SEC.
6.6 Anti-Takeover Laws. The Company and the Company Board shall (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Transactions; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Transactions, take all actions within their power to ensure that the Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement (as applicable) and otherwise to minimize the effect of such statute or regulation on the Transactions.
6.7 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries to afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books, records, data, personnel (including management) and other information

(financial or otherwise) of the Company and its Subsidiaries for purposes that are reasonably related to the consummation of the Transactions or integration or transition planning related thereto, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other legal privilege applicable to such documents or information; or (c) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand (provided, that this clause (c) shall not limit any Party’s rights to discovery). In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 6.7 and withholds information on the basis of clauses (a), (b) or (c) of the preceding sentence, the Company shall promptly inform Parent as to the general nature of what is being withheld and the Company and Parent shall use their respective reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure as promptly as reasonably practicable that does not suffer from any of the foregoing impediments. Any investigation conducted pursuant to the access contemplated by this Section 6.7 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries pursuant to this Section 6.7 will be subject to the Company’s reasonable security measures and insurance requirements. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee, independent contractor or other service provider of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any customer, technology or other partner, vendor or supplier of the Company specifically in connection with the Company and the Transactions, in each case, without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), provided, the foregoing shall not prohibit Parent, Merger Sub or their Representatives from engaging in any communications with such Persons in the ordinary course of business unrelated to the Transactions.
6.8 Section 16(b) Exemption. Prior to the Effective Time, the Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)) shall take all such actions as may be reasonably necessary or advisable hereto to cause the Transactions, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options, Company RSUs, Company Annual PSUs or Company Share Price PSUs) in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act. Prior to taking the actions required by this Section 6.8, the Company will provide Parent copies of resolutions or other documentation with respect to such actions and the Company shall give consideration to all reasonable additions, deletions or changes thereto suggested by Parent.
6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. For six years after the Effective Time, Parent shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless the current or former directors and officers of the Company or any of its Subsidiaries (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”) to the fullest extent permitted by Delaware Law or any other applicable Law or provided under the Organizational Documents of the Company and its Subsidiaries in effect as of the date of this Agreement from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director or officer of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, taken in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the

Company or such Subsidiary as a director, officer, trustee or fiduciary of another Person (including any employee benefit plan)), in each case of clause (i) or clause (ii) prior to the Effective Time; and (iii) the Merger and the other Transactions, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a good faith claim for indemnification pursuant to this Section 6.9(a), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. If any Indemnified Person is made party to any Legal Proceeding arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to), advance reasonable, documented and out of pocket fees, costs and expenses (including reasonable, documented and out of pocket attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such Legal Proceeding; provided that as a condition thereto, such Indemnified Person agrees in writing to return any such funds if it is ultimately determined by a court of competent jurisdiction, in a final, nonappealable judgment, that such Indemnified Person is not entitled to indemnification.
(b) Organizational Documents. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable than the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect, and fully pay the premium for, the Company’s current directors’ and officers’ liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay an aggregate premium in excess of 350% of the amount paid by the Company for coverage for its 2024-2025 policy year (such 350% amount, the “Maximum Premium”). If the premiums of such insurance coverage exceed the Maximum Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current D&O Insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time. If the Company is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.9(c) for less than or equal to the Maximum Premium, Parent shall cause the Surviving Corporation to instead obtain as much comparable insurance as reasonably possible for an amount not exceeding the Maximum Premium.
(d) Mergers; Consolidations; Transfers. If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.9.
(e) No Impairment. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects an Indemnified Person in any material respect without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons are intended to be third party beneficiaries of this Section 6.9. The rights of the Indemnified Persons pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such Persons may have with respect to such matters.
(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.10 Employee Matters.
(a) Employment; Benefits. For a period of twelve (12) months following the Effective Time or, if earlier, the termination date of the applicable Continuing Employee (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall provide Continuing Employees (including any Continuing Employee who is not actively working as of the Effective Time as a result of paid time off or other leave of absence) with: (i) base salary or wage rate that is the same as the base salary or wage rate to which each Continuing Employee was entitled immediately prior to the Effective Time; (ii) other compensation and employee benefits (excluding, in each case, nonqualified deferred compensation, defined benefit pension plans, retiree or post-employment health or welfare benefits, retention, and change in control compensation, and equity or equity-based plans or arrangements (the “Excluded Benefits”)) that are no less favorable in the aggregate than those in effect for (or available to) each Continuing Employee under the Employee Plans as of immediately prior to the Effective Time; and (iii) severance protections and benefits that are no less favorable than the severance benefits maintained for similarly situated employees of Parent at the time of such Continuing Employee’s termination of employment.
(b) New Plans. With respect to each 401(k), health or welfare benefit plan, program, policy, arrangement or agreement that is made available to Continuing Employees immediately following the Effective Time, other than any such plans or programs providing for Excluded Benefits (each such plans, a “New Plan”), the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting of defined contribution retirement benefits (but not benefit accrual) and entitlement to vacation and severance benefits, in each case, to the same extent and for the same purpose as such service was credited under the analogous Employee Plan immediately prior to the Effective Time, except to the extent that it would result in duplication of coverage, benefits or compensation for the same period of service. In addition, and without limiting the generality of the foregoing, during the plan year in which the Effective Time occurs, Parent will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to provide that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans that are group health or welfare plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan that is a group health or welfare plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing group medical, dental, pharmaceutical or vision benefits, all pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan be waived for the Continuing Employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the corresponding Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; and (iii) any eligible expenses incurred and paid by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan that is a group health plan begins, if such participation begins in the plan year in which the Effective Time occurs, to be given credit pursuant to such New Plan that is a group health plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan that is a group health plan.

(c) 2025 Annual Bonuses. If the Effective Time occurs after December 31, 2024, then (i) if the Effective Time occurs on or prior to September 30, 2025, (A) each Continuing Employee’s participation in any Employee Plan that is an annual cash incentive compensation plan or arrangement (each, an “Annual Bonus Plan”) for the Company’s 2025 fiscal year shall cease effective as of the Effective Time and (B) each eligible Continuing Employee shall be paid an amount (the “Pre-Closing Bonus”) equal to (1) the full year bonus that would have been earned by such Continuing Employee under the applicable Annual Bonus Plan with respect to the Company’s 2025 fiscal year, determined based on projected full-year actual performance as of the Effective Time multiplied by (2) a fraction, the numerator of which is the number of days elapsed during the Company’s 2025 fiscal year through the Closing Date and the denominator of which is 365, subject to the Continuing Employee’s continued employment with the Company or its Subsidiaries through the Closing Date; and (ii) if the Effective Time occurs after September 30, 2025, then Parent shall cause the Annual Bonus Plan for the Company’s 2025 fiscal year to continue to operate through December 31, 2025, and each eligible Continuing Employee shall receive a bonus based on full year actual performance under such Annual Bonus Plan at the time bonuses would ordinarily be paid by the Company, subject to the Continuing Employee’s continued employment with the Company or its Subsidiaries through the applicable payment date. The Pre-Closing Bonuses (if applicable) shall be paid within thirty (30) days following the Effective Time; provided that any prorated annual bonus payable in respect of the Company’s 2025 fiscal year upon a qualifying termination of employment under any Company Benefit Plan shall be less any Pre-Closing Bonus paid to such Continuing Employee.
(d) Vacation Credit. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation and/or paid time off policies as determined by Parent and its Affiliates from time to time.
(e) Change in Control. Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of the Company Plans (a “Change in Control”) will occur as of the Effective Time. Parent shall, and shall cause its Affiliates, including the Surviving Corporation and its subsidiaries to honor all Employee Plans (including, without limitation, severance commitments) in accordance with their terms as in effect immediately prior to the Change in Control.
(f) Employee Communications. The Company and its Subsidiaries shall consult with Parent (and consider in good faith the advice of Parent) prior to the Company sending any mass written notices or other mass communication materials (including any posting to any website) with respect to the matters described in this Section 6.10 to its employees or former employees of the Company or any of its Subsidiaries, but excluding any mass written notices or other mass communication materials with respect to administrative matters. Prior to the Effective Time, and in any event, at least one month prior to the annual benefits renewal period, the Company shall provide Parent with reasonable access following advance notice to such employees or former employees for purposes of Parent’s providing notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this Section 6.10; provided, that such access shall not unduly interfere with the operation of the business of the Company prior to the Closing.
(g) Company 401(k) Plan. The Company or its applicable Subsidiary shall cause the Company Board or the board of directors (or equivalent governing body) of its applicable Subsidiary to adopt, no later than the day prior to the Closing Date, a written consent (the form of which shall have been provided by Parent) terminating the MoneyLion 401(k) Profit Sharing Plan (the “Company 401(k) Plan”), with such termination to be effective no later than the day immediately prior to the Closing Date. The Company shall, consistent with past practice, make all employer contributions to eligible Continuing Employees for the plan year in which the plan termination is effective through the plan termination date, notwithstanding any last-day-of-year employment requirement or hours of service requirements. Parent shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Parent or one of its Subsidiaries (the “Parent 401(k) Plan”) that will cover eligible Continuing Employees effective as soon as administratively practicable following the Closing Date. In connection with the termination of the Company 401(k) Plan, Parent shall cause the Parent 401(k) Plan to accept from the Company 401(k) Plan the “direct rollover” of the account balance (including the in-kind rollover of promissory notes evidencing all outstanding loans that are not in default) of each Continuing Employee who participated in the Company 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code. The Company and Parent shall use commercially reasonable efforts to permit each Continuing Employee with an outstanding loan balance under the Company 401(k) Plan as of the Closing Date to continue to make scheduled loan payments to the Company 401(k) Plan (or to otherwise facilitate participant loan repayment) after the Closing, pending the distribution and in-kind rollover of such promissory notes evidencing such loans, so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
(h) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.10 will not be deemed to: (i) guarantee employment (or any particular term or condition of employment) for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate or modify the employment of any Continuing Employee or any other Person; (ii) create, establish, terminate, modify for any purpose, or amend any Employee Plan or New Plan or any other benefit or compensation plan, policy, program, agreement or arrangement, or limit the ability of or prohibit the right of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) to modify, amend or terminate any Employee Plan or any New Plan or any other benefit or compensation plan, policy, program, agreement or arrangement at any time; or (iii) create any third party beneficiary rights or remedies in any Continuing Employee (or beneficiary or dependent thereof) or any other Person, except for the Parties.
6.11 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.12 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release broadly disseminated in the form reasonably agreed to by the Parties and will be issued promptly following the execution and delivery of this Agreement. Following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements or broadly disseminated communications with respect to the Transactions and this Agreement and shall not issue any such press release or make any such public statement or broadly disseminated communication prior to such consultation and the consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, that neither Parent nor the Company shall be obligated to engage in such consultation with respect to communications that are consistent with public statements or communications previously made in accordance with this Section 6.12; provided, further, that the restrictions set forth in this Section 6.12 shall not apply to any release or public statement or communication (a) made or proposed to be made by the Company or Parent with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (b) in connection with any dispute between the Parties regarding this Agreement or the Transactions.
6.13 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to (at Parent’s sole expense) participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).
6.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock and Public Warrants from

NYSE as promptly as practicable after the Effective Time; (b) the deregistration of the Company Common Stock and Public Warrants pursuant to the Exchange Act as promptly as practicable after such delisting; and (c) the suspension of the Company’s duty to file reports under Sections 13 and 15(d) of the Exchange Act as promptly as practicable thereafter.
6.15 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.16 Parent Vote. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL, and Parent shall provide a copy of such executed written consent to the Company.
6.17 Notification of Certain Matters. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, occurrence or development that (a) with respect to the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect, or (c) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. No notification given by any party pursuant to this Section 6.17 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. The Company’s or Parent’s failure to comply with this Section 6.17 will not, in and of itself, be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.
6.18 Payoff. No later than (a) three Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts to deliver to Parent a draft of the Debt Payoff Letter, which draft Debt Payoff Letter shall (i) indicate the total amount (the “Payoff Amount”) required to be paid to fully satisfy all principal, interest, prepayment premiums and other outstanding and unpaid obligations related to the Existing Credit Facility as of the Closing Date (in each case other than contingent and other obligations that expressly survive the termination of the Existing Credit Facility) (the “Payoff”) and (ii) state that all such obligations (including guarantees) (other than contingent and other obligations that expressly survive the termination of the Existing Credit Facility) in respect thereof and liens in connection therewith on the equity interests in and assets of the Company shall be, substantially concurrently with the receipt of the applicable Payoff Amount on the Closing Date by the applicable Persons pursuant to the Debt Payoff Letter, released and terminated, or arrangements reasonably satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit thereunder and (b) one Business Day prior to the Closing Date, use commercially reasonable efforts to deliver a fully executed copy of the Debt Payoff Letter. The Company shall deliver (i) a prepayment notice with respect to the Existing Credit Facility thereunder and within the time period required thereunder and (ii) a copy of such prepayment notice to the Parent within one Business Day prior to the Closing Date. The Company shall use commercially reasonable efforts to cooperate, subject to Section 6.19(b), with Parent and Merger Sub, if requested by Parent, in connection with the prepayment, if and as applicable, of the Existing Financing Facilities substantially concurrently with the Closing. Notwithstanding anything herein to the contrary, (i) in no event shall this Section 6.18 require the Company or any of its Subsidiaries to cause the Payoff or any other prepayment to be effective unless and until the Effective Time has occurred, (ii) neither the Company nor any of its Subsidiaries shall be required pursuant to this Section 6.18 (x) to execute and deliver any document, instrument or agreement (or cause any document, instrument or agreement to be executed or delivered), or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is not contingent on, or that would be effective prior to, the occurrence of the Effective Time or (y) to pay any fee or incur any other expense, liability or obligation, (iii) in connection with the Closing, Parent shall have provided (or caused to be provided) to the Company, on or prior to the Closing Date, immediately available funds in an amount no less than the Payoff Amount and sufficient to pay in full all obligations under the Existing Credit Facility and, if applicable, each applicable Existing Financing Facility (other than contingent and other obligations that expressly survive termination of the Existing Credit Facility and, if applicable, each applicable Existing Financing Facility)

as of the Effective Time. Parent and Merger Sub shall promptly reimburse the Company upon demand for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ fees) actually incurred by the Company or any of its Subsidiaries as a result of any actions taken by the Company or its Subsidiaries with respect to its obligations under this Section 6.18.
6.19 Financing Cooperation. (a) Upon reasonable written request of Parent, the Company shall use commercially reasonable efforts to provide cooperation to Parent in connection with, and that is necessary and customary for financing of the type of, the refinancing of Parent’s 5.0% Senior Notes due April 15, 2025 (the “2025 Notes Refinancing”), which shall be expressly limited to using commercially reasonable efforts to:
(i) deliver to Parent financial information regarding the Company and the Company’s Subsidiaries that is necessary and customarily required for financings of the type of the 2025 Notes Refinancing, but limited to (A) audited annual and unaudited quarterly financial statements prepared by the Company in the ordinary course of its business (and within the normal time periods for the preparation and delivery thereof, and in any event not earlier than the filing of such financial statements by the Company with the SEC pursuant to its reporting obligations under the Exchange Act) and (B) other financial information reasonably available and prepared in the ordinary course of the Company’s business and necessary for Parent to prepare customary pro forma financial information, for inclusion in any necessary and customary document required in connection with the 2025 Notes Refinancing;
(ii) cause its independent accountants to provide customary comfort letters and consents for use of their reports, on customary terms and consistent with their customary practice, in connection with the 2025 Notes Refinancing, solely to the extent necessary and customary for financings of the type of the 2025 Notes Refinancing; and
(iii) cooperate reasonably with any customary due diligence investigation of the Company and its Subsidiaries in connection with the 2025 Notes Refinancing, solely to the extent necessary and customary for financings of the type of the 2025 Notes Refinancing.
(b) Notwithstanding the foregoing, nothing in the third sentence of Section 6.18 or this Section 6.19 shall require the Company or any of its Subsidiaries to:
(i) take any action to the extent that such action would cause any condition to Closing set forth in Article VII to fail to be satisfied by the Termination Date or otherwise result in a breach of this Agreement by the Company;
(ii) (A) take any action (including provide access to or disclose information) where the Company determines that it would conflict with or violate the Company’s or any if its Subsidiary’s organizational documents or any applicable Law, or result in the contravention of, or violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party, (B) prepare or provide any financial statements or other information that the Company does not otherwise prepare in the ordinary course of its business or (C) prepare or provide any projections or pro forma financial statements;
(iii) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege;
(iv) take any action to the extent such action would (A) interfere with the business or operations of the Company or any of its Subsidiaries or (B) cause significant competitive harm to the Company or any of its Subsidiaries if the transactions contemplated by this Agreement are not consummated;
(v) execute and deliver any letter, agreement, registration statement, document or certificate, or prepare or issue any offering memorandum or similar document, including disclosure, or take any corporate action;
(vi) pay any commitment fee or other fee, make any other payment, become subject to any actual or potential obligation, guarantee or liability, bear any cost or expense or provide any indemnity in connection with the 2025 Notes Refinancing or any information utilized in connection therewith, or cause or permit any Lien to be placed on any of their respective assets;

(vii) subject any of the Company or its Subsidiaries or Representatives, including the respective directors, managers, officers or employees, to any actual or potential personal liability; or
(viii) waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is party.
(c) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries or Representatives in connection with the cooperation of the Company and its Subsidiaries (and/or their Representatives) contemplated by this Section 6.19 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by any of them of any type in connection with the 2025 Notes Refinancing (or any attempted 2025 Notes Refinancing) and any information used in connection therewith, except to the extent such losses, damages, claims, costs or expenses result from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives or Affiliates, and the foregoing obligations shall survive termination of this Agreement.
(d) All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 6.19 shall be kept confidential, including in accordance with any confidentiality agreement between the Company and Parent or its Affiliates, except that Parent shall be permitted to disclose such information to the financing sources, underwriters, initial purchasers or placement agents for the 2025 Notes Refinancing (but not prospective investors in any debt securities offering) during the placement syndication of the 2025 Notes Refinancing subject to such parties entering into customary confidentiality undertakings with respect to such information.
(e) Parent and Merger Sub acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations to perform their respective agreements hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on the consummation of any 2025 Notes Refinancing and/or performance of (or compliance with) this Section 6.19 by any Person.
6.20 Access for Legal Proceedings. The Company shall keep Parent reasonably informed, on a reasonably prompt basis, of the Legal Proceedings set forth on Section 6.20 of the Company Disclosure Letter and shall consult in advance with Parent (and consider in good faith Parent’s views with respect to) the strategy and conduct of such Legal Proceedings; provided that the Company shall not be required to provide Parent with any information or materials that would reasonably be expected to violate any attorney-client or work product privilege; provided, that if the Company withholds information on the basis of the foregoing proviso, the Company shall promptly inform Parent as to the general nature of what is being withheld and the Company and Parent shall use their respective reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure as promptly as reasonably practicable that does not violate such privileges, including entering into a joint defense agreement, common interest agreement or other similar arrangement.
6.21 CVR Agreement. At or immediately prior to the Effective Time, Parent will execute and deliver, and Parent will cause the CVR Rights Agent to execute and deliver, the CVR Agreement, subject to any changes to the form CVR Agreement attached here to as Exhibit B that are requested by the CVR Rights Agent and approved prior to the Effective Time by Parent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed).
6.22 Company RIA Subsidiary Client Consent. The Company will cause the Company RIA Subsidiary to, as promptly as reasonably practicable (and in no event later than 10 Business Days) following execution of this Agreement use its commercially reasonable efforts to obtain client consent to the assignment of all advisory contracts in effect on the date of execution of this Agreement. In regard to any assignment of the ML Wealth LLC Investment Advisory Agreement (the “MLWIAA”), the Company RIA Subsidiary will promptly as reasonably practicable provide advisory clients in accordance with the MLWIAA with the first request for written consent of assignment of the MLWIAA, and promptly as reasonably practicable provide advisory clients that have not responded to the first request a second request for implied consent for assignment of the MLWIAA. The Company will provide to Parent and its counsel a reasonable opportunity to review and comment on any written communications seeking consent of assignment of any Company RIA Subsidiary advisory contract.

ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) Required Regulatory Consents. (i) The waiting periods applicable to the Transactions pursuant to the HSR Act shall have expired or otherwise been terminated and (ii) the Other Required Regulatory Approvals shall have been granted or obtained, or any applicable waiting periods shall have expired (as applicable).
(c) No Prohibitive Laws or Injunctions. No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.
(d) Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no Legal Proceedings for such purpose shall be pending before the SEC.
(e) Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement.
7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties. (i) the representation and warranty of the Company set forth in Section 3.12(b) (Absence of Certain Changes) shall have been true and correct in all respects as of the date of this Agreement and be true and correct in all respects as of the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.7(a) (Capital Stock), Section 3.7(b) (Stock Reservation and Awards), Section 3.7(d) (Company Securities) shall have been true and correct in all respects as of the date of this Agreement and be true and correct in all respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except in each case for inaccuracies that in the aggregate do not result in a net increase to the total amount of consideration to be paid by Parent pursuant to Article II by more than a de minimis amount, (iii) the representations and warranties of the Company set forth in Section 3.1 (Organization; Good Standing) (but only the first sentence thereof), Section 3.2 (Corporate Power; Enforceability), Section 3.3(a) (Company Board Approval), Section 3.3(c) (Anti-Takeover Laws), Section 3.7(c) (Company Equity Awards) (other than the last sentence thereof), Section 3.7(e) (Other Rights), Section 3.8(d) (Subsidiaries) (with respect to the Company’s Subsidiaries) and Section 3.28 (Brokers) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date) and (B) are qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing (other than Section 6.19, performance of (or compliance with) which shall not be a condition to Closing).
(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.
7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the date of this Agreement and as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all of the covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) Mutual Agreement. At any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b) Order. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of any of the Transactions and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted or entered after the date hereof by a Governmental Authority and remains in effect that prohibits, makes illegal or enjoins the consummation of any of the Transactions; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(c) Termination Date. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on September 10, 2025 (the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an order or injunction arising under Antitrust Laws or in connection with any Other Required Regulatory Approval) or Section 7.1(b) shall not have been satisfied or waived, then the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on December 10, 2025, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party (treating Parent and Merger Sub as one party for this purpose) whose material breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated prior to the Termination Date;
(d) Requisite Stockholder Approval. By either Parent or the Company, at any time prior to the Effective Time, if the Company fails to obtain Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e) Company Breach. By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b) provided that, solely if such breach is capable of being cured, such breach shall not have been cured by the Company prior to the earlier of (i) the Termination Date and (ii) the 30th day following delivery by Parent to the Company of written notice of such breach; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);
(f) Company Board Recommendation Change. By Parent, if (i) at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change or (ii) the Company or the Company Board, as applicable, shall have Willfully and Materially breached its obligations under Section 5.3(b);
(g) Parent or Merger Sub Breach. By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b) provided that, solely if such breach is capable of being cured, such breach shall not have been cured by Parent prior to the earlier of (i) the Termination Date and (ii) the 30th day following delivery by the Company to Parent of written notice of such breach; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b); or
(h) Superior Proposal. By the Company, in accordance with Section 5.3(d)(ii)(y), at any time prior to receiving the Requisite Stockholder Approval, in order to substantially concurrently enter into a definitive Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, if the Company pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a) (Mutual Agreement)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.
(b) Effect of Termination.
(i) Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties.

(ii) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms.
(iii) Notwithstanding the foregoing, but subject to Section 8.3(e), no termination of this Agreement will relieve any Party from any liability for Fraud or any Willful and Material Breach of this Agreement by such Party prior to termination (which liability it is expressly acknowledged is not limited to reimbursement of expenses or out-of-pocket costs and may include damages based on loss of the economic benefits of the transactions contemplated by this Agreement, which may include loss of premium to which the holders of Company Common Stock, Vested Company RSUs or Company Share Price PSUs would have been entitled). In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (Termination Date) (provided that, at the Termination Date, the Requisite Stockholder Approval has not been obtained), (y) Section 8.1(d) (Requisite Stockholder Approval) or (z) Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced an Acquisition Proposal (or an Acquisition Proposal shall have otherwise become publicly known or, in the case of termination pursuant to Section 8.1(c) (Termination Date) or Section 8.1(e) (Company Breach), otherwise made known to the Company Board), or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, which Acquisition Proposal or intention, as applicable, has not been withdrawn (publicly, if publicly disclosed) without qualification prior to the earlier of (I) five days prior to the Company Stockholder Meeting (as such meeting may have been adjourned or postponed in accordance with this Agreement) and (II) termination of this Agreement; and (C) within twelve months of the termination of this Agreement, either (I) an Acquisition Transaction is consummated, (II) the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction or (III) in the case of an Acquisition Proposal that is a tender or exchange offer, the Company Board shall have (1) approved or recommended to the Company Stockholders such Acquisition Proposal or (2) otherwise not opposed such Acquisition Proposal and in the case of this clause (C)(III)(2), such Acquisition Proposal is subsequently consummated, then the Company shall promptly (and in any event within three Business Days) after the event specified in clause (C)(I), (C)(II) or (C)(III), as applicable, pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of Section 8.3(b)(i)(C), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change) (or in the event that (A) the Company Board shall have made a Company Board Recommendation Change and (B) this Agreement is terminated (I) by either the Company or Parent pursuant to (x) Section 8.1(c) (Termination Date) at a time when the Requisite Stockholder Approval has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e) (Company Breach) or (y) Section 8.1(d) (Requisite Stockholder Approval) or (II) by Parent pursuant to Section 8.1(e) (Company Breach)), then the Company must promptly (and in any event within three Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company must prior to or substantially concurrently with such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(d) Payments; Default. The Parties acknowledge that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions, (ii) the Company Termination Fee is not a penalty, but are liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such amounts are payable and which do not involve Fraud or Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amounts would otherwise be impossible to calculate with precision, and (iii) without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3 or any portion thereof, the Company shall pay to Parent Parent’s reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, the “Enforcement Expenses”).
(e) Sole Remedy.
(i) The Parties agree that, except with respect to Fraud or Willful and Material Breach, the payment of the Company Termination Fee (and Enforcement Expenses, as applicable) shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement in the event the Company Termination Fee becomes due and payable pursuant to the terms hereof and is paid, and, upon such payment of the Company Termination Fee, none of (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, and Section 8.3(a), as applicable). For the avoidance of doubt, in no event shall the Company or Parent be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8(b) that results in the Closing occurring and (y) any money damages (including, in the case of Parent, payment of the Company Termination Fee in accordance with this Section 8.3(e)). The Company Related Parties as well as (A) Parent, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent, its Subsidiaries and each of their respective Affiliates, are intended third party beneficiaries of this Section 8.3(e)(i).
8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any failure or delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; (b) when sent if sent by email to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; provided, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Agreement and (ii) either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.2 or (B) the receiving Party delivers a written confirmation of receipt for such notice by email (excluding “out of office” or similar automated replies) or any other method described in this Section 9.2; or (c) when delivered if sent by a courier (with confirmation of delivery) if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; in each case to the Party to be notified at the following address:

(a)	if to Parent or Merger Sub to:

Gen Digital Inc.
60 E. Rio Salado Parkway
Suite 1000
Tempe, Arizona 85281
Attn:	General Counsel
Email:	legal.department@gendigital.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Edward J. Lee, P.C.
Carlo Zenkner, P.C.
Dan Li
Email:	edward.lee@kirkland.com
carlo.zenkner@kirkland.com
dan.li@kirkland.com

(b)	if to the Company (prior to the Effective Time) to:

MoneyLion Inc.
249 West 17th Street, Floor 4
New York, NY 10011
Attn:	Diwakar (Dee) Choubey
Adam VanWagner
Email:	dc@moneylion.com
avanwagner@moneylion.com

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:	Lee Hochbaum
Darren Schweiger
Email:	lee.hochbaum@davispolk.com
darren.schweiger@davispolk.com

From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Parent or Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to a wholly owned direct or indirect Subsidiary of Parent, in which event all references to Parent or Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Parent or Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, that (a) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and the other transactions contemplated by this Agreement and (b) no assignment shall relieve Parent or Merger Sub of any of its obligations pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding anything herein to the contrary but except as provided for in the first sentence of this Section 9.3, no assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement except as provided by this Section 9.3 is null and void.
9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, Merger Sub agrees to be bound by the terms and conditions of the Confidentiality Agreement as if it were party thereto. Notwithstanding the foregoing, the Parties hereby agree and acknowledge that any standstill or similar restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this Agreement to the extent required to permit any action contemplated hereby. The Company and its Representatives shall treat all documents and information concerning

Parent and its Subsidiaries furnished or made available to the Company or its Representatives in connection with this Agreement and the transactions contemplated hereby, including the Merger, confidentially to the same extent Parent is obligated to treat information concerning the Company confidentially under the Confidentiality Agreement.
9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Voting Agreements and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Subject to Section 9.4, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.9, (b) if the Closing occurs, for the right of the holders of Company Common Stock, In-the-Money Company Options, Vested Company RSUs or Company Share Price PSUs to receive the Merger Consideration and the Vested Equity Award Consideration, as applicable, in each case after the Effective Time, (c) unless the Closing occurs, the right of the Company, on behalf of holders of Company Common Stock, In-the-Money Company Options, Vested Company RSUs or Company Share Price PSUs to pursue claims for damages for any breach of this Agreement by Parent or Merger Sub, as applicable, that gives rise to any such claim (including damages based on loss of the economic benefits of the transactions contemplated by this Agreement to holders of Company Common Stock, In-the-Money Company Options, Vested Company RSUs or Company Share Price PSUs to receive the Merger Consideration and the Vested Equity Award Consideration, as applicable, including loss of premium offered to such holders) and any damages, settlements, or other amounts recovered or received by the Company with respect to such claims may, in the Company’s sole and absolute discretion, as applicable, be (x) distributed, in whole or in part, by the Company to the holders of Company Common Stock of record as of any date determined by the Company or (y) retained by the Company for the use and benefit of the Company on behalf of the holders of Company Common Stock, In-the-Money Company Options, Vested Company RSUs and/or, as applicable, Company Share Price PSUs, in any manner the Company deems fit and (d) as set forth in or contemplated by Section 8.3(e).
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary (including Section 9.8(b)), although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).
(b) Specific Performance. The Parties acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (iii) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement nor the provisions of Section 8.3 are intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (iv) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties hereto agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement, in the case of each of clauses (i) and (ii) on the basis that money damages would provide an adequate remedy therefor. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
9.9 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the Transactions or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future holders of any equity, controlling persons, directors, officers, agents and attorneys, Affiliates (other than Parent or Merger Sub), Representatives, members, managers, general or limited partners, stockholders and assignees of each of the Company, Parent and Merger Sub shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.
9.13 Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, corresponding to the Company’s or Parent’s representations and warranties in this Agreement, as applicable, shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties and covenants of the Company or Parent, as applicable that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties and covenants of the Company or Parent, as applicable, that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties and covenants is reasonably apparent on the face of the disclosure. Notwithstanding anything in this Agreement to the contrary, the Parties hereto agree that the inclusion of an item in the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, as an exception thereto will not be deemed an admission that such item represents a material exception or material fact, event or circumstance, that such item is required to be disclosed by this Agreement or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.
9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

GEN DIGITAL INC.

By:	/s/ Vincent Pilette
	Name:	Vincent Pilette
	Title:	Chief Executive Officer

MAVERICK GROUP HOLDINGS, INC.

By:	/s/ Bryan S. Ko
	Name:	Bryan S. Ko
	Title:	President

[Signature Page to Agreement and Plan of Merger]

MONEYLION INC.

By:	/s/ Diwakar Choubey
	Name:	Diwakar Choubey
	Title:	Founder and CEO

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
[Voting Agreement]

EXHIBIT B
[Form of Contingent Value Rights Agreement]

EXHIBIT C
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF MONEYLION INC.
ARTICLE X
NAME
The name of the corporation is MoneyLion Inc.
ARTICLE XI
REGISTERED OFFICE AND AGENT
The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE XII
PURPOSE AND POWERS
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
ARTICLE XIII
CAPITAL STOCK
13.1 Authorized Shares.
(a) Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100), all of which shall be shares of common stock, with a par value of one cent ($0.01) per share.
13.2 Voting Rights.
Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.
ARTICLE XIV
BYLAWS
The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. The stockholders may make, repeal, alter, amend or rescind, in whole or in part, the Bylaws.
ARTICLE XV
BOARD OF DIRECTORS
15.1 Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.
15.2 No Written Ballot. Unless and except to the extent that the Bylaws shall so require, election of directors of the Corporation need not be by written ballot.

ARTICLE XVI
INDEMNIFICATION
16.1 Limited Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.
16.2 Right to Indemnification.
(a) The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.
16.3 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.
16.4 Nonexclusivity of Rights. The rights and authority conferred in this Article 7 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.
16.5 Preservation of Rights. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).
ARTICLE XVII
AMENDMENTS
The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.
ARTICLE XVIII
SECTION 203
The Corporation expressly elects not to be governed by Section 203 of the Delaware Law, and the restrictions contained in Section 203 of the Delaware Law shall not apply to the Corporation.
ARTICLE XIX
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware Law or this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Article 10 will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Certificate of Incorporation as of this [•] day of [Month], [Year].

MONEYLION INC.

Name:
Title:

[Signature Page to Fifth Amended and Restated Certificate of Incorporation]

Annex B
CONTINGENT VALUE RIGHTS AGREEMENT
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is entered into by and among Gen Digital Inc., a Delaware corporation (“Parent”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare Trust” and, together with Computershare, the Rights Agent (as defined herein)).
RECITALS
WHEREAS, Parent, Maverick Group Holdings, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and MoneyLion Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of December 10, 2024 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which (a) Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent (the “Merger”) and (b) all of the shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) that are outstanding as of immediately prior to the Effective Time will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $82.00, without interest thereon, and one (1) CVR issued by Parent subject to and in accordance with this Agreement and the Merger Agreement;
WHEREAS, upon the terms and subject to the conditions set forth in the Merger Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the General Corporation Law of the State of Delaware by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”); and
WHEREAS, as an integral part of the consideration of the Merger, pursuant to and subject to the terms and conditions of the Merger Agreement, holders of Company Common Stock (other than any Owned Company Shares, Frozen Shares and Dissenting Company Shares, but including Frozen Shares for which the applicable no transfer order is released in accordance with Section 2.7(e) of the Merger Agreement), including holders of Company Share Price PSUs, Vested Company RSUs, In-the-Money Company Options and holders of Common Stock Warrants who exercise their warrants in accordance with Section 2.7(d) of the Merger Agreement will become entitled (any such holders, the “Initial Holders”) to receive a right to a contingent payment (as set forth in the Merger Agreement), each such payment being contingent upon, and subject to, the achievement or occurrence of the Milestone (as defined below) prior to the earlier of the Milestone Expiration (as defined below) and the Termination (as defined below), subject to and in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:
ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
Section 1.1 Definitions. Terms not otherwise defined in this Agreement shall have the meaning assigned to them in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:
“Acting Holders” means, at the time of determination, Holders of not less than fifty percent (50%) of outstanding CVRs as set forth in the CVR Register.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.
“Agreement” has the meaning set forth in the preamble hereto.
“Amended and Restated Omnibus Incentive Plan” means the Company’s omnibus incentive plan, as amended and restated June 15, 2022.
“Assignee” has the meaning set forth in Section 6.3.
“Average VWAP” per share of Parent Common Stock over a specified period means the arithmetic average of the VWAPs per share of Parent Common Stock for each Trading Day in such period. The VWAP per share of Parent Common Stock over a span of multiple days shall be appropriately adjusted to account for any (i) dividend (other than any regular quarterly dividend not to exceed $0.125 per quarter) or distribution of shares of Parent Common Stock on shares of Parent Common Stock, (ii) subdivision or reclassification of outstanding shares of Parent Common Stock into a greater number of shares or (iii) combination or reclassification of outstanding shares of Parent Common Stock into a smaller number of shares.
“Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.
“Certificate of Merger” has the meaning set forth in the preamble hereto.
“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any Subsidiary (direct or indirect) of Parent), or (b) a merger or consolidation involving Parent in which the stockholders of Parent immediately prior to such transaction own less than 50% of Parent’s (or the applicable acquiring, resulting or surviving entity’s) voting power immediately after the transaction.
“Closing” means the closing at which the consummation of the Merger will take place.
“Closing Date” means the date on which the Closing occurs.
“Closing Parent Common Stock Price” has the meaning set forth in Section 2.3(a).
“Company” has the meaning set forth in the preamble hereto.
“Company Common Stock” has the meaning set forth in the preamble hereto.
“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub on the date of the Merger Agreement.
“Company RSUs” means awards of restricted stock units covering shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise.
“Company Share Price PSUs” means awards of performance restricted stock units covering shares of Company Common Stock that vest based on the achievement of specified share price performance conditions and service-based vesting conditions, whether granted pursuant to any of the Company Stock Plans or otherwise.
“Company Stock Plan” means the Company’s Amended and Restated Omnibus Incentive Plan, as amended from time to time, and each other Employee Plan that provides for or has provided for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock.
“Common Stock Warrants” means, collectively, the Public Warrants and the Private Placement Warrants.
“CVRs” means the rights of Holders hereunder (initially granted to Initial Holders as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive contingent payments in the form of Parent Common Stock on the terms and subject to the conditions of this Agreement and the Merger Agreement.

“CVR Register” has the meaning set forth in Section 2.2(b).
“Dissenting Company Shares” means each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such Company Common Stock who has not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who has (or for which the “beneficial owner” (as defined, for purposes of this Section 2.7, in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (or, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the General Corporation Law of the State of Delaware with respect to any such Company Common Stock held by any such holder or beneficial owner.
“DTC” means the Depository Trust Company or any successor thereto.
“Effective Time” has the meaning set forth in the preamble hereto.
“Employee Plan” means any (a) “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), whether or not such plan is subject to the Employee Retirement Income Security Act of 1974 or (b) other compensatory, health or welfare, or other benefit plan, program, policy, contract, arrangement or agreement, in each case, that is sponsored, maintained, contributed to (or required to be contributed to) by the Company or any of its Subsidiaries, including for the benefit of any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries or otherwise under or with respect to which the Company or any of its Subsidiaries have any current or potential liability or obligation.
“Final Determination” means with respect to (a) U.S. federal income Taxes, a “determination” as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and (b) Taxes other than U.S. federal income Taxes, any final determination of liability in respect of a Tax that, under applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).
“Frozen Shares” means each share of Company Common Stock with respect to which a no transfer order has been placed with the Company’s transfer agent as of the date hereof that remains in place immediately prior to the Effective Time.
“Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory (including applicable stock exchanges) or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body (public or private), in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
“Holder” means a Person in whose name a CVR is registered on the CVR Register as of the applicable date and time of determination.
“In-the-Money Company Option” means any option award to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise (whether vested or unvested), with an exercise price per share that is less than the closing price, rounded down to the nearest whole cent, of a share of Company Common Stock on the last trading day prior to the Closing Date, as reported by Bloomberg L.P. (or, if not reported therein, then in another authoritative source selected by Parent, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed).
“Initial Holder” has the meaning set forth in the preamble hereto.
“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, act, writ, injunction, decree, order, judgment, rule, regulation, ruling, award or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Measurement Start Date” means the date of the Merger Agreement.
“Merger” has the meaning set forth in the preamble hereto.

“Merger Agreement” has the meaning set forth in the preamble hereto.
“Merger Sub” has the meaning set forth in the preamble hereto.
“Milestone” means the earlier of (a) the first date that the Average VWAP of Parent Common Stock for any thirty (30) consecutive Trading Days beginning on the Measurement Start Date is equal to or greater than the Target Price and (b) immediately prior to the occurrence of a Change of Control; provided that if the Milestone is satisfied following the Measurement Start Date and prior to the date of this Agreement, then for all purposes hereof the Milestone will be deemed to have been satisfied on the date of this Agreement.
“Milestone Expiration” means 12:01 a.m., Eastern Time, on [•], 20271.
“Milestone Notice” has the meaning set forth in Section 2.3(a).
“Milestone Payment” means, if (a) the Milestone is achieved or occurs prior to both (i) the Milestone Expiration and (ii) the Termination, $23.00 in Parent Common Stock, without interest, per CVR, in the manner set forth in Section 2.3, and (b) if the Milestone is achieved or occurs at or after either (i) the Milestone Expiration or (ii) the Termination, $0 per CVR.
“Milestone Payment Amount” has the meaning set forth in Section 2.3(a).
“Milestone Payment Date” has the meaning set forth in Section 2.3(a).
“Nasdaq” means the Nasdaq Stock Market LLC.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Owned Company Shares” means each share of Company Common Stock that is (a) held by the Company as treasury stock or (b) owned by Parent, in each case, as of immediately prior to the Effective Time that will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
“Parent” has the meaning set forth in the preamble hereto.
“Parent Common Stock” means the shares of common stock, par value $0.01 per share, of Parent.
“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
“Private Placement Warrant” means, prior to the Effective Time, a warrant to purchase shares of Company Common Stock issued pursuant to the Private Placement Warrants Purchase Agreement (as described in the Warrant Agreement).
“Public Warrant” means, prior to the Effective Time, a warrant to purchase shares of Company Common Stock issued under the Warrant Agreement (other than a Private Placement Warrant).
“Registration Statement” has the meaning set forth in Section 4.4.
“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent, if any, is appointed pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Rights Shares” has the meaning set forth in Section 2.3(a).
“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.
“Target Price” means $37.50.
[1]	To be two years after the closing date of the Merger.

“Termination” has the meaning set forth in Section 6.8.
“Trading Day” means a day on which trading in Parent Common Stock (or other security for which a closing sale price must be determined) generally occurs on the principal U.S. national securities exchange on which Parent Common Stock (or such other security) is then listed or, if Parent Common Stock is (or such other security is) not then listed on a U.S. national securities exchange, on the principal other market on which Parent Common Stock is (or such other security is) then traded; provided that, if Parent Common Stock is (or such other security is) not so listed or traded, “Trading Day” means a Business Day.
“Transactions” means the Merger and the other transactions contemplated by the Merger Agreement.
“Vested Company RSUs” means a Company RSU that is unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof or as otherwise permitted by the Merger Agreement or the Company Disclosure Letter, in each case as a result of the consummation of the Transactions.
“VWAP” per share of Parent Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[  ]8 <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Parent Common Stock on such Trading Day as determined, using a volume-weighted average method by an investment banking firm of nationally recognized standing (not affiliated with Parent) retained by Parent for such purpose. “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Warrant Agreement” means the Warrant Agreement, dated June 25, 2020, by and between the Company (formerly Fusion Acquisition Corp.) and Continental Stock Transfer & Trust Company.
Section 1.2 Rules of Construction. When reference is made in this Agreement to an Article, Section or Exhibit, such reference will refer to Articles and Sections of, and Exhibits to, this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1 CVRs. Each CVR represents the contractual right of a Holder (granted to each Initial Holder as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive the Milestone Payment pursuant to, and subject to the terms and conditions of, this Agreement.
Section 2.2 No Certificate; Registration; Registration of Transfer; Change of Address.
(a) The CVRs will not be evidenced by a certificate or other instrument.
(b) Subject to the receipt by the Rights Agent of the information and instructions described in Section 4.1, the Rights Agent will create and maintain a register (the “CVR Register”) for the registration of the initial issuance and the registration of the transfer of the CVRs. Upon the initial issuance of the CVRs, the Rights Agent shall issue and register the CVRs in the names of the respective Holders thereof in such denominations and otherwise in accordance with written instructions delivered to the Rights Agent by Parent. The CVR Register shall set forth the applicable number of CVRs to which each such Holder is entitled pursuant to the Merger Agreement in (x) the name of Cede & Co. (as nominee of DTC) with respect to holders of Company Common Stock and holders of Common Stock Warrants that held such shares or warrants in book-entry form through DTC immediately prior to the Effective Time, and (y) the name of each Initial Holder with respect to holders of (A) shares of Company Common Stock and holders of Common Stock Warrants who held such shares or warrants in book-entry form through the Company’s transfer agent immediately prior to Effective Time, or (B) Company Share Price PSUs, Vested Company RSUs or In-the-Money Company Options (other than, in the case of the foregoing clauses (x) and (y)(A), those holders of Company Common Stock who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware). The CVR Register will be updated as necessary by the Rights Agent to reflect the addition and removal of Holders upon the written receipt of such information by the Rights Agent in accordance with this Agreement.
(c) Every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, including but not limited to a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program (a “Signature Guarantee”), duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such person’s status as the Holder’s survivor), and setting forth in reasonable detail the circumstances relating to the requested transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement, register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and the Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Body any transfer, stamp or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All CVRs duly transferred in accordance with this Agreement that are registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent or any Governmental Authority.
(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.
Section 2.3 Payment Procedures; Notices.
(a) If the Milestone is achieved or occurs prior to the earlier of (i) the Milestone Expiration and (ii) the Termination, then Parent shall deliver to the Rights Agent (x) on or prior to the date that is ten (10) Business Days following the achievement or occurrence of the Milestone, a written notice indicating that the Milestone has been achieved or occurred (the “Milestone Notice”) and an Officer’s Certificate certifying the date of such achievement or occurrence and that the Holders are entitled to receive the Milestone Payment, and (y) on or prior to the date that is ten (10) Business Days following the achievement or occurrence of the Milestone (such date of delivery, the “Milestone Payment Date”), for each Holder of CVRs on the CVR Register, the number of shares of Parent Common Stock (the “Rights Shares”) equal to (I) the product of (a) the Milestone Payment and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the Business Day immediately prior to the date of the Milestone Notice divided by (II) $30.48 (the “Closing Parent Common Stock Price”) (the

“Milestone Payment Amount”). The Milestone Payment shall only be due once, subject to the conditions set forth herein, if at all. No fractional Rights Shares will be issued hereunder. In lieu of any fractional shares that would otherwise be issuable, Parent shall round down to the nearest whole number the number of shares of Parent Common Stock to be issued to such Holder after aggregating all shares of Parent Common Stock to which such Holder would otherwise be entitled.
(b) The Rights Agent will promptly, and in any event within ten (10) Business Days after receipt of the Milestone Notice, send each Holder at its registered address a copy of the Milestone Notice. As soon as commercially practicable after the Milestone Payment Date, the Rights Agent shall deliver to each Holder of CVRs on the CVR Register, via a book-entry position, the number of Rights Shares due to such Holder as payment in full of the Milestone Payment Amount.
(c) Each Holder shall be solely responsible for paying all Taxes imposed with respect to the delivery of the CVRs and any Milestone Payment Amount. Parent will not be responsible for paying any such Taxes. Each Holder agrees that the Rights Agent shall be entitled to deduct and withhold from the Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under applicable Law. Prior to paying the Milestone Payment Amount to the Holders, the Rights Agent shall provide the opportunity for each Holder to provide IRS Forms W-9 or W-8, as applicable, or any other reasonably appropriate forms or information (including proof of payment of taxes) requested by the Rights Agent in order to avoid or reduce any applicable withholding amount. The Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts withheld in respect of Taxes to the appropriate Governmental Authority. To the extent any amounts are so deducted and withheld and properly remitted, such amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of whom such deduction and withholding was made.
(d) None of Parent, any of its Affiliates or the Rights Agent will be liable to any person in respect of the Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite efforts by the Rights Agent to deliver the Milestone Payment Amount to the applicable Holder, the Milestone Payment Amount has not been delivered prior to the two (2) year anniversary of the Milestone Payment Date (or immediately prior to such earlier date on which the Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Authority), the Milestone Payment Amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
(e) The Rights Agent shall be responsible for information reporting required under applicable Law with respect to the CVRs, including reporting the Milestone Payment hereunder to the extent required under applicable Law. Parent shall provide the Rights Agent with the Milestone Payment amount, and will use reasonable efforts to cooperate with the Rights Agent to provide any other information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.3(e).
Section 2.4 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.
(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.
(b) The CVRs will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective Affiliates or Subsidiaries.
(c) Neither Parent nor its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.
Section 2.5 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Parent and the Rights Agent. Nothing in this Agreement shall prohibit Parent or any of its Subsidiaries from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its or their sole discretion. Parent shall promptly notify the Rights Agent of any CVRs acquired by Parent or any of its Subsidiaries, and each such acquired CVRs acquired by Parent or any of its Subsidiaries shall be automatically deemed extinguished and no longer outstanding nor entitled to the Milestone Payment for purposes of this Agreement.

Section 2.6 Tax Treatment. The parties hereto agree to treat the CVRs for all U.S. federal and applicable state and local Tax purposes as (a) additional consideration for or in respect of the Company Common Stock or warrants issued pursuant to the Warrant Agreement, in each case, pursuant to the Merger Agreement, and (b) a “closed transaction” in which the fair market value of the CVRs as of the Closing, as determined by a third party valuation firm to be selected and retained by Parent and the Company in good faith prior to the Closing, is included in income in the taxable year of the Closing and, in each case, none of the parties hereto will take any position to the contrary on any Tax Return, any other filing with a Governmental Authority related to Taxes or for other Tax purposes except as otherwise required by a Final Determination. Parent and/or Rights Agent, as applicable, shall report imputed interest on the CVRs pursuant to Section 483 of the Code, to the extent required by applicable Law.
ARTICLE III
THE RIGHTS AGENT
Section 3.1 Certain Duties and Responsibilities. Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment. The Rights Agent will not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent such liability arises as a result of its willful misconduct, bad faith or gross negligence (in each case as determined by a final non-appealable judgment of court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, the Rights Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, will be limited to twice the amount of fees paid (but not including reimbursable expenses) in the twelve (12) months preceding the event for which recovery is sought in connection with this Agreement. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.
Section 3.2 The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Parent or the Company; provided that this Section 3.2 shall not affect the Rights Agent’s obligation to make payments in accordance with and subject to Section 2.3.
Section 3.3 Certain Rights of the Rights Agent.
(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(i) the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper party or parties;
(ii) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(iii) the Rights Agent may engage and consult with counsel of its selection and the advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in reliance thereon;

(iv) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(v) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(vi) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(vii) the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(viii) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss arising out of or in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, unless such loss has been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the Rights Agent’s willful misconduct, bad faith or gross negligence;
(ix) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement, as agreed upon in writing in a fee schedule by the Rights Agent and Parent on or prior to the date hereof, which shall include reimbursement from Parent, for all reasonable, documented and necessary out-of-pocket expenses and disbursements paid or incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance by the Rights Agent of its duties hereunder and (ii) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes));
(x) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;
(xi) in the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, provide written notice to Parent describing in detail the ambiguity or uncertainty it believes exists, and the Rights Agent shall seek clarification. Parent will respond to such request for clarification as promptly as reasonably practicable, and in any event within ten (10) Business Days. If such clarification is not provided within ten (10) Business Days, the Rights Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Parent or any Holder or any other Person for refraining from taking such action, unless and until the Rights Agent receives written instructions from Parent that reasonably eliminate such ambiguity or uncertainty;
(xii) the Rights Agent shall not be deemed to have knowledge of any event of which it was entitled to receive notice pursuant to the terms of this Agreement, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection with such event, in each case, unless and until such notice has been given in accordance with Section 6.1;
(xiii) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or, by or through its attorney or agents and the Rights

Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to Parent resulting from any such act, default, neglect or misconduct, absent willful misconduct, bad faith or gross negligence (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof;
(xiv) the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of the Merger Agreement, nor shall the Rights Agent be required to determine if any Person has complied with the Merger Agreement, nor shall any additional obligations of the Rights Agent be inferred from the terms of the Merger Agreement even though reference thereto may be made in this Agreement;
(xv) the Rights Agent shall act hereunder solely as agent for Parent and shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the CVRs;
(xvi) the recitals or statements of fact contained herein shall be taken as statements of Parent (other than the Rights Agent’s representations, warranties and statements under this Agreement), and the Rights Agent assumes no responsibility for their correctness nor shall it be required to verify the same (other than the Rights Agent’s representations, warranties and statements under this Agreement). The Rights Agent shall be under no responsibility for the validity or sufficiency of this Agreement with respect to any other party hereto or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of the CVRs, nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement or any CVR;
(xvii) the Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed; and
(xviii) unless otherwise specifically prohibited by the terms of this Agreement, the Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the securities of Parent or become pecuniarily interested in any transaction in which Parent may be interested, or contract with or lend money to Parent or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for Parent or for any other Person.
(b) The obligations of Parent and the rights of the Rights Agent under this Section 3.3, Section 3.1 and Section 3.2 shall survive the Milestone Expiration, the Termination and the resignation, replacement or removal of the Rights Agent.
Section 3.4 Resignation and Removal; Appointment of Successor.
(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least thirty (30) days prior to the date so specified and such resignation will become effective on the date so specified. Parent has the right to remove Rights Agent at any time by specifying a date when such removal will take effect and such removal will become effective on the date so specified. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least thirty (30) days prior to the date so specified.
(b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.4(a) or becomes incapable of acting, Parent will as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.5, become the successor Rights Agent.
(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing (or causing the Rights Agent to mail) written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.5, the successor Rights Agent will cause the notice to be mailed at the expense of Parent; provided that failure to give any notice provided for in this Section 3.4(c), shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be, in each case, in accordance with this Section 3.4.
(d) The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure without compensation or reimbursement by Parent or assume any additional liability in connection with the foregoing.
Section 3.5 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.4(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent and all references to the “Rights Agent” or “Computershare” herein shall be deemed to refer to such successor Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent, except such rights that survive its resignation or removal under the terms hereunder.
ARTICLE IV
COVENANTS
Section 4.1 List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to the shares of Company Common Stock, Common Stock Warrants, Company Share Price PSUs, Vested Company RSUs and In-the-Money Company Options), the names and addresses of the Initial Holders of CVRs within thirty (30) Business Days after the Effective Time.
Section 4.2 Payment of Milestone Payment Amount. If the Milestone has been achieved or occurs prior to the earlier of (x) the Milestone Expiration and (y) the Termination, Parent shall, (i) on or prior to the date that is ten (10) Business Days following the achievement or occurrence of the Milestone, deliver the Milestone Payment Amount to the Rights Agent and (ii) no later than two (2) Trading Days after the Milestone Payment Date, cause the Rights Agent to deliver to each Holder of CVRs on the CVR Register, via a book-entry position, the number of Rights Shares due to such Holder, in each case, in accordance with Section 2.3. If the Milestone has not been achieved or has not occurred prior to (a) the Milestone Expiration or (b) the Termination, then Parent will not be required to make any payment pursuant to this Agreement in respect of the Milestone.
Section 4.3 Reservation of Stock. Parent covenants that it will reserve from its authorized and unissued Parent Common Stock a sufficient number of shares to provide for the issuance of the Rights Shares. Parent further covenants that all shares that may be issued pursuant to the CVRs will be free from all taxes, liens and charges in respect of the issue thereof.
Section 4.4 Registration of CVRs. The CVRs and the Rights Shares have been registered under the Securities Act pursuant to a registration statement on Form S-4 (No. 333-284654) (the “Registration Statement”) declared effective under the Securities Act.
Section 4.5 Listing of CVRs. Parent shall use its commercially reasonable efforts to maintain a listing for trading on the Nasdaq for so long as any CVRs remain outstanding, to the extent the CVRs meet all of the exchange’s listing requirements.
Section 4.6 Additional Covenants. If the Milestone has not yet been achieved or has not occurred, in the event of any cash dividend on shares of Parent Common Stock (in excess of $0.125 per share of Parent Common Stock) per quarter paid after the date of the Merger Agreement or any change in the outstanding shares of capital stock or the capital structure of Parent by reason of any stock dividend, stock split or reverse stock split, exchange of shares, recapitalization or reclassification of its capital stock, or any similar change affecting Parent’s outstanding shares of capital stock or capital structure, or any merger, consolidation or other business combination involving Parent, in each case occurring after the date of the Merger Agreement, Parent and the Company shall make appropriate and equitable adjustments to, without duplication, the Target Price, the Closing Parent Common Stock Price, Parent Common Stock and the number of Rights Shares applicable to the Milestone and the Milestone Payment, as needed so that the economic interests of the Holders are not impacted by such event. Upon the occurrence of each adjustment or readjustment pursuant to this paragraph, Parent covenants to, at its expense, promptly compute such adjustment or readjustment in accordance with the terms hereof and (i) furnish to the Rights Agent a certificate setting forth any adjustments made and (ii) cause the Rights Agent to furnish to each Holder of a CVR a notice setting forth in reasonable detail the event requiring the adjustment and the amount of such adjustment. The Rights Agent shall have no obligation under any section of this Agreement to determine whether such an adjustment event has occurred or to calculate any of the adjustments set forth herein.
ARTICLE V
AMENDMENTS
Section 5.1 Amendments without Consent of Holders.
(a) Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, without the consent of any Holders, for any of the following purposes:
(i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;
(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Section 3.4 and Section 3.5;
(v) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders; or
(vi) if required, to reduce the number of CVRs in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4.
(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth the terms of such amendment.
Section 5.2 Amendments with Consent of Holders.
(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders; provided that no such amendment shall, without the consent of the Holder of each outstanding CVR affected thereby:
(i) modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the CVRs or (B) the time for payment and amount of the Milestone Payment, or otherwise extend the time for payment of the CVRs or reduce the amounts payable in respect of the CVRs or modify any other payment term or payment date;
(ii) reduce the number of CVRs, the consent of whose Holders is required for any such amendment; or
(iii) modify any of the provisions of this Section 5.2, except to increase the percentage of Holders from whom consent or approval is required or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each CVR affected thereby.
(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3 Execution of Amendments. As a condition precedent to executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent (which may include internal counsel) stating that the execution of such amendment is authorized or permitted by this Agreement. Notwithstanding anything to the contrary herein, the Rights Agent may, but is not obligated to, enter into any such amendment that materially and adversely affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and Parent.
Section 5.4 Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION
Section 6.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, when sent by electronic mail, overnight courier, or registered or certified mail (postage prepaid, return receipt requested), as follows:

If to the Rights Agent, to it at:

Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention:	Legal Department
Email:	CADTCWTSCONV@COMPUTERSHARE.COM

If to Parent, to it at:

Gen Digital Inc.
60 E. Rio Salado Parkway
Suite 1000
Tempe, Arizona 85281
Attn:	General Counsel
Email:	legal.department@gendigital.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Edward J. Lee, P.C.
Sophia Hudson, P.C.
Email:	edward.lee@kirkland.com;
sophia.hudson@kirkland.com

Any party may specify a different address by giving notice in accordance with this Section 6.1.
Section 6.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register (or otherwise transmitted in accordance with DTC procedures), not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
Section 6.3 Successors and Assigns.
(a) Parent may assign any or all of its rights, interests and obligations hereunder in its sole discretion and without the consent of any other party, (a) to any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent that is a U.S. person for U.S. federal income tax purposes, and (b) otherwise with the prior written consent of the Acting Holders, to any other Person (any permitted assignee under clause (a) or (b), an “Assignee”), in each case provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (a) above in this Section 6.3, each of

Parent (and the other assignor) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent hereunder with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee. Except for Parent’s obligation, subject to the terms and conditions herein, to make the Milestone Payment upon the occurrence of a Change of Control, this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or any spin-off or split-off. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent.
(b) The Rights Agent may not assign this Agreement without Parent’s written consent other than as permitted by this Section 6.3(b). Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3(b) shall be void and of no effect. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.4(b). The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 6.3(b).
Section 6.4 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, and the Holders who, in the case of the Holders, are express third party beneficiaries of Parent’s obligations hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Except for the rights and immunities of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights (provided that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 4.2 solely to the extent such payment amount has been finally determined in accordance with this Agreement and has not been paid within the period contemplated by this Agreement). Holders acting pursuant to this provision on behalf of all Holders shall have no liability to the other Holders for such actions.
Section 6.5 Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(C).
Section 6.6 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule, law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the fullest extent possible; provided that if such excluded provision shall materially affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Parent.
Section 6.7 Counterparts. This Agreement may be executed and delivered (including by executed signatures in electronic format (including “pdf”) and other electronic signatures (including DocuSign and AdobeSign), which shall have the same authority, effect, and enforceability as an original signature, in each case transmitted by email) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.
Section 6.8 Termination. This Agreement will automatically and without any further action of any Party, terminate and be of no force or effect, and the parties hereto will have no liability or obligations hereunder upon the earliest to occur of (such time, the “Termination”) (a) if the Milestone is achieved or occurs before the Milestone Expiration, 12:01 a.m., Eastern Time, on the day immediately following the date that the Milestone Payment has been paid pursuant to Section 4.2 and (b) 12:01 a.m., Eastern Time, on the day after the date of the Milestone Expiration if the Milestone was not achieved and did not occur prior to the Milestone Expiration. Notwithstanding the foregoing, Sections 3.1, 3.2, 3.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.12 and this Section 6.8 shall survive the termination of this Agreement.
Section 6.9 Entire Agreement. As among the Holders and Parent, this Agreement and the Merger Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of the parties hereto and thereto with reference to the transactions and matters contemplated hereby and thereby and supersede all prior agreements, written or oral, among the parties with respect hereto and thereto. As it relates to the Rights Agent, this Agreement constitutes the entire agreement and supersedes all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof.
Section 6.10 Further Assurances. Subject to the provisions of this Agreement, Parent and the Rights Agent shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent or Parent, as applicable, for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
Section 6.11 Force Majeure. Notwithstanding anything to the contrary contained herein, none of the Rights Agent, Parent or any of its Subsidiaries will be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor disputes, strikes, shortages, war or civil unrest, it being understood that such parties shall use commercially reasonable efforts to resume performance as soon as reasonably practicable under the circumstances.

Section 6.12 Legal Holiday. In the event that the Milestone Payment Date shall not be a Trading Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Trading Day with the same force and effect as if made on the Milestone Payment Date.
Section 6.13 Confidentiality. The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by a valid order of a Governmental Authority of competent jurisdiction or is otherwise required by law or regulation.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

GEN DIGITAL INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY, N.A., and COMPUTERSHARE INC., on behalf of both parties

By:
Name:
Title:

Annex C
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of December [•], 2024, is entered into by and among each of the undersigned stockholders (collectively, the “Stockholders” and each, a “Stockholder”) of MoneyLion Inc., a Delaware corporation (the “Company”), and Gen Digital Inc., a Delaware corporation (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Maverick Group Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, upon the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof (as may be adjusted pursuant to Section 9, collectively, the “Owned Shares” and, together with any additional shares of Company Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date and not Transferred pursuant to a Permitted Transfer (as defined below), as may be adjusted pursuant to Section 9, the “Covered Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders and Parent hereby agree as follows:
1.  Agreement to Vote the Covered Shares; Proxy.
1.1  Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, in each case, no later than five Business Days prior to the applicable Company Stockholder Meeting, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Covered Shares as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) (Adjournment of Company Stockholder Meeting) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal or any other proposal made in opposition to or in competition with, or which by its terms is inconsistent with, the Merger Agreement or the transactions contemplated thereby, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the

Merger Agreement) and (iv) any other action, agreement or proposal which to the knowledge of such Stockholder would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1), so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum at each such meeting. For the avoidance of doubt, except with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in its sole discretion.
1.2  Proxy. In the event, but only in the event, that any Stockholder fails to comply with any of its obligations set forth in Section 1.1 by the date that is five Business Days prior to the applicable Company Stockholder Meeting, then in such event such Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Bryan S. Ko and Whitney Clark, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that such Stockholder shall at all times retain the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters in accordance with Section 1.1. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate or waive its rights to enforce this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder.
2.  Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, and (c) any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and that reduces the Merger Consideration or changes the form of consideration being offered to Company Stockholders under the Merger Agreement, or imposes any non-immaterial conditions, requirements or restrictions on any Stockholder’s right to receive the Merger Consideration payable to such Stockholder with respect to shares of Company Common Stock owned by such Stockholder pursuant to the Merger Agreement (the earliest such date set forth in clauses (a) through (c), the “Termination Date”); provided, that the provisions set forth in Sections 13 through 25 hereof shall survive the termination of this Agreement; provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at Law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination.
3.  Certain Covenants.
3.1  Acquisition Proposals. From the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that such Stockholder shall not, and shall cause its controlled Affiliates and its and their directors, officers, employees not to, and shall instruct and use its reasonable best efforts to cause its and its controlled Affiliates’ other Representatives (in each case, in their capacities as representatives of the Stockholder) not to, directly or indirectly (i) (1) solicit, initiate, propose, knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iii) participate or engage in or continue discussions or negotiations with any Person relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that would reasonably be expected to lead to an Acquisition Proposal) (in each case, other than informing such Persons of the existence of the provisions contained in this Section 3.1 and contacting the Person who has made any Acquisition Proposal solely in order to clarify the terms of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes or would be reasonably expected to lead to a Superior Proposal); (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction. Immediately upon the execution of this Agreement, each Stockholder will cease and shall cause each of its controlled Affiliates and each of its and its controlled Affiliates’ directors, officers and employees to, and shall instruct and use its reasonable best efforts to cause its and its controlled Affiliates’ other Representatives to immediately cease and cause to be terminated any discussions, communications or negotiations with any Person (other than the parties hereto and their respective Representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal). Notwithstanding anything in this Section 3.1 to the contrary, each Stockholder may, at the Company’s request and with substantially concurrent notice to Parent (which notice shall include the identity of the Person who has made the applicable Acquisition Proposal), engage in discussions with any Person who has made an Acquisition Proposal with respect to which the Company Board is engaging in negotiations or discussions pursuant to and in compliance with Section 5.3 of the Merger Agreement, solely for the purpose of entering into a voting agreement with such Person on substantially similar terms to the terms hereof.
3.2  Transfers. Beginning on the date hereof until the earlier of (x) receipt of the Company Stockholder Approval and (y) the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) create or permit to exist any liens, other than as may be applicable under the Securities Act or other applicable securities Laws, on all or any portion of the Covered Shares, (iii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of Law), (iv) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (v) take any action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (vi) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, any Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, (A) to such Stockholder’s controlled Affiliates, (B) to any Person by will or the laws of descent and distribution, (C) to any spouse, lineal descendants, siblings or parents of such Stockholder by gift which is made to achieve the estate planning objectives of such Stockholder, (D) to any trust or similar entity or any corporation, limited liability company or partnership (1) substantially all of the economic interests of which are held by or for the benefit of such Stockholder or its spouse, lineal descendants, siblings or parents and (2) which is organized to achieve the estate planning objectives of such Stockholder, (E) under any existing stock sale plan adopted in accordance with Rule 10b5-1(c) (Rule 10b5-1) under the Securities Exchange Act of 1934 for the sale of shares of Company Common Stock (a “10b5-1 Plan”), (F) to any charitable organization that is tax exempt under Section 501(c)(3) of the Code and (G) to satisfy any Tax liability incurred by such Stockholder in respect of vesting, exercise or settlement of Company Equity Awards held by Stockholder (any Transfer pursuant to any of clauses (A) through (G) in accordance with the following proviso, a “Permitted Transfer”); provided, that, prior to and as a condition to the effectiveness of any such Transfer pursuant to the foregoing clause (A) through (D) or (F), each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such transferee shall be bound by all of the terms and provisions hereof in which case such transferee shall be deemed a Stockholder hereunder. If any involuntary Transfer of any of the Covered Shares shall occur (including, but not limited to, a sale in any bankruptcy, a sale to a purchaser at any creditor’s or court sale or upon the death of such

Stockholder pursuant to the terms of any trust or will of such Stockholder or by the applicable Laws of intestate succession), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
3.3  Disclosure. Except as required by applicable Law (including, subject to the last sentence of this Section 3.3, in a Schedule 13D Filing which may include this Agreement as an exhibit thereto), the Stockholders (each in its capacity as a stockholder of the Company) shall not, and shall direct their respective Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Each Stockholder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. Each Stockholder agrees to promptly give Parent or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent or the Company, as applicable, of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. The Stockholders and their Affiliates shall (i) provide the Company, Parent and their respective Representatives a reasonable opportunity to review drafts of any disclosure statement on Schedule 13D (or any amendments or supplements thereto, as applicable) (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13D Filings”) prior to filing any Schedule 13D Filing with the SEC relating (in whole or in part) to the Merger Agreement, this Agreement and/or the transactions contemplated hereby and thereby and (ii) consider in good faith all comments thereto reasonably proposed by the Company, Parent or their respective Representatives.
4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:
4.1  Due Authority. Such Stockholder, if not a natural Person, is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Stockholder (x) if a natural Person, as the legal capacity to, and (y) if not a natural Person, has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to, execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of, or, if such Stockholder is not a natural Person, vote of holders of any equity securities of, such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
4.2  No Conflict. The execution and delivery of, compliance with and performance of this Agreement by such Stockholder do not and will not (i) if such Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law or Order, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.
4.3  Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.
4.4  Ownership of the Owned Shares; Voting Power.
(a) (i) such Stockholder is the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities Laws, (ii) except for Company Equity Awards, such Stockholder does not own, of record, beneficially, synthetically or constructively, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares, and (iii) such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, other than any 10b5-1 Plan, such Stockholder has not entered into any agreement to Transfer any Owned Shares and no Person has a right to acquire, directly or indirectly, any of the Owned Shares held by such Stockholder.
(b) Other than as provided in this Agreement, such Stockholder has full voting power with respect to all of the Owned Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares. None of the Owned Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Owned Shares, except as provided hereunder.
4.5  Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, investigation, arbitration or inquiry pending against, or, to the knowledge of the Stockholder, threatened in writing against, and there is no Order imposed upon, the Stockholder or any of the Stockholder’s Owned Shares except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Stockholder to perform its obligations under this Agreement in any material respect.
4.6  Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:
5.1  Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
6. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of its Subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its Subsidiaries, including the exercise of fiduciary duties to the Company or the Company Stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.
7. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 8 and Section 23, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.
8. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. Each Stockholder agrees not to (and shall cause its Affiliates and its and their Representatives not to) commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Legal Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby.
9. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
10. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
11. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to a Stockholder, to the address set forth on such Stockholder’s signature page hereto; and

if to Parent to:

Gen Digital Inc.
60 E. Rio Salado Parkway
Suite 1000
Tempe, Arizona 85281
Attn:	General Counsel
Email:	legal.department@gendigital.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

Attn:	Edward J. Lee, P.C.
Carlo Zenkner, P.C.
Dan Li
Email:	edward.lee@kirkland.com
carlo.zenkner@kirkland.com
dan.li@kirkland.com

12. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Unless the context otherwise requires, “neither,” “nor,” “any,” “either,” and “or” are not exclusive. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by Law or regulation to be held by a director or nominee).
13. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
14. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the parties hereto acknowledge and agree that the Company is an express third party beneficiary of this Agreement solely for the purposes set forth in Section 3.3 and Section 20.
15. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of Laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11 or in such other manner as may be permitted by applicable Law, but nothing in this Section 15 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY

CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
16. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
17. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.
18. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
19. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
20. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance; provided that any amendment to Section 3.3 or this proviso shall require the prior written consent of the Company. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
21. No Presumption Against Drafting Party; Reliance. Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholders’ execution, delivery and performance of this Agreement.
22. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
23. Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.
24. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

[STOCKHOLDER]

By:
Name:
Title:

Address for Notices:

[Address Line 1]
[Address Line 2]
[Address Line 3]
Attn: [•]
Email: [•]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

[PARENT]

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares

Annex D

December 9, 2024
The Board of Directors
MoneyLion Inc.
249 West 17th Street, 4th Floor
New York, NY 10011
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to common stockholders of MoneyLion Inc. (“MoneyLion”) of the Merger Consideration (as defined below) to be received by such stockholders in the proposed acquisition of MoneyLion by Gen Digital Inc. (“Gen Digital”), through the proposed merger of Maverick Group Holdings, Inc. (“Merger Sub”), a newly-formed wholly-owned subsidiary of Gen Digital, with and into MoneyLion (the “Merger”), pursuant to the Agreement and Plan of Merger (the “Agreement”), to be entered into by and among Gen Digital, Merger Sub and MoneyLion. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Gen Digital, Merger Sub, MoneyLion or the holder of any of the securities of the foregoing, each share of Class A Common Stock, par value $0.0001 per share, of MoneyLion (“MoneyLion Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, Frozen Shares and Dissenting Company Shares (each as defined in the Agreement)) shall be converted into the right to receive (i) cash in an amount equal to $82.00 (“Cash Consideration”) and (ii) one contingent value right issued by Gen Digital (a “CVR” and, together with the Cash Consideration, the “Merger Consideration”). Subject to and in accordance with a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into by and among Gen Digital, Computershare Inc. and Computershare Trust Company, N.A., each CVR will represent the contractual right of the CVR holder to receive the number of shares of common stock, par value $0.01 per share, of Gen Digital (“Gen Digital Common Stock”) equal to $23.00 divided by $30.48 if, prior to two years after the closing date of the Merger, (x) the Average VWAP (as defined in the CVR Agreement) of Gen Digital Common Stock for the prior thirty (30) consecutive trading days is equal to or greater than $37.50 or (y) a Change of Control (as defined in the CVR Agreement) occurs. The terms and conditions of the Merger are more fully set forth in the Agreement.
KBW has acted as financial advisor to MoneyLion and not as an advisor to or agent of any other person. As part of our investment banking business, we are regularly engaged in the valuation of securities of financial technology companies in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of our and their broker-dealer businesses, we and our affiliates may from time to time purchase securities from, and sell securities to, MoneyLion, Gen Digital and their respective affiliates. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of MoneyLion and Gen Digital. KBW currently acts as broker for MoneyLion’s share repurchase program. We have acted exclusively for the board of directors of MoneyLion (the “Board”) in rendering this opinion and will receive a fee from MoneyLion for our services. A portion of our fee is payable concurrently with the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, MoneyLion has agreed to indemnify us for certain liabilities arising out of our engagement.
In addition to this present engagement, in the past two years KBW has provided investment banking and financial advisory services to MoneyLion and received compensation for such services. KBW acted as a financial advisor to MoneyLion in connection with a loan facility obtained by MoneyLion which closed in November 2024. In the past two years, KBW has not provided investment banking or financial advisory services to Gen Digital. We may in the future provide investment banking and financial advisory services to MoneyLion or Gen Digital and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of MoneyLion and Gen Digital and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated December 9, 2024 and a draft of the CVR Agreement dated December 9, 2024 (the most recent drafts made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2023 of MoneyLion; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 of MoneyLion; (iv) the audited financial statements and the Annual Reports on Form 10-K for the fiscal year ended March 29, 2024 of Gen Digital; (v) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 28, 2024 and September 27, 2024 of Gen Digital; (vi) certain other interim reports and other communications of MoneyLion to its stockholders; and (vii) other financial information concerning the business and operations of MoneyLion furnished to us by MoneyLion or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of MoneyLion; (ii) the assets and liabilities of MoneyLion; (iii) a comparison of certain financial and stock market information for MoneyLion and Gen Digital with similar information for certain other companies the securities of which are publicly traded; and (iv) financial and operating forecasts and projections of MoneyLion that were prepared by MoneyLion management, provided to and discussed with us by such management and used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the financial technology industry generally. We have also participated in discussions that were held with the management of MoneyLion regarding the past and current business operations, regulatory relations, financial condition and future prospects of MoneyLion and such other matters as we have deemed relevant to our inquiry. In connection with our opinion, we have performed and relied upon a Monte Carlo simulation model-based analysis of the CVR forming part of the Merger Consideration, without giving effect to any potential discount at which the CVR may trade in the future and assuming, at the direction of MoneyLion management, that the closing of the Merger will occur on March 31, 2025. We have not performed any discounted cash flow analysis of Gen Digital to estimate the value of Gen Digital Common Stock.
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of MoneyLion as to the reasonableness and achievability of the financial and operating forecasts and projections of MoneyLion referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management.
It is understood that the forecasts and projections provided to us and used and relied upon by us were not prepared with the expectation of public disclosure and that such information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates and the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have assumed, based on discussions with MoneyLion management and with the consent of the Board, that the forecasts and projections of MoneyLion that were prepared and provided to us by MoneyLion management provide a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of MoneyLion or Gen Digital since the date of the last financial statements that were made available to us. We are not experts in the independent verification of the adequacy of allowances for credit losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for MoneyLion are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of

MoneyLion or Gen Digital, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of MoneyLion or Gen Digital under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions will be completed substantially in accordance with the terms set forth in the Agreement and the CVR Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the drafts reviewed by us referred to above) with no adjustments to the Merger Consideration and with no other payments in respect of MoneyLion Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement, the CVR Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement, the CVR Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the Merger, MoneyLion or Gen Digital. We have assumed that the Merger will be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. We have further been advised by MoneyLion that MoneyLion has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to MoneyLion, Gen Digital, Merger Sub, the Merger and any related transaction, the Agreement and the CVR Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to be received by holders of MoneyLion Common Stock (other than Owned Company Shares, Frozen Shares and Dissenting Company Shares) in the Merger to such holders. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction, including without limitation, the form or structure of the Merger (including the form of Merger Consideration, the allocation thereof between the Cash Consideration and the CVR or the terms of the CVR) or any such related transaction, the treatment in the Merger of Frozen Shares, any consequences of the Merger or any such related transaction to MoneyLion, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates and the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of MoneyLion to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by MoneyLion or the Board, (iii) the fairness of the amount or nature of the compensation to any of MoneyLion’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of MoneyLion Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of MoneyLion (other than holders of MoneyLion Common Stock that will be entitled to receive the Merger Consideration (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Agreement, (v) whether Gen Digital will have sufficient cash, available lines of credit or other sources of funds to enable the aggregate Cash Consideration to be paid to the holders of MoneyLion Common Stock at the closing of the Merger, (vi) the actual value of the CVRs to be issued in connection with the Merger or the actual value of Gen Digital Common Stock if and when issued to holders of the CVRs, (vii) the prices, trading range or volume at which MoneyLion Common Stock or Gen Digital Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which the CVRs or Gen Digital Common Stock will trade following the consummation of the Merger (including whether the milestone for triggering the issuance of Gen Digital Common Stock to holders of the CVRs will actually be achieved), (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to MoneyLion or its stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of MoneyLion Common Stock or any stockholder of any other entity as to how to vote or act in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, shareholders’, or affiliates’ or similar agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of MoneyLion Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.

Annex E
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)
Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)(d) of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.	Indemnification of Directors and Officers
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
As permitted by Sections 102(b)(7) and 145 of the DGCL, Gen Digital’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to Gen Digital or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL, regarding unlawful dividends and stock purchases; and
•	for any transaction from which the director derived an improper personal benefit.
Article 7 of Gen Digital’s certificate of incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).
As permitted by the DGCL, Gen Digital’s bylaws provide that:
•	Gen Digital is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;
•
Gen Digital is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Gen Digital’s bylaws are not exclusive.
Gen Digital has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Gen Digital’s certificate of incorporation and bylaws and to provide additional procedural protections.
The Registrant maintains directors’ and officers’ liability insurance that includes coverage for public securities matters, subject to the policy terms and conditions.
These indemnification provisions and the indemnification agreements entered into between Gen Digital and each of its directors and executive officers may be sufficiently broad to permit indemnification of Gen Digital’s directors and executive officers for liabilities arising under the Securities Act.
See also the undertakings set out in response to Item 22 hereof.
In addition, Gen Digital has entered into various merger agreements and registration rights agreements in connection with its acquisitions of and mergers with various companies and its financing activities under which the parties to those agreements have agreed to indemnify Gen Digital and its directors, officers, employees and controlling persons against specified liabilities.

Item 21.	Exhibits and Financial Statement Schedules
EXHIBIT INDEX

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of December 10, 2024, among Gen Digital Inc., Maverick Group Holdings, Inc. and MoneyLion Inc. (included as Annex A to the proxy statement/prospectus which is part of this registration statement and incorporated by reference herein) (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Gen Digital agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request).

3.1*	Amended and Restated Certificate of Incorporation of Gen Digital Inc. (incorporated herein by reference to Exhibit 3.01 to the Annual Report on Form 10-K for the fiscal year ended March 29, 2024).

3.2*	Bylaws of Gen Digital Inc., as amended and restated as of October 8, 2024 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K dated October 8, 2024).

5.1	Opinion of Kirkland & Ellis LLP regarding the legality of the securities being issued.

10.1
Form of Contingent Value Rights Agreement, between Gen Digital Inc. and the Trustee (as defined therein) (included as Annex B to the proxy statement/prospectus, which is part of this registration statement and incorporated by reference herein).

10.2*
Form of Voting Agreement, by and among Gen Digital Inc. and certain stockholders of MoneyLion (included as Annex C to the proxy statement/prospectus, which is part of this registration statement and incorporated by reference herein).

21.1*	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K for the fiscal year ended March 29, 2024).

23.1	Consent of Kirkland & Ellis LLP (included as part of its opinion filed as Exhibit 5.1).

23.2*	Consent of KPMG LLP Independent Registered Public Accounting Firm of Gen Digital Inc.

23.3	Consent of RSM US LLP Independent Registered Public Accounting Firm of MoneyLion Inc.

24.1*	Powers of Attorney (included on signature page of initial filing of the proxy statement/prospectus).

99.1	Form of Proxy Card of MoneyLion Inc.

99.2*	Consent of Keefe, Bruyette & Woods, Inc.

107*	Filing Fee Table.

*	Previously filed.

Item 22.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
1.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
2.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

3.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
(i) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(ii) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (i) above immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 3, 2025.

GEN DIGITAL INC.

By:	/s/ Vincent Pilette
Vincent Pilette
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent Pilette	Chief Executive Officer, President and Director (Principal Executive Officer)	March 3, 2025
Vincent Pilette

*	Chief Financial Officer	March 3, 2025
Natalie Derse

*	Lead Independent Director	March 3, 2025
Frank E. Dangeard

*	Director	March 3, 2025
Ondrej Vicek

*	Director	March 3, 2025
Sue Barsamian

*	Director	March 3, 2025
Pavel Baudis

*	Director	March 3, 2025
Eric K. Brandt

*	Director	March 3, 2025
Nora Denzel

*	Director	March 3, 2025
Peter A. Feld

*	Director	March 3, 2025
Emily Heath

*	Director	March 3, 2025
Sherrese M. Smith

*By:	/s/ Vincent Pilette
Name: Vincent Pilette
Title: Attorney-in-Fact